Exhibit 4

Documento di Economia e Finanza

2023
Ministero dell’Economia e delle Finanze	Sezione III Programma Nazionale di Riforma

Documento di Economia e Finanza

2023

Sezione III Programma Nazionale di Riforma

Presentato dal Presidente del Consiglio dei Ministri

Giorgia Meloni

e dal Ministro dell'Economia e delle Finanze

Giancarlo Giorgetti

Ministero dell’Economia e delle Finanze	Deliberato dal Consiglio dei Ministri l’11 aprile 2023

PREMESSA
Il Documento di Economia e Finanza (DEF) vede la luce in un quadro economico che resta incerto e non privo di rischi. Negli ultimi tempi la morsa della pandemia e del caro energia si è allentata, ma la guerra in Ucraina non conosce tregua, le tensioni geopolitiche restano elevate e il rialzo dei tassi di interesse e il drenaggio di liquidità operato dalle banche centrali hanno fatto affiorare sacche di crisi nel sistema bancario internazionale.
Malgrado una situazione così incerta, l’economia italiana continua tuttavia a mostrare notevole resilienza e vitalità. Nel 2022 il PIL è cresciuto del 3,7 per cento e gli investimenti fissi lordi sono aumentati del 9,4 per cento in termini reali, salendo al 21,8 per cento del PIL, un livello che non si registrava da oltre venti anni. Sebbene la crescita congiunturale del PIL sia rallentata nella seconda metà dell’anno scorso, con una lieve contrazione nel quarto trimestre, i più recenti indicatori suggeriscono che già nei primi tre mesi dell’anno sia ripresa la crescita economica. Le indagini presso le imprese, inoltre, segnalano un miglioramento delle attese su ordinativi e produzione e un incremento degli investimenti rispetto allo scorso anno.
Anche per quanto riguarda la finanza pubblica, il 2022 è stato positivo in termini di andamento del fabbisogno del settore pubblico, sceso al 3,3 per cento del PIL, e del debito lordo della PA, che si è ridotto arrivando al 144,4 per cento del PIL dal 149,9 per cento di fine 2021. Dei risultati assai rimarchevoli se si tengono in considerazione i ripetuti interventi di politica fiscale adottati per sostenere le famiglie e le imprese esposte, in particolare, al caro energia, che secondo le valutazioni più aggiornate sono stati pari al 2,8 per cento del PIL in termini lordi.
La recente riclassificazione dei crediti fiscali legati ai bonus edilizi da parte di ISTAT, in accordo con Eurostat, ha comportato il passaggio dal criterio di cassa a quello di competenza, determinando un notevole peggioramento dell’indebitamento netto (deficit) del 2022, il quale si è attestato all’8,0 per cento del PIL anziché a un valore prossimo all’obiettivo programmatico del 5,6 per cento. Per effetto di tale cambiamento contabile e delle recenti modifiche alla disciplina dei bonus edilizi, l’andamento del deficit della PA tenderà peraltro a migliorare nei prossimi anni.
I crediti fiscali detenuti dal settore privato inizieranno ad avere un impatto significativo sul fabbisogno di cassa e renderanno comunque più complesso, quantomeno fino al 2026, il proseguimento della rapida riduzione del rapporto debito/PIL che ha caratterizzato gli ultimi due anni. Alla luce di tale quadro, la politica di bilancio è chiamata ad assicurare la piena sostenibilità della finanza pubblica, pur restando pronta a rispondere a nuove emergenze che dovessero manifestarsi.

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Date queste premesse, il primo obiettivo del Governo è superare gradualmente alcune delle misure straordinarie di politica fiscale attuate negli ultimi tre anni, e individuare nuovi interventi sia per il sostegno ai soggetti più vulnerabili che per il rilancio dell’economia.
La scelta, operata con la legge di bilancio per il 2023, di porre termine ad alcune misure emergenziali quali i tagli delle accise sui carburanti, mantenendo al contempo un elevato grado di supporto alle famiglie e alle imprese per contrastare il caro energia per tutto il primo trimestre, si è rivelata vincente. Il costo delle misure di contrasto al caro energia, in particolare, a favore delle imprese è risultato inferiore alle stime della legge di bilancio per circa cinque miliardi.
Tali risorse hanno consentito di finanziare nuove misure a sostegno delle famiglie, delle imprese, nonché del sistema sanitario nazionale e dei suoi operatori. Gli interventi contenuti nel decreto-legge n. 34 del 30 marzo 2023 hanno prorogato per il secondo trimestre, rimodulandole, le misure di contrasto al caro energia. È stato inoltre previsto uno stanziamento di un miliardo per finanziare, nel quarto trimestre dell’anno, un ulteriore intervento di mitigazione del costo dell’energia per le famiglie, che si attiverà qualora il prezzo del gas naturale sia superiore a 45 euro/MWh. Restano inoltre in vigore e sono stati potenziati per i nuclei con almeno quattro figli i cosiddetti bonus sociali energetici a favore delle famiglie a rischio di povertà. Sempre con lo stesso decreto-legge vengono coperte esigenze aggiuntive del sistema sanitario.
Includendo le nuove misure, l’entità degli interventi di contrasto al caro energia per il 2023 risulta pari all’1,2 per cento del PIL. Oltre metà di tale importo è indirizzato a favore delle fasce più deboli della popolazione e delle imprese più esposte agli alti prezzi dell’energia, in linea con la raccomandazione del Consiglio europeo di privilegiare misure ‘targeted’.
La normalizzazione della politica di bilancio passa anche attraverso la revisione degli incentivi edilizi, in particolare il cosiddetto ‘superbonus 110 per cento’ per l’efficientamento energetico e antisismico e il ‘bonus facciate’. Il tiraggio di queste due misure è stato nettamente superiore alle stime originarie. In considerazione della loro onerosità, il Governo è intervenuto dapprima riducendo al 90 per cento, salvo alcune specifiche fattispecie, l’aliquota del superbonus relativamente alle spese sostenute nel 2023.
Successivamente, con il decreto-legge n. 11 del 16 febbraio 2023 è stata abolita la possibilità di optare per la cessione del credito o lo sconto in fattura in luogo della fruizione diretta della detrazione, con l’esclusione di alcune fattispecie. Peraltro, la progressiva saturazione della capacità di acquisto del sistema bancario aveva di per sé rallentato, de facto, la cessione dei crediti, comportando in molti casi una carenza di liquidità per le imprese della filiera delle costruzioni. Per far ripartire il mercato dei crediti, il Governo ha elaborato una serie di misure che sono state inserite nella legge di conversione del suddetto decreto-legge.
Superata questa fase, il Governo intende rivedere l’intera materia degli incentivi edilizi in modo tale da combinare la spinta all’efficientamento

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energetico e antisismico degli immobili con la sostenibilità dei relativi oneri di finanza pubblica e l’equità distributiva.
Il secondo obiettivo della programmazione economico-finanziaria è ridurre gradualmente, ma in misura sostenuta nel tempo, il deficit e il debito della PA in rapporto al PIL. Con immutata coerenza, il Governo, quindi, conferma gli obiettivi di indebitamento netto in rapporto al PIL già dichiarati a novembre nel Documento Programmatico di Bilancio (DPB), ossia 4,5 per cento quest’anno, 3,7 per cento nel 2024 e 3,0 per cento nel 2025. L’obiettivo per il 2026 viene posto al 2,5 per cento.
Il corrispondente andamento del saldo primario (ovvero l’indebitamento netto esclusi i pagamenti per interessi) evidenzia un lieve surplus (0,3 per cento del PIL) già nel 2024 e poi valori nettamente positivi nel biennio successivo, l’1,2 per cento del PIL nel 2025 e il 2,0 per cento del PIL nel 2026.
In termini di saldo strutturale (ossia aggiustato per l’output gap e le misure una tantum e le altre misure temporanee), il sentiero di riduzione del deficit è coerente con le attuali regole del Patto di stabilità e crescita (PSC) relativamente sia al cosiddetto braccio correttivo (fino al raggiungimento del 3 per cento di deficit in rapporto al PIL) sia a quello preventivo (una volta che il deficit scenda al disotto del 3 per cento).
Dopo diversi anni, la Commissione europea ha deciso di riattivare il PSC già a partire dal 2024. Al contempo, lo scorso novembre ha presentato una proposta di revisione delle regole di bilancio e degli altri aspetti della governance economica, ivi compresa la procedura sugli squilibri macroeconomici (MIP). Lo scorso 14 marzo, il Consiglio Ecofin ha approvato una risoluzione che invita la Commissione a presentare in tempi rapidi le relative proposte legislative in modo tale da poterle approvare entro la fine dell’anno.
La proposta di riforma del PSC della Commissione è incentrata su una regola di spesa i cui obiettivi sono modulati in base alla sostenibilità del debito pubblico di ciascun Stato membro. Coerentemente con la risoluzione parlamentare dello scorso 9 marzo, nel dibattito in seno all’Ecofin e ai suoi sottocomitati, il Governo ha sostenuto le linee principali della proposta dalla Commissione pur evidenziandone alcuni punti critici (ad esempio la categorizzazione degli Stati membri in base alla severità delle ‘sfide’ di finanza pubblica) e proponendo l’adozione di un trattamento preferenziale per gli investimenti pubblici per contrastare i cambiamenti climatici e promuovere la transizione digitale (i due pillar del PNRR), nonché la spesa per la difesa derivante da impegni assunti nelle sedi internazionali. Il Governo sostiene, inoltre, la necessità di una maggiore simmetria della MIP e continuerà ad attenersi a tali posizioni nel negoziato che seguirà la presentazione delle proposte legislative della Commissione.

Il terzo obiettivo prioritario che ispira la politica economica del Governo è continuare a sostenere la ripresa dell’economia italiana e il conseguimento di tassi di crescita del PIL e del benessere economico dei cittadini più elevati di quelli registrati nei due decenni scorsi.
Le previsioni di crescita del PIL del presente Documento sono di natura estremamente prudenziale, essendo finalizzate all’elaborazione di proiezioni di

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bilancio ispirate a cautela e affidabilità, il che ne è valsa la validazione da parte dell’Ufficio Parlamentare di Bilancio. Nello scenario tendenziale a legislazione vigente, il PIL è previsto crescere in termini reali dello 0,9 per cento nel 2023 ― dato rivisto al rialzo in confronto al Documento programmatico di bilancio (DPB) di novembre, in cui la crescita del 2023 era fissata allo 0,6 per cento ― e quindi all’1,4 per cento nel 2024, all’1,3 per cento nel 2025 e all’1,1 per cento nel 2026.
La previsione tendenziale per il 2024 viene rivista al ribasso (dall’1,9 per cento) a causa di una configurazione delle variabili esogene meno favorevole in confronto allo scorso novembre. La proiezione per il 2025, invece, è in linea con il DPB, mentre l’ulteriore decelerazione prevista per il 2026 è dovuta alla prassi secondo cui via via che la proiezione si spinge più in là nel futuro il tasso di crescita previsto converge verso la stima di crescita del PIL potenziale, stimata pari a poco più dell’1 per cento secondo la metodologia definita a livello di Unione europea.
Sebbene tali previsioni siano prudenti, rimane confermata la volontà e l’ambizione di questo Governo riguardo alla crescita dell’economia italiana. Nel breve termine si opererà per sostenere la ripartenza della crescita segnalata dagli ultimi dati, nonché per il contenimento dell’inflazione. A fronte di una stima di deficit tendenziale per l’anno in corso pari al 4,35 per cento del PIL, il mantenimento dell’obiettivo di deficit esistente (4,5 per cento) permetterà di introdurre, con un provvedimento normativo di prossima adozione, un taglio dei contributi sociali a carico dei lavoratori dipendenti con redditi medio-bassi di oltre 3 miliardi per quest’anno. Ciò sosterrà il potere d’acquisto delle famiglie e contribuirà alla moderazione della crescita salariale. Unitamente ad analoghe misure contenute nella legge di bilancio, questa decisione testimonia l’attenzione del Governo alla tutela del potere d’acquisto dei lavoratori e, al contempo, alla moderazione salariale per prevenire una pericolosa spirale salari-prezzi.
Anche per il 2024, le proiezioni di finanza pubblica indicano che, dato un deficit tendenziale del 3,5 per cento, il mantenimento dell’obiettivo del 3,7 per cento del PIL crei uno spazio di bilancio di circa 0,2 punti di PIL, che verrà destinato al Fondo per la riduzione della pressione fiscale. Al finanziamento delle cosiddette politiche invariate a partire dal 2024, nonché alla continuazione del taglio della pressione fiscale nel 2025-2026, concorreranno un rafforzamento della revisione della spesa pubblica e una maggiore collaborazione tra fisco e contribuente.
Grazie alle nuove misure fiscali per il 2023 e 2024 qui tratteggiate, la crescita del PIL nello scenario programmatico è prevista pari all’1,0 per cento quest’anno e all’1,5 per cento nel 2024. Poiché le attuali proiezioni di deficit indicano la necessità di una postura più neutrale della politica di bilancio nel biennio 2025-2026, le relative previsioni di crescita programmatica del PIL sono pari a quelle tendenziali. Questo punto sarà riconsiderato se future revisioni delle proiezioni di deficit indicheranno l’esistenza di margini di manovra senza che ciò pregiudichi i già citati obiettivi di indebitamento netto.
Un contributo assai più rilevante all’innalzamento della crescita nel periodo coperto dal presente Documento proverrà dagli investimenti e dalle riforme previste dal Piano Nazionale di Ripresa e Resilienza (PNRR). Il Governo è al lavoro

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per ottenere la terza rata del PNRR entro il mese di aprile e per rivedere o rimodulare alcuni progetti del Piano per poterne poi accelerare l’attuazione. È inoltre in fase di elaborazione il programma previsto dall’iniziativa europea REPowerEU, che comprenderà, tra l’altro, nuovi investimenti nelle reti di trasmissione dell’energia e nelle filiere produttive legate alle fonti energetiche rinnovabili.
L’avvio del PNRR ha risentito della complessità e dell’innovatività di alcuni progetti, dei rincari e della scarsità di componenti e materiali, nonché di lentezze burocratiche. Tuttavia, nuovi interventi sono stati recentemente attuati per riorganizzare la gestione del PNRR e adeguare le procedure sulla base dei primi elementi emersi in sede di attuazione. Una volta perfezionata la revisione di alcune linee progettuali, vi sono tutte le condizioni per accelerare l’attuazione di riforme e investimenti che produrranno non solo favorevoli impatti socioeconomici, ma innalzeranno anche il potenziale di crescita dell’economia, unitamente all’espletamento degli effetti della riforma del Codice degli appalti e ad altre riforme in programma, quali quella del fisco e della finanza per la crescita.
Per rendere il nostro Paese più dinamico, innovativo e inclusivo non basta soltanto il PNRR. È necessario, infatti, investire anche per rafforzare la capacità produttiva nazionale e lavorare su un orizzonte temporale più esteso di quello del Piano tale da consentire la creazione di condizioni adeguate a evitare nuove fiammate inflazionistiche. È questo un tema che deve essere affrontato non solo in Italia, ma anche in Europa.
In questo quadro, è pertanto del tutto realistico puntare per i prossimi anni a un aumento del tasso di crescita del PIL e dell’occupazione che vada ben oltre le previsioni del presente Documento, lungo un sentiero di innovazione e investimento all’insegna della transizione ecologica e digitale e dello sviluppo delle infrastrutture per la trasmissione dell’energia pulita e la mobilità sostenibile.

La riduzione dell’inflazione e il recupero del potere d’acquisto delle retribuzioni è il quarto obiettivo chiave della politica economica del Governo. Le misure di contenimento del caro energia hanno fornito un contributo determinante ad arginare la salita dell’inflazione da metà 2021 in poi. La caduta del prezzo del gas naturale che si è registrata dalla fine della scorsa estate ha trainato al ribasso anche il prezzo dell’energia elettrica. Il prezzo del petrolio ha subìto notevoli oscillazioni, ma sebbene a gennaio le accise siano state riportate ai livelli precrisi, i prezzi dei carburanti sono rientrati su livelli solo lievemente superiori al secondo semestre del 2021.
Il tasso di inflazione secondo l’indice nazionale NIC ha toccato un massimo dell’11,8 per cento a ottobre e novembre ed è poi sceso fino al 7,7 per cento a marzo. Malgrado la crescita dei prezzi alimentari resti molto elevata (13,2 per cento), il ribasso dei prezzi energetici porta a prevedere un ulteriore calo dell’inflazione nel prosieguo dell’anno. L’inflazione di fondo (al netto dell’energia e degli alimentari freschi) ha continuato a salire, fino al 6,4 per cento a marzo, ma è prevista anch’essa decelerare nei prossimi mesi.

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Relativamente al deflatore dei consumi, la previsione del presente Documento è che l’inflazione scenda da una media del 7,4 per cento nel 2022, al 5,7 per cento quest’anno e quindi al 2,7 per cento nel 2024 e all’2,0 per cento nel biennio 2025-2026. Alla discesa dell’inflazione si accompagnerà il graduale recupero delle retribuzioni in termini reali, recupero che dovrà avvenire progressivamente e non in modo meccanico, ma di pari passo con l’aumento della produttività del lavoro.

Gli obiettivi qui riassunti e illustrati più compiutamente nel Programma di Stabilità e nel Programma Nazionale di Riforma sono finalizzati al miglioramento del benessere dei cittadini e dell’equità della nostra società, i cui indicatori sono analizzati e proiettati fino al 2026 nell’apposito Allegato al DEF. Abbiamo di fronte a noi grandi sfide, dai cambiamenti climatici alla crisi demografica della popolazione italiana, ma anche notevoli opportunità di aprire una fase di sviluppo del nostro Paese all’insegna dell’innovazione e della sostenibilità ambientale e che investa non solo la sfera economica, ma anche l’inclusione per ridurre i divari siano essi generazionali, territoriali o di genere.
Le riforme avviate, a cominciare da quella fiscale, intendono riaccendere la fiducia degli italiani nel futuro, tutelando le famiglie e la natalità e, riconoscendo lo spirito imprenditoriale quale motore di sviluppo economico, promuovendo il lavoro quale espressione essenziale dell’essere persona. La prudenza di questo Documento è, quindi, ambizione responsabile.

Giancarlo Giorgetti
Ministro dell’Economia e delle Finanze

VIII	MINISTERO DELL’ECONOMIA E DELLE FINANZE

INDICE
I.	IL PERCORSO DI RIFORMA IN ATTO: UNO SGUARDO DI INSIEME	1
I.1	INTRODUZIONE	1
I.2	LE RISPOSTE DI POLICY ALLE SFIDE DA AFFRONTARE	2

II.	SCENARIO MACROECONOMICO	9
II.1	SINTESI DEL QUADRO MACROECONOMICO	9
II.2	IMPATTO MACROECONOMICO DEL PNRR E DELLE RIFORME	10

III.	LE RISPOSTE DI POLICY ALLE PRINCIPALI SFIDE DEL PAESE	17

IV.	IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E IL RAGGIUNGIMENTO DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE	79
IV.1	CONTESTO DI RIFERIMENTO	79

V.	FONDI EUROPEI	89
V.1	COMPLEMENTARITÀ TRA LE PRIORITÀ SOSTENUTE DAI FONDI DI COESIONE E IL PIANO NAZIONALE DI RIFORMA E RESILIENZA (PNRR)	89

VI.	PROCESSI ISTITUZIONALI E COINVOLGIMENTO DEI PORTATORI DI INTERESSI	95
VI.1	IL COINVOLGIMENTO DEGLI STAKEHOLDERS NELLA DEFINIZIONE E ATTUAZIONE DEL PNRR	95

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I.	IL PERCORSO DI RIFORMA IN ATTO: UNO SGUARDO DI INSIEME
I.1	INTRODUZIONE
Nell’introdurre i temi e le priorità di questo Programma nazionale di riforma, è inevitabile prendere ancora una volta le mosse dal Piano nazionale di ripresa e resilienza (PNRR) che continuerà a rappresentare per i prossimi tre anni e mezzo la principale iniziativa di riforme e investimenti del Paese e la più grande sfida a livello tecnico, organizzativo e di coordinamento fra amministrazioni e livelli di governo.
Il 2023 rappresenta un anno di svolta: il nuovo Regolamento della Recovery and Resilience Facility (RRF) - che, tra l’altro, disciplina le modalità di redazione e inserimento del capitolo REPowerEU nel PNRR, costituisce infatti un’altra importante sfida, poiché consente ai singoli Governi, sempre con riferimento all’orizzonte temporale del 2026, da un lato di ricevere nuove risorse e, dall’altro, di costruire, in linea con gli obiettivi di transizione energetica dei rispettivi Piani, politiche energetiche ancora più ambiziose, in grado di assicurare una maggiore diversificazione e sicurezza energetica, per rendersi completamente indipendenti dalle forniture di gas naturale provenienti dalla Russia.
Contestualmente alla definizione del capitolo REPowerEU, il Governo intende, come previsto dal Regolamento RRF e dalle linee guida della Commissione europea, rivedere alcuni degli investimenti del PNRR che, in fase attuativa, anche alla luce delle profondamente mutate condizioni economiche e geopolitiche si sono rivelati meno strategici o comunque più difficoltosi da realizzare nei tempi previsti.
Il Governo è al lavoro, in un costante e costruttivo dialogo con la Commissione europea, affinché entro il 30 aprile il PNRR sia aggiornato alla luce del mutato contesto e sia rafforzato, con un intero capitolo dedicato alla transizione energetica, sempre in linea con l’ambizione finale che è quella di costruire un Paese più moderno, competitivo e che punti sui giovani, sulla conoscenza e sull’innovazione.
La revisione del PNRR, che non coinvolgerà naturalmente solo l’Italia, ma anche altri Paesi membri, si colloca in un contesto di profonda riforma della politica economica europea che coinvolge da un lato la governance economica, con la revisione del Patto di stabilità e crescita e del sistema di monitoraggio degli squilibri macroeconomici e delle politiche strutturali, e dall’altro la politica industriale europea (Green New Deal), inclusa la disciplina degli aiuti di stato.
Il Governo è impegnato affinché tutti questi processi di riforma avanzino in completa sinergia e coerenza, consentendo al nostro Paese di poter preservare l’equilibrio della finanza pubblica e proseguire una politica di rilancio degli investimenti e di crescita sostenibile e inclusiva, evitando frammentazioni del mercato interno. È anche in questa ottica che la governance nazionale del PNRR è

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stata profondamente rivista, in una chiave di maggiore accentramento e più stretta sinergia con la gestione degli altri fondi europei.
Nel capitolo III di questo PNR verranno illustrati i risultati raggiunti e alcune delle misure in preparazione nei vari settori, al fine di gettare lo sguardo verso un orizzonte di più ampio periodo. La redazione dei singoli paragrafi è il frutto del dialogo e del confronto tra le varie amministrazioni coinvolte dai processi di riforma e dai progetti di investimento.
I.2	LE RISPOSTE DI POLICY ALLE SFIDE DA AFFRONTARE
Nel 2022, l’economia italiana ha dato prova di una notevole resilienza e di intraprendenza. Realizzando un tasso di crescita del 3,7 per cento si è collocata al primo posto in ambito UE e ha superato Stati Uniti e Cina. Come si vedrà più nel dettaglio nel capitolo successivo, le prospettive per il 2023 scontano le incertezze date dall’instabilità del quadro geopolitico, con il conflitto in Ucraina ancora in corso, dall’inflazione ancora sostenuta e da una politica monetaria in fase restrittiva che sta determinando incertezza sulla resilienza del mercato bancario e finanziario.
Alla luce di tale contesto, la politica economica del Governo continuerà a fondarsi sui quattro assi della competitività sostenibile delineati dalla Commissione nell’Annual Sustainable Growth Survey (ASGS): l’attenzione alla stabilità macroeconomica, continuando a vigilare sulla riduzione di deficit e debito; il sostegno delle famiglie più vulnerabili; il rilancio della produttività, degli investimenti e delle politiche dell’innovazione per promuovere la crescita, nonché il sostegno alle imprese, senza dimenticare la sostenibilità ambientale.
Da questo punto di vista, la legge delega per la riforma fiscale, svolgerà un ruolo chiave. L’obiettivo è di consegnare al Paese un sistema snello, comprensibile e favorevole all’impresa, alla crescita e che incoraggi la produzione di reddito anche attraverso il sistema fiscale. Come si vedrà più diffusamente nel Capitolo III, si tratta di un provvedimento di ampio respiro, che partendo dalla revisione dello statuto del contribuente alla luce dei principi del legittimo affidamento e della certezza del diritto, ha l’ambizione di intervenire su tutti i tributi (Irpef, Irap, Ires, Iva, tributi doganali) e accise. Un aspetto qualificante della riforma è la riduzione della tassazione sulla classe media attraverso la ridefinizione delle principali deduzioni e detrazioni IRPEF, al fine di promuovere l’equità verticale e orizzontale e migliorare la trasparenza del sistema fiscale. Ma il riordino delle tax expenditures è anche finalizzato alla riallocazione di una parte del gettito utilizzabile per l’ulteriore razionalizzazione e semplificazione del sistema tributario. La riforma toccherà poi i meccanismi dei procedimenti accertativi e di riscossione e i meccanismi sanzionatori, in armonia con la riforma della giustizia tributaria.
La filosofia di fondo consiste nel premiare chi, con fiducia, investe nel futuro. La tassazione sarà quindi favorevole per quelle imprese che investono, assumono, creano occupazione.
Se un sistema fiscale opportunamente disegnato e implementato può favorire la crescita, un ruolo analogo può e deve essere svolto dalle regole relative ai lavori pubblici. La riforma del codice dei contratti pubblici, che è entrata di recente in

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vigore e che dispiegherà i suoi effetti gradualmente, mira a rendere più efficaci gli investimenti, attraverso uno svolgimento delle gare più semplice e veloce, riducendo le stazioni appaltanti e ampliando al contempo la possibilità di un ricorso al subappalto, per consentire anche alle PMI di partecipare e avere un ruolo nella realizzazione delle infrastrutture. Tale semplificazione è anche funzionale all’assorbimento dei fondi PNRR nei tempi previsti.
L’idea di fondo è che la Pubblica Amministrazione, nelle sue varie declinazioni, debba diventare la principale alleata dei cittadini e delle imprese attraverso la semplificazione e la digitalizzazione delle procedure. La formazione del personale rappresenta una leva strategica per la gestione delle risorse umane, nell’ottica di un impegno pluriennale da considerare come un investimento a lungo termine per aumentare produttività e creazione di valore pubblico.
La riforma della giustizia e quella della PA hanno obiettivi ambiziosi, ma concreti: basti citare da un lato la riduzione del 40 per cento della durata dei processi civili e del 90 per cento dell’arretrato e del 25 per cento di quelli penali; dall’altro, la formazione di 750.000 dipendenti della PA, di cui 350.000 delle PA centrali, con la certificazione dei risultati formativi per almeno il 70 per cento dei dipendenti. Tutti i target intermedi sono stati raggiunti nei tempi e l’intenzione del Governo è quella di continuare con lo stesso impegno e rigore.
Con particolare riguardo al tema della giustizia, gli interventi normativi e gli investimenti recentemente adottati si fondano sulla chiara certezza che per accrescere l’efficienza e l’effettività della giustizia occorrano interventi riformatori in grado di incidere su tre aspetti inscindibili e complementari: il piano organizzativo, la dimensione extraprocessuale e quella endoprocessuale.
Una giustizia più rapida e un’amministrazione più capace ed efficiente saranno fondamentali per la crescita del Paese, ma è al contempo essenziale che le imprese possano competere in condizioni di parità e che il mercato sia libero e accessibile. Il Governo ha messo in campo una gamma diversificata di riforme, che vanno dalla revisione e razionalizzazione del sistema di incentivi, alla revisione del Codice della proprietà industriale e alla semplificazione procedurale in materia di investimenti e a misure volte a favorire lo sviluppo dei mercati dei capitali.
Con particolare riferimento alla modifica del sistema degli incentivi, il Governo è consapevole della necessità di rivedere il sistema esistente al fine di promuovere una nuova politica industriale, da realizzare in sintonia con quella dell’Unione europea e nella piena consapevolezza della concorrenza internazionale, e di cui è emblema l’ampio supporto che l’amministrazione statunitense ha recentemente dato ai suoi settori produttivi, varando ampi programmi di sostegno all’economia. Al fine di consentire al sistema degli incentivi di dispiegare compiutamente i propri effetti è, quindi, necessaria un’opera che – abbandonando la logica “emergenziale” – operi un riordino e una razionalizzazione delle misure esistenti, privilegiando – anche con un approccio più selettivo – la riduzione dei tempi e dei costi legati alla richiesta delle agevolazioni, ma soprattutto una compiuta sinergia tra le fonti di finanziamento, nonché un coordinamento delle risorse nazionali con quelle dei fondi europei, anche a titolarità regionale.
Per quanto concerne il mercato dei capitali, il Governo grazie al confronto con le autorità del settore e i risultati emersi dal Libro Verde su “La competitività dei

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mercati finanziari italiani a supporto della crescita” (2022), ha introdotto modifiche al quadro normativo e regolamentare, al fine di rendere più efficiente non solo l’accesso, ma anche la permanenza delle imprese su tali mercati, nonché per incentivare il rimpatrio delle società italiane quotate su mercati esteri. Tali modifiche in alcun modo ridurranno i presìdi a tutela degli investitori e dell’integrità dei mercati stessi. Sono stati, inoltre, introdotti meccanismi di incentivazione per “canalizzare” i risparmi privati verso le imprese stesse.
È inoltre recente l’esame da parte del Governo del disegno di legge annuale per la concorrenza, per assicurare una piena e perdurante apertura dell’intero sistema economico nazionale. L’approccio scelto è pragmatico e settoriale, teso a rimuovere singoli e specifici ostacoli al pieno sviluppo delle dinamiche concorrenziali e della libertà di iniziativa economica degli operatori interessati, in una prospettiva di riduzione dei controlli e dei vincoli amministrativi, nei limiti di quanto strettamente indispensabile alla salvaguardia di interessi. Come si vedrà più diffusamente nel Capitolo III, diversi e strategici sono gli ambiti interessati: dallo sviluppo delle reti nazionali dell’energia elettrica, al risparmio energetico, al settore farmaceutico.

Per quanto riguarda l’ambito digitale e ambientale, la creazione del Polo strategico nazionale, un'infrastruttura ibrida nazionale all'avanguardia basata su un cloud operativo già dalla fine del 2022 è un esempio emblematico di cambiamento che proseguirà rapidamente nei prossimi anni: il prossimo, decisivo passo è atteso per settembre 2024, quando almeno 100 amministrazioni centrali ed Enti sanitari nazionali saranno migrate nel Polo.
Con riferimento alla transizione digitale non possono trascurarsi gli sforzi che il Governo sta compiendo per la realizzazione di una rete capillare ed efficace dalle alte prestazioni e, in particolare, in merito alla realizzazione della banda larga, al fine di garantire migliori prestazioni al servizio dei cittadini e delle imprese.
La “rivoluzione verde” procede di pari passo e in stretta sinergia con la transizione energetica: se il PNRR rappresenta il primo, decisivo, impulso all'avvio di un processo di transizione ecologica di grande portata, che si chiuderà nel 2026, ulteriori e importanti contributi alle attività intraprese dal Governo per raggiungere gli obiettivi di decarbonizzazione arriveranno dall’integrazione del Piano con l'attuazione delle altre strategie di interesse nazionale, quali il Piano nazionale integrato per l'energia e il clima (PNIEC), in corso di revisione alla luce dei nuovi obiettivi europei del pacchetto “Fit for 55”, il Programma di controllo dell'inquinamento atmosferico (PNCIA), la Strategia nazionale per I’economia circolare (SEC), il Programma Nazionale di Gestione dei Rifiuti (PNGR), la Strategia nazionale per la biodiversità e la Strategia Nazionale per lo Sviluppo Sostenibile (SNSvS). Gli obiettivi chiave di questa strategia complessa e articolata sono: decarbonizzazione, sviluppo delle energie rinnovabili, potenziamento delle risorse nazionali, sviluppo dell’economia circolare.

Le politiche di sviluppo sostenibile sono anche e soprattutto un impegno di responsabilità intergenerazionale e questo ci riporta ad un'altra delle intenzioni del PNRR: rimettere la scuola e l'università al centro delle politiche per la crescita.

4	MINISTERO DELL’ECONOMIA E DELLE FINANZE

I. IL PERCORSO DI RIFORMA IN ATTO: UNO SGUARDO DI INSIEME

In coerenza con il PNRR e le CSR degli ultimi anni, sono state varate sei riforme del sistema scolastico che contribuiscono a rafforzarlo, integrandolo pienamente nella dimensione europea. Si tratta della riorganizzazione del sistema scolastico, della formazione del personale, delle procedure di reclutamento e di progressione di carriera, del nuovo sistema di orientamento, del riordino degli istituti tecnici e professionali, dello sviluppo della formazione professionale terziaria con il potenziamento degli Istituti Tecnologici Superiori.
Contestualmente alle riforme, sono in corso di realizzazione linee di investimento per circa 18 miliardi, che investono le infrastrutture per l’edilizia scolastica e l’allestimento di ambienti di apprendimento innovativi, con strumenti per la didattica digitale e laboratori formativi per le professioni digitali del futuro e lo sviluppo delle competenze di docenti e studenti.
Scuola e università sono due asset essenziali e complementari della stessa idea, che è quella di riportare la conoscenza e il merito al centro della crescita del Paese. È fondamentale migliorare i percorsi di orientamento universitario, coinvolgere maggiormente le imprese e stimolare la ricerca applicata, al fine di introdurre un grado maggiore di flessibilità nei percorsi curricolari, per rispondere all'evoluzione della domanda di competenze del mercato del lavoro e semplificare e velocizzare l'accesso all'esercizio delle professioni.
Se la missione principale del sistema universitario è quello di sviluppare il talento e la capacità degli studenti, un altro compito fondamentale è quello di lavorare in sinergia con le imprese per contribuire all’innovazione, elemento fondamentale del processo di crescita del Paese, perché senza innovazione non può esserci progresso. Numerosi sono i progetti da realizzarsi entro la fine dell’anno, come si vedrà nel Capitolo III, tra cui i 3.150 progetti di ricerca di interesse nazionale (PRIN) e i 15.000 dottorati innovativi in collaborazione con le imprese. Il sostegno alla ricerca e all’innovazione non può prescindere dalla cooperazione internazionale e dalle alleanze universitarie europee. Il Governo sta quindi rafforzando la cooperazione con le istituzioni europee, anche attraverso specifici accordi con la Banca europea per gli investimenti (BEI) e il Fondo europeo per gli investimenti (FEI) da realizzarsi nel 2023. Particolare rilievo rivestono, a questo proposito, le attività nell’ambito dello European Innovation Council per identificare e accompagnare le startup italiane in grado di partecipare ai programmi europei, soprattutto per le realtà attive nelle catene del valore della transizione verde e digitale.
E sempre nell’ottica dell’innovazione e della sostenibilità dello sviluppo che si colloca il contributo del Governo di 292,5 milioni al nuovo investimento di 730 milioni che STMicroelectronics realizzerà nel sito di Catania. Il progetto, che rientra nel PNRR, sarà ultimato nel 2026 e darà vita alla prima linea di produzione integrata di wafer epitassiali di carburo di silicio su scala industriale in Europa. Riunirà nello stesso impianto di produzione l'intera catena del valore del substrato di carburo di silicio, dalla produzione della materia prima alla fabbricazione dei wafer stessi. L’idea è di rafforzare la catena di approvvigionamento dei semiconduttori in Europa e al contempo, contribuire alla transizione verde e digitale. Il progetto consentirà l'attivazione di circa 700 posti di lavoro ad alta scolarizzazione, cui si aggiungono effetti positivi significativi sulla filiera dell'indotto. L'investimento è stato riconosciuto come "first-of-a-kind" dalla Commissione UE, che ne ha

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sottolineato il contributo alla sovranità europea nella microelettronica, in linea con l'ambizione della Comunicazione sullo European Chips Act.

Sviluppo delle conoscenze e del talento, sostegno alla ricerca e innovazione, rappresentano elementi fondamentali, ma non sufficienti per sviluppo del Paese. Per valorizzare le competenze sono infatti necessarie adeguate strategie di facilitazione dell’incontro tra l’offerta e la domanda di lavoro. I dati del 2022 e del primo trimestre del 2023 sono incoraggianti e registrano il 60,8 per cento di occupati e un aumento delle posizioni a tempo indeterminato. Il tasso di disoccupazione è sceso, per l’ottavo anno consecutivo, all’8,1 per cento. Anche la disoccupazione giovanile, pur restando decisamente superiore alla media europea, è in netto calo (24 per cento nel 2022, contro il 29,7 dell’anno precedente). Segnali che siamo sulla buona strada. Gli strumenti chiave continueranno a essere rappresentati dal programma “Garanzia per l’occupabilità dei lavoratori” (GOL) rivolto ai soggetti privi di occupazione e sostenuto da un piano di investimenti per il rafforzamento dei servizi pubblici per l’impiego, dal Programma di investimento nel Sistema duale e dal Fondo nuove competenze, volto a promuovere la formazione dei lavoratori, in particolare in quei contesti maggiormente esposti alla transizione ecologica e digitale.
GOL si pone l’obiettivo di coinvolgere nei percorsi di sostegno alle persone in cerca di lavoro almeno 3 milioni di individui entro il 2025 e di fornire ad almeno 800 mila di essi percorsi di formazione mirati (con una quota di almeno 300 mila beneficiari destinati alla formazione nel digitale). Gli obiettivi intermedi sinora raggiunti dal programma sono anche superiori a quanto concordato con la Commissione europea: a dicembre 2022, GOL aveva già raggiunto oltre 700 mila individui (a fronte dei 300mila programmati) con la relativa sottoscrizione di un patto individualizzato, a seguito di un servizio di assesment e di profilazione. Il Governo è inoltre al lavoro sulla riforma del Reddito di cittadinanza, con una prospettiva di inclusione attiva, rafforzando il sistema di verifiche e controlli, anche per evitare il riprodursi dei fenomeni distorsivi. Sarà prevista una piena integrazione della rete dei servizi per il lavoro, pubblici o privati, con il sistema dei servizi sociali presenti sul territorio, anche attraverso il potenziamento dei servizi erogati e della capacità di presa in carico del beneficiario.
Non deve poi tralasciarsi il ruolo trainante - sia in termini di posti di lavoro, sia per il contributo alla crescita del nostro prodotto interno lordo – connesso al patrimonio storico e artistico del nostro Paese. L’Italia, infatti, si distingue nel mondo per la vasta e importante ricchezza culturale e per le elevate professionalità presenti in tali settori.
Numerose sono, inoltre, le risorse stanziate e gli investimenti del PNRR destinate alle imprese del settore turistico e a tutti i soggetti coinvolti nell’industria dei servizi a tale settore correlati (come i tour operator e le agenzie di viaggio) per innovare e connettere digitalmente l’offerta e la promozione turistica del Paese, nonché per rafforzare la competitività delle imprese turistiche anche attraverso investimenti finalizzati alla riqualificazione eco-sostenibile e al miglioramento degli standard dei servizi di ospitalità.
Le priorità trasversali del PNRR, la valorizzazione dei giovani e delle donne e la riduzione del divario di cittadinanza, si incrociano con uno degli assi della

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“competitività sostenibile” dell’ASGS: l’equità. Se molti traguardi sono già stati raggiunti come l’adozione della certificazione di genere per le imprese e l’avvio del “Fondo per il reddito di libertà per le donne vittime di violenza”, altre sfide ci attendono. La Strategia nazionale per la parità di genere 2021-2026, la prima per l’Italia, è stata concepita con l’obiettivo di un approccio trasversale, volto alla promozione delle pari opportunità e della parità di genere, ponendosi l’obiettivo di far guadagnare all’Italia 5 punti nella classifica del Gender Equality Index dell’EIGE. La Strategia prevede, inoltre, di ridurre il divario occupazionale di genere anche attraverso misure volte a incentivare la creazione di aziende femminili. Le politiche per le pari opportunità si uniscono, integrandoli, ai numerosi interventi a sostegno della famiglia che il Governo sta mettendo in campo per rispondere a una delle sfide più impegnative che l’Italia sarà chiamata ad affrontare negli anni a venire, la sfida demografica. Come si vedrà più nel dettaglio nel Capitolo III, in Italia, nel 2021, i nuovi nati sono stati 400.249, in calo dell’1,1 per cento rispetto al 2020 e del 30,6 per cento rispetto al 2008 (oltre -176.000 unità). Nel 2022, si è verificato un ulteriore calo di circa 8.000 unità rispetto al 2021 (-1,9 per cento), per un valore complessivo, nella stima provvisoria, di 392.598 nuovi nati. Il numero medio di figli per donna in età feconda nel 2021 è 1,25, contro 1,44 del 2010.
L’attenzione ai temi demografici si declina su varie azioni e riforme, finalizzate a creare un contesto socioeconomico e culturale favorevole alla famiglia e alla maternità. Tra i principali interventi della legge di bilancio per il 2023 si segnalano: l'aumento dell’importo dell'assegno unico in proporzione alla gravosità del carico familiare; la stabilizzazione dei sostegni ai nuclei familiari con figli disabili; l'incremento dei congedi parentali per le madri e i padri; la riduzione dell'IVA sui prodotti per la prima infanzia; la decontribuzione lavorativa per i giovani e le donne; i mutui agevolati per l'acquisto della prima casa; la carta risparmio e il reddito alimentare.
Guardare al futuro della famiglia significa anche puntare sulle nuove generazioni. Le misure per i giovani, che sono comprese, più o meno direttamente, in tutte le Missioni del PNRR, come si vedrà nelle pagine del Capitolo III, si pongono in totale sintonia con NGEU che mira a rendere l’Europa uno spazio più sano, più verde e più digitale, in grado di assecondare le esigenze dei giovani e favorirne la crescita. Tante sono le sfide da affrontare: dalla disoccupazione, alle difficoltà scolastiche – sia in termini di risultati, sia di abbandono -, all’inattività (i NEET – nonostante il calo registrato nel 2021 rimangono al di sopra della media europea). Con la legge di bilancio per il 2023 il Governo ha inteso rafforzare le misure già previste nel PNRR con una serie di interventi finalizzati a supportare i giovani nei momenti chiave del loro sviluppo: l’ingresso nel mondo lavoro, l’acquisto di un immobile, le attività sportive e culturali.
Oltre a colmare i divari di genere e intergenerazionali, con il PNRR il Governo si è impegnato a colmare i divari che separano il Nord dal Sud del Paese: almeno il 40 per cento delle risorse territorializzabili sono infatti dedicate alle Regioni del Mezzogiorno (a oggi risultano già territorializzati circa 75 miliardi). Non si tratta di un mero adempimento contabile o finanziario, ma dell’idea, che sottintende l'intero piano di ridurre, fino ad azzerare, il divario tra il Nord e il Sud del Paese consentendo a quest'ultimo di liberare le enormi risorse umane naturali e imprenditoriali ancora inespresse. Le riforme per migliorare la pubblica

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amministrazione e accelerare negli investimenti avranno un impatto rilevante sul Sud e contribuiranno a una migliore efficacia nell'impiego dei fondi esistenti e a favorire un maggiore assorbimento nelle regioni meridionali degli incentivi e delle risorse assegnate su base competitiva. Al tempo stesso sono previsti interventi mirati a collegare meglio il Paese, a partire dal settore dell’alta velocità ferroviaria e da altri investimenti nei trasporti.
Infine, come si vedrà nel dettaglio nel Capitolo II e nell’Appendice I, in base alle simulazioni condotte con il modello econometrico QUEST presso il Dipartimento del Tesoro, le numerose riforme in atto avranno impatti rilevanti sul PIL: si prevedono, a titolo di esempio incrementi percentuali del PIL rispetto allo scenario base indotti dall’attuazione delle politiche attive del lavoro (che aumenteranno l’efficienza nell’incontro da tra domanda e offerta del lavoro) di 1,5 pp già al 2026 e di 3,5 pp nel lungo periodo, e variazioni positive di 0,9 pp al 2026 e di 2,3 pp nel lungo periodo grazie agli interventi nella PA (che ridurranno, tra l’altro, i costi di entrata e i costi di burocrazia delle imprese).
Si tratta di simulazioni che beneficiano del rigore dell’analisi econometrica, seppur scontando l’incertezza insita nelle previsioni, e che offrono un importante risvolto quantitativo dello sforzo riformatore in atto, le cui enormi potenzialità saranno espresse e valorizzate con intensità e impegno progressivo nell’azione di Governo.

8	MINISTERO DELL’ECONOMIA E DELLE FINANZE

II.	SCENARIO MACROECONOMICO
II.1	SINTESI DEL QUADRO MACROECONOMICO
A più di un anno dall’inizio della guerra in Ucraina, il quadro economico internazionale rimane fortemente condizionato dal conflitto. Nonostante il processo di graduale ritorno alla normalità dalla pandemia, nel 2022 la crescita dell’economia globale ha rallentato (al 3,2 per cento, dal 6 per cento del 2021) a causa dell’elevata incertezza, della crisi energetica, delle conseguenti pressioni inflazionistiche e del rallentamento del commercio mondiale (in crescita al 3,3 per cento, dal 10,5 per cento del 2021).
Tuttavia, rispetto alle previsioni formulate immediatamente dopo lo scoppio del conflitto, l’andamento degli scambi commerciali è stato più robusto delle attese grazie a molteplici fattori, tra cui la resilienza del mercato del lavoro nelle economie avanzate e l’avvio di una fase di sostituzione della Russia come fornitore di alcune categorie di beni con altri produttori, soprattutto nel settore energetico.
In risposta all’esigenza di contrastare l’incremento dell’inflazione, l’orientamento delle Banche centrali ha assunto un’intonazione via via più restrittiva. Dopo un lungo ciclo al rialzo, iniziato con le prime riaperture dopo la pandemia e intensificatosi con l’avvio del conflitto, i prezzi delle materie prime energetiche hanno tuttavia intrapreso un percorso discendente, in corrispondenza dell’allentamento delle restrizioni sulle catene di approvvigionamento globali.
Il 2022 è stato un anno di espansione anche per l’economia italiana, che ha registrato un tasso di crescita del prodotto interno lordo del 3,7 per cento in termini reali (dal 6,0 per cento del 2021), in linea con quanto prospettato nella NADEF rivista e integrata. Nella parte finale dell’anno, la propagazione della spinta inflazionistica alla generalità delle voci di spesa ha interrotto la fase di crescita del PIL in corso da sette trimestri, incidendo in particolare sui consumi delle famiglie. Tuttavia, tra fine 2022 e inizio 2023 l’economia è risultata più resiliente di quanto atteso lo scorso autunno.
In merito alle prospettive immediate, i dati congiunturali prefigurano un ritorno del PIL su un sentiero positivo già nel primo trimestre. Nonostante il calo della produzione industriale registrato in gennaio, infatti, le indicazioni derivanti dal clima di fiducia manifatturiero, unitamente alla fase di discesa dei prezzi alla produzione, prospettano un recupero dell’attività produttiva. In base alle evidenze disponibili, i modelli di nowcasting delineano un quadro di una moderata espansione dell’attività nella prima metà dell’anno, sostenuta dal settore manifatturiero e delle costruzioni, seguita da una lieve accelerazione nel secondo semestre.
Nell’insieme, dunque, il quadro di crescita per il 2023 appare più favorevole rispetto a quanto prospettato nelle previsioni ufficiali effettuate lo scorso novembre. Nello scenario tendenziale si stima che l’economia registrerà nel 2023 un aumento del PIL reale dello 0,9 per cento. Nel 2024, anche grazie all’impulso

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addotto dagli investimenti del PNRR, la crescita del PIL reale è vista in accelerazione, all’1,4 per cento. Nel biennio 2025-26 il PIL aumenterebbe, rispettivamente dell’1,3 e dell’1,1 per cento.
Il Governo prende atto dell’esistenza di alcuni margini di bilancio emersi nelle proiezioni tendenziali per il 2023 e 2024 e destina tali risorse ad interventi di sostegno all’economia. Per contribuire alla ripartenza della crescita e per contenere l’inflazione, il governo introdurrà un taglio dei contributi sociali a carico dei lavoratori dipendenti con redditi medio-bassi di circa 3,5 miliardi a valere sul periodo maggio-dicembre di quest’anno. Ciò sosterrà il potere d’acquisto delle famiglie e contribuirà alla moderazione della crescita salariale. Per il 2024, a fronte della costituzione di un fondo per la riduzione delle imposte dirette pari a 0,2 punti di PIL, si provvederà a ridurre la pressione fiscale incentivando la domanda interna. Grazie alle nuove misure fiscali per il 2023 e 2024 qui tratteggiate, la crescita del PIL nello scenario programmatico è prevista pari all’1,0 per cento quest’anno e all’1,5 per cento nel 2024. Per il biennio 2025-2026, stante l’impegno di effettuare ulteriori tagli della pressione fiscale, le attuali proiezioni di finanza pubblica indicano la necessità di individuare opportune coperture per preservare il sentiero di rientro del deficit. Pertanto, le relative previsioni di crescita programmatica del PIL sono poste pari a quelle tendenziali.

TAVOLA II.1: QUADRO MACROECONOMICO PROGRAMMATICO SINTETICO (1) (variazioni percentuali, salvo ove non diversamente indicato)
	2022	2023	2024	2025
PIL	3.7	1.0	1.5	1.3
Deflatore PIL	3.0	4.8	2.7	2.0
Deflatore consumi	7.4	5.7	2.7	2.0
PIL nominale	6.8	5.8	4.3	3.4
Occupazione (ULA) (2)	3.5	1.0	1.1	0.9
Occupazione (FL) (3)	2.4	1.1	1.1	0.7
Tasso di disoccupazione	8.1	7.7	7.5	7.4
Bilancia partite correnti (saldo in % PIL)	-0.7	0.8	1.2	1.6
(1) Eventuali imprecisioni derivano dagli arrotondamenti.
(2) Occupazione espressa in termini di unità standard di lavoro (ULA)
(3) Numero di occupati in base all’indagine campionaria della Rilevazione Continua delle Forze Lavoro (RCFL).

II.2	IMPATTO MACROECONOMICO DEL PNRR E DELLE RIFORME
In considerazione della stretta integrazione fra il PNR e l’implementazione del PNRR, nel presente paragrafo si offre una valutazione aggiornata delle stime dell’impatto macroeconomico complessivo delle misure di spesa del PNRR, che tiene conto delle informazioni al momento disponibili sulle spese effettuate nel triennio 2020-2022 e di ipotesi di natura tecnica in merito alla ripartizione delle spese sui

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rimanenti anni, nelle more della ridefinizione del Piano in corso1. Tale valutazione è effettuata nell’ipotesi di realizzazione integrale di tutti i progetti del Piano così come attualmente previsti; nell’Appendice 1 si riportano i risultati preliminari di un’analisi diretta a verificare gli effetti dei recenti aumenti dei prezzi sui costi dei progetti del PNRR. Si illustrano, inoltre, alcuni elementi di dettaglio in merito agli effetti a livello settoriale e per singola componente del Piano. Infine, in ottemperanza alle indicazioni fornite dalla Commissione europea in merito ai contenuti e al formato dei PNR nazionali, si riportano anche le valutazioni di impatto di alcune riforme2. La valutazione è stata effettuata con riferimento agli effetti strutturali di lungo periodo delle riforme. Per motivi prudenziali, considerati anche i margini di discrezionalità insiti nell’esercizio di valutazione, e poiché si tratta di riforme i cui effetti sono attesi realizzarsi pienamente in un orizzonte di medio-lungo periodo, i quadri macroeconomici a legislazione vigente e programmatico del Programma di Stabilità (PdS) non tengono conto di tali stime di impatto strutturale. Queste sono invece considerate in uno scenario apposito di Debt Sustainability Analysis3, dove si mostra come una dinamica favorevole del rapporto Debito/PIL sia conseguibile tramite la piena realizzazione del programma di riforma, al di là del pur necessario consolidamento fiscale.
La valutazione dell’impatto macroeconomico del PNRR è stata effettuata considerando solo le risorse che finanziano progetti aggiuntivi4, non tenendo conto delle misure contenute nel Piano che si sarebbero comunque realizzate anche senza l’introduzione del PNRR. Si tratta di prestiti e sovvenzioni RRF (124,5 miliardi), fondi REACT-EU (13,9 miliardi)5, le risorse anticipate del Fondo Sviluppo e Coesione (15,6 miliardi) e quelle stanziate attraverso il Fondo complementare (30,6 miliardi), per un totale di circa 184,7 miliardi. Come già detto, la valutazione di impatto è effettuata nell’ipotesi di realizzazione integrale di tutti i progetti del Piano così come attualmente previsti.
I risultati delle simulazioni sono descritti nella Tavola II.2, che riporta l’impatto del Piano sulle principali variabili macroeconomiche.

TAVOLA II.2: IMPATTO MACROECONOMICO PNRR (scostamenti percentuali rispetto allo scenario base)
	2021	2022	2023	2024	2025	2026
PIL	0,1	0,2	1,0	1,8	2,7	3,4
Consumi privati	-0,3	-0,6	-0,8	-0,6	0,0	1,0
Investimenti totali	1,2	3,3	8,0	11,0	13,0	12,4
Importazioni	0,0	0,2	0,9	1,8	2,8	3,7
Esportazioni	-0,1	-0,4	-0,6	-0,3	0,6	1,8
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

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1 La precedente valutazione dell’impatto macroeconomico complessivo del PNRR è stata effettuata per la Nota di Aggiornamento del Documento di Economia e Finanza (NADEF) 2022 (si veda anche la Tabella II.1-2 delDocumento Programmatico di Bilancio 2023 – Versione Aggiornata).
2 La metodologia seguita per le valutazioni e le informazioni sintetiche di cui alla Tavola 3 delle linee guida della Commissione sui PNR 2022 sono illustrate estesamente in un’appendice dedicata (Appendice 1), cui si rinvia per dettagli.
3 Cfr. par. IV.2 e IV.3 del Programma di Stabilità.
4 Oppure progetti che, in assenza del Piano, si sarebbero realizzati in tempi o settori diversi.
5 L’importo non include la quota di circa 400 milioni per l’assistenza tecnica.

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In base alle ipotesi adottate, nel 2026, anno finale del Piano, per effetto delle spese ivi previste il PIL risulterebbe più alto del 3,4 per cento rispetto allo scenario di base (che non considera tali spese).
Per quanto riguarda gli impatti a livello settoriale, il settore delle Costruzioni, l’Industria manifatturiera, i Servizi immobiliari e le Attività professionali, scientifiche e tecniche sono le attività che maggiormente contribuiscono alla crescita del PIL (rispettivamente per 2,4, 1,4, 1,0 e 1,0 punti percentuali) (cfr. Tavola II.3).

TAVOLA II.3: IMPATTO DISAGGREGATO DEL PNRR PER SETTORE DI ATTIVITÀ ECONOMICA NEL PERIODO 2021-2026
	Peso sul Valore Aggiunto complessivo (punti percentuali)	Variazione cumulata del Valore Aggiunto (punti percentuali)	Contributi alla crescita del Valore Aggiunto complessivo (punti percentuali)
Agricoltura, silvicoltura e pesca	2,1	7,4	0,2
Attività estrattiva	0,2	11,0	0,0
Industria manifatturiera	16,5	8,8	1,4
Fornitura di energia elettrica, gas ed acqua.	2,6	9,4	0,2
Costruzioni	4,3	58,5	2,4
Commercio	11,7	8,1	0,9
Trasporto e magazzinaggio	5,6	8,3	0,4
Servizi di alloggio e ristorazione	3,8	7,8	0,3
Servizi di informazione e comunicazione	3,8	16,9	0,6
Servizi finanziari ed assicurativi	5,3	9,8	0,5
Attività immobiliari	13,6	8,0	1,0
Attività professionali, scientifiche e tecniche	6,4	16,9	1,0
Attività amministrative e servizi di supporto	3,2	23,7	0,7
Pubblica Amministrazione	6,7	4,3	0,3
Istruzione	4,1	12,4	0,5
Sanità ed assistenza sociale	6,0	4,8	0,3
Attività artistiche, di intrattenimento e divertimento, riparazione di beni per la casa, altri servizi.	4,1	7,0	0,3
Totale economia	100,0	11,0	11,0
Fonte: Elaborazione MEF- DT su modello MACGEM-IT.

Gli interventi di informatizzazione e digitalizzazione concorrono alla crescita dell’Industria manifatturiera e dei Servizi di informazione e comunicazione (+0,6 punti).
In termini di Missioni, l’apporto più rilevante alla crescita del PIL viene dalla Missione 2 “Rivoluzione verde e transizione ecologica”, con un contributo all’incremento del PIL di 3,3 punti percentuali (Cfr. Tavola II. 4), dovuto in gran

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parte alle Componenti 3 “Efficienza energetica e riqualificazione degli edifici” e 2 “Energia rinnovabile, idrogeno, reti e mobilità sostenibile”6.

TAVOLA II.4: IMPATTO SUL PIL DEL PNRR PER MISSIONI E COMPONENTI (scostamenti percentuali rispetto allo scenario base)
	2021-2023	2024-2026
M1:digitalizzazione, innovazione, competitività, cultura e turismo	0,6	1,5
M1C1: digitalizzazione, innovazione e sicurezza nella PA	0,1	0,7
M1C2: digitalizzazione, innovazione e competitività nel sistema produttivo	0,4	0,5
M1C3: turismo e cultura 4.0	0,1	0,4
M2:rivoluzione verde e transizione ecologica	1,3	2,0
M2C1: agricoltura sostenibile ed economia circolare	0,0	0,4
M2C2: energia rinnovabile, idrogeno, rete e mobilità sostenibile	0,1	1,0
M2C3: efficienza energetica e riqualificazione degli edifici	1,2	0,2
M2C4: tutela del territorio e della risorsa idrica	0,0	0,4
M3:infrastrutture per una mobilità sostenibile	0,1	1,0
M3C1: investimenti sulla rete ferroviaria	0,1	0,9
M3C2: intermodalità e logistica integrata	0,0	0,1
M4:istruzione e ricerca	0,3	1,5
M4C1: potenziamento dell’offerta dei servizi di istruzione: dagli asili-nido alle università	0,2	0,9
M4C2: dalla ricerca all’impresa	0,1	0,6
M5:inclusione e coesione	0,4	1,3
M5C1: politiche per il lavoro	0,2	0,5
M5C2: infrastrutture sociali, famiglie, comunità e terzo settore	0,1	0,6
M5C3: interventi speciali per la coesione territoriale	0,0	0,2
M6:salute	0,2	0,8
M6C1: Reti di prossimità, strutture e telemedicina per l’assistenza	0,2	0,5
M6-C2: Innovazione, ricerca e digitalizzazione del S.S.N.	0,1	0,3
Totale	2,9	8,1
Nota: Eventuali imprecisioni derivano dagli arrotondamenti. Fonte: Elaborazione MEF- DT su modello MACGEM-IT.

Anche la Missione 1 “Digitalizzazione, innovazione, competitività, cultura e turismo” offre un contributo rilevante alla crescita del PIL, pari a 2,1 punti percentuali in termini cumulati nel periodo 2021-2026, in particolare per l’apporto delle Componenti 1 “Digitalizzazione, innovazione e sicurezza nella PA” e 2 “Digitalizzazione, innovazione e competitività nel sistema produttivo” (rispettivamente 0,8 e 0,9 punti).
Per quanto riguarda le riforme, la valutazione di impatto macroeconomico è stata effettuata per i seguenti ambiti: istruzione e ricerca, politiche attive del mercato del lavoro, Pubblica Amministrazione (PA), giustizia, concorrenza ed appalti. Essi costituiscono solo una parte delle riforme strutturali descritte in dettaglio nel capitolo successivo, ovvero quelle per cui è possibile individuare

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6 Con variazioni, rispettivamente di 1,4 e 1,0 punti percentuali nel periodo 2021-2026.

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obiettivi quantitativi e per le quali le ipotesi necessarie per le simulazioni sono meno arbitrarie e più robuste7.
Gli effetti macroeconomici sono stati valutati con il modello QUEST. Gli impatti sul PIL reale di breve, medio e lungo periodo sono esposti nella Tavola II.5, mentre per approfondimenti si rinvia all’Appendice 18.
Per la riforma dell’istruzione sono stati considerati gli effetti in termini di riduzione dell’abbandono scolastico, miglioramento del capitale umano e della qualità dell’offerta scolastica e universitaria. Tali interventi hanno un impatto significativo nel lungo periodo, quando il livello del PIL risulta più alto del 3 per cento rispetto allo scenario di base.
La riforma delle politiche attive del mercato del lavoro e della formazione prevede che larga parte dei fondi sia diretta al Programma Nazionale per la Garanzia di Occupabilità dei Lavoratori (GOL) e all’adozione del Piano Nazionale Nuove Competenze. Si è ipotizzato che questi e altri interventi determineranno un aumento dei tassi di partecipazione al mercato del lavoro. La riforma ha un impatto rilevante sul PIL già nel 2026 (+1,5 per cento) e si rafforza nel lungo periodo, determinando un aumento del PIL del 3,5 per cento rispetto allo scenario di base.

TAVOLA II.5: EFFETTI SUL PIL REALE DELLE RIFORME IN ISTRUZIONE E RICERCA, MERCATO DEL LAVORO, PUBBLICA AMMINISTRAZIONE, GIUSTIZIA, CONCORRENZA E APPALTI (scostamenti percentuali rispetto allo scenario base)

Riforme	2026	2030	Lungo periodo
Istruzione e ricerca	0,5	0,9	3,0
Politiche attive del mercato del lavoro	1,5	2,4	3,5
Pubblica Amministrazione	0,9	1,6	2,3
Giustizia	0,4	0,6	0,7
Concorrenza e Appalti	0,1	0,2	0,6
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

Obiettivo principale delle azioni strutturali relative alla riforma della Pubblica Amministrazione previste nel PNRR è di rendere più snella ed efficiente la PA, con ricadute positive sul miglioramento della produttività e della qualità del capitale umano, accompagnati dalla riduzione dei costi per le imprese. Ciò determina un effetto positivo sul PIL reale del 2,3 per cento nel lungo periodo.
Le misure previste dal PNRR nell’ambito della giustizia hanno tra i loro obiettivi la riduzione della durata dei processi civili e penali (rispettivamente del 40 e del 25 per cento), nonché il miglioramento dell’efficienza e della prevedibilità del sistema giudiziario. Gli effetti della riforma determinano un aumento del livello del PIL nel lungo periodo dello 0,7 per cento rispetto allo scenario di base.
Le riforme relative a concorrenza e appalti, infine, mirano ad accrescere il livello di concorrenza e competitività del sistema produttivo e a semplificare le norme in materia di contratti pubblici. Sulla base dei contenuti delle riforme attuate e di quelle che dovranno essere implementate negli anni successivi, si è

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7 Per dettagli si veda l’Appendice 1.
8 Si veda anche D’Andrea S., S. D’Andrea, G. Di Bartolomeo, P. D’imperio, G. Infantino, M. Meacci (2023), “Structural reforms in the Italian National Recovery and Resilience Plan: A macroeconomic assessment of their potential effects”, Working Paper n. 2, 2023, Ministero dell’Economia e delle Finanze, Dipartimento del Tesoro.

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ipotizzato che l’Italia possa raggiungere il livello dei best performer nei diversi ambiti considerati, con un impatto stimato sul PIL rispetto allo scenario di base pari allo 0,6 per cento nel lungo periodo.

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La riforma del sistema giudiziario: traguardi e prospettive
Come sottolineato dalla Commissione nel Country Report 2022, la riforma del sistema giudiziario rappresenta una delle sfide più impegnative e di più ampio orizzonte che l’Italia si è impegnata ad affrontare nell’ambito del PNRR.
Al fine di migliorare la celerità e l’efficienza del sistema, il PNRR ha stanziato circa 3 miliardi per diversi interventi, che spaziano dal rafforzamento del capitale umano al funzionamento dell’Ufficio per il processo e alla transizione digitale del sistema giudiziario, fino all’efficientamento del patrimonio immobiliare9. Come previsto dal PNRR, agli investimenti devono affiancarsi le riforme strutturali, e nel 2022 il Governo ha approvato le riforme del processo civile10 e del processo penale11 oltre a quelle in materia di insolvenza12 e di giustizia tributaria13.

Gli interventi realizzati negli ultimi anni hanno iniziato a produrre effetti importanti e gli ultimi dati14 mostrano miglioramenti significativi. Guardando al disposition time, emerge infatti che la durata dei processi civili nel periodo compreso tra il primo ottobre 2021 e il 30 settembre 2022 si è ridotta di circa il 6 per cento presso i Tribunali e le Corti d’Appello, e del 26 per cento presso la Corte di Cassazione15.

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9 Il PNRR prevede che entro il 2026 vengano realizzati interventi di efficientamento per almeno 289.000 mq e che i lavori per tali interventi siano aggiudicati entro il 2023. Sono state già bandite le procedure di gara per l’affidamento dell’esecuzione dei lavori per il 50 per cento degli interventi.
10 D.lgs. 10 ottobre 2022, n. 149, recante “Attuazione della legge 26 novembre 2021, n. 206, recante delega al Governo per l'efficienza del processo civile e per la revisione della disciplina degli strumenti di risoluzione alternativa delle controversie e misure urgenti di razionalizzazione dei procedimenti in materia di diritti delle persone e delle famiglie nonché' in materia di esecuzione forzata”.
11 D.lgs. 10 ottobre 2022, n. 150, recante “Attuazione della legge 27 settembre 2021, n. 134, recante delega al Governo per l'efficienza del processo penale, nonché' in materia di giustizia riparativa e disposizioni per la celere definizione dei procedimenti giudiziari”.
12 D.lgs 17 giugno 2022, n. 83, recante “Modifiche al codice della crisi d'impresa e dell'insolvenza di cui al D.Lgs.12 gennaio 2019, n. 14, in attuazione della direttiva (UE) 2019/1023 del Parlamento europeo e del Consiglio de l20 giugno 2019, riguardante i quadri di ristrutturazione preventiva, l'esdebitazione e le interdizioni, e le misure volte ad aumentare l'efficacia delle procedure di ristrutturazione, insolvenza ed esdebitazione, e che modifica la direttiva (UE) 2017/1132 (sulla ristrutturazione e sull'insolvenza)”.
13 L. 31 agosto 2022, n. 130, recante “Disposizioni in materia di giustizia e di processo tributari”.
14 Cfr la Relazione sull’amministrazione della giustizia del 2022. L’indicatore disposition time (DT) è definito come: DT = 365 * (casi pendenti a fine anno/casi definiti durante l’anno). Esso fornisce pertanto una stima del tempo prevedibile di definizione di un procedimento in termini di giorni. La durata media dei procedimenti definiti nel corso di un determinato anno dipende, invece, dall’anzianità dei casi che vengono definiti in un determinato anno.
15 In questo ambito un contributo rilevante è derivato dall’aumento delle definizioni.

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Quanto al settore penale, nello stesso periodo, la riduzione è stata pari a circa il 7,5 per cento presso i Tribunali e la Corte di Cassazione e del 12,7 per cento presso le Corti d’Appello.
Anche con riferimento all’elevato arretrato di lavoro, i dati più recenti mostrano un graduale progresso: il numero dei procedimenti pendenti nel terzo trimestre del 2022 è diminuito di oltre il 5 per cento, sia nel civile sia nel penale.
L’efficientamento dei processi e delle procedure
La riforma del processo civile mira all’efficientamento del sistema entro giugno 2026, con l’obiettivo di ridurre, rispetto al 2019, del 40 per cento la durata dei processi e del 90 per cento l’arretrato in primo e secondo grado. Gli interventi normativi sul Codice di procedura civile, sul Codice civile e su numerose leggi speciali realizzano infatti una riforma organica e un riassetto strutturale idonei ad accelerare il processo civile di cognizione (nei differenti gradi), il processo di esecuzione e i procedimenti speciali, nonché a rafforzare e incentivare il ricorso agli strumenti alternativi di composizione delle controversie (forme di giustizia complementare). La parte più consistente della riforma è entrata in vigore il 28 febbraio 202316. Nel corso del 2023 il Governo prevede di adottare alcuni correttivi e di completare gli atti attuativi previsti dalla riforma.
La riforma del processo penale mira all’efficientamento dei procedimenti, con l’obiettivo di ridurre, rispetto al 2019, del 25 per cento i tempi di trattazione. L’intervento è principalmente volto alla razionalizzazione, alla deflazione e all’accelerazione dei procedimenti, attraverso misure che incidono su diversi profili: indagini; notificazioni e comunicazioni, depositi, verbalizzazione e celebrazione udienze; procedibilità, estinzione e non punibilità reati; procedimenti speciali; primo grado; esercizio dell’azione penale e accesso al dibattimento; riduzione e semplificazione dei tempi di accesso al giudizio e di svolgimento dello stesso. La riforma è entrata in vigore il 30 dicembre 202217. Come per la riforma civile, il Governo prevede di adottare nel corso del 2023 alcuni correttivi e di completare l’adozione degli atti attuativi.
La riforma del quadro in materia di insolvenza è finalizzata a offrire nuovi e più efficaci strumenti agli imprenditori per sanare le situazioni di squilibrio economico-patrimoniale che appaiono reversibili, grazie ad esempio al ricorso alla “composizione negoziata della crisi”, a meccanismi di allerta precoce pre-insolvenza e alla specializzazione di organi giudiziari e pre-giudiziari. L'intervento normativo recepisce inoltre la Direttiva europea sulla ristrutturazione preventiva, sull’insolvenza, sull’esdebitazione e sulle interdizioni18. Anche in questo caso, il Governo prevede di adottare alcuni correttivi e gli atti attuativi previsti.
La riforma della giustizia tributaria ha l'obiettivo di rendere più efficiente il processo e ridurre l'elevato numero di ricorsi in Cassazione. Si prevede

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16 Si veda la legge di bilancio per il 2023.
17 D.L. 31 ottobre 2022, n. 162, su “Misure urgenti in materia di divieto di concessione dei benefici penitenziari nei confronti dei detenuti o internati che non collaborano con la giustizia nonché in materia di entrata in vigore del D.Lgs. 10 ottobre 2022, n. 150, di obblighi di vaccinazione anti SARS-COV-2 e di prevenzione e contrasto dei raduni illegali”, convertito con modificazioni dalla L. 30 dicembre 2022 n. 199.
18 Direttiva (UE) 2019/1023.

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l’introduzione di interventi ordinamentali e processuali con finalità deflattive e accelerazione dei giudizi, attraverso la professionalizzazione del giudice, il potenziamento delle strutture amministrative e il rafforzamento dell'autonomia dell'organo di autogoverno.
Obblighi internazionali e riforme ordinamentali
In adempimento degli obblighi internazionali19, il Consiglio dei ministri del 16 marzo 2023, ha approvato il disegno di legge che introduce il Codice dei crimini internazionali. Nel 2023 vedranno inoltre la luce numerosi atti attuativi di obblighi euro-unitari su operazioni societarie transfrontaliere20, whistleblowing21, class action22, riconoscimento reciproco dei provvedimenti di congelamento, confisca e contrasto alla diffusione di materiale terroristico on line.
Sono in corso di elaborazione disegni di legge di riforma della disciplina dei reati contro la PA, della criminalità minorile, nonché la revisione della disciplina processuale in ambiti di forte interesse anche nell’opinione pubblica, quali ad esempio le intercettazioni. In ambito civile si studierà un possibile intervento di efficientamento del recupero crediti. Saranno, inoltre, adottati i decreti attuativi relativi alla disciplina della crisi di impresa e dell’insolvenza.
Infine, sono allo studio i decreti attuativi e corretti della legge delega sull’ordinamento giudiziario e misure relative all’edilizia carceraria.
L’Ufficio per il processo e gli strumenti di digitalizzazione
In materia organizzativa, per quanto riguarda l’Ufficio per il processo (istituito in via permanente) il Ministero della giustizia ha già proceduto al reclutamento straordinario di 7.830 funzionari (al 31 gennaio 2023) sui 16.500 complessivi previsti23. L'intervento prevede anche il reclutamento di ulteriori figure professionali con diversi profili giuridico-amministrativi e tecnici che saranno impegnati nelle attività di supporto alle cancellerie e negli interventi di digitalizzazione e di edilizia giudiziaria. In tal senso il Ministero ha già proceduto al reclutamento straordinario di 3.406 dipendenti (al 31 gennaio 2023) dei 5.410 complessivi previsti24. Le attività di reclutamento proseguiranno nel corso del 2023.
Il Governo intende inoltre adottare diversi strumenti per incentivare la digitalizzazione del sistema giudiziario, atteso che tra gli impegni previsti dal

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19 Derivanti dall’adesione dell’Italia allo Statuto di Roma istituivo della Corte Penale Internazionale.
20 D. lgs 2 marzo 2023, n. 19 in attuazione della direttiva (UE) 2019/2021 del Parlamento europeo e del Consiglio, del 27 novembre 2019, in materia di trasformazioni, fusioni e scissioni transfrontaliere.
21 Il decreto legislativo adottato in attuazione della direttiva (UE) 2019/1937 del Parlamento europeo e del Consiglio, in materia di protezione delle persone che segnalano violazioni del diritto dell’Unione è stato approvato in via definitiva nel Consiglio dei ministri n. 24 del 9 marzo 2023
22 Il decreto legislativo adottato in attuazione della direttiva (UE) 2020/1828 del Parlamento europeo e del Consiglio, in materia di azioni rappresentative a tutela degli interessi collettivi dei consumatori è stato approvato in via definitiva nel Consiglio dei ministri n. 24 del 9 marzo 2023
23 Cfr. art. 11 del D.L. 9 giugno 2021, n. 80, recante “Misure urgenti per il rafforzamento della capacita' amministrativa delle pubbliche amministrazioni funzionale all'attuazione del PNRR e per l'efficienza della giustizia”, convertito con modificazioni dalla L. 6 agosto 2021, n. 113.
24 Cfr. art. 13 del D.L. n. 80/2021.17 OECD Economic Outlook, 2022.

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PNRR per il 2023 vi sono: la gestione elettronica obbligatoria di tutti i documenti; il processo civile interamente telematico; la digitalizzazione dei procedimenti penali di primo grado (esclusa l'udienza preliminare); la creazione di una banca dati delle decisioni civili gratuita, pienamente accessibile e consultabile. Il PNRR prevede inoltre che nel 2023 siano digitalizzati 3,5 milioni di fascicoli giudiziari relativi agli ultimi 10 anni e l’inizio della realizzazione di un data lake che consenta di accedere ai dati per la ricostruzione della giurisprudenza e per finalità statistiche25.
La riforma fiscale, per un sistema più equo ed efficace
Il Country Report 2022, pur sottolineando l’importanza dell’introduzione dell’assegno unico universale e l’abolizione dell’IRAP per i lavoratori autonomi, segnalava la necessità di un cambiamento strutturale del sistema fiscale, in grado di risolvere problemi ormai radicati, quali la complessità e la frammentarietà del sistema, l’elevata tassazione sui redditi da lavoro, la perdurante evasione.
Il Governo condivide l’analisi della Commissione ed è convinto che la riforma fiscale rappresenti un’azione chiave da intraprendere per rispondere alle debolezze strutturali del Paese. Pur non rientrando nell’ambito operativo del PNRR, la predisposizione di un contesto normativo certo, la razionalizzazione del sistema tributario attraverso una maggiore qualità della legislazione tributaria, l’interscambio tra banche dati, la semplificazione degli adempimenti dichiarativi e il contrasto all’evasione fiscale e all’elusione possono concorrere a realizzare gli obiettivi generali di equità sociale e di miglioramento della competitività del sistema produttivo già indicati nelle Raccomandazioni all’Italia. Il PNRR esprime infatti la necessità di definire un sistema fiscale certo ed equo anche mediante l’attuazione di riforme abilitanti in tema di miglioramento dell’efficacia e della qualità della regolazione, di attuazione del federalismo fiscale e di riduzione del tax gap.
Con il disegno di legge delega, approvato il 16 marzo 2023 (Atto Camera 1038) dal Consiglio dei ministri, il Governo ha avviato un percorso di riforma complessiva del sistema fiscale che dovrà accompagnare l’attuazione del PNRR. La riforma si articola in quattro parti: definizione delle tempistiche e dei principi generali, inclusa la revisione dello Statuto dei diritti del Contribuente; interventi in materia di tributi diretti e indiretti, nonché in materia di giochi; riforma dei procedimenti dichiarativi, accertativi, di riscossione e del contenzioso, inclusa la ridefinizione delle sanzioni amministrative e penali; adozione di testi unici e codificazione.
La riforma dell’Irpef
L’asse portante del disegno di riforma fiscale è la progressiva riduzione del numero di aliquote IRPEF attualmente vigenti, accompagnata da una diminuzione del carico fiscale in particolare per i redditi medi. Il primo intervento è principalmente indirizzato a migliorare l’efficienza della struttura dell’impostao 2023 (al 3,3 per cento a/a dal 4,3 per cento a/a di gennaio). L’inflazione core,

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25 Tale impegno si colloca nell’ambito del più ambizioso intervento di digitalizzazione previsto entro il 2026.

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personale sui redditi, riducendo gli effetti distorsivi sull’offerta di lavoro associati alla presenza di diverse aliquote, e a semplificare il sistema tributario. Il secondo intervento è principalmente finalizzato a ridurre la pressione fiscale per un’ampia platea di contribuenti e a concentrare i benefici sui redditi medi, con l’obiettivo ulteriore di allineare il cuneo fiscale italiano a quello dei Paesi più avanzati26. La riforma dell’IRPEF contenuta nel disegno di legge prevede, inoltre, l’applicazione di una tassazione proporzionale sostitutiva sugli incrementi di reddito calcolati come differenza tra il reddito del periodo d’imposta e il reddito più elevato tra quelli relativi ai tre periodi d’imposta precedenti. La finalità di questo intervento è incrementare l’efficienza della tassazione personale sostenendo l’incremento dell’offerta di lavoro, in termini sia di ore lavorate (margine intensivo) sia di nuove posizioni lavorative (margine estensivo). È prevista anche la ridefinizione delle principali deduzioni e detrazioni IRPEF al fine di promuovere l’equità verticale e orizzontale e migliorare la trasparenza del sistema fiscale. Più in generale, il riordino delle tax expenditures è altresì finalizzato al recupero di una parte del gettito utilizzabile per l’ulteriore razionalizzazione e semplificazione del sistema tributario.
Al riguardo, si segnala che la legge di bilancio per il 2023 è già parzialmente intervenuta sul sistema impositivo, modificando il regime forfettario attraverso l’innalzamento da 65.000 a 85.000 euro della soglia di ricavi e dei compensi che consente l’applicazione dell’imposta forfettaria del 15 per cento sostitutiva di quelle ordinarie27 e prevedendo, per i contribuenti che non possono beneficiare della misura appena descritta e solo per il 2023, l’introduzione di una flat tax incrementale28per i redditi individuali derivanti dall’esercizio di attività d’impresa, arti o professioni.
La riforma dell’imposizione societaria
Un’altra componente del disegno di riforma fiscale è la creazione di un contesto favorevole alla crescita e agli investimenti mediante una riforma complessiva dell’imposizione societaria. La direttiva sulla global minimum tax 29, che dovrà essere recepita entro il 2023, prevede che dal 1° gennaio 2024 entri in vigore l’imposta globale minima per le multinazionali con aliquota effettiva al 15 per cento, che richiede un adeguamento dell’IRES al mutato contesto internazionale al fine di rendere il sistema fiscale italiano maggiormente attrattivo su scala globale. Con il disegno di legge, al fine di sostenere gli investimenti, di favorire la capitalizzazione delle imprese stabilite in Italia, di incrementare la

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26 I dati sul cuneo fiscale o tax wedge per diversi Paesi sono di fonte OCSE e disponibili al sito https://data.oecd.org/tax/tax-wedge.htm
27 Tale agevolazione non si applica per coloro che avranno maturato compensi o ricavi superiori ai 100 mila. Il comma 54 innalza infatti a 85 mila euro la soglia di ricavi e compensi che consente di applicare un’imposta forfettaria del 15 per cento sostitutiva di quelle ordinariamente previste. La disposizione prevede inoltre che tale agevolazione cessa immediatamente di avere applicazione per coloro che avranno maturato compensi o ricavi superiori ai 100 mila euro, senza aspettare l’anno fiscale seguente.
28 Calcolata con un’aliquota del 15 per cento su una base imponibile, comunque non superiore a 40.000 euro, pari alla differenza tra il reddito d’impresa e di lavoro autonomo determinato nel 2023 e il più alto dei corrispondenti redditi dichiarati nei tre anni precedenti, decurtata di un importo pari al 5 per cento di quest’ultimo ammontare.
29 Direttiva n. 2022/2523.

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produttività, di promuovere l’occupazione e di favorire l’attrattività del sistema economico italiano, il Governo intende ridurre l’aliquota IRES sugli utili non distribuiti impiegati in investimenti qualificati in beni strumentali e nuove assunzioni. Nei limiti previsti dal quadro normativo unionale, potranno essere modificate la disciplina di deducibilità degli interessi passivi e quella dei regimi di compensazione delle perdite fiscali. La riforma dell’imposizione societaria sarà finalizzata anche a garantire un'attuazione equa, efficace e coerente delle nuove regole condivise a livello internazionale (G20 e Unione europea) in materia di tassazione dei profitti delle multinazionali e di economia digitale, anche in coerenza con le regole stabilite con il progetto BEPS (Base Erosion and Profit Shifting). È prevista, inoltre, l’introduzione di un regime opzionale di tassazione per le imprese in contabilità ordinaria assoggettate a Irpef, basato su un'imposta ad aliquota proporzionale allineata a quella ordinaria dell'IRES, al fine di promuovere la neutralità dei diversi sistemi di tassazione del reddito di impresa rispetto alla scelta della forma giuridica dell’impresa.
La riforma dell’IRAP
Il disegno di riforma fiscale, inoltre, dispone una revisione organica dell’IRAP volta all’abrogazione del tributo e alla contestuale istituzione di una sovraimposta IRES tale da assicurare un equivalente gettito fiscale, per garantire il finanziamento del fabbisogno sanitario, nonché il finanziamento delle Regioni che presentano squilibri di bilancio sanitario ovvero che sono sottoposte a piani di rientro.
La riforma dell’IVA
Un punto centrale attiene poi alla riforma dell’IVA, in base a criteri di semplificazione, di riordino della normativa in un Testo Unico e di razionalizzazione del numero e del valore delle aliquote, per favorire una maggiore omogeneizzazione del trattamento IVA per i beni e i servizi appartenenti al medesimo paniere. Si prevede inoltre l’introduzione, attualmente consentita per alcune categorie di beni dall’ordinamento unionale, di un’aliquota pari a zero con diritto alla detrazione sugli acquisti, il miglioramento dell’efficienza e la riduzione degli oneri amministrativi, anche al fine di implementare il contrasto all'erosione e all'evasione.
Si segnala che la legge di bilancio per il 2023 è già intervenuta sulla disciplina dell’IVA prevedendo una aliquota del 5 per cento per alcune categorie di beni per l’igiene femminile e per l’infanzia. Per contrastare frodi ed evasione in materia di imposta sul valore aggiunto, inoltre, sono stati introdotti nuovi obblighi comunicativi per le piattaforme di e-commerce30 relativi ai dati dei fornitori e delle operazioni effettuate.

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30  La misura riguarda le piattaforme digitali che vendono on line determinati beni come telefoni cellulari, tablet e PC, oltre a quelli che verranno espressamente previsti con decreto del MEF.

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Le accise e le aliquote sui carburanti
Per quanto riguarda le accise, si prevede di intervenire per ridefinire le aliquote attualmente vigenti sui prodotti energetici (carburanti e combustibili) e sull’energia elettrica, tenendo conto dell’impatto ambientale di ciascun prodotto, con l’obiettivo di contribuire alla riduzione delle emissioni di gas climalteranti attraverso l’utilizzo della leva fiscale e di promuovere la transizione energetica e l’utilizzo di fonti energetiche rinnovabili ed ecocompatibili, in linea con gli impegni internazionali G20 e G7 e unionali31. In particolare, nel rispetto delle disposizioni unionali in materia di esenzioni o riduzioni di accisa e al fine di contribuire con misure fiscali nazionali all’obiettivo di rendere l’Unione europea a neutrale impatto climatico entro il 2050, il disegno di legge fissa gli obiettivi per il sostegno alla transizione energetica – incremento della produzione di energia elettrica, di gas metano o gas naturale ottenuti da biomassa o altre risorse rinnovabili - anche attraverso l’introduzione di meccanismi di rilascio di titoli per la cessione di energia elettrica, di gas metano o gas naturale a consumatori finali ai fini del riconoscimento dell’accisa agevolata o esente.
La tassazione dei redditi da capitale
Per quanto riguarda la tassazione dei redditi da capitale, è prevista la creazione di un’unica categoria reddituale con riferimento ai redditi di natura finanziaria e l’introduzione della compensazione eterogenea - tra minusvalenze e dividendi o interessi – nell’ambito delle diverse fonti di redditi da capitale. Il primo intervento è principalmente finalizzato a promuovere l’efficiente allocazione del capitale. Il secondo intervento è invece volto a favorire la semplificazione del sistema tributario e la neutralità tra i diversi impieghi di capitale. Sono previste, inoltre, misure relative alla residenza fiscale delle persone fisiche e giuridiche e interventi per favorire nuovi investimenti in Italia con capitali esteri al fine di creare un contesto maggiormente attrattivo e favorevole per gli investitori esteri.
Sono anche previste disposizioni sul riordino in materia di giochi e, in particolare, misure finalizzate a tutelare i soggetti più vulnerabili, interventi per il riordino delle reti di raccolta del gioco e nuove regole sulla trasparenza dei soggetti che controllano le società concessionarie.
La razionalizzazione degli obblighi dichiarativi e interventi per la semplificazione
Numerosi sono gli altri ambiti sui quali il disegno di riforma fiscale intende agire. All’interno del percorso di riforma complessiva del sistema fiscale si collocano nuove misure per la razionalizzazione degli obblighi dichiarativi e interventi per la semplificazione degli adempimenti per i contribuenti. Questi interventi sono finalizzati a perseguire una riduzione dei costi di adempimento per i contribuenti e il recupero di evasione fiscale dovuta a omissioni o errori dei contribuenti ascrivibili alla complessità del sistema fiscale.

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31 Giova ricordare che il pacchetto Fit for 55 e la conseguente proposta di revisione della direttiva europea sull’energia “Energy Taxation Directive” intendono perseguire il conseguimento dell'obiettivo climatico di ridurre le emissioni dell'Unione Europea di almeno il 55 per cento entro il 2030.

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Un elemento fondamentale nell'attuazione di tale approccio, strettamente connesso al pieno sviluppo della digitalizzazione, è l'ottimizzazione e l'ampliamento dei canali messi a disposizione dall'amministrazione finanziaria, attraverso strumenti che offrano ai contribuenti e agli utenti una chiara definizione dei propri obblighi fiscali, anche in un'ottica di maggiore trasparenza dei rapporti con il fisco. In questo senso, in attuazione degli obiettivi previsti dal PNRR, la progressiva estensione del metodo della dichiarazione precompilata anche per gli adempimenti IVA (registri IVA, comunicazioni delle liquidazioni periodiche, dichiarazione annuale), resa possibile dall'estensione della fatturazione elettronica e dalla trasmissione telematica dei corrispettivi, costituirà un'azione strategica per il prossimo triennio. Sempre nell'ambito dell'avanzamento digitale si colloca la completa interoperabilità delle banche dati e l'evoluzione nell'attività di gestione delle informazioni. In particolare, si prevede la piena utilizzazione dei dati che affluiscono al sistema informativo dell’anagrafe tributaria, il potenziamento dell’analisi del rischio, il ricorso alle tecnologie digitali e alle soluzioni di intelligenza artificiale, nel rispetto della disciplina unionale sulla tutela dei dati personali. Sul piano europeo e internazionale, sarà assicurato il potenziamento della cooperazione amministrativa attraverso lo scambio di informazioni tra giurisdizioni fiscali per contrastare efficacemente e tempestivamente l'evasione, l'elusione e le frodi fiscali, migliorare la coerenza delle norme fiscali internazionali e garantire un ambiente fiscale più trasparente.
La riforma fiscale prevede l’impegno a consolidare il rapporto di fiducia tra contribuenti e fisco, favorendo l’incremento del livello di compliance volontaria e la semplificazione delle procedure di accertamento. In particolare, la delega introduce misure che sono finalizzate a modificare consistentemente l’accertamento incentrandolo sulla tax compliance volontaria, anche istituendo un concordato preventivo biennale e rafforzando la cooperative compliance. Si prevede, inoltre, la realizzazione di una piena digitalizzazione dei rapporti con i contribuenti e con gli stakeholders, con l’obiettivo di facilitare gli adempimenti, minimizzare i costi ed eliminare eccessivi oneri e formalità. L’idea di principio è quella di integrare l'assolvimento degli obblighi fiscali nel normale svolgimento delle attività economiche.
Il recupero di efficienza nei procedimenti di riscossione e nel contenzioso
Infine, la delega contiene interventi finalizzati al miglioramento dei procedimenti di riscossione e di rimborso, attualmente caratterizzati da significative inefficienze32. Al riguardo, la riforma fiscale prevede il progressivo superamento del ruolo, l’accesso semplificato a una rateizzazione stabile e l’estensione del termine di efficacia degli atti di riscossione per una maggiore rapidità dell’azione di recupero. Sempre nell’ambito della riscossione, il DDL prevede l’incremento dell’utilizzo delle più evolute tecnologie e l’interoperabilità dei sistemi, e persegue inoltre l’obiettivo di eliminare duplicazioni organizzative,

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32 Secondo i dati dell’Agenzia delle Entrate – Riscossione, aggiornati al 31 Dicembre 2022, il magazzino delle entrate comprende più di 170 milioni di cartelle, di cui il 60 per cento notificate prima del 2015. Inoltre, il 10 per cento circa delle attività di riscossione servono a finanziare i costi delle attività di riscossione a carico della Pubblica Amministrazione.

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logistiche e funzionali, con conseguenti riduzioni dei costi e miglioramento dell’efficienza.
La delega fiscale prevede infine i criteri direttivi che devono guidare il Governo nella riforma in materia di contenzioso e di sanzioni. In particolare, saranno previsti ulteriori meccanismi di deflazione del contenzioso nei vari gradi di giudizio e sarà migliorato il processo tributario telematico. Per quanto riguarda le sanzioni, gli obiettivi principali sono: l’integrazione delle sanzioni amministrative e penali, la revisione dei rapporti tra processo penale e tributario e la loro riduzione in presenza di un efficace sistema di controllo dei rischi fiscali. Questi interventi sono finalizzati alla semplificazione e alla razionalizzazione del sistema sanzionatorio in ambito fiscale, anche al fine di creare un contesto giuridico certo, di promuovere la trasparenza e di consolidare il rapporto di fiducia tra contribuenti e fisco.
Allo stesso modo, diverse misure introdotte dalla legge di bilancio per il 2023 vanno nella direzione di rafforzare la fiducia e la trasparenza nei rapporti tra contribuenti e fisco e intendono ridurre quella quota di evasione imputabile alla complessità del sistema fiscale. Sono pervisti, infatti, lo stralcio dei debiti tributari fino a mille euro affidati all’Agente della riscossione dalle amministrazioni statali, dalle agenzie fiscali e dagli enti pubblici previdenziali dal 1° gennaio 2000 al 31 dicembre 2015 e la definizione agevolata dei carichi affidati agli agenti della riscossione dal 1° gennaio 2000 al 30 giugno 2022. La legge di bilancio disciplina, inoltre, la possibilità di definire con modalità agevolate le somme dovute a seguito del controllo automatizzato (cd. avvisi bonari), la definizione agevolata delle somme derivanti da controlli automatizzati le cui rateazioni sono in corso al 1° gennaio 2023 e la possibilità di sanare le irregolarità formali. Alcune innovazioni riguardano infine il contenzioso pendente, con l’obiettivo di velocizzarne la definizione, e la regolarizzazione degli omessi pagamenti di rate. Da ultimo, è stato adottato un decreto-legge che proroga i termini previsti dalle disposizioni di legge di bilancio per l’accesso alle predette misure agevolative. Inoltre, il decreto-legge ha disposto che la corretta definizione delle violazioni tributarie e l’integrale e tempestivo pagamento delle somme dovute, comporta la non punibilità per alcuni reati tributari a particolari condizioni.
La riforma della PA, per un’amministrazione più moderna, capace ed efficiente
Modernizzare la Pubblica Amministrazione (PA), rafforzarne la capacità amministrativa, snellire le procedure, digitalizzare i processi e potenziare le competenze digitali sono esigenze indifferibili per indirizzare l’economia italiana verso una crescita sostenibile. La Commissione europea e le Istituzioni internazionali (OCSE e Fondo Monetario) hanno spesso imputato alla debole capacità amministrativa e progettuale della PA la scarsa dinamicità degli investimenti pubblici in Italia e ne sottolineano l’impatto negativo sulla produttività totale dei fattori e sul business sentiment. La Commissione ha inoltre incluso il miglioramento dell’efficienza della PA nelle Raccomandazioni specifiche per Paese (CSR) sia nel 2019 (3.2: “migliorare l’efficienza della PA, in particolare investendo nelle competenze dei dipendenti pubblici, accelerando la digitalizzazione e aumentando l'efficienza e

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la qualità dei servizi pubblici locali”), sia nel 2020 (4.2: “migliorare l'efficienza del sistema giudiziario e il funzionamento della pubblica amministrazione”).
Tenuto conto di tali premesse, il PNRR ha previsto la strategia di modernizzazione della PA quale riforma orizzontale e abilitante. La stessa è suddivisa in tre ambiti (accesso e pubblico impiego; buona amministrazione e semplificazione; competenze e capacità amministrativa), articolati in 15 milestone e target concordati a livello europeo, 10 misure articolate in 9 investimenti e una sub-riforma (mercato del lavoro della PA: supporto per l’attuazione dei nuovi strumenti di gestione delle risorse umane), per un totale di 1.268,9 milioni, che rappresenta la maggiore assegnazione attribuita dal Dispositivo per la ripresa e la resilienza per la modernizzazione della PA in un Paese europeo.
L’Italia ha pienamente e puntualmente raggiunto e rendicontato tutti i target e le milestone assegnate alla riforma della pubblica amministrazione. Si delineano qui di seguito i principali risultati finora raggiunti e quelli attesi nel corso del 2023 per ciascuna delle tre linee di intervento.
Accesso al pubblico impiego
Sono state semplificate, velocizzate e digitalizzate le procedure di reclutamento per la copertura dei fabbisogni strutturali e le esigenze connesse all’attuazione del PNRR, con l’obiettivo di attrarre le migliori competenze e favorire un rapido ricambio generazionale per riportare la PA italiana in linea con gli standard europei. In tale ottica, nel biennio 2022/23 - fra sostituzione del turnover e nuove assunzioni - sono previsti circa 350.000 ingressi, pari al 10,9 per cento dell’attuale forza lavoro (3,2 milioni di dipendenti pubblici).
L’accelerazione nelle procedure di reclutamento è stata resa possibile da un imponente investimento nelle infrastrutture digitali necessarie all’organizzazione delle procedure selettive. Il Portale unico del Reclutamento InPA (finanziato con fondi PNRR per 20,5 milioni) oggi riunisce oltre 6 milioni di profili professionali, anche in virtù delle intese firmate con il mondo delle professioni, ed estende il suo perimetro di ricerca alla platea dei 16 milioni di iscritti a LinkedIn Italia: se ne prevede lo sviluppo anche come App per incrementarne la diffusione. Dal 1° novembre 2022 le amministrazioni centrali e le autorità indipendenti sono obbligate a pubblicare i propri bandi di concorso per assunzioni a tempo determinato e indeterminato sul portale del reclutamento e tramite la stessa piattaforma acquisire le domande di partecipazione alle procedure selettive (per gli enti locali, il ricorso è già obbligatorio per la pubblicazione dei bandi, e, a partire dal 31 maggio 2023, lo sarà anche per la raccolta delle candidature). Inoltre, a partire dal gennaio 2023, la pubblicazione delle procedure di reclutamento nei siti istituzionali e sul portale InPA esonera le amministrazioni, inclusi gli enti locali, dall’obbligo di pubblicazione in Gazzetta Ufficiale. Coerentemente con quanto previsto dalla normativa, attraverso il portale è possibile svolgere una serie di attività in modo rapido e semplificato. Le amministrazioni possono pubblicare bandi per il reclutamento di personale a tempo determinato e indeterminato, avvisi di mobilità e avvisi di selezioni per il conferimento di incarichi di lavoro autonomo per la realizzazione di interventi sul PNRR, pubblicare graduatorie di merito ed esiti delle procedure, effettuare comunicazioni dirette ai candidati e assistere le attività delle

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commissioni d’esame. La modernizzazione delle procedure selettive ha consentito una riduzione significativa della durata media dei concorsi, passando da 786 giorni delle procedure bandite nel 2019 a 189 giorni nel 2021, fino ai 169 giorni registrati nel 2022; gli ulteriori interventi programmati mirano a contenere la durata dei concorsi al di sotto dei sei mesi.

La riforma del reclutamento incrocia la riforma delle competenze e delle carriere: le nuove modalità di selezione si saldano alla riprogettazione del sistema dei profili professionali, di sviluppo delle carriere e di formazione professionale in una logica di gestione integrata delle risorse umane competency based. Il percorso di riforma è stato completato con l’adozione del decreto-legge 30 aprile 2022, n. 36, che ha portato alla completa definizione del quadro normativo di rango primario, che sarà attuato entro il 30 giugno 2023. Il disegno riformatore restituisce al sistema delle competenze una assoluta centralità come motore di cambiamento della PA e su di esso convergono tutte le leve di gestione delle risorse umane, dal reclutamento alle carriere, dalla formazione alla valutazione delle performance. Entro il 30 giugno 2023 sarà completato con l’adozione degli atti di fonte secondaria, delle linee guida e degli indirizzi per l’attuazione e con il setting definitivo del modello di governance della riforma.
Buona amministrazione e semplificazione
Il decreto-legge per l’attuazione del PNRR33 avvia, in anticipo rispetto alle scadenze e ai target fissati dallo stesso Piano, una prima tranche di circa cinquanta semplificazioni. Sul totale di 600 procedure amministrative da semplificare entro il 2026 ne sono già state definite 50, anticipando parzialmente la scadenza fissata dal PNRR per giugno 2024 (200 procedure). L'obiettivo finale è la creazione di un catalogo unico delle procedure, giuridicamente valido per tutto il territorio nazionale, in ambiti rilevanti come l'energia, il lavoro, il fisco, ma anche le disabilità e il sociale. Il suddetto decreto prevede interventi in materia di: a) appalti e contratti; b) telecomunicazioni; c) edilizia scolastica; d) ambiente ed energia; e) trasporti; f) beni culturali.
Capitale umano e capacità amministrativa
Le azioni intraprese mirano ad allineare l’Italia rispetto alla CSR del 2019 (investire nelle competenze dei dipendenti pubblici) nonché all’obiettivo PNRR di formare, entro il 2026, 750.000 dipendenti della PA, di cui 350.000 delle PA centrali, con la certificazione dei risultati formativi per almeno il 70 per cento dei dipendenti.
Per armonizzare le politiche formative di ciascuna PA attorno a un corpo comune di principi fondanti, il Ministro per la Pubblica Amministrazione ha emanato lo scorso 21 marzo un atto di indirizzo che fissa per la prima volta obiettivi quantitativi e qualitativi minimi per la formazione del personale (con la garanzia di

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33 Decreto-legge 24 febbraio 2023, n. 13.

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un monte ore minimo di 24 ore di formazione l’anno per ogni dipendente) e riporta la formazione al centro dei processi di programmazione strategica, in coordinamento con il ciclo della performance. La formazione del personale torna così a rappresentare una leva strategica per la gestione delle risorse umane, nell’ottica di un impegno pluriennale da considerare non come una spesa corrente, ma come un investimento a lungo termine per aumentare produttività e creazione di valore pubblico.
Il conseguimento degli obiettivi PNRR in materia di formazione diviene una responsabilità collettiva di tutte le PA, con l’individuazione di priorità comuni in materia di sviluppo delle competenze funzionali alla transizione digitale, ecologica e amministrativa, di strutturazione di percorsi di formazione iniziale per l’inserimento del personale neoassunto e di sviluppo delle competenze trasversali (soft skills), con l’obiettivo di estendere il tradizionale ambito formativo dalle tradizionali discipline giuridiche e tecnico-specialistiche (su cui si concentrava nel 2019 oltre il 75 per cento dell’offerta formativa della PA) verso competenze manageriali e di organizzazione e di gestione delle risorse umane (nel 2019, pari al 7,7 per cento dell’offerta formativa). Viene introdotto un “ciclo di gestione” della formazione nelle amministrazioni pubbliche, con percorsi formativi differenziati per target di riferimento, certificati all’interno di un sistema di accreditamento e individuati a partire dall’effettiva rilevazione dei gap di competenze.
In tale cornice, è stato ridefinito il portale “Syllabus - Nuove competenze per le PA”, che già nella precedente versione (Competenze digitali per la PA) poteva contare su un bacino di circa 2.500 PA aderenti, con oltre 100.000 dipendenti che hanno svolto l’assessment delle competenze, e sono stati avviati oltre 350.000 corsi di formazione. La nuova piattaforma Syllabus, on line dal 16 marzo, si pone l’obiettivo di un’adesione da parte di tutte le PA entro il 30 giugno 2023, la formazione di almeno il 30 per cento dei dipendenti sulle competenze digitali entro il 31 dicembre 2023, con attestazione del livello finale di competenza, e obiettivi crescenti per gli anni successivi (fino al 55 per cento dei dipendenti nel 2024 e fino al 75 per cento nel 2025). Analoghi target quantitativi saranno previsti per la formazione delle competenze per la transizione digitale e amministrativa. Il portale Syllabus costituirà inoltre la base per la creazione del “fascicolo formativo del dipendente”, che confluirà nel fascicolo digitale del dipendente (che sarà reso operativo entro l’estate 2023), grazie alla costituzione dell’Anagrafe nazionale dei dipendenti pubblici, e che consentirà di avere un unico ambiente digitale in cui saranno rintracciabili i dati principali relativi a carriera, formazione e titoli di ogni lavoratore della PA.
La spending review
Tra le riforme previste nel PNRR rientra anche la spending review, che impegna il Governo a effettuare una revisione annuale della spesa nel periodo 2023-2025 per realizzare risparmi di bilancio da destinare al miglioramento delle finanze pubbliche, alla riforma fiscale o a misure favorevoli alla crescita. Lo scorso novembre è stato approvato il decreto che ripartisce i risparmi di spesa tra i Ministeri per il triennio 2023-2025 e definisce le aree di intervento in base a quanto previsto nel DEF 2022. Il provvedimento dispone un risparmio di 800 milioni nel 2023, di 1,2 miliardi nel 2024 e di 1,5 miliardi nel 2025 (per un totale di 3,5 miliardi).

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La riduzione di spesa sarà attuata da ogni ministero secondo criteri basati su analisi e valutazione oggettive sulla qualità e sull'efficacia dei singoli provvedimenti. Inoltre, per la prima volta al fine di aiutare i ministeri a razionalizzare e valutare la qualità della spesa, le singole amministrazioni centrali potranno procedere, a domanda, ad assunzione di personale a tali scopi dedicato, nel limite di euro 1,25 milioni per l'anno 2023, 1,56 milioni per l'anno 2024 e di 1,87 milioni a decorrere dal 202534.
Infine, nel medesimo quadro di revisione annuale della spesa nel periodo 2023-2025, a fine 2022 è stato conseguito il traguardo relativo all’adozione di una Relazione sull’efficacia degli strumenti messi in atto dalle Amministrazioni per valutare i piani di risparmio. Sempre al fine di dare attuazione all’obiettivo del PNRR di riforma del quadro di revisione della spesa, è stato previsto anche un potenziamento delle strutture destinate allo svolgimento di tali funzioni. A tale riguardo, nel corso del 2022, con questa finalità sono state istituite presso il Ministero dell’economia e delle finanze specifiche strutture; quali il Comitato scientifico per le attività inerenti alla revisione della spesa che fornisce indirizzi metodologici e criteri per la definizione dei processi e delle attività di revisione della spesa.
Un ulteriore intervento a favore del rafforzamento delle competenze in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa, è stato disposto con la recente legge di bilancio per il 202335 attraverso lo stanziamento di apposite risorse da assegnare, su richiesta, a ciascun Ministero. Nel 2023 sono stanziati complessivamente 20 milioni, 25 milioni per l'anno 2024 e 30 milioni a decorrere dal 2025, da destinare ad assunzioni di personale specializzato, al conferimento di incarichi a esperti in materia di analisi, valutazione delle politiche pubbliche e revisione della spesa, nonché a convenzioni con università e a formazione specialistica36.
Semplificazione e riassetto del quadro normativo
L’azione di semplificazione del Governo si muoverà lungo due direttrici principali volte, da una parte, alla riduzione della normativa esistente e, dall’altra, alla razionalizzazione del sistema di fonti del diritto, caratterizzato dalla stratificazione di disposizioni normative, spesso non coordinate fra loro.
Secondo i dati forniti dall’Istituto Poligrafico e Zecca dello Stato, dal 1861 al 21 settembre 2021, sono stati adottati 203.893 atti aventi valore normativo nell’ordinamento italiano e di questi solo 93.979 sono stati espressamente abrogati.
Il Ministro per le riforme istituzionali e la semplificazione normativa sta svolgendo un’attività di censimento e analisi, volta a identificare, insieme alle Amministrazioni di settore, i provvedimenti che hanno esaurito la loro funzione, che sono rimasti privi di effettivo contenuto precettivo o che risultano obsoleti. A tal fine è stata avviata l’analisi dei Regi Decreti adottati a partire dal 1861, che saranno oggetto di abrogazioni periodiche nel corso dell’anno.

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34 Decreto del Presidente del Consiglio dei Ministri del 4 novembre 2022.
35 Articolo 1, commi da 891 a 893, della legge 29 dicembre 2022, n. 197.
36 Sul punto si rinvia alla Sezione I, capitolo VI (par.VI.1).

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Con riferimento all’azione di riordino dell’assetto normativo, il Governo procederà con la riforma , prevista nel PNRR, di semplificazione dei controlli sulle attività economiche e di eliminazione degli adempimenti non necessari, per accrescere gli spazi di libertà di cittadini e imprese Allo stesso scopo, sono programmati la semplificazione della disciplina concernente le energie rinnovabili nonché il riordino del Testo unico degli enti locali e della disciplina in materia ambientale, anche mediante la revisione del Codice dell’ambiente.
La transizione digitale
Secondo i dati dell’edizione 2022 del Digital Economy and Society Index37 (DESI), l’Italia negli ultimi 5 anni ha compiuto significativi progressi nel processo di transizione digitale. Tuttavia, il nostro Paese si colloca ancora sotto alla media UE in termini di digitalizzazione dell'economia e della società (diciottesimo posto nella classifica dei 27 Paesi europei) e il Governo intende quindi proseguire con decisione nel percorso di rinnovamento.
Tra gli ambiti a cui fa riferimento il DESI, la performance migliore del nostro Paese riguarda il tema della connettività: l’Italia si colloca infatti al settimo posto nella classifica dei 27 paesi UE totalizzando un punteggio superiore alla media per molte voci, come la copertura della banda larga veloce (NGA) - che nel 2021 ha interessato il 97 per cento delle famiglie (contro il 90 per cento nella UE) - e la copertura 5G che ha riguardato il 99,7 per cento delle zone abitate a fronte di una media UE del 66 per cento. È necessario invece incrementare la copertura delle reti ad altissima capacità. La performance dell’Italia è positiva anche per quanto riguarda la classifica dell’integrazione delle tecnologie digitali dove il Paese ricopre l’ottavo posto. Anche in questo caso, il risultato per alcuni indicatori è al di sopra della media UE – come, ad esempio, in termini di PMI con almeno un livello base di intensità digitale (60 per cento contro il 55 della UE), percentuale di imprese che utilizzano il Cloud (52 per cento contro il 34 nella UE) e di quelle che utilizzano la fatturazione elettronica (95 per cento contro il 32 della UE) - mentre è più contenuto il ricorso ad altre tecnologie come i big data (li usa il 9 per cento delle imprese italiane rispetto a una media UE del 14 per cento).
Se si guarda alla classifica relativa ai servizi pubblici digitali, l’Italia ricopre il diciannovesimo posto, soprattutto a causa della bassa percentuale di utenti di e-government (pari al 40 per cento a fronte di una media europea del 65 per cento), nonostante il significativo incremento registrato negli ultimi 2 anni. Decisamente migliore il punteggio relativo ai dati aperti, che mostra una posizione di leadership, con un punteggio di 92 contro una media UE di 81. Anche in termini di capitale umano, l’Italia si colloca al venticinquesimo posto tra i 27 partner europei: mentre il nostro paese è quasi in linea con la media UE in termini di competenze digitali superiori a quelle di base (23 per cento rispetto al 26 per cento nell'UE), solo il 46 per cento degli individui possiede competenze digitali di base, a fronte di una quota europea del 54 per cento.

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37 Digital Economy and Society Index, pubblicato il 28 luglio 2022.

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Il potenziamento delle infrastrutture digitali- la strategia nazionale per la Banda Ultra Larga – “Verso la Gigabit Society”.
Il Governo sta agendo su vari fronti per recuperare i vari gap e, in particolare, sta investendo sugli aspetti di infrastrutturazione, attraverso la Strategia nazionale per la Banda Ultra Larga – “Verso la Gigabit Society”. Tale strategia ha l’obiettivo di portare la connettività a 1 Gbps su tutto il territorio nazionale entro il 2026 e favorire lo sviluppo di infrastrutture di telecomunicazione fisse e mobili, così come indicato dal PNRR. La disponibilità di connessione ultraveloce per cittadini, imprese e pubbliche amministrazioni è essenziale per i tanti servizi ormai divenuti parte della quotidianità, quali lo smart working, la teledidattica, la telemedicina, l’accesso a contenuti in streaming e on-demand, lo sviluppo delle attività di impresa. La Banda Ultra Larga è ormai considerabile come un bene primario. La Strategia, oltre a completare il Piano di copertura delle cosiddette aree bianche e il Piano Voucher con le misure di sostegno alla domanda di connettività, prevede cinque nuovi Piani di intervento pubblico per coprire le aree geografiche in cui l’offerta di infrastrutture e servizi digitali ad altissima velocità da parte degli operatori di mercato è assente o insufficiente. I Piani sono dedicati alla popolazione nel suo insieme (come, ad esempio, il Piano Italia a 1 Giga e Italia 5G) ma anche a specifici settori, quali le scuole, con il Piano “Scuole Connesse”, le strutture sanitarie, con il Piano “Sanità Connessa” ed il collegamento alle cd. isole minori al fine di fornire a queste una connettività adeguata attraverso il “Piano Isole Minori”.
Al 30 giugno 2022 è stata raggiunta la milestone del PNRR che prevedeva l’aggiudicazione di tutti i contratti. In particolare, con riguardo al Piano Italia a 1Giga, sono stati assegnati i contratti a vari operatori economici per portare Internet veloce a circa 7 milioni di civici distribuiti su tutto il territorio italiano. L’intervento è organizzato su 14 aree geografiche ed ha assegnato contributi per circa 3,4 miliardi. Il Piano Italia 5G prevede invece da una parte incentivi sugli investimenti per la realizzazione di rilegamenti in fibra ottica di siti radiomobili esistenti fino al 90 per cento del costo degli stessi, ad oggi sono stati assegnati 725 milioni; dall’altra la realizzazione di nuove infrastrutture di rete mobili (fibra, infrastrutture e componenti elettroniche) con velocità di trasmissione di almeno 150 Mbit/s in downlink e 30 Mbit/s in uplink, anch’esse finanziate fino al 90 per cento del costo complessivo.
I contratti relativi al Piano Scuola per connettere entro il 2026 quasi 10 mila sedi scolastiche di tutto il territorio italiano, suddiviso in otto aree geografiche, sono stati assegnati a vari operatori economici per circa 166 milioni. Per quanto riguarda il Piano Sanità connessa questo interessa oltre 12 mila strutture del servizio sanitario pubblico, anch’esso suddiviso in otto aree geografiche, che sono oggetto di intervento da parte degli operatori aggiudicatari della gara ai quali sono stati assegnati circa 314 milioni. Infine, per quanto riguarda il Piano Isole Minori sono state identificate le isole alle quali fornire la connettività mediante la progettazione, fornitura e posa in opera dei cavi sottomarini in fibra ottica e relativa manutenzione; all’operatore economico aggiudicatario è stato assegnato un contratto di circa 45 milioni, per la realizzazione dell’intervento. L’Italia intende intervenire ulteriormente attraverso il rafforzamento delle infrastrutture di connettività sui corridoi urbani ed extraurbani che interessano anche le linee ferroviarie.

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Il Fondo per la Repubblica digitale
Già nel PNR 2022 è stata segnalata l’innovativa partnership tra pubblico e privato sociale (Associazione di Fondazioni e di Casse di risparmio - Acri) avviata con il “Fondo per la Repubblica Digitale” che ha stanziato in via sperimentale, per cinque anni - fino al 2026 - circa 350 milioni di euro, alimentati dai versamenti effettuati dalle Fondazioni di origine bancaria, a cui è riconosciuto un credito d'imposta, per sostenere progetti rivolti alla formazione e all'inclusione digitale.
Recentemente 23 progetti sono stati selezionati dai due bandi “Futura” e “Onlife”, che consentiranno a poco meno di 5 mila persone di partecipare gratuitamente ai corsi di formazione. Le attività, che partiranno nei prossimi mesi, saranno dedicate ad accrescere le competenze digitali di base e avanzate delle donne e dei NEET. Molti progetti prevedono un percorso formativo su due livelli: uno di base, con corsi di alfabetizzazione informatica e digitale; e uno avanzato, dedicato a competenze specifiche nell’ambito del web design, robotica, blockchain, realtà aumentata e virtuale, intelligenza artificiale e a particolari figure professionali come RAM (Reputation Audit Manager) e RATER (Reputation And Trust Expertise Representative), Data Engineer, Data Analyst, IT Support e Cyber Security Specialist, Digital Marketing Analyst e UX Designer, Web Front End Developer, Full Stack Developer.
Questi primi interventi saranno sostenuti, complessivamente, con circa 13 milioni. Nel complesso sono 193 gli attori coinvolti tra enti del terzo settore, soggetti pubblici, università, imprese, enti di formazione, ITS, agenzie per il lavoro e soggetti che hanno un forte radicamento sul territorio di intervento. Per sottolineare l'importanza di questo obiettivo, una percentuale del contributo (il 20 per cento per Onlife e il 15 per cento per Futura) verrà erogata secondo il principio pay for performance; quindi, in base ai risultati raggiunti in termini di nuova occupazione o miglioramento della posizione lavorativa.
Il rafforzamento della cyber-security
La digitalizzazione nel suo complesso aumenta il livello di vulnerabilità della società da minacce cyber su tutti i fronti: ad esempio frodi, ricatti informatici o attacchi terroristici.
Il PNRR e la strategia “Italia digitale 2026” contengono importanti misure di rafforzamento delle difese cyber dell’Italia, a partire dalla piena attuazione della disciplina in materia di “Perimetro di Sicurezza Nazionale Cibernetica”. In particolare, gli investimenti sono organizzati su quattro aree di intervento principali. In primo luogo, sono rafforzati i presidi di front-line per la gestione degli alert e degli eventi a rischio intercettati verso la PA e le imprese di interesse nazionale. In secondo luogo, sono costruite o rese più solide le capacità tecniche di valutazione e audit continuo della sicurezza di apparati elettronici e applicazioni utilizzati per l’erogazione di servizi critici da parte di soggetti che esercitano una funzione essenziale. Inoltre, si intende investire nell’immissione di nuovo personale sia nelle aree di pubblica sicurezza e polizia giudiziaria, dedicate alla prevenzione e investigazione del crimine informatico diretto contro singoli cittadini, sia in quelle dei comparti preposti a difendere il Paese da minacce cibernetiche. Infine, è previsto il rafforzamento degli asset e delle unità incaricate della protezione della

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sicurezza nazionale e della risposta alle minacce cyber. Nel corso del 2022 sono state raggiunte tutte le milestone previste dal PNRR. Nello specifico è stata istituita la nuova Agenzia per la cybersicurezza nazionale; è stato operato il dispiego iniziale dei servizi nazionali di cybersecurity; è stata avviata la rete dei laboratori di screening e certificazione della cybersecurity; si è provveduto all’attivazione di un'unità centrale di audit per misure di sicurezza PSNC e NIS ed è stato avviato il sostegno al potenziamento delle strutture di sicurezza. Entro il 2024 si prevede la realizzazione di almeno 50 interventi di potenziamento effettuati nei settori del Perimetro di Sicurezza Nazionale Cibernetica (PSNC) e delle reti e sistemi informativi (NIS), con l’attivazione di interventi che riguardano, ad esempio, i centri operativi per la sicurezza (SOC), il miglioramento della difesa dei confini informatici e le capacità interne di monitoraggio in particolare nei settori dell'assistenza sanitaria, dell'energia e dell'ambiente. Si prevede inoltre che vengano attivate le squadre di pronto intervento informatico (CERT), l’integrazione di almeno 5 centri operativi di sicurezza (SOC) con l'HyperSOC nazionale e l’attivazione di almeno 10 laboratori di screening e certificazione, dei due centri di valutazione (CV), e del laboratorio di certificazione UE. Da segnalare che la legge di bilancio per il 2023 ha disposto la creazione di due fondi – il fondo per l’attuazione della Strategia nazionale di cybersicurezza e il fondo per la gestione della cybersicurezza – incrementando inoltre le risorse per il funzionamento dell’Agenzia per la cybersicurezza nazionale.
La digitalizzazione della Pubblica Amministrazione
Il PNRR prevede importanti riforme e investimenti che mirano a supportare la digitalizzazione della pubblica amministrazione, la semplificazione delle procedure e l’incremento della disponibilità, qualità e utilizzo di servizi pubblici digitali per cittadini e imprese. Uno dei passaggi fondamentali di questa evoluzione è dare piena attuazione al principio europeo del “once-only”, secondo il quale le pubbliche amministrazioni non devono chiedere più a cittadini e imprese dati di cui sono già in possesso ma si attivano per scambiare tra loro dati e fornire servizi in maniera più rapida ed efficace. Nell’ambito del PNRR è stata a tal fine sviluppata la Piattaforma digitale nazionale dati (PDND) che crea l’ecosistema dell’interoperabilità delle banche dati e abilita lo scambio semplice e sicuro delle informazioni tra le pubbliche amministrazioni attraverso servizi software (API – Application Programming Interface). La PDND, prevista dal Codice dell’Amministrazione digitale, è stata realizzata da PagoPA ed è operativa dall’ottobre 2022, in anticipo rispetto alle scadenze europee fissate dal PNRR. Tramite accordo con Istat è stato inoltre realizzato il Catalogo nazionale della semantica dei dati, che permette la ricerca e l’utilizzo di asset semantici a supporto dello sviluppo di API semanticamente e sintatticamente interoperabili. Conseguentemente, sono stati pubblicati gli avvisi rivolti a tutti i comuni e alle regioni e province autonome per l’adesione alla piattaforma e la sua alimentazione. Sono stati inoltre sottoscritti accordi di collaborazione con pubbliche amministrazioni centrali per l’erogazione di servizi innovativi basati sulla condivisione e l’interoperabilità delle banche dati, sempre attraverso la pubblicazione di nuove API. Nuovi accordi saranno sottoscritti nel corso dell’attuazione dell’investimento. Si prevede di alimentare la Piattaforma con 90

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API entro il 2023, 400 API entro il 2024, 850 API entro il 2025 e almeno 1.000 API entro il giugno 2026. La crescita di tale catalogo fornirà un importante contributo all’incremento dell’efficienza amministrativa, alla riduzione della richiesta di dati al cittadino e alla creazione di nuove opportunità di sviluppo per le imprese.
Il nuovo codice dei contratti pubblici
Il Country Report 2022 ha rilevato le lungaggini delle procedure di affidamento dei contratti pubblici in Italia e il collocamento del Paese tra le ultime posizioni nel quadro di valutazione del mercato unico relativamente all'indice dei contratti pubblici38. Coerentemente, le CSR rivolte all’Italia nel 2022 hanno rinnovato l’invito a migliorare la performance in termini di realizzazione degli investimenti pubblici.
Per dare seguito a queste indicazioni e per rispettare gli impegni assunti nel PNRR, il Governo ha approvato in esame definitivo nel mese di marzo la riforma del Codice dei contratti pubblici39 che mira ad assicurare la trasparenza e la semplificazione delle procedure, sempre in un’ottica di apertura alla concorrenza e al mercato, attraverso regole certe, che siano in grado di ridurre la complessità amministrativo-burocratica, spesso causa di interruzioni e ritardi nella realizzazione degli interventi.
La digitalizzazione degli appalti
Tra le principali novità, vi sono le disposizioni di attuazione degli impegni presi nella Missione 1 del PNRR, volte a digitalizzare le procedure degli appalti pubblici e delle concessioni40.
La digitalizzazione dei contratti pubblici troverà concreta realizzazione nella predisposizione di una e-platform come requisito per partecipare alla valutazione nazionale della procurement capacity per ogni stazione appaltante, nella semplificazione e digitalizzazione delle procedure delle centrali di committenza, nella definizione delle modalità per assicurare l’interoperabilità e l’interconnettività dei dati.
Le disposizioni del nuovo codice, in linea con il PNRR e con i principi e criteri direttivi della legge delega41, consentiranno la digitalizzazione dell’intera procedura dei contratti pubblici, fondandola sull’acquisizione di dati e sulla creazione di documenti nativi digitali, da realizzarsi tramite piattaforme che rendano possibile l’interazione con le banche dati esistenti e consentano, al contempo, un arricchimento delle stesse con i nuovi dati prodotti dalle singole procedure. Un ruolo decisivo per il raggiungimento di tali obiettivi sarà svolto, da un lato, dalla Banca Dati Nazionale dei Contratti Pubblici, che opererà in

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38 La Commissione imputa questo risultato negativo all’insufficienza delle misure per monitorare trasparenza, concorrenza e qualità delle informazioni negli appalti. Per maggiori dettagli si veda il Grafico A11.2 nel Country Report 2022.
39 Il testo tiene conto dei pareri espressi dalla Conferenza unificata e dalle competenti Commissioni parlamentari.
40 M1C1 – 75 del PNRR
41 Legge 21 giugno 2022, n. 78,

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connessione con le piattaforme digitali di e-procurement utilizzate dalle stazioni appaltanti (anche mediante l’attuazione delle disposizioni contenute nel regolamento di esecuzione (UE) 2019/1780) e, dall’altro, dal Fascicolo virtuale dell’operatore economico nel quale saranno presenti, per ciascun operatore economico, i dati e le informazioni per la verifica da parte delle stazioni appaltanti dei requisiti generali e speciali necessari per partecipare alla gara. La configurazione digitale di procedure e adempimenti burocratici avrà anche un ruolo importante per la prevenzione della corruzione e per il recupero della trasparenza, della tracciabilità, della partecipazione e del rispetto della legalità.
Per la fase di attuazione delle misure è stato appositamente istituito, presso la PCM-Dipartimento per la trasformazione digitale, un tavolo tecnico interistituzionale a cui partecipano tutti i soggetti coinvolti direttamente nel processo di digitalizzazione con particolare riguardo alla concreta realizzazione della interoperabilità delle banche dati esistenti42.
La riforma dal lato della domanda
Al fine di assicurare la realizzabilità di opere pubbliche di qualità nel rispetto dei tempi e dei costi preventivati è stato necessario procedere anche a una riforma dal lato della domanda (PA/stazioni appaltanti). Per tale ragione, si è reso operativo, come avviene per gli operatori economici, un nuovo meccanismo di qualificazione per le amministrazioni aggiudicatrici, in grado di attestarne l’idoneità allo svolgimento delle procedure di affidamento43. Tale riforma consentirà una maggiore professionalizzazione delle stazioni appaltanti, che saranno per ciò stesso incentivate ad aggregarsi, ovviando all’attuale frammentazione degli enti aggiudicatori. La qualificazione delle stazioni appaltanti sarà necessaria per realizzare le procedure di appalti di lavori superiore alla soglia di 500 mila euro e le procedure riferite a servizi e forniture al di sopra della relativa soglia di rilevanza comunitaria. L’elenco dei soggetti qualificati sarà gestito dall’ANAC.
Tra le misure rilevanti anche in ambito PNRR, deve menzionarsi altresì la “liberalizzazione” del sub-appalto, il ricorso al quale sarà affidato, caso per caso, alla valutazione della stazione appaltante che non soggiacerà più a alcun vincolo qualitativo e quantitativo prestabilito. Questo rappresenterà una importante semplificazione a sostegno dello sviluppo produttivo del Paese, permettendo una maggiore valorizzazione del ruolo delle piccole e medie imprese nell’esecuzione diffusa dei contratti di appalto44.
Oltre a quanto strettamente connesso all’attuazione del PNRR, nell’ottica di semplificare e di snellire gli oneri amministrativi relativi alle procedure di appalto,

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42 Contestualmente a tale attività si sta realizzando anche il transito delle amministrazioni pubbliche sulla Piattaforma Digitale nazionale dati (cfr. articolo 50-ter del d. lgs. 82/2005), che consentirà di avere contezza di tutti i dati a disposizione delle stesse che potranno essere condivisi per semplificare e accelerare tutta l’attività amministrativa.
43 Cfr. articolo 63 del d.lgs. 31 marzo 2023, n. 36 (“Qualificazione delle stazioni appaltanti e delle centralidi committenza”).
44 La disposizione consentirà l’immediata risoluzione della procedura di infrazione n. 2018/2273, aperta dalla Commissione europea nei confronti del Governo italiano il 24 gennaio 2019.

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il nuovo Codice interviene anche in altri ambiti e fasi di realizzazione degli appalti, tra cui la progettazione (riducendone i livelli da tre a due45 e garantendo al contempo il mantenimento dei medesimi standard tecnico-qualitativi) e il ricorso all’appalto congiunto di progettazione ed esecuzione46 (cd. appalto integrato).
Per il raggiungimento delle medesime finalità di semplificazione e, al contempo, di rilancio del tessuto produttivo nazionale, si è intervenuti anche in materia di appalti cd. “sotto soglia”, optando per il principio della libertà nella scelta delle procedure di affidamento, coerentemente con quanto già previsto nel cosiddetto decreto “semplificazioni COVID-19”47. Inoltre, si è introdotto un generale favor per la suddivisione in lotti degli appalti48, che diviene così la regola ordinaria nell’esecuzione degli stessi, con l’obiettivo di favorire la partecipazione alle gare delle micro, piccole e medie imprese, anche di prossimità.
Merita infine di essere evidenziato come il nuovo Codice consentirà di delineare una corsia preferenziale per la programmazione e la progettazione delle opere strategiche e di preminente interesse nazionale, in stretta sinergia con le Regioni49, nonché di favorire la continuità dei cantieri attraverso la formulazione di offerte concretamente sostenibili dal punto di vista finanziario e l’introduzione un regime obbligatorio di revisione prezzi sulla base di indici determinati dall’ISTAT.
Sostenere l’accesso al credito delle imprese
Ampliare e diversificare i canali di finanziamento
L’ampliamento e la diversificazione delle fonti di finanziamento delle imprese rappresentano importanti leve su cui agire al fine di renderle maggiormente competitive e dinamiche. A livello internazionale si evidenzia, infatti, un’accentuata concorrenza tra gli ordinamenti: il mercato dei capitali italiano soffre di un evidente ritardo rispetto ai mercati finanziari più evoluti, in parte dovuto a problemi comuni agli altri Paesi UE, in parte legati a problemi strutturali interni. Già l’OCSE nel suo Rapporto “OECD Capital Market Review of Italy for 2020: Creating Growth Opportunities for Italian Companies and Savers” ha evidenziato alcune debolezze dell’attuale sistema dei mercati di capitali italiano invitando i policy maker a farvi fronte. Anche la Commissione europea nel Country Report 2022 ha sottolineato come il settore finanziario italiano sia ancora prevalentemente “bank-based” con uno sviluppo ancora lento dei canali non bancari.
Alcune delle condizioni per favorire una maggiore disponibilità di capitali a lungo termine e, contestualmente, ridurre la dipendenza dal tradizionale capitale bancario possono essere realizzate con riforme incentrate sulla semplificazione di oneri informativi, procedurali e di vigilanza a carico di imprese e investitori.

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45 Articolo 41.
46 Articolo 44.
47 Decreto-legge 16 luglio 2020, n. 76.
48 Articolo 58.
49 Articolo 39.

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Tenuto conto dell’analisi dei mercati contenuta nel Libro Verde pubblicato nel 2022 (“La competitività dei mercati finanziari italiani a supporto della crescita”), il Governo è intervenuto al fine di introdurre misure per sviluppare il mercato dei capitali alla luce del ruolo fondamentale che lo stesso ha nell’accompagnare la crescita della nostra economia.
È, infatti, necessario adottare iniziative che, da un lato, rimuovano gli ostacoli normativi e operativi all’accesso al mercato da parte delle imprese e dall’altro stimolino, attraverso il mercato, la canalizzazione degli investimenti verso le imprese, ciò al fine di incrementare il tasso di potenziale crescita dell’economia e anche dell’occupazione.
A tal fine, il Governo ha adottato il decreto-legge n. 25/2023 con il quale sono state introdotte misure in materia di emissioni e circolazione di determinati strumenti finanziari in forma digitale e di semplificazione della sperimentazione FinTech, garantendo la piena operatività, in Italia, del regolamento europeo 2022/858.
È stato recentemente approvato dal Consiglio dei ministri50 un disegno di legge, collegato alla manovra di finanza pubblica, che contiene misure volte a semplificare talune disposizioni dell’ordinamento che hanno l’effetto di ritardare o di ridurre lo spazio per l’accesso ai mercati di capitali, nonché la permanenza negli stessi.
La finanza verde
Lo sviluppo di un mercato di capitali efficiente è funzionale al perseguimento da parte dell’Italia degli obiettivi di sostenibilità ambientale previsti a livello europeo e internazionale. Il fabbisogno di investimenti per raggiungere gli obiettivi climatici ed energetici della UE è stato stimato in circa 330 miliardi ogni anno fino al 2030. Il ruolo della finanza privata sarà fondamentale per poter indirizzare anche nel nostro Paese le risorse verso attività a sostegno della transizione ecologica.
Al riguardo, è da segnalare che in continuità con l’iniziativa MEF “Sustainable finance and investments for the transition to a green economy”, avviata nel 2021, lo scorso febbraio è stato approvato, sempre nel quadro del Technical Support Instrument della Commissione europea, un progetto relativo all’attuazione del “Piano d’azione per la finanzia sostenibile.” Tale progetto aveva già portato alla definizione di un quadro regolamentare per le emissioni verdi sovrane e alla mappatura del fabbisogno in termini di investimenti per raggiungere gli obiettivi di decarbonizzazione entro il 2050 in Italia. Il “Piano d’azione nazionale per la finanza sostenibile” avrà l’obiettivo di mobilitare capitali privati verso gli obiettivi di neutralità climatica entro il 2050. Si punta in particolare ad azioni mirate a rimuovere gli ostacoli che riguardano: l’assenza di dati climatici coerenti e di qualità, nonché la limitata disponibilità degli stessi; la difficoltà di diffusione dell’informativa e della reportistica di sostenibilità, soprattutto nelle imprese piccole e medie. Il progetto, approvato a febbraio 2023, verrà avviato nei prossimi mesi.

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50 ‘Ad aprile 2023.

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La definizione di un quadro regolamentare per le obbligazioni verdi sovrane ha permesso allo Stato italiano nel 2021 di entrare per la prima volta sul mercato dei titoli verdi con il “BTP Green 2045”, di cui sono state emesse due tranche per un valore nominale complessivo di 13,5 miliardi. La prima emissione ha visto una partecipazione di circa 530 investitori, per una domanda complessiva di 80 miliardi51. Nel settembre 2022 il MEF ha emesso un nuovo “BTP Green Aprile 2035”, tramite collocamento sindacato, per un totale di 36 miliardi.
Il MEF ha inoltre avviato, a fine 2022, il Tavolo permanente per il sostegno alla finanza sostenibile, con l’obiettivo di coordinare le iniziative e di offrire soluzioni concrete relative ai problemi di mancata mobilizzazione delle risorse private a supporto della transizione ambientale. Per il 2023, il Tavolo ha individuato come tematiche prioritarie di lavoro l’individuazione dei dati relativi ai rischi climatici e naturali (anche per i profili relativi al patrimonio immobiliare di famiglie e imprese), la reportistica di sostenibilità predisposta dalle imprese (inclusa l’educazione finanziaria alla sostenibilità), con un’attenzione particolare alle imprese e agli investitori, e la protezione assicurativa per rischi ambientali e climatici.
Razionalizzare gli schemi di garanzia pubblica
Parallelamente agli interventi volti all’ampliamento e alla diversificazione delle fonti di finanziamento per le imprese, prosegue inoltre il percorso già avviato durante la pandemia, di razionalizzazione del regime delle garanzie pubbliche come strumento di incentivo all’erogazione di finanziamenti bancari.
Per effetto della ricalibrazione recentemente introdotta52, nell’ultimo biennio sono state mobilitate risorse per circa 38 miliardi, in aggiunta alle quali, per l’anno 2023, ci si aspettano potenziali ulteriori 44 miliardi autorizzati con legge di bilancio, entro il limite massimo di esposizione cumulata fissato, per l’esercizio finanziario in corso, in 150 miliardi. Per le successive annualità, ci si attende un ulteriore rafforzamento e potenziamento della capacità di intervento.
Per quanto riguarda invece il sostegno alle piccole e medie imprese, lo strumento delle garanzie rilasciate dal Fondo di Garanzia per le PMI gestito da MCC, continua a registrare il forte interesse degli operatori di settore. Gli interventi che si sono succeduti nel periodo emergenziale, prima per fronteggiare la crisi di liquidità conseguente alla pandemia da Covid-19 e, a seguire, quella derivante dall’incremento dei costi dell’energia e legata alle pressioni inflazionistiche, hanno modificato il regime, le condizioni di accesso e le percentuali di copertura della garanzia concessa dal Fondo, passando da percentuali di copertura in media tra il 50 e il 70 per cento ante 2020, a percentuali di copertura tra il 90 per cento e il 100 per cento durante il picco dell’emergenza pandemica.

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51 L’allocazione dei proventi è rendicontata nel “Rapporto di Allocazione e Impatto BTP Green2022”, disponibile sul sito del MEF.
52 Con la recente riforma del sistema all’internazionalizzazione e all’export si è passati da uno schema di riassicurazione del portafoglio SACE S.p.A. a un sistema di coassicurazione per i rischi definiti non di mercato, in base al quale, gli impegni derivanti dall’attività assicurativa sono assunti dallo Stato e da SACE rispettivamente, al 90 e al 10 per cento.

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L’esigenza di assicurare la sostenibilità finanziaria degli impegni assunti dal Fondo, in un’ottica di medio-lungo periodo, ha guidato gli interventi normativi dell’ultimo biennio, funzionali alla progressiva riconduzione dello schema all’operatività ordinaria. La legge di bilancio per il 2022, mutuando la governance dal sistema di coassicurazione pubblica all’esportazione, ha definito i limiti massimi cumulati di impegni assumibili dallo Stato, rimettendo al CIPESS l’approvazione annuale di un piano di attività e di un sistema dei limiti di rischio entro cui il Fondo è autorizzato ad operare.
La prospettiva di rientro è quindi volta ad implementare un approccio selettivo e proporzionato, funzionale ad amplificare la leva finanziaria dello strumento di garanzia, con la previsione di percentuali di copertura modulate sulla base della finalità dell’accesso al credito, liquidità o investimenti.
Rimane centrale l’attenzione per il supporto alle esigenze di liquidità delle imprese, in una prospettiva che gradualmente sposti l’asse dell’intervento dal sostegno del fabbisogno finanziario per circolante a quello per investimenti in beni e processi strategici, in particolare quelli strumentali alla transizione verde della produzione industriale, in linea con gli obiettivi europei di progressivo avvicinamento alla carbon neutrality e di efficiente allocazione delle risorse di REPowerEU, secondo gli indirizzi forniti dal Temporary Crisis and Transition Framework .
La promozione della competitività delle imprese e della concorrenza per un’economia più dinamica
Nel Country Report 2022 la Commissione europea, nell’esaminare le cause della debole crescita della produttività italiana, fa riferimento, tra l’altro, alla presenza di ostacoli alla concorrenza e ricorda come una profonda azione riformatrice in questo ambito possa contribuire anche alla riduzione delle disparità regionali e all’accelerazione del processo di transizione vede e digitale.

Il Governo condivide la necessità di affrontare in maniera strutturale i nodi della concorrenza e, nella consapevolezza della trasversalità di questo tema, ha previsto un'ampia gamma di riforme e azioni, da attuare entro il 2026, che mirano ad affrontare le sfide economiche e sociali individuate nelle CSR 2022.
Tra le misure a sostegno della competitività delle imprese e della concorrenza per un’economia più dinamica predisposte recentemente dal Governo, spiccano: a) la revisione e razionalizzazione del sistema di incentivi; b) la revisione del Codice della proprietà industriale; c) la semplificazione procedurale in materia di investimenti; d) le specifiche norme volte a favorire la concorrenza in molti settori.
Il Codice degli incentivi
Il sistema agevolativo nazionale ha registrato nel 2021 un numero di interventi pari a 229 per le Amministrazioni centrali e 1.753 per quelle regionali (1.982 in totale). L’85 per cento è a livello di Amministrazione centrale (24,1 miliardi), a fronte del 15 per cento delle regioni (3,7 miliardi). Inoltre, secondo l’ultima relazione annuale sugli interventi di sostegno alle attività produttive, nel 2021 le

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misure anti-Covid e gli aiuti per l’energia hanno gonfiato il plafond degli incentivi, arrivato a 25 miliardi di euro concessi, con un incremento del 165 per cento rispetto al 2020.
Al fine di razionalizzare le attuali politiche di incentivazione e raggiungere la piena efficienza degli interventi agevolativi, inclusi quelli fiscali, il Governo ha recentemente approvato il disegno di legge delega di revisione del sistema degli incentivi alle imprese53. Una volta che il disegno di legge delega sarà approvato dal Parlamento, entro 24 mesi dovranno essere adottati i decreti delegati.
La revisione degli incentivi costituisce un passaggio necessario per la promozione della politica industriale italiana, che richiede un maggiore efficientamento degli interventi per le imprese, nonché di orientamento verso sfide globali, quali la doppia transizione verde e digitale.
Il provvedimento in argomento opera su tre fronti: i) riordino e razionalizzazione delle misure di incentivo, alla luce delle valutazioni d’impatto che si effettueranno; ii) coordinamento tra le amministrazioni centrali e regionali in modo da prevenire sovrapposizioni e sprechi; iii) semplificazione, chiarezza e conoscibilità attraverso il codice dell’incentivazione, che contiene le regole generali che dovranno essere uniformemente osservate.
Gli interventi del disegno di legge delega si baseranno su quattro principi guida: i) Programmazione degli interventi e indicazione della loro estensione temporale, anche pluriennale, in modo da assicurare un sostegno tendenzialmente continuativo ed adeguato alle finalità stabilite. ii) Misurabilità dell’impatto “nell’ambito economico oggetto degli incentivi, sulla base della valutazione in itinere ed ex post degli effetti ottenuti”. iii) Riduzione del divario territoriale, rafforzando la coesione sociale, economica e territoriale “per uno sviluppo economico armonico ed equilibrato della Nazione, con particolare riferimento alle politiche d’incentivazione della base produttiva del Mezzogiorno”, nonché promozione della riduzione del gender gap, mediante la “valorizzazione del contributo delle donne alla crescita economica e sociale della Nazione”; iv) Incremento della digitalizzazione, maggiore semplicità delle procedure di incentivazione e più efficace coordinamento di strumenti già esistenti, come il Registro nazionale degli aiuti di Stato (RNA) e la piattaforma telematica “incentivi.gov.it”.
La tutela della proprietà industriale
Il disegno di legge di revisione del Codice della proprietà industriale54, approvato nel Consiglio dei ministri del 1° dicembre 2022, si inserisce all’interno del Piano strategico di riforma del sistema della proprietà industriale (Piano di azione sulla proprietà intellettuale per il triennio 2021-2023, adottato dalla Commissione europea il 25 novembre 2020).
L’intervento, a valere sul PNRR, ma per cui non sono stati stanziati fondi, è funzionale per la tutela della proprietà industriale, ed è finalizzato al rafforzamento della competitività tecnologica e digitale delle imprese e dei centri di ricerca

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53 Cdm n. 22 del 23 febbraio 2023.
54 Decreto legislativo 10 febbraio 2005, n. 30.

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nazionali, con l’obiettivo di facilitare e valorizzare la conoscenza, l’uso e la diffusione del sistema di protezione dei brevetti, allo scopo altresì di incentivare gli investimenti ed il trasferimento tecnologico delle invenzioni, dal mondo della ricerca a quello produttivo.
Tra le novità introdotte si evidenziano, in particolare, la maggiore semplificazione amministrativa e la digitalizzazione delle procedure, la protezione temporanea di disegni e modelli nell'ambito delle fiere, la possibilità di posticipare il pagamento delle tasse brevettuali, riconoscendo la protezione fin dalla data di presentazione della domanda, il rafforzamento del controllo preventivo sulle domande di brevetto utili per la difesa dello Stato, nonché il rafforzamento della tutela delle indicazioni geografiche e delle denominazioni di origine e dei design dei prodotti rispetto a fenomeni imitativi.
L’obiettivo è la promozione della cultura dell’innovazione e degli strumenti a difesa dei diritti di proprietà industriale, i quali, attraverso la protezione delle idee e delle invenzioni, assicurano alle imprese nazionali un importante vantaggio competitivo sui mercati.
Le semplificazioni procedurali in materia di investimenti
Per l’incentivazione degli investimenti e dell’attività d’impresa, si è ritenuto opportuno puntare sulla semplificazione procedurale. In particolare, si prevede l’esercizio dei poteri sostitutivi in capo al Ministero delle Imprese e del Made in Italy “nei procedimenti aventi ad oggetto investimenti per il sistema produttivo nazionale di valore superiore a 25 milioni di euro e con significative ricadute occupazionali”, “avviato su istanza dell'impresa, dell'ente o della pubblica amministrazione interessati”55.
Per la effettiva ed efficace realizzazione di tale semplificazione è prevista l’istituzione presso il Ministero delle Imprese e del Made in Italy di una struttura di supporto e tutela dei diritti delle imprese. La struttura avrà il compito di ricevere le segnalazioni da parte delle imprese, provvedendo, al contempo: all’istruttoria delle richieste; al sostegno alle imprese al fine di individuare iniziative idonee a superare eventuali ritardi, ovvero a rimuovere eventuali ostacoli alla conclusione del procedimento; in caso di inerzia dell'amministrazione competente, assegnazione di un termine entro cui provvedere; in caso di ulteriore inerzia, trasmissione della proposta di provvedimento al dirigente responsabile per l'esercizio del potere sostitutivo.
Inoltre, la costituenda struttura di supporto e tutela dei diritti delle imprese avrà l’ulteriore compito di monitorare “il raggiungimento degli obiettivi perseguiti, anche avvalendosi delle camere di commercio, industria, artigianato e agricoltura”, e dovrà garantire “la pubblicità e la trasparenza dei propri lavori, anche attraverso idonee misure informatiche”.
Infine, si prevede, in caso di inerzia o di ritardi nell’adozione degli atti da parte del Ministero delle Imprese e del Made in Italy, un potere sostitutivo in capo al

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55 L’art. 30, D.L. 50/2022 (cd. decreto “Aiuti”), convertito, con modificazioni, dalla legge 91 del 15 luglio 2022,così come modificato dall’art. 10 del D.L. 173/ 2022, convertito, con modificazioni, dalla legge 204 del 16 dicembre 2022.

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Consiglio dei ministri. Quest’ultimo, su proposta del Presidente del Consiglio dei ministri, dovrà individuare “l'amministrazione, l'ente, l'organo o l'ufficio” idoneo, ovvero, in alternativa, provvederà a nominare uno o più commissari ad acta, ai quali attribuire, in via sostitutiva, il potere di adottare gli atti o provvedimenti necessari.
La legge annuale per il mercato e la concorrenza
Il Governo ha esaminato, da ultimo, nel Consiglio dei ministri del 6 aprile 2023, su proposta del Ministro delle imprese e del Made in Italy, il disegno di legge annuale per il mercato e la concorrenza 2022.
L’esame del provvedimento, insieme all’approvazione, avvenuta lo scorso 2 agosto 2022, della legge annuale per il mercato e la concorrenza 2021, è significativa di una prassi virtuosa che questo Governo intende adottare volta all’approvazione delle leggi per il mercato e la concorrenza con cadenza annuale, così come previsto dalla relativa disciplina normativa (art. 47 della legge n. 99/2009).
Il disegno di legge si inserisce pertanto a pieno titolo nel quadro delle misure e degli interventi di attuazione del PNRR, sotto un duplice profilo. In primo luogo, l’approvazione annuale di una “legge sulla concorrenza” rientra tra gli impegni assunti dallo Stato italiano e monitorati dalla Commissione, al cui rispetto risulta subordinato lo stanziamento dei fondi previsti nell’ambito dello stesso PNRR; in secondo luogo, il disegno di legge in questione contiene, in apertura, previsioni specifiche volte ad assicurare il raggiungimento di una milestone, sempre fissata nel quadro del PNRR, relativa al potenziamento ed alla pianificazione dello sviluppo della rete elettrica nazionale ed alla promozione dell’utilizzo dei cd. “contatori intelligenti” (smart meters), allo scopo di favorire il risparmio energetico ed il contenimento del prezzo dell’energia elettrica. Le necessità da ultimo enunciate appaiono ancor più impellenti nell’attuale quadro macroeconomico interno e internazionale, caratterizzato da un notevole incremento del costo dell’energia e dei prodotti energetici in genere, che ostacola e rallenta la crescita economica. Sempre in una prospettiva di adeguamento agli obblighi derivanti dall’ordinamento dell’Unione europea, che assicuri al contempo la giusta considerazione degli interessi e delle peculiarità nazionali, si è deciso di affrontare anche l’annoso tema delle concessioni di posteggio per l’esercizio del commercio al dettaglio. In particolare, si sancisce l’assegnazione tramite procedure di evidenza pubblica, ispirate a principi di par condicio e trasparenza, delle concessioni in discorso, salvaguardando, tuttavia, gli interessi degli attuali concessionari e dei lavoratori da questi impiegati. Il disegno di legge prevede, inoltre, norme di dettaglio volte a favorire la diffusione della concorrenza in ulteriori settori. Si interviene, in primo luogo, con misure di semplificazione e pro-concorrenziali in materia di commercio. Si provvede, poi, a promuovere una maggiore concorrenza e capacità di scelta in ambito farmaceutico, senza diminuire la qualità dei servizi e dei prodotti offerti all’utenza, anche al fine di avviare un processo di riduzione dei prezzi praticati. Si prevede, inoltre, l’estensione dei poteri di determinazione tariffaria dell’Autorità di regolazione per energia, reti e ambiente (ARERA) nel settore del teleriscaldamento, al fine di agevolare la diffusione ulteriore di tale tecnologia ed il contenimento dei relativi prezzi. Si introduce una disciplina del cd. servizio di

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cold ironing, la cui valorizzazione costituisce autonomo obiettivo previsto nel PNRR. Infine, si introducono disposizioni di rafforzamento e di razionalizzazione dei poteri di accertamento e sanzionatori attribuiti all’Autorità garante della concorrenza e del mercato (AGCM), potenziando al contempo le fondamentali garanzie di difesa dei soggetti interessati dai relativi procedimenti56.
Un aspetto molto rilevante e innovativo riguarda il fatto che le disposizioni contenute nel disegno di legge “Concorrenza” non prevedono l’emanazione a valle di atti normativi, di rango primario o secondario, o di atti di carattere amministrativo generale ai fini della loro concreta efficacia. Questo aspetto è fondamentale per una pronta attuazione: i destinatari potranno infatti dare immediata attuazione alle disposizioni senza la necessità di attendere atti intermedi di regolazione di dettaglio.
Promuovere l’occupazione con le nuove politiche attive del lavoro
Il contesto nel quadro del Pilastro europeo per i diritti sociali
Nonostante una robusta crescita nel corso del 2022 e all’inizio del 2023, il tasso di occupazione italiano appare ancora insufficiente a garantire la sostenibilità di un sistema di protezione e sicurezza sociale che deve far fronte al costante invecchiamento della popolazione. Nella classe di età 15-64 anni, il tasso di occupazione ha registrato il suo massimo storico al 60,8 per cento a gennaio 2023 – ultimo dato disponibile – a fronte di un livello del 59,1 per cento fatto registrare a gennaio 2020, prima della crisi connessa all’esplosione della pandemia da COVID-19. Nel contesto europeo, l’Italia rimane tuttavia ampiamente in ritardo rispetto alle altre economie del continente, con un divario del tasso di occupazione di oltre dieci punti percentuali rispetto alla media UE e ancora lontano dall’obiettivo nazionale del 73 per cento per la classe 20-64 anni fissato nell’ambito del piano di implementazione del Pilastro Europeo dei Diritti Sociali57. Oltre al tasso di occupazione, sono ancora diverse le sfide evidenziate per l’Italia dallo scoreboard

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56 Si evidenzia che le disposizioni in argomento sono state in parte ricavate da documenti delle citate Autorità amministrative indipendenti, e, in particolare, dalle segnalazioni di AGCM del 19 marzo 2021, “Proposte di riforma concorrenziale ai fini della legge annuale per il mercato e la concorrenza anno 2021” (AS1730), e del 31 marzo 2022, “Proposte di riforma concorrenziale relative ai settori dell’energia elettrica e del servizio idrico integrato ai fini della legge annuale per il mercato e la concorrenza anno 2022” (AS1824). In particolare, si sono recepite le indicazioni non inserite nella “legge sulla concorrenza” approvata lo scorso anno, previa verifica della loro perdurante attualità.
57 Il Piano di Azione per l’implementazione del Pilastro Europeo dei Diritti Sociali ha fissato a livello dell’Unione Europea tre obiettivi principali per il 2030: un tasso di occupazione nella fascia di età 20-64 anni pari almeno al 78%, una quota di partecipazione degli adulti alla formazione pari almeno al 60per cento ogni anno, una riduzione di almeno 15 milioni nel numero di persone a rischio di povertà o esclusione sociale di cui almeno 5 milioni di minori. Ciascun paese ha fissato i propri obiettivi nazionali per contribuire al raggiungimento dei target europei. Per l’Italia gli obiettivi sono i seguenti: un tasso di occupazione nella fascia di età 20-64 anni pari almeno al 73per cento, una quota di partecipazione degli adulti alla formazione pari almeno al 60per cento ogni anno, una riduzione di almeno 3,2 milioni nel numero di persone a rischio di povertà o esclusione sociale.

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sociale58 del Pilastro. Nell’ambito delle politiche del lavoro e della formazione, queste attengono in particolare all’elevato tasso di disoccupazione giovanile, al pronunciato divario nei tassi di occupazione tra uomini e donne, alla elevata quota di giovani che non studiano, non lavorano e non sono impegnati in attività formative (i cd. Neet), all’alto tasso di abbandono prematuro degli studi e alla bassa quota di laureati tra i giovani in età tra 25 e 34 anni.
Il basso tasso di partecipazione al mercato del lavoro – in particolare in alcune aree del Paese e tra alcuni gruppi sociodemografici – e la ancora insufficiente inclusività del sistema educativo e formativo rendono quantomai necessario un potenziamento del sistema delle politiche attive del mercato del lavoro, la cui capacità di attivazione, intermediazione e sviluppo delle competenze appare ancora inadeguata alla luce delle transizioni in atto nell’economia e nella società.
Le politiche attive del lavoro rivestono infatti un ruolo cruciale nel contesto dei rapidi cambiamenti legati al progresso tecnologico, alla digitalizzazione e agli obiettivi climatici fissati a livello nazionale, europeo e internazionale, nonché, come accennato al progressivo invecchiamento della popolazione. Agli operatori pubblici e privati dell’intermediazione e del mercato della formazione - così come alle Parti Sociali attraverso i Fondi Interprofessionali e alle aziende nei loro piani di formazione - è affidato il processo di qualificazione, riqualificazione e continuo aggiornamento delle competenze di una popolazione in età di lavoro come quella italiana che ancora sconta importanti gaps sia rispetto ai livelli di qualificazione della forza lavoro dei nostri principali partner europei che alle sempre più specifiche esigenze del tessuto imprenditoriale italiano. D’altronde, in aggiunta alla ancora inadeguata diffusione delle competenze tra la popolazione in età da lavoro, va ricordato come l’ultimo rapporto ANPAL-Unioncamere evidenzi una crescente difficoltà da parte degli imprenditori italiani nel reperire le figure professionali richieste per espandere le aziende e competere sul mercato interno e internazionale.
Anche nella prospettiva di una piena implementazione dei principi del Pilastro europeo dei diritti sociali e per raggiungere gli obiettivi nazionali sull’occupazione e la formazione degli adulti per il 2030, una più efficace e capillare diffusione delle nuove competenze nella società italiana rappresenta la migliore garanzia per una transizione verde e digitale equa, sostenibile e inclusiva. In tale prospettiva, occorre prestare una particolare attenzione ai gruppi attualmente sottorappresentati nel mercato del lavoro – giovani e donne, in primis – ma anche a quei gruppi più fragili e vulnerabili che rischiano di essere ulteriormente penalizzati dai processi di aggiustamento del tessuto economico e del mercato del lavoro ai nuovi modelli produttivi. In tale prospettiva, sarà sempre più necessario attivare tutte le risorse disponibili nel nostro paese, anche attraverso un maggiore coinvolgimento degli attori privati nella progettazione ed erogazione dei servizi per il lavoro.

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58 Lo scoreboard sociale misura i progressi compiuti dai paesi membri della UE nel perseguimento dei principi del Pilastro Europeo dei Diritti Sociali. Viene aggiornato annualmente e pubblicato nel Rapporto Congiunto sull’Occupazione adottato dal Consiglio Europeo dei Ministri del Lavoro a marzo.

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Filling the skill mismatch: il Piano nazionale nuove competenze
Molte delle risposte di policy alle già menzionate sfide hanno trovato una loro naturale sede nel PNRR, come catalizzatore e moltiplicatore di interventi trasversali a tutti i settori interessati dalla transizione ecologica e digitale. Nell’ambito delle politiche del lavoro e della formazione inquadrate nel contesto del Next Generation EU, il Piano Nazionale Nuove Competenze costituisce la cornice di coordinamento strategico dei diversi programmi di intervento e delle fonti di finanziamento per gli interventi di qualificazione e riqualificazione di giovani e adulti, occupati e disoccupati, volti ad incrementare il livello e la qualità delle competenze della forza lavoro, contrastare il fenomeno del cd. skill mismatch e favorire l’inserimento o il reinserimento degli inattivi e degli inoccupati nel mercato del lavoro in maniera sostenibile.
Il Piano individua i Programmi Nazionali guida per orientare le politiche future in relazione a specifici target: i) il Programma di riforma Garanzia per l’Occupabilità dei Lavoratori (GOL) rivolto ai soggetti privi di occupazione e sostenuto da un piano di investimenti per il rafforzamento dei Servizi Pubblici per l’Impiego; ii) il Programma di investimento nel Sistema Duale; iii) il Fondo Nuove Competenze, volto a promuovere la formazione dei lavoratori, in particolare in quei contesti maggiormente esposti alla transizione ecologica e digitale.
Sempre nell’ambito del PNRR, a queste riforme si aggiunge il Piano nazionale per il contrasto al lavoro sommerso che mira, tra l’altro, a favorire l’emersione di lavoratori altrimenti esclusi dai percorsi di qualificazione e riqualificazione necessari all’aggiornamento delle loro competenze ed evitarne una rapida obsolescenza.
La riforma delle politiche attive attuata attraverso il programma GOL si pone l’obiettivo di coinvolgere nei percorsi di sostegno almeno 3 milioni di persone in cerca di lavoro entro il 2025 e di fornire ad almeno 800 mila di essi percorsi di formazione mirati (con una quota di almeno 300 mila beneficiari destinati alla formazione nel digitale). Gli obiettivi intermedi sinora raggiunti dal programma sono superiori a quanto concordato con la Commissione europea: a dicembre 2022, GOL ha già raggiunto 709.127 individui (a fronte dei 300mila programmati) con la relativa sottoscrizione di un patto individualizzato, a seguito di un servizio di assesment e di profilazione59.
L’85 per cento dei soggetti raggiunti ricadono nelle cd. categorie vulnerabili. Delle persone raggiunte, 363.532 sono state inserite in un percorso di immediato inserimento nel mondo del lavoro e 320.122 in percorsi con formazione, 25.473 in percorsi di lavoro e inclusione sociale60. Anche gli interventi complementari previsti dal piano risultano pienamente attuati: sono 327 i Centri per l’Impiego che, a dicembre 2022, hanno attivato programmi di formazione degli operatori, di infrastrutturazione informatica, di comunicazione e di implementazione dell’Osservatorio sul mercato del lavoro. Va ricordato, inoltre, che tutte le regioni hanno provveduto a adottare il proprio Piano di potenziamento dei Centri per l’impiego.

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59 Al 31 gennaio 2023 il numero di beneficiari raggiunti dal programma pari è cresciuto fino a 827.453.
60 Rispettivamente 173.522 di aggiornamento e 128.244 di riqualificazione.

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Le altre iniziative
Tra gli interventi complementari al PNRR, va ricordata l’adozione del rapporto italiano di referenziazione dei titoli e delle qualifiche al Quadro Europeo – EQF. Con questa misura viene ad essere completato un ulteriore passaggio per una piena implementazione di un sistema nazionale di certificazione delle competenze acquisite in contesti formali, non formali e informali, anche a sostegno del diritto dell'individuo all'apprendimento permanente. Un sistema di certificazione delle competenze che si rende necessario sia per rendere i sistemi formativi più aderenti alle necessità del mercato del lavoro sia per favorire la mobilità dei lavoratori anche nel contesto nazionale. Nel quadro delle politiche attive, infine, si devono ricordare gli sgravi contributivi per le nuove assunzioni o forme di sostegno all'autoimprenditorialità. Con la legge di bilancio per il 2023 sono stati rafforzati gli incentivi economici per le assunzioni di soggetti fino a 36 anni di età o di donne in particolari condizioni ed è stata istituita una nuova agevolazione per i datori di lavoro privati che assumono i percettori del reddito di cittadinanza.
Le politiche per lo sviluppo demografico e la famiglia
Il quadro demografico e le sue sfide
Il Country Report 2022 considera il calo demografico come una delle sfide più impegnative che l’Italia è chiamata ad affrontare negli anni a venire. Il nostro Paese si contraddistingue infatti non solo per un basso tasso di natalità e un crescente innalzamento dell’età media della popolazione, ma anche per l’elevata tendenza all’emigrazione e le marcate disparità regionali.
I più recenti dati Istat sulla demografia italiana confermano un quadro preoccupante, che impone un potenziamento e una rivisitazione delle politiche a supporto della famiglia, che siano in grado di adattarsi all’evolversi delle necessità familiari e al contesto socioeconomico di riferimento.
In Italia, nel 2021, i nuovi nati sono stati 400.249, in calo dell’1,1 per cento rispetto al 2020 e del 30,6 per cento rispetto al 2008 (oltre -176.000 unità)61. Nel 2022, si è verificato un ulteriore calo di circa 8.000 unità rispetto al 2021 (-1,9 per cento), per un valore complessivo, nella stima provvisoria, di 392.598 nuovi nati62. Il numero medio di figli per donna in età feconda nel 2021 è 1,25, contro 1,44 del 2010.
Lo scenario mediano dell’Istat63 prevede una perdita di 1,3 milioni di italiani al 2030 (contro i 59,2 milioni di inizio 2021); il numero di residenti si ridurrebbe progressivamente negli anni successivi, collocandosi nel 2070 a 47,7 milioni. Il calo demografico sarebbe inoltre accompagnato da un significativo cambiamento nella

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61 Natalità e fecondità della popolazione residente-anno 2021, Istat, 19 dicembre 2022 (https://www.istat.it/it/files//2022/12/report-natalita-2021.pdf).
62 Dinamica demografica, anno 2022, Istat, 20 marzo 2023 - https://www.istat.it/it/files//2023/03/Dinamicademografica2022.pdf
63 Previsioni demografiche Istat, scenario mediano, base 2021, Istat, 22 agosto 2022, (https://www.istat.it/it/files//2022/09/REPORT-PREVISIONI-DEMOGRAFICHE-2021.pdf).

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distribuzione per classi di età, per effetto dell’ampio processo di invecchiamento demografico della popolazione. Infatti, la riduzione della popolazione residente (-11,5 milioni) è sostanzialmente concentrata nella classe di età compresa fra 20 e 64 anni (-10,8 milioni), cui si aggiunge la riduzione della popolazione con età compresa fra 0-14 anni (-2,1 milioni) e di quella con età compresa tra 15-19 anni (-0,9 milioni), a fronte di un incremento della popolazione con più di 65 anni (+2,3 milioni). Peraltro, la popolazione con più di 65 anni raggiunge il relativo picco al 2050 con un incremento, rispetto al 2021, di oltre 4,9 milioni di soggetti a fronte di una riduzione complessiva della popolazione residente al 2050 pari 5,1 milioni di soggetti. L’indice di dipendenza degli anziani dal 2050 si colloca attorno al 65 per cento, con un incremento di 28 punti percentuali rispetto al 2021.
L’Assegno unico universale e le altre linee di intervento e di riforma
L’attenzione ai temi demografici – della quale è indicativa anche la nuova denominazione del Ministro delegato (Ministro per la famiglia, le pari opportunità e la natalità) - si declina su varie linee di riforma finalizzate a creare un contesto socioeconomico e culturale favorevole alla famiglia e alla maternità.
Tra i principali interventi della legge di bilancio per il 2023 si segnalano: l'aumento dell’importo dell'assegno unico in proporzione alla gravosità del carico familiare; la stabilizzazione dei sostegni ai nuclei familiari con figli disabili; l'incremento dei congedi parentali per le madri e i padri; la riduzione dell'IVA sui prodotti per la prima infanzia; la decontribuzione lavorativa per i giovani e le donne; i mutui agevolati per l'acquisto della prima casa; la carta risparmio e il reddito alimentare.

L’assegno unico e universale è stato introdotto nell’ordinamento alla fine del 202164 con l’obiettivo di incentivare la natalità e sostenere la genitorialità e al tempo stesso razionalizzare, semplificare e potenziare il complesso sistema di sostegni alla famiglia precedentemente in vigore. Nei primi dieci mesi della sua applicazione (marzo-dicembre 2022) il beneficio economico ha coperto in media 5,65 milioni di richiedenti mensili, servendo mensilmente in media 9,06 milioni di figli con un importo medio mensile di 143 euro per figlio. L’importo complessivo erogato dallo Stato nel 2022 è stato di circa 12.900 milioni in dieci mesi.
Nella legge di bilancio per il 2023 il Governo è intervenuto apportando importanti modifiche all’assegno unico, oltre a introdurre la rivalutazione sia per gli importi sia per le soglie ISEE. Da gennaio 2023 è previsto un incremento del 50 per cento dell'assegno unico per le famiglie con figli di età inferiore a un anno e per i nuclei con tre o più figli per ciascun figlio di età compresa tra uno e tre anni, per livelli di ISEE fino a 40.000 euro. Inoltre, è previsto l’incremento del 50 per cento della maggiorazione mensile riconosciuta per le famiglie con 4 o più figli; sono state infine confermate e rese strutturali le maggiorazioni dell'assegno unico per ciascun figlio con disabilità a carico, senza limiti di età.

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64 Decreto legislativo 21 dicembre 2021, n. 230.

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In correlazione con l’attenzione che nella delega fiscale verrà riservata alle famiglie, sono allo studio misure, nel quadro del rispetto degli obiettivi di finanza pubblica e degli equilibri di bilancio, per aumentare gli importi base dell’assegno unico, aiutare le famiglie con figli neonati e le famiglie numerose, nonché per superare alcune criticità emerse dopo la prima annualità di applicazione dell’istituto.
Il Governo, al fine di supportare la maternità e la paternità, proporrà gli opportuni interventi per garantire un sistema adeguato di supporto alle molteplici esigenze lavorative, economiche e familiari correlate alla maternità e alla paternità.
Il Governo intende pertanto potenziare i servizi educativi per l’infanzia, promuovere iniziative di conciliazione dei tempi lavoro - famiglia e incrementare i congedi parentali, anche attuando la legge n. 32 del 2022 (Family Act). In questa direzione, nell’ultima legge di bilancio è stato previsto un aumento dell'importo dell'indennità di congedo parentale dal 30 all'80 per cento per un mese, da utilizzare entro il sesto anno di vita del figlio ovvero entro il sesto anno dall'ingresso nel nucleo familiare del minore in caso di adozione o affidamento, alternativamente tra i genitori. Sempre a sostegno della conciliazione famiglia-lavoro, il Governo intende favorire la diffusione di centri e servizi di supporto nelle diverse fasi della vita familiare e di sostegno alle scelte genitoriali. In tale quadro, si ritiene necessario lavorare sia in materia di conciliazione vita-lavoro sia per una maggiore partecipazione delle donne e in particolare delle madri al mercato del lavoro. L’obiettivo è favorire al contempo la diffusione di un approccio responsabile verso la maternità nelle relazioni di lavoro individuali e collettive, investendo sul welfare aziendale, dove già peraltro esistono best practices che devono essere diffuse, e implementando la destinazione di risorse al sostegno della maternità.
Il sistema scolastico e universitario come volano di sviluppo economico e sociale
Il contesto italiano nel quadro OCSE
L’accesso a un sistema educativo di qualità garantisce migliori opportunità di inserimento nel mondo del lavoro e una migliore qualità di vita e si riflette su tutta la società in termini di sviluppo economico e di creazione di valore.
Come sottolineato nell’ultimo Rapporto OCSE “Education at a glance”65 l’Italia sconta ancora un ritardo nei livelli di istruzione, che negli ultimi 20 anni sono cresciuti più lentamente della media OCSE. L’Istat conferma questo quadro attestando che nel 2021 la quota di popolazione tra i 25 e i 64 anni che ha conseguito almeno un titolo di studio secondario superiore – il principale indicatore del livello di istruzione di un Paese – è pari al 62,7 per cento a fronte di una media UE del 79,3 per cento66. Il fenomeno dell’abbandono scolastico resta inoltre un problema

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65 Pubblicato lo scorso ottobre.
66 Report sui livelli di istruzione e ritorni occupazionali- anno 2021 pubblicato il 25 ottobre 2022.

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rilevante: nonostante i progressi registrati negli ultimi anni, infatti, nel 2021 la quota di giovani tra i 18 e i 24 anni con al più un titolo secondario inferiore e non più inseriti in un percorso di istruzione o formazione – cd. ELET (Early Leavers from Education and Training) - è stimata al 12,7 per cento. Nella fascia d’età 25-64 anche la percentuale di laureati è più bassa della media europea (20 per cento contro il 33,4 per cento della UE). Il possesso di un titolo di studio terziario è considerato un obiettivo fondamentale per una “società della conoscenza” e in questo ambito l’Italia resta ancora lontana dal benchmark del 40 per cento stabilito dalla Strategia Europa 2020. Restringendo l’analisi ai giovani tra i 25 e i 34 anni, in base ai dati Eurostat67, nel 2021 in Italia solo il 28,3 per cento di essi è in possesso di un titolo di studio di livello terziario, contro una media europea del 41,2 per cento.

Si tratta di un gap che deve assolutamente essere colmato, così come lo skill mismatch, la cui incidenza in Italia è superiore alla media OCSE68. In base alle statistiche OCSE, nel 2019 in Italia il mismatch si è attestato al 37 per cento se si fa riferimento al field-of-study mismatch e al 38,5 per cento se si guarda al qualification mismatch a fronte di una media OCSE rispettivamente del 31,7 e del 34,4 per cento. Per ridurre entrambi i divari, occorre agire su due piani: accesso e diritto allo studio; orientamento e inserimento nel mondo del lavoro.
Riformare il sistema per una scuola di tutti e per tutti.
Nello scenario pandemico e post-pandemico, la scuola italiana è stata impegnata in uno sforzo straordinario di resilienza e di innovazione, grazie a una forte accelerazione del processo di digitalizzazione che ha consentito di garantire la continuità didattica in tutte le scuole e l’avvio di un importante programma di riforme nell’ambito del PNRR. In coerenza con le CSR degli ultimi anni, sono state varate sei riforme che contribuiscono a mettere il sistema scolastico al centro della crescita del Paese, integrandolo pienamente nella dimensione europea. Si tratta di misure che afferiscono agli aspetti strategici e organizzativi della scuola, oggetto di provvedimenti legislativi già varati, oggi entrati in fase di attuazione: la riorganizzazione del sistema scolastico, la formazione del personale, le procedure di reclutamento e di progressione di carriera, il nuovo sistema di orientamento, il riordino degli istituti tecnici e professionali, lo sviluppo della formazione professionale terziaria con il potenziamento degli Istituti Tecnologici Superiori (ITS Academy).

Contestualmente alle riforme sono in corso di realizzazione dieci linee di investimento, con un bilancio complessivo di risorse di oltre 18 miliardi, che riguardano le infrastrutture per l’edilizia scolastica (nuove scuole, asili e scuole dell’infanzia, mense per favorire il tempo pieno, strutture per lo sport, messa in sicurezza degli edifici), l’allestimento di ambienti di apprendimento innovativi con

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67 Education and training monitoring 2021.
68 In base alle statistiche OCSE, nel 2019 in Italia il mismatch si è attestato al 37 per cento se si fa riferimento al field-of-study mismatch e al 38,5 per cento se si guarda al qualification mismatch a fronte di una media OCSE rispettivamente del 31,7 e del 34,4 per cento.

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strumenti per la didattica digitale e laboratori formativi per le professioni digitali del futuro e lo sviluppo delle competenze di docenti e studenti69.
Gli interventi strutturali e organizzativi hanno l’obiettivo di creare “una scuola per tutti e di tutti”, riducendo i divari territoriali negli esiti di apprendimento per favorire la piena inclusione scolastica degli studenti con maggiori fragilità, contrastando la dispersione scolastica, grazie anche all’attivazione di strumenti per l’estensione del tempo pieno ad un numero più ampio di scuole e a programmi ed iniziative di mentoring, tutoraggio, orientamento personalizzato. L’apertura delle scuole al pomeriggio permette, inoltre, di rafforzare la funzione della scuola rispetto ai territori, promuovendo equità, inclusione, coesione sociale, creatività e innovazione. A tale obiettivo concorrerà anche l’attuazione del nuovo Programma Nazionale FESR-FSE+ 2021-2027 “Scuola e competenze”, approvato dalla Commissione europea a dicembre 2022, che ha fra le sue priorità la riduzione dei divari territoriali negli apprendimenti e della dispersione scolastica precoce.

Sempre in questo ambito sono previste efficaci azioni per il rilancio dell’attività motoria e sportiva scolastica70. La realizzazione di impianti sportivi e palestre è inoltre un investimento per le comunità, consentendo di aprire le scuole ai territori oltre l’orario scolastico. Si punta a implementare le misure di contrasto al fenomeno del bullismo e del cyberbullismo, garantendo agli studenti spazi sicuri e idonei agli apprendimenti.

Al fine di consentire una maggiore personalizzazione dei processi di apprendimento degli studenti, sono state implementate le attività laboratoriali mediante l’investimento in ambienti innovativi e la diffusione di nuove pratiche didattiche, anche attraverso il ricorso alle tecnologie dell’informazione e della comunicazione e il sostegno allo sviluppo della didattica orientativa, nel quadro del Piano “Scuola 4.0”. Trasformare gli spazi fisici delle scuole, i laboratori e le classi, fondendoli con gli spazi virtuali di apprendimento rappresenta un fattore chiave per favorire i cambiamenti delle metodologie di insegnamento e apprendimento, nonché per lo sviluppo di competenze digitali e STEM fondamentali per l’accesso al lavoro nel campo della digitalizzazione e dell’intelligenza artificiale.

Già con le risorse REACT-EU sono state create le condizioni per abilitare gli spazi scolastici ai nuovi apprendimenti con il cablaggio strutturato e l’allestimento di reti locali in tutti gli edifici scolastici, oggi raggiunti dalla banda ultra-larga grazie al piano “Scuole connesse”, e la digitalizzazione della didattica e delle segreterie amministrative.
Il rafforzamento della dimensione laboratoriale e orientativa del servizio scolastico è fondamentale per la valorizzazione delle potenzialità degli studenti in

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69 Azioni di mentoring, orientamento, formazione per la riduzione della dispersione scolastica e dei divari territoriali nell’istruzione, potenziamento dei percorsi formativi per l’accesso alle carriere STEM e per la promozione del multilinguismo, rafforzamento della formazione professionale terziaria, programma di formazione alla transizione digitale per tutto il personale scolastico.
70 Potenziamento infrastrutture per lo sport a scuola e dell’apprendimento delle discipline sportive già dalla scuola primaria.

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ragione dei traguardi raggiunti e secondo le aspirazioni di ciascuno. L’orientamento è cruciale per ridurre il tasso della dispersione scolastica.

Infine, con l’adozione della riforma prevista dal PNRR sull’orientamento e con l’approvazione delle relative linee guida, diviene assolutamente necessario intraprendere azioni orientative sistematiche nelle scuole secondarie del primo e del secondo grado, anche attraverso la figura del docente tutor. Mettere in sinergia il sistema scolastico, quello universitario e il mondo del lavoro favorisce una scelta consapevole di prosecuzione del percorso di studi o di ulteriore formazione professionalizzante e contrasta la dispersione scolastica e la crescita dei NEET. In tale contesto è anche necessario potenziare le competenze nelle discipline STEM nelle scuole di ogni ordine e grado per far crescere nelle scuole la cultura scientifica e la forma mentis necessarie per un diverso approccio allo sviluppo del pensiero computazionale.

Un altro punto di forza della strategia in atto è l’attuazione della riforma dell’istruzione tecnica e professionale attraverso la costruzione di curricula flessibili, articolati in percorsi di apprendimento ed esperienze formative coerenti con le realtà produttive dei territori di appartenenza delle singole istituzioni scolastiche.

Infine, un obiettivo strategico del PNRR riguarda il sistema della formazione professionale terziaria con particolare riferimento alla riforma degli ITS. L’obiettivo è aumentare il numero degli iscritti e dei diplomati della formazione terziaria, rafforzando il raccordo tra la formazione in ambito scolastico e gli sbocchi professionali offerti dal mercato di riferimento secondo le scelte di ciascuno studente. In tale contesto si inserisce altresì la promozione della riforma del sistema di “alternanza” scuola lavoro, anche per l’introduzione di maggiori garanzie di sicurezza a tutela degli studenti coinvolti.
Il rafforzamento del sistema universitario: inclusione, meritocrazia, inserimento nel mondo del lavoro
Scuola e università sono due asset essenziali e complementari della stessa strategia, che è quella di riportare la conoscenza e il merito al centro della crescita del Paese.
Il PNRR contiene numerose linee progettuali finalizzate al miglioramento dell’offerta, al rafforzamento dei dottorati e della ricerca universitaria e mira a promuovere pari opportunità di istruzione, riducendo le disparità regionali, rafforzando le tecnologie digitali e contrastando il divario di genere. L’inclusione sociale, l’avvio al lavoro e il reinserimento sono infatti fra gli obiettivi prioritari del PNRR. È pertanto fondamentale, come già accennato, coinvolgere maggiormente le imprese e stimolare la ricerca applicata al fine di introdurre un grado maggiore di flessibilità nei percorsi curriculari, per rispondere all'evoluzione della domanda di competenze del mercato del lavoro, nonché di semplificare e velocizzare l'accesso all'esercizio delle professioni.

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Inoltre, in linea con gli standard europei, è necessario accrescere il numero di giovani che accedono al sistema della formazione superiore e che conseguono il titolo di studio e il dottorato, al fine di assicurare concretamente il diritto allo studio. Sono stati recentemente stanziati circa 400 milioni per i dottorati innovativi71, di cui il 40 per cento è destinato alle università del Mezzogiorno.

La meritocrazia richiede risorse e progettualità: in attuazione del PNRR72, nella legge di bilancio per il 2023 si incrementa di 250 milioni per ciascuno degli anni 2024 e 2025 il Fondo integrativo statale (FIS) per la concessione di borse di studio per studenti universitari e AFAM73.

Nella prospettiva di inclusione, di garanzia del diritto allo studio e di pari opportunità, rientra anche la creazione di nuove strutture di edilizia universitaria, al fine di ridurre in modo significativo il divario del Paese rispetto alla media UE74. È stato istituto il Fondo per l’housing universitario75 ed è prevista l’apertura della partecipazione al finanziamento anche a investitori privati, definendo gli standard minimi qualitativi degli alloggi o delle residenze e degli ulteriori servizi offerti e disciplinando il credito di imposta relativo agli interventi ad esso finalizzati. I primi bandi per 7500 posti sono stati pubblicati e conclusi per rispettare la scadenza con la Commissione europea di dicembre 2022. Con la legge di bilancio per il 2023 si è provveduto a stanziare ulteriori risorse per l’housing universitario.
Gli interventi sul sistema di istruzione universitaria includono, inoltre, politiche volte ad un rapido inserimento nel mondo del lavoro, come la riforma delle lauree abilitanti, delle classi di laurea e dei dottorati.
In tale contesto, particolare rilievo assume la riforma del sistema di accesso programmato per l’accesso ai corsi di laurea di medicina e chirurgia, volta a realizzare un sistema più efficace e soprattutto sostenibile di accesso, alla luce delle tendenze demografiche e del fabbisogno del personale sanitario.
La ricerca e l’innovazione per il progresso economico e sociale
Il contesto e le sue sfide.
L’edizione 2022 dello European Innovation Scoreboard classifica l’Italia tra gli “innovatori moderati”, sottolineando che le prestazioni del Paese nel periodo 2015-2022 sono migliorate a un ritmo più sostenuto rispetto alla media UE (17,4 per cento a fronte di una media di 9,9). Nel 2022 infatti, l’Italia ha totalizzato un risultato

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71 Da ultimo, decreto ministeriale del MUR n. 117 del 2 marzo 2023.
72 M4C1 – Investimento 1.7: Borse di studio per l’accesso all’università.
73 Si segnala l’incremento di 1 milione di euro annui, dal 2023, dei fondi delle istituzioni AFAM, per iniziative e servizi a beneficio degli studenti con disabilità.
74 Gli studenti serviti in Italia sono pari al 3 per cento del totale rispetto all’8 per cento registrato nella UE.
75 Articolo 25 del decreto-legge n. 144 del 23 settembre 2022, convertito, con modificazioni, dalla legge n. 175 del 17 novembre 2022.

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pari al 91,6 per cento, superiore a quello medio della categoria degli innovatori moderati (pari all’89,7 per cento).

Lo Scoreboard identifica tra i punti di forza dell’Italia la produttività delle risorse, la presenza di innovatori dei processi aziendali e il sostegno del Governo alle attività di R&S mentre la quota di popolazione con un’istruzione terziaria, il livello di spesa in R&S del settore privato e le spese in venture capital rappresentano alcune delle maggiori debolezze del Paese.
Il Governo intende utilizzare una parte rilevante delle risorse del PNRR e degli altri strumenti a disposizione per colmare questi divari, investendo sempre più risorse finanziarie e capitale umano per valorizzare il ruolo strategico della ricerca e dell’innovazione nel percorso di rilancio del Paese.

Come già sottolineato nel PNR 2022, la Componente 2 “Dalla ricerca all'impresa” della Missione 4 “Istruzione e Ricerca” del PNRR si inserisce nel percorso tracciato dal Programma nazionale per la ricerca, stanziando circa 11,4 miliardi per una serie di investimenti da realizzarsi tra il 2022 e il 2026. Gli obiettivi sono il rafforzamento della ricerca, la diffusione di modelli innovativi per la ricerca di base e applicata, il supporto ai centri per l’innovazione, il trasferimento tecnologico, il potenziamento delle infrastrutture di ricerca del capitale e delle competenze di supporto all’innovazione.
La fase attuativa dei progetti avviati richiederà, nel corso del 2023, un’azione di puntuale monitoraggio quantitativo e qualitativo, nonché la definizione di criteri e di indicatori chiave di prestazione (KPI) per la loro sostenibilità economico-finanziaria di medio-lungo periodo, con un maggiore coinvolgimento delle imprese.
I progetti in corso: infrastrutture per la ricerca e potenziamento dei dottorati
Tra i progetti in corso di attuazione va segnalato l’investimento relativo al “Fondo per la realizzazione di un sistema integrato di infrastrutture di ricerca e innovazione”, che mira alla costruzione di infrastrutture che garantiscano il trasferimento nell'economia della conoscenza sviluppata in istituti di ricerca di alta qualità, stimolando l'innovazione. Dopo il completamento delle procedure di gara nel 2022, si prevede di assumere 30 manager di ricerca e di finanziare almeno 30 infrastrutture entro giugno 2023.
Anche l’investimento sugli IPCEI (Importanti Progetti di Interesse Comune Europeo) merita un cenno sintetico. Si tratta di un progetto con un ambito temporale ampio (2021-2025), che ha l’obiettivo di aumentare la dotazione del relativo fondo per finanziare imprese e centri di ricerca per progetti su sviluppo, innovazione e produzione industriale, anche in collaborazione con centri e aziende europee. Dopo il conseguimento dei traguardi previsti nel 2021 e nel 2022, il Governo sta lavorando per pubblicare entro il prossimo giugno la lista dei soggetti che avranno accesso al fondo.
Un altro traguardo da raggiungere entro la fine dell’anno riguarda l’aggiudicazione di oltre 3000 progetti di ricerca di interesse nazionale (PRIN) da finanziarsi con il Fondo del Programma Nazionale della Ricerca (PNR).

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Tra le iniziative più dinamiche per il rafforzamento del legame tra il sistema della ricerca e il tessuto industriale vanno segnalati i dottorati innovativi, dottorati che rispondono ai fabbisogni di innovazione delle imprese, e gli incentivi per l’assunzione dei ricercatori da parte delle imprese76. Si prevede, in particolare, l’attivazione di 5.000 borse di dottorato per 3 anni con il cofinanziamento privato e l’incentivo all’assunzione di 20.000 assegnisti di ricerca o ricercatori da parte delle imprese. Dopo la prima fase di attuazione del 2022, con l’assegnazione di 1.709 borse (di cui 491 destinate al Mezzogiorno) in cofinanziamento, tra fondi PNRR e fondi universitari, per l’a.a. 2022/2023, il MUR ha recentemente77 avviato la seconda fase di attuazione, tramite l’attribuzione, per l’a.a. 2023/2024, di 13.292 borse di dottorato.

Le principali novità rispetto alla prima fase di attuazione riguardano: l’allargamento della definizione di impresa, l’ampliamento della tipologia di corsi di dottorato attivabili e la piattaforma di matching tra imprese e università (in coerenza, altresì, con quanto previsto dall’Obiettivo specifico 1.I – Ricerca e Innovazione, nell’ambito dell’Accordo di Partenariato 2021-2027). Attraverso queste innovazioni normative e di policy, una mirata azione di comunicazione, un focus specifico del trasferimento tecnologico e gli incentivi fiscali per le imprese, si punta ad aumentare la diffusione nel sistema imprenditoriale della conoscenza di questa importante opportunità.
Valorizzare i processi di internazionalizzazione e di valutazione
La strategia del Governo per il rafforzamento della ricerca e dell’innovazione richiede, in linea con gli standard europei, che tutti gli investimenti in corso siano accompagnati da un’attenzione specifica ai processi di internazionalizzazione e di valutazione, anche in coerenza con quanto ribadito dal Consiglio della UE nella “Raccomandazione su un patto per la ricerca e l'innovazione in Europa” del 19 novembre 2021.
In questo disegno rientra il sostegno alle attività dei giovani ricercatori, sul modello dei bandi European Research Council, Marie Skłodowska-Curie Individual Fellowship e Seal of Excellence, con interventi per valorizzare il sistema della ricerca all’interno dei processi di sviluppo e di innovazione, che si legano anche all’ulteriore attuazione del Fondo Italiano per la Scienza e del Fondo Italiano per la Scienza Applicata.
L’impegno sull’internazionalizzazione riguarda, in particolare, le alleanze universitarie europee, la semplificazione del riconoscimento dei titoli di studio, l’investimento della diplomazia scientifica per ampliare l’offerta formativa delle università italiane erogata all’estero, il rafforzamento della cooperazione con le istituzioni europee, anche attraverso specifici accordi con la Banca europea per gli investimenti (BEI) e il Fondo europeo per gli investimenti (FEI) da realizzare nel 2023. Particolare rilievo rivestono, a questo proposito, le attività nell’ambito dello

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76 M4C2-I.3.3-3 del PNRR
77 D.M. 117/2023.

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European Innovation Council per identificare e accompagnare le start up italiane in grado di partecipare ai programmi europei, soprattutto per le realtà attive nelle catene del valore della transizione verde e digitale.
Nella strategia della internazionalizzazione del sistema universitario rientrano inoltre le misure volte a rafforzare la partecipazione alle infrastrutture di ricerca internazionali, a partire dall’Einstein Telescope, l’osservatorio di nuova generazione sulle onde gravitazionali.

Aprendo lo sguardo anche alle iniziative che si pongono al di là dei confini del PNRR, è da segnalare che, in virtù del mutato contesto nazionale e internazionale, che vede un crescente rilievo delle tecnologie critiche nella competizione geopolitica e la riorganizzazione delle filiere produttive, è in corso di aggiornamento il Programma Nazionale della Ricerca (PNR) 2021-2027.
Per il 2023, il Piano si concentrerà sul tema della valutazione, con l’istituzione di un Nucleo Dati permanente presso il Segretariato Generale del Ministero per l’università e la ricerca, al fine di coordinare e potenziare le attività di analisi economica e statistica, studio e ricerca finalizzate alla valutazione dell’impatto delle politiche e degli investimenti pubblici. Il MUR è impegnato, inoltre, nell’elaborazione delle Linee guida per l’esercizio “Valutazione della qualità della ricerca” VQR 2020-2024, in stretta collaborazione con l’Agenzia nazionale per la valutazione del sistema universitario e della Ricerca (ANVUR) per rendere più efficaci e rapidi i processi di valutazione. Una capillare ricognizione complessiva dell’utilizzo delle risorse pubbliche destinate alla ricerca scientifica e tecnologica (di base e applicata, in linea con la politica industriale del Paese), con una stretta collaborazione interministeriale, può infatti consentire di valutare i settori in cui è necessaria l’attrazione di finanziamenti del settore privato, nonché contribuire a migliorare il posizionamento internazionale dell’Italia.
Il supporto alla ricerca sulle tecnologie emergenti
È infine da segnalare che per coniugare le competenze scientifiche delle università e degli enti di ricerca con le esigenze delle imprese, il Governo promuove sul territorio nazionale la realizzazione di progetti di ricerca, rivolti allo sviluppo di prodotti, processi, servizi o modelli di business e organizzativi relativi alle tecnologie emergenti, quali, ad esempio, blockchain, intelligenza artificiale (AI), internet delle cose (IoT), realtà aumentata e virtuale, grazie all’uso ed allo sviluppo delle reti mobili ultraveloci (5G).
In particolare, nell’alveo del “Programma di supporto alle tecnologie emergenti 5G”, già dal 2019 sono stati istituite sul territorio nazionale le “Case delle tecnologie emergenti”, centri di trasferimento tecnologico che hanno l’obiettivo di supportare progetti di ricerca e sperimentazione, sostenere la creazione di startup e favorire il trasferimento tecnologico verso le PMI78. Recentemente, il Ministro delle Imprese e del Made in Italy ha previsto il

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78 Per il 2022, con determina del 28 dicembre 2022, sono state ammesse a finanziamento delle case della tecnologia le proposte di: 1) Bologna; 2) Napoli; 3) Taranto; 4) Genova; 5) Pesaro; 6) Cagliari; 7) Campobasso. Neglianni passati, sono state finanziate: 1) Matera (progetto pilota), 2) Torino, 3) Roma, 4) Bari, 5) Prato e 6) l’Aquila.

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rifinanziamento della misura con 350 milioni, al fine di potenziarne l’estensione tematica e territoriale, in modo da favorire l’erogazione alle imprese di servizi tecnologici avanzati ed innovativi, focalizzati su tecnologie e specializzazioni produttive di eccellenza.
La transizione ecologica ed energetica
L'azione del Governo in ambito ambientale ed energetico per il 2023 e per il triennio 2023-2025 si inserisce in un contesto nazionale e internazionale che impone un’accelerazione del processo di decarbonizzazione, limitando, allo stesso tempo, l’impatto negativo del caro energia sui bilanci delle famiglie, specialmente quelle più fragili. In questa prospettiva, il Governo ha, approvato, nel Consiglio dei ministri del 28 marzo scorso, un decreto-legge che proroga molte delle misure previste in precedenza, confermando, in particolare, il bonus sociale elettricità e gas riconosciuto ai clienti domestici economicamente svantaggiati e a quelli in gravi condizioni di salute.
Si prevede inoltre una nuova misura innovativa che prevede, a decorrere dal 1° ottobre e fino al 31 dicembre 2023, un contributo mensile ai clienti domestici nel caso in cui il prezzo del gas superi specifiche soglie.
Al tempo stesso è necessario attuare azioni che garantiscano la competitività delle imprese italiane, sia a livello globale sia nel contesto europeo.
In questo ambito, il PNRR, che già definisce interventi e riforme atte a rafforzare la crescita, la creazione di posti di lavoro e la resilienza sociale ed economica, rappresenta il primo deciso impulso all'avvio di un processo di transizione ecologica di grande portata, garantendo un volume di investimenti di rilievo assoluto, vincolati a un serrato cronoprogramma che si chiuderà nel 2026.

Va segnalato che il Governo ha assegnato al Ministero dell’ambiente e della sicurezza energetica (MASE) la porzione più rilevante delle attività della Missione 2 del Piano “Rivoluzione Verde e transizione ecologica” e di un investimento della Missione 3 “Infrastrutture per una mobilità sostenibile” per un importo pari a 34,7 miliardi, cui si aggiungono 4,6 miliardi del Programma Nazionale Complementare per un totale di oltre 39,3 miliardi articolati in 26 investimenti e 12 riforme. Inoltre, al MASE è assegnata la quota più importante di milestones e target europei del PNRR italiano, distribuiti in ogni semestre di rendicontazione a partire dal 2021 fino al 30 giugno 2026. Sono in corso di definizione alcune proposte per una parziale revisione del PNRR, prevalentemente concentrata sull’adeguamento di milestones e target alla mutata situazione socioeconomica e di mercato, in considerazione di livelli di inflazione molto più elevati di quelli attesi in fase di programmazione e della carenza delle materie prime. Le revisioni proposte mirano anche a migliorare il processo di rendicontazione attraverso una più chiara puntualizzazione delle descrizioni di traguardi ed obiettivi. Sarà, inoltre, necessario favorire la reale capacità attuativa dei progetti da parte di soggetti coinvolti, anche tramite un supporto tecnico dedicato, favorendo una più efficace e veloce attuazione dei progetti. Risulta indispensabile continuare a rafforzare l'impianto organizzativo e procedurale del MASE, anche in supporto ai soggetti attuatori interni ed esterni ed in aderenza agli adempimenti normativi e regolamentari vigenti in materia di

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gestione e controllo del Piano, al fine di garantire che l'attuazione dei relativi investimenti avvenga sempre nel rispetto del principio di sana gestione finanziaria senza danno al bilancio nazionale e unionale. È inoltre in corso di definizione il nuovo capitolo del PNRR previsto dal REPowerEU, che rafforzerà gli interventi necessari a ridurre la dipendenza dalle importazioni di gas naturale e ad accelerare la transizione energetica, come si vedrà più diffusamente nel Capitolo V.

Ulteriori, importanti contributi alle attività intraprese dal Governo per raggiungere gli obiettivi di decarbonizzazione prefissati arriveranno dall’integrazione del PNRR con l'attuazione degli ulteriori piani e strategie di interesse nazionale, quali il Piano nazionale integrato per l'energia e il clima (PNIEC), in corso di revisione alla luce dei nuovi obiettivi europei del pacchetto “Fit for 55”, il Programma di controllo dell'inquinamento atmosferico (PNCIA), la Strategia nazionale per I’economia circolare (SEC), il Programma Nazionale di Gestione dei Rifiuti (PNGR), la Strategia nazionale per la biodiversità e la Strategia Nazionale per lo Sviluppo Sostenibile (SNSvS).
Le politiche energetiche
La politica energetica nazionale è volta al raggiungimento dei target di decarbonizzazione al 2030 e di neutralità climatica al 2050, attraverso elevati livelli di indipendenza energetica, basati su un percorso di crescita esponenziale delle fonti rinnovabili e di forte promozione del risparmio e dell’efficienza energetica.
Il gas metano rappresenta, in questa fase di “transizione", il vettore energetico fossile più pulito. Nel corso del 2022, l’Italia ha perseguito la propria strategia di diversificazione delle fonti di approvvigionamento, resa ancora più impellente alla luce della guerra in Ucraina, e al contempo, ha potenziato le infrastrutture di trasporto e di stoccaggio. In particolare, è stato ottimizzato l’utilizzo delle infrastrutture di importazione esistenti (Transmed, TAP, Greenstream e terminali di rigassificazione GNL) ed è stata accelerata la realizzazione degli investimenti necessari per garantire il trasporto del gas dal Sud Italia al Nord e al resto degli Stati a cui siamo interconnessi (linea adriatica, raddoppio del TAP, rigassificatori). Inoltre, sono stati siglati accordi con diversi Paesi per garantire maggiori import sotto forma di GNL, nonché altre iniziative per raggiungere il livello di riempimento degli stoccaggi del 90 per cento. Tali nuovi accordi di approvvigionamento di GNL, per oltre 10 miliardi di metri cubi, hanno reso fondamentale l'installazione di 2 nuovi terminali, nei porti di Piombino e Ravenna, oltre i tre già operativi al massimo della capacità.
Nell'ottica di accrescere la sicurezza e di favorire la transizione energetica, l’Italia è impegnata nella realizzazione di importanti progetti infrastrutturali – a livello nazionale e transfrontaliero – sia in materia di trasporto di idrogeno (come l’Hydrogen Backbone con Germania e Austria), sia in materia di cattura, trasporto e stoccaggio di biossido di carbonio (Piano regionale della CCS nel bacino del Mediterraneo assieme alla Francia e alla Grecia).
Sul fronte degli approvvigionamenti nazionali, sono state adottate misure che potranno far aumentare, nell'immediato, la produzione nazionale di gas di 2 miliardi di metri cubi annui.

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Con riferimento alle infrastrutture elettriche, l’Italia intende sviluppare nuovi elettrodotti e potenziare quelli esistenti per garantire l'eliminazione delle strozzature nella rete e l’integrazione delle rinnovabili nelle reti stesse.
Al fine di favorire la transizione verde, è indispensabile, in questo contesto, favorire la riconversione delle raffinerie petrolifere e dei relativi depositi in bioraffinerie.
Il processo di decarbonizzazione intrapreso si baserà su una doppia strategia. La prima prevede l'adozione di politiche attive di riduzione della domanda di energia, volte a incentivare l'efficienza energetica. Su questo versante, la semplificazione delle procedure di accesso ai "Certificati bianchi", l'ampliamento della platea dei beneficiari e degli interventi del ''Conto Termico" e la possibilità di incentivare gli interventi di rifacimento e potenziamenti degli impianti di Cogenerazione ad alto rendimento esistenti rappresentano strumenti utili per il raggiungimento degli obiettivi finali di riduzione del consumo. Per affrontare le importanti sfide energetico-ambientali al 2030 e al 2050 connesse al settore civile, sarà avviata una riforma complessiva delle detrazioni fiscali per gli interventi di riqualificazione degli edifici residenziali, nell’ottica della semplificazione e della sostenibilità per i conti pubblici. Congiuntamente, saranno potenziati gli incentivi in favore del settore terziario, sia pubblico che privato. Dette misure saranno, quindi, accompagnate da adeguati strumenti finanziari, compresi il Fondo Nazionale Efficienza Energetica e il Fondo Kyoto, che saranno potenziati per lo scopo.
La seconda strategia, invece, si basa sulla differenziazione delle fonti energetiche privilegiando, anche attraverso specifiche politiche di incentivazione, lo sviluppo delle rinnovabili, dei biocombustibili, del biometano e dell'idrogeno.

Riguardo alle fonti rinnovabili, in primo luogo, è intenzione del Governo dare rapida e compiuta attuazione al decreto legislativo79 che ha recepito la Direttiva europea sull'uso dell'energia da fonti rinnovabili, attraverso la definizione dei criteri per l'individuazione da parte delle Regioni e delle Province Autonome delle aree idonee all'installazione di impianti. È necessario garantire un quadro autorizzativo omogeneo e rapido che consenta lo sviluppo dei progetti in un arco temporale ben definito.
A livello nazionale, è prioritario concludere il lavoro sul decreto-legge cd. FER2, che disciplina gli incentivi alle fonti e alle tecnologie non ancora pienamente mature o con costi elevati di esercizio, come la geotermia, il solare termodinamico e il biogas.
In questo stesso ambito, è intenzione del Governo intervenire con un nuovo decreto FER per continuare l'incentivazione delle tecnologie più mature e con costi fissi bassi o comunque suscettibili di sensibile riduzione, come eolico e solare. A tal proposito, l'attuazione della delega conferita al Governo dall'ultima legge annuale per la concorrenza offre un'opportunità importante per il riordino e la semplificazione normativa in materia di rinnovabili.

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79 D.lgs. 8 novembre 2021, n. 199.

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Il Governo ha anche intenzione di sostenere la tecnologia dall’agrivoltaico, che, come gli impianti di produzione di biometano, può costituire una importante alternativa al gas naturale nel mix energetico nazionale. Con i progetti previsti dal PNRR dedicati allo sviluppo del Parco agrisolare (1,5 miliardi di euro), alla logistica agroalimentare (800 milioni) e alla meccanizzazione di sistema (500 milioni) si intende puntare al progressivo aumento dell’utilizzo dell’energie rinnovali anche nel settore agricolo e alla contestuale riduzione dell’impatto emissivo, rafforzando gli investimenti in innovazione, nell’efficace gestione degli scambi e nell’utilizzo di macchinari di nuova generazione (e introduzione di tecniche di agricoltura di precisione).

Infine, per le comunità energetiche, il cui sviluppo a livello locale sarà favorito anche grazie a importanti risorse del PNRR (2,2 miliardi), si è conclusa la consultazione pubblica sul contenuto del decreto di incentivazione, che sarà presto emanato.

La politica di decarbonizzazione avrà un impulso importante a livello europeo e nazionale dallo sviluppo della mobilità sostenibile. Il settore dei trasporti dovrà contribuire in modo importante al raggiungimento dei target del ''Fit for 55", attraverso l'uso di tutte le soluzioni tecnologiche che la ricerca e il mercato metteranno a disposizione, dall'elettrico, con le relative stazioni di ricarica da rendere capillari sul territorio nazionale, all'idrogeno, ai biocarburanti.
Rivestirà grande importanza la revisione dei principali documenti programmatici in materia di energia e clima, quali il PNIEC e la Strategia di Lungo Termine sulla riduzione dei gas ad effetto serra. Il nuovo PNIEC, che l’Italia dovrà presentare nella sua versione "draft" alla Commissione entro il 30 giugno 2023 (la versione finale dovrà essere presentata a giugno 2024), sarà predisposto alla luce dei nuovi obiettivi europei in materia di clima ed energia derivanti dal pacchetto "Fit for 55" e in linea con il REPowerEU e continuerà a svilupparsi sulle 5 dimensioni dell'Unione dell'energia: decarbonizzazione (riduzione delle emissioni e energie rinnovabili); efficienza energetica; sicurezza energetica; mercato interno dell'energia; ricerca, innovazione e competitività. Per quanto possibile, come sollecitato dalla stessa Commissione, nell’aggiornamento del PNIEC si dovrà preparare l'analisi di base necessaria per elaborare i piani sociali per il clima (che indicano come utilizzare le entrate del Fondo sociale per il clima)

Il Governo, inoltre, intende aumentare nei consumatori la consapevolezza delle possibilità e opportunità offerte dal mercato, rendendo disponibili nuovi strumenti informativi sui propri consumi e sulle opzioni disponibili, attraverso l'azione di supporto svolta da Acquirente Unico S.p.A. e in coordinamento con l'Autorità di Regolazione per Energia, Reti e Ambiente (ARERA), e adottando i decreti per il mantenimento delle condizioni di concorrenza nella fase di superamento del regime di maggior tutela. Allo stesso modo, saranno promosse le possibilità di autoproduzione, singola o collettiva o sotto forma di comunità energetiche rinnovabili. Nel settore della vendita di energia, la realizzazione di elenchi venditori basati su nuovi requisiti consentirà di qualificare il settore e di fornire più fiducia ai consumatori nel mercato. Inoltre, sarà avviata la definizione della Strategia

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nazionale per la Povertà Energetica, attraverso l’operatività dell’Osservatorio nazionale recentemente costituito.
Il raggiungimento degli obiettivi di decarbonizzazione al 2050 necessita di forti investimenti nella ricerca e sviluppo, al fine di arricchire il già importante know-how a disposizione.
Sarà data priorità allo sviluppo di tecnologie per l'elettrificazione dei consumi, per l'efficienza energetica dei processi e dei prodotti industriali, per la riqualificazione energetica degli edifici, anche grazie al supporto della ricerca svolta dalla società Ricerca Sistema energetico (RSE) e dall’ENEA.
Sempre nell'ottica di accrescere la sicurezza energetica del Paese, particolare attenzione sarà rivolta allo sviluppo dell’idrogeno verde e al biometano.

Per quanto riguarda l’idrogeno, è in fase di finalizzazione, in attuazione del PNRR, la creazione di una filiera industriale nazionale (elettrolizzatori e componentistica di supporto), mentre è in fase di avvio la definizione di un meccanismo tariffario, oltre al decreto sullo sgravio degli oneri di sistema per gli impianti rinnovabili a servizio della produzione di idrogeno rinnovabile. Entro il 2023, inoltre, saranno concesse le prime agevolazioni nell’ambito delle misure PNRR destinate alla promozione di “Hydrogen Valley" e all’impiego dell’idrogeno a basso contenuto di carbonio nei settori industriali cosiddetti hard to abate.
Proseguirà, inoltre, la partecipazione dell’Italia nello sviluppo delle tecnologie per la fusione nucleare nell'ambito del Programma internazionale ITER (International Thermonuclear Experimental Reactor) e del Programma europeo Eurofusion, così come sarà rafforzato il presidio scientifico nel campo degli impianti nucleari di quarta generazione e dei reattori modulari SMR (Small Modular Reactors).
Continuerà naturalmente lo sforzo per dare soluzioni efficienti e sicure ai temi dei rifiuti radioattivi, una questione ancora aperta in Italia nonostante siano trascorsi decenni dalla cessazione della produzione elettronucleare. Per il raggiungimento di questo obiettivo, sarà fondamentale il contributo della Società Gestione Impianti Nucleari (SOGIN).
Allo stesso tempo, per quanto riguarda la ricerca, è necessario porre attenzione alle ricadute dei programmi di competenza del MASE quali il Piano della ricerca di sistema elettrico nazionale 2022-2024 e il programma Mission Innovation, in cui riveste un ruolo molto importante la ricerca pubblica.
Infine, maggiore impegno sarà dedicato a sostenere l'innovazione e il trasferimento tecnologico verso le imprese dei risultati della ricerca affinché si sviluppino e si rafforzino ulteriormente quelle filiere industriali nazionali del settore green, capaci di competere sui mercati internazionali.
Le politiche per l’economia circolare
Le sfide di medio termine per la realizzazione di una competitività sostenibile passano attraverso l’attuazione della Strategia nazionale per l’economia circolare, presupposto indispensabile per l’approvvigionamento di materia e la decarbonizzazione del paese, per attuare gli obiettivi del Green Deal e raggiungere

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quindi la neutralità climatica in Europa entro il 205080. Gli obiettivi globali ed europei al 2030 e 2050 (es. Sustainable Development Goals, obiettivi Accordo di Parigi, European Green Deal) sono infatti molto ambiziosi: puntano ad una progressiva e completa decarbonizzazione del sistema (“Net-Zero”) e a rafforzare l’adozione di soluzioni di economia circolare, per proteggere la natura e le biodiversità e garantire un sistema alimentare equo, sano e rispettoso dell’ambiente. Al fine di dare forza di legge a questi obiettivi, inoltre, il 29 luglio 2021 è entrata in vigore la Legge europea sul clima81 che “stabilisce l'obiettivo vincolante della neutralità climatica nell'Unione entro il 2050” e “istituisce un quadro per progredire nel perseguimento dell'obiettivo globale di adattamento”. Come sottolineato in precedenza è attualmente in discussione il cd. pacchetto “Fit for 55”, ovvero l’insieme delle proposte legislative necessarie per ottenere l’obiettivo di riduzione delle emissioni di gas serra del -55 per cento netto al 2030 e mettere l’Unione sulla giusta traiettoria per il raggiungimento della neutralità climatica al 2050.
Come noto, in linea con l'obiettivo di neutralità climatica entro il 2050 previsto dal Green Deal, nel marzo 2020, la Commissione europea ha proposto il primo pacchetto di misure per accelerare la transizione verso un'economica circolare, in linea con quanto annunciato nel Piano d'azione per l'economia circolare. Le proposte includono il potenziamento dei prodotti sostenibili, la responsabilizzazione dei consumatori verso la transizione verde, la revisione del regolamento sui materiali da costruzione e una strategia sui tessili sostenibili.
In Italia, la Strategia nazionale per l’economia circolare, approvata lo scorso giugno, si propone di: i) creare le condizioni per un mercato delle materie prime seconde in sostituzione delle materie prime tradizionali; ii) rafforzare e consolidare il principio di Responsabilità Estesa del Produttore; iii) sviluppare una fiscalità favorevole alla transizione verso l’economia circolare; iv) rafforzare le azioni mirate all’upstream della circolarità (ecodesign, estensione della durata dei prodotti, riparabilità e riuso, etc.); v) sviluppare e diffondere metodi e modelli di valutazione del ciclo di vita dei prodotti e dei sistemi di gestione dei rifiuti e dei relativi effetti ambientali complessivi; vi) migliorare la tracciabilità dei flussi di rifiuti; vii) educare e creare competenze, nell’ambito pubblico e privato, in materia di economia circolare come volano di sviluppo dell’occupazione giovanile e femminile82.
Il Programma Nazionale di Gestione dei Rifiuti
Un ruolo chiave della Strategia è svolto dal Programma Nazionale di Gestione dei Rifiuti (PNGR)83, approvato nel secondo semestre 2022 con un orizzonte temporale che arriva al 2026. Il PNRG è inserito nel PNRR come una delle riforme principali della missione sull’economia circolare. L’obiettivo è colmare il gap impiantistico, aumentare il tasso di raccolta differenziata e di riciclaggio al fine di

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80 L’attuazione di questi obiettivi assorbe un terzo dei fondi del PNRR.
81 Regolamento CEE/UE 30 giugno 2021, n. 1119.
82 D.M. 259 del 24 giugno 2022.
83 Il decreto n. 257 del 24 giugno 2022 ha approvato il Programma nazionale di gestione dei rifiuti, di cui all’art. 198-bis del d. lgs. 152/2006, con valenza per gli anni dal 2022 al 2028.

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sviluppare nuove catene di approvvigionamento di materie prime seconde dal ciclo dei rifiuti, in sostituzione di quelle tradizionali, e contribuire alla transizione energetica. Si tratta di una riforma che deve accompagnare e sostenere i due investimenti del PNRR per l’economia circolare, uno da 1,5 miliardi e l’altro da 600 miliardi (le cui linee di attività sono quasi tutte già in fase di chiusura).

Le Regioni e le Province autonome saranno poi tenute ad approvare o adeguare i rispettivi piani regionali di gestione dei rifiuti entro 18 mesi dalla pubblicazione del PNGR definitivo. Il PNGR fissa i macro-obiettivi, le macro-azioni, i target, definisce i criteri e le linee strategiche a cui le Regioni e le Province autonome dovranno attenersi nella elaborazione dei Piani di gestione dei rifiuti. Offre poi una ricognizione nazionale dell’impiantistica e dà gli indirizzi per colmare i gap impiantistici fra le regioni. I target si concentrano sull’aumento del tasso di raccolta differenziata, sulla riduzione del numero delle discariche irregolari, sulla riduzione del tasso di smaltimento in discarica dei rifiuti urbani al di sotto del 10 per cento al 2035. Il Programma indica la necessità di adottare, a livello regionale, pianificazioni basate su una attenta quantificazione dei flussi dei rifiuti e individua nella metodologia LCA (Life Cycle Assessment) uno strumento fondamentale per la comparazione degli scenari di gestione, tenendo conto di tutti gli impatti ambientali. Risultato importante in questo contesto è il tema delle materie prime critiche al fine di ridurre la dipendenza dall’estero ed individuare catene di approvvigionamento alternative a livello nazionale.
L’ammodernamento e la realizzazione di nuovi impianti di riciclaggio avrà l’obiettivo principale di colmare il divario territoriale tra Nord e Centro-Sud, implementando e digitalizzando la raccolta differenziata e implementando il nuovo sistema di tracciabilità dei rifiuti (RENTRI).
In particolare, si intendono incentivare le attività di riciclo e l’utilizzo delle materie prime secondarie, sostenendo economicamente i Comuni nel miglioramento dei processi di raccolta differenziata e la valorizzazione degli scarti, e per attuare la riforma del sistema di Responsabilità Estesa del Produttore. Verrà assicurato il pieno utilizzo degli strumenti dei Criteri Ambientali Minimi negli appalti pubblici e della regolamentazione End of Waste per lo sviluppo di un mercato circolare con particolare riferimento alle filiere dell’edilizia, del tessile, dei RAEE (Rifiuti apparecchiature elettriche ed elettroniche) e delle plastiche. Con riferimento al settore delle plastiche, nell’ambito della Strategia per l’Economia Circolare, si sta definendo una vera e propria strategia nazionale, per garantire il raggiungimento degli obiettivi europei di riciclo84. Verrà inoltre disincentivato il conferimento in discarica attraverso una idonea revisione del sistema di tassazione.

La mobilità sostenibile per la neutralità climatica e l’inclusione sociale
Il Country Report 2022 riconosce gli sviluppi positivi che l’Italia ha ottenuto nel settore dei trasporti sostenibili ed evidenzia gli ampi margini di miglioramento da realizzare ancora in questo ambito. Come si è accennato nel paragrafo precedente,

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84 Si ricorda il credito d’imposta per l’acquisto di materiali riciclati provenienti dalla raccolta differenziata o la previsione del rifinanziamento del Programma sperimentale Mangiaplastica.

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rafforzare l’efficienza energetica dei trasporti può infatti contribuire in modo determinante al raggiungimento degli obiettivi per il 2030 nel contesto del Green Deal europeo. Il settore dei trasporti dovrà contribuire in modo sostanziale al raggiungimento dei target definiti nel pacchetto ''Fit for 55", che consentirà all'Unione europea di ridurre le sue emissioni nette di gas serra di almeno il 55 per cento entro il 2030 rispetto ai livelli del 1990 e di raggiungere la neutralità climatica nel 2050. Il potenziamento della mobilità sostenibile potrà inoltre fornire un prezioso contributo in termini di riduzione delle disparità sociali e regionali. In piena coerenza con questi assunti, le CSR 2022 ricordano ancora una volta l’importanza di promuovere gli investimenti nella mobilità sostenibile85.
Il Governo è in totale sintonia con gli orientamenti europei e intende considerare l'utilizzo di tutte le soluzioni tecnologiche che la ricerca e il mercato metteranno a disposizione, dall'elettrico, all'idrogeno, fino ai biocarburanti.

In Italia il settore dei trasporti contribuisce per oltre il 30 per cento del totale delle emissioni di CO2 ed ha un peso ancora maggiore se si considerano gli altri inquinanti. In questo contesto, la principale sfida è rappresentata dalla mitigazione degli impatti nella mobilità stradale, in particolare quella extraurbana che rappresenta circa il 70 per cento del totale emissioni del settore (a fronte del 30 per cento del comparto urbano). Rilevante il contributo del trasporto merci, in particolare “merci pesanti” che complessivamente producono il 30 per cento del totale delle emissioni.
In questa prospettiva, il Paese è in primo luogo impegnato per favorire uno shift modale a favore del trasporto pubblico, sostenendo l’aumento dell’offerta sia in termini di nuove opportunità di connessione (in particolare con riferimento alle medie e lunghe percorrenze ferroviarie nella direttrice Nord-sud ed Est-ovest) sia in termini di parco veicolare, privilegiando le soluzioni tecnologiche a zero emissioni.
Come già segnato nel PNR 2022, nell’ambito della Componente 1 della Missione 3 “Infrastrutture per la mobilità sostenibile” del PNRR il Governo è impegnato nell’ulteriore sviluppo dell’infrastruttura ferroviaria con investimenti che riguarderanno sia la realizzazione di nuove linee AV e alta capacità (in particolare nel Mezzogiorno) sia il potenziamento e l’elettrificazione delle linee esistenti. Tra i progetti previsti per la fine del 2022 e regolarmente avviati, rientra l’aggiudicazione degli appalti per lo sviluppo del sistema europeo di gestione del traffico ferroviario e di quelli per la costruzione della ferrovia ad alta velocità sulle linee Napoli-Bari e Palermo-Catania. Nello specifico, sono previsti interventi su oltre 6.500 km di rete, tra cui, 500 km di linee ad alta velocità/capacità, 700 km di linee regionali potenziate (di cui oltre il 60 per cento al Sud), implementazione del sistema tecnologico di sicurezza ERTMS su circa 3.400 km di rete, potenziamento dei nodi ferroviari e collegamenti nazionali strategici per circa 1.900 km.

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85 Le CSR 2020 facevano esplicito riferimento al trasporto pubblico sostenibile mentre quelle per il 2021 contenevano un richiamo più generico agli investimenti sostenibili e a favore della crescita per il sostegno alla transizione verde e digitale.

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Investire sul trasporto locale per una mobilità sostenibile e intelligente
Per il trasporto pubblico locale gli investimenti riguardano sia la realizzazione di nuove infrastrutture per il trasporto rapido di massa con l’obiettivo di realizzare oltre 230 km di rete di filobus, tram e metropolitane sia il revamping della flotta, tra cui l’acquisto di oltre 3.000 autobus a zero emissioni e di 150 nuovi treni completi passeggeri per il TPL. Oltre agli obiettivi già raggiunti86, alcune scadenze relative al trasporto pubblico locale sono fissate per i prossimi mesi. Entro giugno 2023 è prevista ad esempio l’aggiudicazione degli appalti per il rinnovo della flotta autobus con mezzi a basso impatto ambientale e della flotta treni con mezzi a propulsione alternativa.
In questo contesto, anche in linea con la Comunicazione “Strategia per una mobilità sostenibile e intelligente”, si evidenzia come il progressivo percorso di decarbonizzazione dei trasporti pubblici e soprattutto privati deve necessariamente essere accompagnato alla realizzazione di una rete globale di infrastrutture di ricarica e rifornimento geograficamente ben distribuita, in modo da consentire un'ampia diffusione di veicoli a basse emissioni e a zero emissioni in tutti i modi di trasporto.

Per quanto riguarda la diffusione d’infrastrutture di ricarica elettrica, il Governo è impegnato nella gestione della concessione di benefici a fondo perduto per incentivare la realizzazione di infrastrutture di ricarica per veicoli elettrici fast e ultrafast, anche dotate di sistemi di accumulo integrati, ristrutturando la rete di distribuzione dei carburanti. Ciò consente al settore una progressiva transizione verso una mobilità sostenibile e incentiva misure di efficientamento amministrativo, garantendo il necessario coordinamento del quadro incentivante complessivo per lo sviluppo delle infrastrutture di ricarica dei veicoli elettrici87. Nell’investimento “Sviluppo Infrastrutture di ricarica elettrica” della Missione 2 del PNR è previsto pertanto lo sviluppo di 7.500 stazioni di ricarica rapida per veicoli elettrici in superstrade e di oltre 13.000 nelle città, a cui si aggiungeranno 100 punti di ricarica sperimentali volti allo stoccaggio dell'energia. La scadenza è prevista a dicembre 2025 ma entro giugno 2023 è fissato il primo traguardo con la definizione dei contratti per almeno 2.500 stazioni in superstrada e almeno 4.000 in città.
Un sistema sanitario più efficiente, resiliente e inclusivo
L’attuale contesto sociale ed economico, che ancora risente dei postumi della crisi pandemica, ha determinato il disvelarsi di nuove e urgenti sfide che lo Stato è chiamato ad affrontare: il sistema sanitario, è tra quelli che più necessita di efficaci risposte di policy in grado di assicurarne nel tempo, in modo duraturo, caratteri di efficienza, resilienza e inclusività.

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86 Si ricorda che nel 2021 sono entrati in vigore il decreto-legge per la semplificazione delle procedure autorizzative dei progetti nel settore del trasporto pubblico locale con impianti fissi e nel trasporto rapido di massa e un decreto ministeriale che ha fissato l’ammontare totale delle risorse disponibili per la trasformazione verde e digitale dell'industria degli autobus. Come ricordato nella NADEF 2022 inoltre, lo scorso luglio è stato attivato lo sportello per la richiesta di agevolazioni a programmi di investimento nella filiera degli autobus elettrici.
87 Missione 2, Componente 2, Investimento 4.3 “Sviluppo Infrastrutture di ricarica elettrica”, del PNRR.

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La spesa sanitaria nazionale è stata per lungo tempo inferiore alla media dell’UE, ma gli interventi posti in essere durante la crisi pandemica hanno contribuito a un consistente incremento del livello del finanziamento del sistema sanitario nazionale. I dati Eurostat mostrano infatti che l’Italia è passata dal un rapporto spesa pubblica/Pil del 6,8 per cento per cento nel 2019 al 7,9 per cento del 2020, collocandosi quindi quasi in linea con la media UE (8 per cento) ma facendo registrare un incremento leggermente superiore (+1,1 per cento contro l’1 per cento medio europeo). Gli ultimi sviluppi confermano l’inversione di rotta: la legge di bilancio per il 2023 ha infatti previsto un importante incremento del FSN, con un incremento pari a 2,15 miliardi per l'anno 2023, 2,3 miliardi per l'anno 2024 e 2,6 miliardi a decorrere dall'anno 2025. Inoltre con la legge n. 34 del 30 marzo 2023, il FSN è stato ulteriormente integrato per un importo pari a 1,4 miliardi.
Il Governo è impegnato ad assicurare una gestione efficace delle relazioni finanziarie tra Stato e Regioni e, inoltre, il rafforzamento degli strumenti di programmazione e delle soluzioni per la misurazione e la valutazione dei rapporti tra fabbisogni, stanziamenti e servizi erogati. Una priorità è quella di rafforzare l’assistenza sanitaria, riducendo le asimmetrie territoriali e raggiungendo un assetto complessivo più omogeneo sul territorio nazionale, in termini di proporzioni tra i macro-livelli di assistenza (prevenzione, territoriale, ospedaliera). È inoltre in corso il completamente del percorso di razionalizzazione del Programma Nazionale degli Esiti, che risale al 2015, al fine di promuovere una più stretta integrazione tra ospedale e territorio alla luce dei nuovi modelli e standard per lo sviluppo dell’assistenza territoriale previsti dal DM 77/2022 e gli obiettivi, previsti dalla Missione 6 del PNRR.
In Italia, i settori della salute esprimono, inoltre, grande valore economico (occupazione, R&S, investimenti, produzione). Nel 2022 il primo settore per crescita dell’export, al netto degli energetici, è la farmaceutica (+43 per cento), con saldo estero di +9 miliardi. La salute è una filiera strategica con significative esternalità positive (ricerca pubblica, investimenti nei centri clinici, produttività di popolazione in migliore salute) e una valenza importante di sicurezza nazionale. In questo comparto, il perseguimento di un’elevata qualità della spesa pubblica richiede il coordinamento tra politiche sanitarie e industriali.
La riorganizzazione e il potenziamento della medicina territoriale e gli interventi in materia di edilizia sanitaria
Con l’obiettivo di garantire sull’intero territorio nazionale l’assistenza sanitaria e le cure, è stata avviato un percorso di modelli e standard per lo sviluppo dell’assistenza territoriale nel Servizio sanitario nazionale”88. In tale ambito, le Case della comunità e l’Ospedale di comunità rappresentano due strumenti strategici dell’assistenza territoriale di prossimità. Tali interventi mostrano l’importanza di assegnare un ruolo prioritario alla costruzione delle reti.
Le prime hanno la finalità di promuovere e realizzare progetti di salute, con particolare attenzione alle condizioni legate alla cronicità e alla fragilità del

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88 Regolamento 77 del 2022.

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paziente, agevolando la assistenza domiciliare; i secondi si rivolgono ai pazienti che necessitano di interventi sanitari a media-bassa intensità clinica e degenze di breve durata. Il PNRR ha stanziato 3 miliardi per le Case di Comunità con l’obiettivo di realizzarne entro il 2026 almeno 1.350.
Per garantire l’assistenza domiciliare, il Governo sta investendo sulla diffusione della telemedicina durante tutto il percorso di cura, con particolare riguardo ai casi cronici; rilevante è anche la integrazione delle soluzioni di telemedicina con avanzati sistemi digitali sanitari, quali il fascicolo sanitario elettronico, ciò anche al fine di misurare le modalità di erogazione dell’assistenza sanitaria, con particolare riferimento ai casi in cui la stessa richiede, per il medesimo soggetto, interventi in Regioni differenti. Il PNRR al riguardo prevede 4 miliardi ripartiti tra i sub-investimenti: assistenza domiciliare, oltre 2 miliardi e 700 milioni; Centrali Operative Territoriali (COT), 280 milioni; Telemedicina, 1 miliardo. I target finali sono: per il 2024, almeno 600 Centrali Operative Territoriali (COT); per il 2025, almeno 200mila persone assistite attraverso gli strumenti della telemedicina; per il 2026, almeno altre 800 mila persone over 65 trattate in assistenza domiciliare con un incremento di almeno il 10 per cento della popolazione over 65 e, nello stesso anno, completamento del progetto per l’implementazione degli strumenti di intelligenza artificiale a supporto dell'assistenza Primaria e il “Potenziamento del Portale della Trasparenza”. Il Governo si impegnerà, inoltre, a prevedere modifiche anche di carattere normativo per dare nuovo slancio agli investimenti nell’edilizia sanitaria tenuto conto del fatto che negli ultimi anni si è registrata una difficoltà da parte delle singole regioni di programmare i relativi investimenti e di avviare le procedure amministrative propedeutiche alla realizzazione del opere e per l’ammodernamento tecnologico al fine di consentire un efficacie utilizzo dei circa 34 miliardi previsti dal decreto legislativo n. 502/1992. Sempre sul tema della riorganizzazione della medicina territoriale e al fine di una compiuta e uniforme attuazione della stessa sul territorio nazionale, è previsto un potenziamento della funzione dei medici del Ruolo Unico di Assistenza Primaria a ciclo di scelta (MMG), convenzionati con il SSN, rafforzando il loro ruolo nei nuovi modelli di assistenza territoriale.
Altro aspetto qualificante della medicina territoriale riveste l’attività di assistenza sanitaria posta in essere dalle farmacie dei servizi, quali presidi di prossimità per i cittadini; in questa direzione va il finanziamento previsto dall’articolo 1, comma 532, della legge n. 197 del 2022, che proprio per salvaguardare la rete di prossimità rappresentata dalle farmacie, ha previsto a decorrere dal 1° marzo 2023, una remunerazione aggiuntiva in favore delle stesse, per il rimborso dei medicinali erogati in regime di Servizio sanitario nazionale, nel limite di 150 milioni annui.
La digitalizzazione dell’offerta sanitaria
Assume una connotazione strategica la digitalizzazione dei sistemi sanitari, che come noto, integra una rilevante sfida per gli Stati dell’UE. Di qui la esigenza di implementare l’infrastruttura tecnologica e gli strumenti per la raccolta sistematica, l’elaborazione e l’analisi dei dati sanitari da parte del Ministero della salute. Rilevanti, pertanto, sono gli investimenti orientati a sviluppare una sanità

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pubblica che valorizzi gli investimenti nel sistema salute in termini di risorse umane, digitali, strutturali, strumentali e tecnologici.
Nell’ambito del PNRR, l’investimento “Ammodernamento tecnologico degli ospedali” (4,05 miliardi) opera contemporaneamente su tre fronti per implementare le dotazioni tecnologiche del SSN: ammodernamento del parco tecnologico ospedaliero; potenziamento della digitalizzazione di 280 strutture sanitarie sedi di Dipartimenti di Emergenza e Accettazione (DEA) di I e II livello; rafforzamento strutturale degli ospedali del SSN, attraverso l’adozione di un piano specifico di potenziamento dell’offerta89.
L’investimento “Ecosistema innovativo della salute” (437 milioni) prevede invece due macro-azioni, una relativa alla creazione di una rete di centri di trasferimento tecnologico e l’altra relativa al rafforzamento e allo sviluppo qualitativo e quantitativo degli Hub Life Science per area geografica. Inoltre, questo intervento prevede la creazione di un Hub anti-pandemia, inteso come infrastruttura strategica per affrontare le future pandemie attraverso tre macroaree di intervento: i) ricerca, sviluppo e produzione pilota di vaccini; ii) sviluppo della ricerca e produzione pilota di anticorpi monoclonali; iii) progetti di ricerca sulla vaccinologia inversa e sulla lotta contro la AMR.
L’investimento “Rafforzamento dell’infrastruttura tecnologica e degli strumenti per la raccolta, l’elaborazione, l’analisi dei dati e la simulazione” (1,67 miliardi) è finalizzato a potenziare il fascicolo sanitario elettronico (FSE) per garantirne la diffusione su tutto il territorio nazionale e rafforzare il Nuovo Sistema Informativo Sanitario (NSIS), l’infrastruttura e gli strumenti con cui il Ministero monitora i LEA (Livelli Essenziali di Assistenza) e programma i servizi sanitari. Attraverso il lavoro dei medici generici verrà uniformata la raccolta dei dati e le cartelle cliniche verranno aggiornate continuamente. Inoltre, verrà creato un archivio centrale e si provvederà al supporto finanziario alle Regioni che adotteranno la piattaforma FSE.
L’aggiornamento tecnologico digitale, la formazione e la ricerca scientifica in ambito biomedico e sanitario, assumono invero pregnante rilevanza per la qualità e la tempestività delle cure, valorizzando altresì il ruolo del paziente come parte attiva del processo clinico-assistenziale.
Al fine di garantire che l’UE consegua i suoi obiettivi di trasformazione digitale, gli Stati membri hanno concordato già dal 2022 un mandato negoziale relativo al programma strategico per il 2030: tra gli indicatori di digitalizzazione da raggiungere, è previsto il 100 per cento di disponibilità online dei FSE per tutti i cittadini dell’Unione. In questo contesto si inserisce l’investimento PNRR per il potenziamento del Fascicolo Sanitario Elettronico (FSE), definito come l’insieme di dati e documenti digitali di tipo sanitario e sociosanitario generati da eventi clinici,

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89 Il numero e le tipologie di apparecchiature da sostituire sono: 340 TC (tomografia computerizzata) con 128 sezioni, 190 NMR (risonanza magnetica nucleare) a 1,5 T, 81 Acceleratori lineari, 937 Sistemi a raggi X fissi, 193Angiografia, 82 Gamma camere, 53 Gamma camere / TC (tomografia computerizzata), 34 PET (tomografia a emissione di positroni) TC (tomografia computerizzata) 295 Mammografia, 928 Ultrasuoni. Ogni ospedale digitalizzato dovrà disporre di un Centro Elaborazione Dati (DPC) necessario per realizzare l’informatizzazione dell'intera struttura ospedaliera e di sufficienti tecnologie informatiche hardware e/o software, tecnologie elettromedicali, nonché tecnologie aggiuntive necessarie per realizzare l'informatizzazione di ciascun reparto ospedaliero.

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riguardanti l’assistito, riferiti a prestazioni erogate dal servizio sanitario nazionale (SSN) anche da strutture sanitarie private.
È in corso la riorganizzazione dei processi di gestione delle liste d’attesa dei ricoveri programmati mediante l’introduzione di modelli e standard per il monitoraggio sistemico e strutturato a livello nazionale del percorso del paziente, dal momento della presa in carico della domanda, all’inserimento in lista d’attesa, all’accesso al ricovero, fino alla sua dimissione. Infatti, il potenziamento degli strumenti di monitoraggio è finalizzato al miglioramento della governance aziendale e regionale delle liste d’attesa, consentendo di orientare i flussi di ricoveri in funzione della tipologia, della complessità, dell’intensità e delle soglie di volume gestite dai singoli centri ospedalieri, avvalendosi della programmazione regionale basata su standard tecnologici, organizzativi e strutturali della rete ospedaliera.
Il potenziamento del personale
La pandemia ha reso maggiormente evidente la perdurante carenza dei medici e degli altri operatori sanitari. I professionisti del SSN si trovano oggi ad operare in un contesto sempre più difficile a causa dei vincoli assunzionali reiterati nel tempo e i limiti “all’ingresso”. Le limitazioni al turn-over hanno, poi, ostacolato la trasmissione delle conoscenze tra generazioni, incrementando varie forme di precariato. Negli ultimi anni, si è registrata una vera e propria “fuga” da alcune specialità, rese sempre meno attrattive.
Al riguardo, l’obiettivo è quello di procedere ad una concreta ed effettiva rivalutazione del trattamento economico di tutto il personale del SSN, incentivando in modo adeguato le qualificate risorse professionali per realizzare un sistema sanitario che voglia davvero raccogliere, in modo efficiente e resiliente, le sfide del futuro. In tale direzione vanno le previsioni finalizzate a riconoscere - per le particolari condizioni di lavoro svolto dal personale della dirigenza medica e dal personale del comparto operante presso i servizi di pronto soccorso - un incremento dell’indennità, con un impegno di spesa di 200 milioni annui90. Per sopperire alla carenza di organico del sistema, il Governo è intervenuto anche recentemente con un decreto-legge approvato dal Consiglio dei ministri a fine marzo che contiene diverse disposizioni in materia di personale sanitario, con specifico riguardo al potenziamento dei servizi di emergenza-urgenza, nonché prevedendo incentivi per gratificare il lavoro in pronto soccorso.
Nell’ambito della prevenzione, infine, rilevano le iniziative per il Piano nazionale di prevenzione vaccinale91, approvato il 26 gennaio 2023 dalla Conferenza Stato-Regioni, e il Piano per le emergenze sanitarie, a cui si ricollegano anche i

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90 Cfr. art.1, comma 526, l.197/2022.
91 Tra i principali obiettivi: mantenere lo status polio-free; raggiungere e mantenere l’eliminazione di morbillo e rosolia; rafforzare la prevenzione del cancro della cervice uterina e delle altre malattie HPV correlate; raggiungere e mantenere le coperture vaccinali target strutturando reti e implementando percorsi di prevenzione vaccinale; promuovere interventi vaccinali nei gruppi di popolazione ad alto rischio per patologia; ridurre le diseguaglianze e prevedere azioni per i gruppi di popolazione difficilmente raggiungibili e/o con bassa copertura vaccinale; completare l’informatizzazione delle anagrafi vaccinali regionali e mettere a regime l’anagrafe vaccinale nazionale; migliorare la sorveglianza delle malattie prevenibili da vaccino; rafforzare la comunicazione in campo vaccinale; promuovere nei professionisti sanitari la cultura delle vaccinazioni e la formazione in vaccinologia.

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finanziamenti per il Piano strategico-operativo nazionale di preparazione e risposta a una pandemia influenzale (PanFlu). Merita, altresì, menzione il Piano Nazionale oncologico finanziato per l’intero periodo di vigenza (2022-2027).
Le politiche per l’inclusione sociale e il contrasto alla povertà
Il Country Report 2022 evidenzia come in Italia il tasso di persone a rischio di povertà o esclusione sociale resti ancora superiore alla media dell'UE (24,9 per cento contro 21,6 per cento). Nel confronto europeo, inoltre, le risultanze dello Scoreboard sociale del Rapporto congiunto per l’occupazione del 2023 mostrano una particolare fragilità ed esposizione al rischio di povertà relativa dei bambini e dei ragazzi in età compresa tra 0 e 17 anni. Queste evidenze portano a considerare come area prioritaria di intervento non solo il sostegno economico alle famiglie più vulnerabili, ma anche e soprattutto un complessivo piano di interventi volto ad incrementare la componente di inclusione sociale ed economica delle misure di contrasto alla povertà.
In tale prospettiva, le misure inserite nel PNRR mirano a facilitare l’uscita dalla condizione di povertà anche attraverso l’eliminazione degli ostacoli che impediscono alle categorie più vulnerabili di partecipare a percorsi di inclusione e di attivazione. Tali sfide sono raccolte nel Piano operativo sociale e dalla Riforma attuata dal “disegno di legge recante deleghe in materia di politiche in favore delle persone anziane”.
Il Piano operativo sociale e la riforma delle politiche in favore delle persone anziane.
Nell’ambito del Piano operativo sociale gli investimenti sinora attivati sono stati destinati a tre linee principali di intervento: i) sostenere i genitori di figli minori, promuovere l’autonomia delle persone anziane, potenziare i servizi a domicilio per gli anziani; ii) finanziare progetti personalizzati di autonomia per le persone con disabilità attraverso una risistemazione degli spazi domestici e la fornitura di dispositivi tecnologici tramite appropriata formazione; iii) promuovere il cd. “Housing First” e le stazioni di posta per sostenere l’inclusione di 25.000 persone che vivono in condizioni di grave deprivazione materiale. Al 31 dicembre 2022, la seconda linea di intervento ha permesso di avviare 868 progetti. Con il “disegno di legge recante deleghe in materia di politiche in favore delle persone anziane”, approvato dal Parlamento il 23 marzo, si procede nel percorso di miglioramento della qualità del sistema di interventi per gli anziani e soprattutto per gli anziani non autosufficienti. Il Governo, in sede di adozione dei relativi decreti attuativi, definirà le modalità di reperimento delle opportune risorse, compatibilmente con gli equilibri di finanza pubblica.
Le misure di contrasto alla povertà e all’esclusione sociale
Per quanto attiene alle misure di contrasto alla povertà e all’esclusione sociale non inserite nel PNRR, va sottolineato che lo strumento del Reddito di cittadinanza (RdC), nel corso dei suoi primi quattro anni di implementazione, ha mostrato alcuni limiti e fragilità che occorre risolvere. In particolare, nonostante una robusta

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crescita del numero degli occupati dopo la fine della pandemia da COVID-19, il RdC si è mostrato inefficace nel favorire l’attivazione e l’inserimento nel mercato del lavoro dei percettori. Questa circostanza induce a rivedere la misura in modo da minimizzare da un lato il rischio di ridurre l’aliquota di tassazione marginale nel passaggio del percettore del RdC a una occupazione, dall’altro a potenziarne il ruolo di politica attiva. Sul piano dell’equità, vi è poi da sottolineare che il meccanismo ha finito per penalizzare le famiglie più numerose e verosimilmente maggiormente bisognose di supporto. Infine, non possono essere ignorati i pervasivi fenomeni di abuso nel ricorso allo strumento che richiedono un potenziamento dei controlli preventivi sui requisiti di accesso. Tali circostanze hanno trovato una prima risposta nella legge di bilancio 2023 che, nelle more di un’organica riforma del RdC, si muove nella prospettiva di fornire maggiore tutela ai nuclei familiari più fragili e vulnerabili e promuovere l’inclusione attiva nel mercato del lavoro, sia attraverso il potenziamento dei percorsi di politica attiva per i beneficiari, sia attraverso una riduzione della tassazione implicita connessa alla percezione di redditi da lavoro di natura occasionale o temporanea. La riforma su cui è al lavoro il Governo italiano si muove sulle medesime direttrici, recependo alcune delle istanze giunte anche dalla Commissione Europea.
Per quanto riguarda il sostegno alle famiglie di fronte alle difficoltà date dall’aumento dei prezzi dei beni energetici, va sottolineato che, sin dal suo insediamento il Governo è intervenuto più volte per contenerne la spinta inflazionistica. In particolare, sono stati prorogati e potenziati i bonus sociali per le utenze elettriche e il gas. Inoltre, sono stati ridotti gli oneri generali di sistema sino al primo trimestre dell’anno.
Le politiche in favore della disabilità
Con riguardo alle politiche in favore delle persone con disabilità, il Governo è impegnato nel dare attuazione entro marzo 2024 alla legge delega per la disabilità92, che si propone di aggiornare la normativa vigente in materia di disabilità in coerenza con i principi della Convenzione ONU sui diritti delle persone con disabilità del 2006 e con la "Strategia per i diritti delle persone con disabilità 2021-2030" della Commissione europea. La Riforma si prefigge di allineare i vigenti sistemi di valutazione della condizione di disabilità al modello biopsicosociale della Convenzione e di garantire, anche in un’ottica di deistituzionalizzazione, l’autodeterminazione e l’autonomia delle persone con disabilità, nonché di semplificare le procedure di accesso ai servizi sanitari e sociali, assicurandone il coordinamento e la personalizzazione per realizzare il progetto di vita della persona con disabilità.
I decreti legislativi (alcuni già al concerto interministeriale) prevedono l’istituzione del Garante dei diritti delle persone con disabilità; la determinazione dei livelli essenziali delle prestazioni sociali (LEPS) in favore delle persone con disabilità; la riqualificazione dei servizi pubblici per l’inclusione e l’accessibilità; l’accertamento della condizione di disabilità e la revisione del processo valutativo

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92 Legge 22 dicembre 2021 n. 227, recante “Delega al Governo in materia di disabilità”, pubblicata nella G.U. 30 dicembre 2021, n. 309.

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di base; la valutazione multidimensionale della disabilità con la realizzazione del progetto di vita individuale, personalizzato e partecipato.
Sarà inoltre avviato un tavolo interistituzionale con l’obiettivo di confermare gli incentivi di tipo fiscale e prevedere anche servizi che favoriscano l’inserimento e l’accompagnamento professionale delle persone con disabilità.
Inoltre, al fine di garantire alle persone con disabilità il diritto a una vita indipendente sarà avviato un tavolo per la revisione della legge “Dopo di noi”, volta a individuare preventivamente, ancora in costanza del sostegno familiare, soluzioni abitative per le persone con disabilità che dovessero perdere i familiari.
Un altro tavolo di riflessione sarà avviato per elaborare una normativa a sostegno dei caregivers familiari, a partire da una precisa definizione degli stessi e dal riconoscimento dell’attività svolta anche dai caregivers familiari conviventi.
Una volta data attuazione alla legge delega sarà messa allo studio l'adozione di una disciplina organica (“Testo Unico”) in materia di disabilità, finalizzata a ridisegnare e semplificare il sistema di tutela e di inclusione sociale, lavorativa e educativa delle persone con disabilità, nonché a prevedere un efficientamento dei processi di erogazione dei benefici.
Colmare il divario di genere
Il Governo è convinto che le politiche per le pari opportunità costituiscano un importante motore di crescita per il Paese, se realizzate tramite azioni integrate, concrete e in linea con le indicazioni europee. Anche nelle premesse delle CSR 2022, è richiamata l’opportunità di attuare politiche relative al mercato del lavoro per migliorare le prospettive occupazionali, in particolare delle donne. In questa prospettiva, è stata adottata la Strategia nazionale per la parità di genere 2021-2026, la prima per l’Italia. Essa è stata concepita con l’obiettivo di sistematizzare un approccio trasversale e integrato volto alla promozione delle pari opportunità e della parità di genere, ponendosi l’obiettivo di far guadagnare all’Italia 5 punti nella classifica del Gender Equality Index dell’EIGE.

Per l’attuazione della Strategia è stato delineato un sistema di governance, articolato in un livello di indirizzo politico (Cabina di regia interistituzionale) e in uno di approfondimento tecnico-scientifico (Osservatorio nazionale per l’integrazione delle politiche di genere). Tale sistema di governance è stato reso strutturale dalle disposizioni della legge di bilancio per il 2022 con la previsione, altresì, dell’assegnazione di risorse, pari a 5 milioni annui, a regime dal 2022, a valere sul Fondo per le politiche relative ai diritti e alle pari opportunità. Nel corso del 2023 si proseguirà nell’attuazione della Strategia, anche con l’obiettivo di promuovere il mainstreaming di genere nelle principali politiche di settore.
La Strategia prevede, inoltre, tra gli obiettivi quello di ridurre il divario occupazionale di genere anche attraverso misure volte a incentivare la creazione di aziende femminili. A tal fine nel 2022 sono stati stanziati 6,5 milioni nell’ambito del Fondo di garanzia per le PMI ed è in programma per il 2023 l’utilizzo delle risorse così messe a disposizione. Va ricordato che, nella piena consapevolezza dell’importanza dell’uguaglianza di genere, il PNRR ha reso il tema delle pari opportunità a una delle tre priorità trasversali alle missioni che compongono il

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Piano. Ai fini di dare attuazione al PNRR (Riforma 1.13), il decreto-legge n.13 del 2023 così come modificato durante l’esame parlamentare ha potenziato il ruolo del bilancio di genere prevedendo che il Governo – non solo come attualmente previsto in fase di rendicontazione – ma anche entro 30 giorni dalla presentazione del disegno di legge di bilancio, predisponga degli allegati conoscitivi nei quali dia conto delle spese relative alla promozione della parità di genere attraverso le politiche pubbliche.
La certificazione di genere
Uno degli strumenti individuati dal Piano è il sistema di certificazione di genere per le imprese, (Missione 5 Coesione e Inclusione - Componente 1 “Politiche attive del lavoro e sostegno all’occupazione” – Investimento 1.3), divenuto pienamente operativo nel corso del 2022. Non si tratta di un mero adempimento formale, come testimoniato dalla sua rapida e concreta attuazione: “Accredia”, l'ente italiano di accreditamento, ha già abilitato 23 organismi di valutazione che a loro volta hanno certificato 240 imprese. Inoltre, nel corso del secondo semestre 2022 si è proceduto all’adozione di specifici KPI (Key Performance Indicator – Indicatori chiave di prestazione) inerenti alle politiche di parità di genere nelle organizzazioni, contenente i parametri minimi per il conseguimento della certificazione della parità di genere alle imprese93.

Sempre in vista di una maggiore diffusione della certificazione, sono stati introdotti meccanismi di incentivazione per le imprese certificate in termini di accesso ad un esonero dal versamento di una percentuale dei complessivi contributi previdenziali a carico del datore di lavoro e vantaggi introdotti nel codice per gli acquisti pubblici. Si segnala poi che l’attuazione della misura è accompagnata dal rilascio di un sistema informativo dedicato alla certificazione della parità di genere94 Per promuovere la certificazione delle sole PMI, sono stati stanziati a valere su risorse PNRR 2.500.000 euro per attività di accompagnamento alla certificazione e 5.500.000 euro per la copertura dei costi di certificazione. Nel 2023, tramite un Accordo di collaborazione con Unioncamere, si provvederà a promuovere e diffondere il sistema di certificazione.
Le altre iniziative per le pari opportunità nelle imprese
È inoltre da segnalare che il Dipartimento per le Pari opportunità della Presidenza del Consiglio dei ministri svolge un’attività di vigilanza e monitoraggio sull’applicazione delle norme riguardanti l’equilibrio di genere negli organismi di amministrazione delle società costituite in Italia, controllate in maniera diretta o indiretta dalle pubbliche amministrazioni e non quotate sui mercati regolamentati:

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93 Con il decreto ministeriale del 29 aprile 2022 – emanato ai sensi dell’art 1, comma 147 della legge 30 novembre 2021 n.234 (legge di bilancio 2022) – che ha recepito la prassi di riferimento UNI/PdR 125:2022, “Linee guida sul sistema di gestione per la parità di genere”.
94 https://certificazione.pariopportunita.gov.it/public/home.

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al riguardo, nel corso del 2023 si procederà alla revisione della legislazione alla luce delle recenti modifiche intervenute a livello legislativo95.
La Ministra per la famiglia, le pari opportunità e la natalità ha recentemente presentato un progetto di Codice di Autodisciplina per le Imprese responsabili verso la maternità, uno strumento di moral suasion che avrebbe l’obiettivo di ridurre il fenomeno delle dimissioni per maternità e di creare un clima di collaborazione sulla maternità tra aziende e dipendenti. Il progetto si articola su tre punti: la continuità di carriera delle madri, le iniziative di prevenzione, la cura dei bisogni di salute e l'adattamento dei tempi e modi di lavoro. Infatti, in Italia, secondo i dati dell'Ispettorato nazionale del lavoro, l'85 per cento delle dimissioni femminili nel mercato del lavoro avviene in relazione alla maternità. Le imprese possono svolgere un ruolo decisivo in termini tanto di contesto favorevole alla maternità quanto di concrete prestazioni di welfare integrativo al suo sostegno.

Inoltre, il CdM ha recentemente approvato il disegno di legge di revisione del sistema degli incentivi alle imprese, che prevede la redazione di un codice degli incentivi che contenga disposizioni per riconoscimento di una premialità alle imprese che valorizzino la quantità e qualità del lavoro femminile, nonché il sostegno alla natalità96.
Sono inoltre da segnalare le azioni a tutela delle donne in condizione di maggiore vulnerabilità. Nel 2020 è stato introdotto nell’ordinamento italiano il Reddito di libertà, che favorisce, anche attraverso l’indipendenza economica, percorsi di autonomia e di emancipazione delle donne vittime di violenza in condizione di povertà. L’importo da corrispondere è di 400 euro mensili procapite per 12 mensilità, erogate dall’INPS alle donne vittime di violenza che ne fanno richiesta, seguite dai centri antiviolenza. Le risorse attribuite al “Fondo per il reddito di libertà per le donne vittime di violenza” stanziate con legge di bilancio 2023, pari a 1.850.000 euro, saranno erogate nel corso del 2023.

Nell’ambito dell’iniziativa “Microcredito di libertà – Protocollo di microcredito per l’emancipazione economica delle donne che hanno subito violenza”, sono stati trasferiti 3 milioni a favore dell’Ente nazionale per il microcredito per la costituzione del Fondo per il microcredito di libertà. Nel corso del 2023 tale strumento sarà reso pienamente operativo. Gli interventi del Reddito di libertà e del Microcredito di libertà si inquadrano nel più ampio quadro del Piano strategico nazionale sulla violenza maschile contro le donne 2021-2023, reso strutturale dalla legge di bilancio per il 2022, delineando altresì un sistema di governance composto da una Cabina di regia interistituzionale e da un Osservatorio sul fenomeno della violenza nei confronti delle donne e sulla violenza domestica. A supporto dell’attuazione del Piano strategico, la legge di bilancio 2023 ha assegnato ulteriori risorse, elevandole da 5 a 15 milioni di euro annui97.

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95 DPR n.251/2012.
96 Consiglio dei ministri del 23 febbraio 2023.
97 Gli organi di governance del Piano strategico sono stati convocati nel corso del mese di febbraio 2023 e a seguito delle indicazioni ricevute, nel corso del 2023, sarà definito un Piano operativo.

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Colmare il divario generazionale
Le politiche per le nuove generazioni costituiscono, insieme alle politiche di genere e di coesione territoriale, una delle priorità trasversali del PNRR, in piena sintonia con Next Generation EU -che intende trasformare l’Europa in una realtà più sana, più verde e più digitale, in grado di assecondare le esigenze dei giovani e favorirne la crescita.

Tante sono le sfide da affrontare: dalla disoccupazione (a gennaio 2023 il tasso di disoccupazione dei giovani al di sotto dei 25 anni in Italia era pari al 22,9 per cento, a fronte di una media europea del 14,5 per cento) alle difficoltà scolastiche – sia in termini di risultati, sia di abbandono -, all’inattività (i NEET – nonostante il calo registrato nel 2021 rimangono al di sopra della media europea98).
Le politiche per i giovani nel PNRR
Sono tre, in particolare, le Missioni del PNRR che coinvolgono più o meno direttamente i giovani, creando nuove opportunità per loro e affrontando alcuni problemi strutturali che ne ostacolano lo sviluppo psicofisico:

•
la Missione “Istruzione e ricerca”, attraverso numerose linee di intervento come il potenziamento delle competenze, l’estensione del tempo pieno e il potenziamento delle strutture sportive scolastiche, il Piano asili nido, la promozione di nuovi centri di ricerca al Sud e l’efficientamento delle scuole per ridurre i divari territoriali;

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la Missione “Inclusione e coesione”, con gli interventi per il rafforzamento dell’apprendistato duale e il potenziamento del Servizio civile universale, che possono contribuire a ridurre il numero di NEET;

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la Missione “Digitalizzazione, innovazione, competitività e cultura”, con gli investimenti per la connettività nelle scuole - che forniscono strumenti di studio migliori -, i programmi di diffusione culturale ma anche il nuovo Servizio civile digitale che intende rafforzare le competenze digitali delle nuove generazioni.

Anche le altre Missioni del PNRR possono contribuire a creare un ambiente più favorevole per i giovani di oggi e le generazioni future, a partire dalla Missione Salute con gli interventi per l’imprenditorialità giovanile e le borse di studio per corsi di formazione in medicina generale e la Missione Rivoluzione verde e transizione digitale, che può contribuire alla creazione di occupazione nei settori toccati dal Green Deal, come le rinnovabili e l’idrogeno. Infine. la Missione infrastrutture per una mobilità sostenibile, che mira al potenziamento delle opportunità di mobilità, persegue obiettivi fondamentali per la formazione e il corretto collocamento dei giovani nel mondo del lavoro.

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98 In base ai dati Istat, nel 2021, la percentuale di NEET sul totale dei 15-29enni in Italia è pari al 23,1 per cento a fronte del 13,1 per cento registrato nella UE.

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Se molte delle misure previste nel PNRR a favore delle nuove generazioni daranno risultati negli anni a venire, alcune di esse presentano scadenze intermedie che in alcuni casi sono state già rispettate. Tra quelle più recenti rientrano le riforme degli ITS99 e il dimensionamento della rete scolastica100.
Le altre iniziative per le nuove generazioni
L’impegno del Governo per le nuove generazioni si concretizza anche in una serie di disposizioni della legge di bilancio per il 2023, finalizzate a supportare i giovani nei momenti chiave del loro sviluppo: l’ingresso nel mondo lavoro, l’acquisto di un immobile, le attività sportive e culturali.

Si prevede un esonero contributivo al 100 per cento per l’assunzione di giovani sotto i 36 anni e una proroga per il 2023 delle agevolazioni per l’acquisto prima casa da parte dei giovani della stessa fascia di età, con un ISEE non superiore ai 40 mila euro. Le agevolazioni comprendono l’esenzione dal pagamento dell’imposta di registro, ipotecaria e catastale e, in caso di acquisti soggetti a Iva, anche il riconoscimento di un credito d’imposta di ammontare pari all’Iva corrisposta al venditore.

La legge prevede inoltre alcune forme di supporto all’imprenditoria giovanile in agricoltura e incrementa le risorse del Fondo per l’incentivazione e il sostegno della gioventù.

Sono istituiti due nuovi strumenti: la Carta della cultura giovani e la Carta del merito, che sostituiscono la Carta elettronica, legata al bonus cultura per i diciottenni. La prima è destinata a tutti i residenti nel territorio nazionale in possesso di permesso di soggiorno in corso di validità e appartenenti a nuclei familiari con ISEE non superiore a 35.000 euro ed è utilizzabile nell’anno successivo a quello del compimento del diciottesimo anno di età, mentre la seconda è destinata agli studenti che hanno conseguito il diploma con una votazione di almeno 100 centesimi ed è utilizzabile nell’anno successivo a quello del conseguimento del diploma.

Numerose disposizioni riguardano infine lo sport, come ad esempio l’incremento del Fondo unico a sostegno del movimento sportivo italiano, che prevede anche un sostegno alla maternità delle atlete non professioniste, e l’incremento delle risorse del Fondo sport e periferie.

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99 La riforma è stata adottata a settembre 2022.
100 Disposto dalla legge di bilancio per il 2023.

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Ridurre il divario di cittadinanza
La “quota Mezzogiorno”
La coesione territoriale è uno degli obiettivi identificati dal Regolamento RRF e rappresenta una delle “priorità trasversali” del PNRR italiano. Il perseguimento di questo obiettivo è particolarmente importante in Italia poiché consente di mettere la riduzione dei divari territoriali tra Nord e Sud del Paese al centro delle politiche di rilancio. La normativa nazionale relativa alla governance del PNRR disciplina i meccanismi di verifica del rispetto del vincolo di destinazione territoriale delle risorse. In particolare, successivamente all’approvazione del Piano, il decreto-legge 31 maggio 2021, n. 77101 ha previsto un obbligo per le amministrazioni centrali titolari di interventi previsti nel PNRR di destinare almeno il 40 per cento delle risorse “allocabili territorialmente” alle regioni del Mezzogiorno. Questa soglia rappresenta un obiettivo più ambizioso di quello per i fondi ordinari: a legislazione vigente – nell’ambito dei programmi di investimento nazionali – devono essere infatti assegnate alle regioni del Mezzogiorno risorse in misura almeno proporzionale alla popolazione residente (pari a circa il 34 per cento della popolazione italiana).
Il Dipartimento per le politiche di coesione, nella sua più recente verifica periodica sul rispetto del vincolo di destinazione alle regioni del Mezzogiorno condotta su dati aggiornati a dicembre 2022102, ha calcolato le misure con destinazione territoriale del PNRR e del PNC, sia quelle “territorializzabili” che ne rappresentano la quota preponderante (193 miliardi di euro, pari al 91,3 per cento del totale così definito) sia quelle già "territorializzate", queste ultime in larga misura (16,1 miliardi su un totale di 18,4 miliardi) a titolarità del Ministero delle infrastrutture e mobilità sostenibili.
L’analisi ha tenuto conto delle misure in uno stadio avanzato, che hanno già portato alla definizione di progetti concreti, e di quelle ancora da avviare. Per queste ultime misure, la destinazione viene calcolata in base a stime e proiezioni. La quantificazione delle risorse destinate al Mezzogiorno, con riferimento al solo PNRR, risulta pari a 75,1 miliardi. Tale importo corrisponde al 41 per cento del complesso delle risorse PNRR con destinazione territoriale. Un peso lievemente inferiore, ma comunque in linea con la soglia normativa, si registra con riferimento alla sola componente di risorse “territorializzabili”, che è pari al 40,9 per cento. Considerando l’insieme delle risorse PNRR e PNC, la quantificazione delle risorse destinate al Mezzogiorno si attesta invece su 86,9 miliardi. Si conferma pertanto sostanzialmente, per il dato aggregato, quanto emerso dalle precedenti verificheal 31 gennaio 2022 e al 30 giugno.
Gli interventi specifici di coesione territoriale nel PNNR
Oltre a questo impegno trasversale per la “Quota mezzogiorno”, che rappresenta un leit motiv del Piano, con la Componente 3 “Interventi i speciali per la coesione territoriale” della Missione 5 “Inclusione e coesione” del PNRR si

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101 Articolo 2, comma 6-bis, introdotto in sede di conversione dalla legge 29 luglio 2021, n. 108.
102 Fonte: elaborazione Dipartimento per le politiche di coesione e Nuvap attraverso la rilevazione delle procedure amministrative avviate dalle amministrazioni titolari. Per i progetti già avviati, cfr. ReGiS.

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prevedono interventi diretti specifici sul territorio per ridurre le disuguaglianze e favorire lo sviluppo delle aree interne, per un importo complessivo di poco più di 1,3 miliardi. Nel PNR 2022 si è già riferito in merito alla riforma delle zone economiche speciali (ZES) che nel 2021 ha avviato la semplificazione del sistema di governance, favorendo in tal modo la realizzazione degli interventi e l’insediamento di nuove imprese nelle stesse103A giugno scorso sono stati avviati cinque “Sportelli unici digitali” per le ZES Campania, Abruzzo, Sicilia Orientale e Sicilia Occidentale.
Da segnalare che la Componente 3 prevede anche una serie di investimenti finalizzati al potenziamento dei servizi di comunità e delle farmacie territoriali, al recupero dei beni confiscati alla mafia e al contrasto alla povertà educativa, che hanno realizzato importanti risultati nel 2022 e continueranno il loro percorso nei prossimi anni.
Per quanto concerne il potenziamento dei servizi e delle infrastrutture sociali di comunità, il target connesso a questa misura prevede il raggiungimento di almeno 2 milioni di destinatari nei Comuni delle aree interne entro dicembre 2025, dei quali almeno 900.000 nelle regioni del Sud. A dicembre 2022 è stata pubblicata la graduatoria finale del relativo avviso, che ha ammesso al finanziamento circa 800 progetti, con un potenziale di oltre 5,7 milioni di beneficiari, di cui quasi 3,8 milioni residenti nelle 8 regioni del Mezzogiorno. Risultano inoltre "idonei" ulteriori 1.400 progetti circa.
Sempre nell’ottica del potenziamento dei servizi sanitari di prossimità territoriale è stato disegnato l’investimento “Farmacie rurali”, che fornisce alle farmacie rurali localizzate in comuni delle aree interne con meno di 3.000 abitanti un sostegno pari a 2/3 dei costi relativi a prestazioni di carattere sanitario e assistenziale di prossimità. A seguito dell’avviso emesso nel dicembre 2021 sono stati adottati 4 decreti di ammissione a finanziamento, che hanno portato alla selezione di circa 1.100 farmacie.
Un’altra linea di investimento riguarda il recupero, la rifunzionalizzazione e la valorizzazione di beni confiscati alla criminalità organizzata, ubicati nelle regioni del Mezzogiorno, da destinare a finalità istituzionali, sociali o economiche. Il target connesso prevede la valorizzazione di almeno 100 beni confiscati entro giugno 2025 e di ulteriori 100 beni entro giugno 2026104. A dicembre 2022 è stata pubblicata la graduatoria finale della procedura selettiva. Complessivamente sono stati ammessi al finanziamento circa 250 progetti di valorizzazione di beni confiscati105.
Infine, sono in programma interventi che intendono contrastare la povertà educativa nel Mezzogiorno attraverso il sostegno al Terzo settore. L’investimento prevede il finanziamento di progetti della durata compresa tra i 12 e i 24 mesi, da realizzare nelle 8 Regioni del Mezzogiorno per il potenziamento di servizi dedicati ai minori in condizioni di disagio (servizi assistenziali, servizi di contrasto alla

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103 Tale riforma è stata attuata tramite l’adozione dell’art. 57 del D.L. n. 77/2021, che ha introdotto misure per rafforzare i poteri del Commissario. Successivamente, l’art. 11 del D.L. n. 152/2021 ha configurato lo Sportello unico digitale come unica interfaccia digitale del Commissario con le imprese ed assegnato un ruolo specifico al Ministro per il Sud e la coesione territoriale in materia di gestione dei dissensi in seno alla conferenza dei servizi.
104 Missione 5, Componente 3, Investimento 2 – Valorizzazione dei beni confiscati alle mafie.
105 Nel 2021 è stato emanato l’avviso per la selezione dei progetti da finanziare (mediante una procedura selettiva ed una procedura “Concertativo-negoziale”). Hanno partecipato all’avviso gli Enti pubblici territoriali (Comuni, Province, Città metropolitane e Regioni) destinatari di un bene confiscato.

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dispersione scolastica e di miglioramento dell’offerta educativa)106. L’obiettivo è di coinvolgere almeno 20.000 minori entro giugno 2023 e ulteriori 24.000 minori entro giugno 2026. A dicembre 2022 è stato pubblicato un secondo avviso (il primo risale al 2021) per la selezione dei progetti, per un importo a valere sul PNRR di ulteriori 50 milioni. Complessivamente sono stati ammessi a finanziamento 260 progetti,

Per un quadro dettagliato dell’attuazione delle politiche di coesione, si rimanda infine alla “Relazione sullo stato di attuazione della politica di coesione europea e nazionale – Programmazione 2014 – 2020”, allegata al DEF come previsto dall'articolo 10 della legge 31 dicembre 2009, n.196, presentata in informativa al Consiglio dei ministri n. 21, in data 16 febbraio 2023, dal Ministro delegato per le politiche di coesione e successivamente trasmessa al Parlamento.

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106 Missione 5 -Componente 3, Investimento 3 interventi socioeducativi strutturati per combattere la povertà educativa nel Mezzogiorno a sostegno del Terzo Settore”.

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IV.	IL PERCORSO DELL’ITALIA VERSO L’ATTUAZIONE DELL’AGENDA 2030 E IL RAGGIUNGIMENTO DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE
IV.1	CONTESTO DI RIFERIMENTO
Anche per il 2023 l’Annual Sustainable Growth Survey (ASGS) conferma la necessità di integrare il processo relativo agli Obiettivi di sviluppo sostenibile (SDGs) con il semestre europeo. Le linee Guida della Commissione invitano pertanto gli Stati membri a descrivere nei rispettivi PNR i progressi compiuti nel raggiungimento degli SDGs, focalizzando l’attenzione sugli obiettivi che, in relazione a quanto evidenziato nel Country Report e nel Rapporto Eurostat 2002107, appaiono ancora difficili da realizzare.

FIGURA IV.1: PROGRESSI DELL’ITALIA NEL RAGGIUNGIMENTO DEGLI SDGS*

L'Italia si sta allontanando da questi OSS ma il suo stato attuale è migliore rispetto all'UE
L'Italia sta progredendo verso questi OSS e il suo stato attuale è migliore rispetto all'UE
L'Italia si sta allontanando da questi OSS e il suo stato attuale è peggiore rispetto a quello dell'UE
L'Italia sta progredendo verso quest OSS ma il suo stato attuale è peggiore rispetto all'UE
Stato di avanzamento rispetto all'UE
100%
75%
50%
25%
0%
-25%
-50%
-75%
-100%
Progressi
-5
-4
-3
-2
-1
0
1
2
3
4
5
SDG 1
SDG 2
SDG 3
SDG 4
SDG 5
SDG 7
SDG 8
SDG 9
SDG 10
SDG 11
SDG 12
SDG 13
SDG 15
SDG 16
SDG 17
1. Sconfiggere la povertà
2. Fame zero
3. Salute e benessere
4. Istruzione di qualità
5. Parità di genere
6. Acqua pulita e servizi igienico-sanitari
7. Energia pulita e accessibile
8. Lavoro dignitoso e crescita economica
9. Industria, innovazione e infrastrutture
10. Ridurre le disuguaglianze
11. Città e comunità sostenibili
12. Consumo e produzione responsabili
13. Azione per il clima
14. La vita sott'acqua
15. La vita sulla terra
16. Pace, giustizia e istituzioni forti
17. Partnership per gli obiettivi

*: I dati si riferiscono al periodo 2015–2020 o 2016–2021. I progressi sono infatti misurati sulla base degli andamenti degli ultimi 5 anni. Fonte: 2022 European Semester, Country Report - Italy.

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107 “Sustainable development in the European Union”.

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Il presente Capitolo esamina gli obiettivi in base alla rilevanza di ciascuno di essi per le quattro dimensioni dell’ASGS - sostenibilità ambientale, produttività, equità e stabilità macroeconomica – e si basa sul Rapporto SDGs 2022 pubblicato dall’Istat e sulla Relazione sugli indicatori di Benessere Equo e Sostenibile (BES) 2023.

DIMENSIONE ‘SOSTENIBILITA’ AMBIENTALE’
Per questa dimensione rilevano gli obiettivi N. 2, 7, 9, 11, 12, 13, 14, 15. In base all’analisi del Country Report, l’Italia ha raggiunto risultati molto positivi per la maggior parte degli obiettivi collegati alla sostenibilità ambientale sebbene siano necessari ancora degli sforzi per raggiungere gli obiettivi N.9 (comune anche alla Dimensione “Produttività”) e N.15.

Obiettivo 9 – Infrastrutture, innovazione e industrializzazione equa
Secondo il Country Report i risultati conseguiti dall’Italia per la costruzione di infrastrutture resilienti, la promozione dell’innovazione, l’industrializzazione equa, responsabile e sostenibile e per favorire la crescita economica, la creazione di posti di lavoro e il benessere degli individui sono ancora insufficienti: il quadro che ci restituisce l’Istat in questo settore così variegato è esso stesso non nitido. Nel 2020 il trasporto passeggeri è stato fortemente penalizzato dalle misure restrittive adottate per contrastare la pandemia e gli effetti negativi hanno interessato anche la logistica. Anche la spesa in ricerca e sviluppo, pur registrando un aumento della sua intensità108, è diminuita in valore assoluto nel 2020 rispetto all’anno precedente109. Nonostante ciò, nel 2020, la maggiore caduta del PIL rispetto a quella della spesa in R&S ha permesso all’Italia di avvicinarsi all’obiettivo dell’intensità di ricerca previsto da Europa2020. Gli investimenti maggiori sono stati sostenuti dalle imprese mentre gli altri settori hanno fatto registrare una riduzione110. Nel 2021 si è assistito alla ripresa della crescita dell’industria manifatturiera, ma anche al calo della quota di investimenti in ricerca e sviluppo, software e beni di proprietà intellettuale111. Nel 2019 inoltre, per il secondo anno consecutivo, si è registrata una contrazione della quota del valore aggiunto delle imprese a media e alta tecnologia a dimostrazione della difficoltà per la manifattura italiana di concentrarsi verso settori ad alta tecnologia.

Il Governo, nella consapevolezza della necessità di migliorare il posizionamento dell’Italia nel raggiungimento di questo obiettivo, ha assegnato nel PNRR notevoli risorse alla digitalizzazione, alla ricerca e innovazione e alla mobilità sostenibile. Si pensi ad esempio, al Fondo per la realizzazione di un sistema integrato di infrastrutture di ricerca e innovazione che ha come obiettivo il sostegno

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108 1,51 per cento del PIL comunque inferiore rispetto all’obiettivo previsto dalla Strategia Europa2020 pari all’1,53 per cento.
109 25 miliardi di euro nel 2020, rispetto ai 26,3 miliardi del 2019.
110 Nel 2020, il 61,2 per cento della spesa in ricerca e sviluppo è stata sostenuta dalle imprese (nel 2012 era pari al 54 per cento), il 23 per cento dalle università (27,8 per cento nel 2012), il 13 per cento dal settore pubblico (15,1 per cento nel 2012) e il 2 per cento dal settore non profit (3,1 per cento nel 2012).
111 La quota si è attestata rispettivamente al 7,8 per cento, 8,4 per cento e 16,7 per cento, con una diminuzione di 1,2, 1,1 e 2,4 punti percentuali rispetto al 2019.

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all’innovazione, e al rifinanziamento delle case delle tecnologie emergenti che puntano a creare centri di trasferimento tecnologico verso le PMI su temi come blockchain, internet of things, intelligenza artificiale e tecnologie quantistiche112.
Obiettivo 15 – La vita sulla Terra
Il Country Report sottolinea che l’Italia deve accelerare le azioni per il raggiungimento della protezione “della vita sulla Terra”, intesa come tutela di tutte le forme di vita sul pianeta.
I dati Istat mostrano infatti che nel 2021 il consumo di suolo e il conseguente degrado del territorio hanno ripreso ad accelerare e l’estensione complessiva del suolo reso impermeabile dalle coperture artificiali si è attestato al 7,2 per cento del territorio nazionale. Diverse regioni si sono avvicinate all’obiettivo del consumo zero mentre alcune presentano situazioni ancora critiche113.
L’impegno del Governo verso il raggiungimento di questo obiettivo si sostanzia nell’adozione di numerose misure sia nel campo della transizione verde, sia in quello dell’economia circolare e della lotta all’inquinamento atmosferico. Inoltre, la legge di bilancio per il 2023 ha istituito un apposito fondo per il contrasto al consumo di suolo con risorse per 160 milioni per gli anni 2023-2027. Per i dettagli degli interventi in questi ambiti si rimanda al paragrafo “La transizione ecologia ed energetica” del Capitolo III e alle tabelle dell’Appendice II.

DIMENSIONE ‘EQUITÀ’
Alla dimensione equità sono collegati gli obiettivi N. 1, 2, 3, 4, 5, 8, 10. Nel Country Report la Commissione europea sottolinea che l’Italia ha compiuto progressi limitati nel raggiungimento degli obiettivi collegati a questa dimensione, deve recuperare il ritardo per l’obiettivo 10 e deve ottenere buoni risultati per il 3. In particolare, è necessario intervenire sugli obiettivi N.1, 2, 3, 4, 5, 8 e 10. Gli obiettivi 4 e 8 sono comuni alla dimensione “Produttività”.

Obiettivo 1 – Sconfiggere la povertà
Il Country Report avverte che in Italia, nel 2020, la percentuale di persone a rischio di povertà e di esclusione sociale è ancora superiore alla media UE (24,9 per cento rispetto a 21,6 nella UE). I dati Istat documentano una sostanziale stabilità nel 2021 di tutti gli indicatori utilizzati per misurare i progressi dell’Italia verso il raggiungimento di questo obiettivo: l’incidenza della povertà assoluta (9,4 per cento dei residenti) è rimasta stabile, così come il costo dell’abitazione – che rimane un peso difficilmente sostenibile sebbene sia sui livelli minimi dal 2004 - e il rischio di povertà o esclusione sociale (pari al 20,1 per cento) che si conferma uno dei più elevati tra i Paesi UE. Il BES conferma questo quadro e pur prevedendo un

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112 Per una descrizione dettagliata delle azioni intraprese, si rimanda ai relativi paragrafi del Capitolo III (“La transizione digitale”, “La ricerca e l’innovazione per il progresso economico e sociale”, “La transizione ecologica ed energetica”) e alle tabelle dell’Appendice II.
113 Piemonte, Liguria, Lombardia, Veneto, Lazio e Campania.

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miglioramento per il 2022, sottolinea che esso non sarà sufficiente a compensare il dato negativo registrato nel 2020.
Il Governo intende perseguire con fermezza un percorso di contrasto alla povertà e all'esclusione sociale. Un significativo impegno in questa direzione è rappresentato dalle numerose misure di sostegno al reddito adottate per far fronte al caro bollette che si sommano a quelle previste nella legge di bilancio per il 2023 che dispone, tra l’altro, il riordino di alcune misure di sostegno alla povertà e all’inclusione lavorativa come il Reddito di Cittadinanza e l’assegno unico e universale114.
Obiettivo 2 – Sconfiggere la fame
Il Country Report evidenzia che l’Italia ha compiuto progressi limitati nel raggiungimento dell’obiettivo 2 e i dati Istat confermano che il percorso verso l’eliminazione di ogni forma di difficoltà alimentare e malnutrizione è ancora lungo. Nel 2020 è cresciuta per il secondo anno consecutivo la quota delle famiglie con segnali di insicurezza alimentare ed è peggiorato il dato riferito ai bambini sovrappeso o obesi che per la fascia dai 3 ai 5 anni ha raggiunto il 33,2 per cento. Inoltre, sebbene produzione e margine operativo lordo delle piccole aziende agricole115 abbiano registrato un miglioramento nel 2020, l’allontanamento dai valori medi del settore segnalano un deterioramento della loro sostenibilità economica, in contrasto con l’obiettivo fissato dall’Agenda 2030. Nel 2021, a fronte di un aumento della quota di superficie agricola utilizzata (SAU) destinata a coltivazioni biologiche, sono aumentate le quantità distribuite di fertilizzanti e fitofarmaci. Si conferma infine l’ampio ricorso al lavoro irregolare in agricoltura (24,1 per cento nel 2019, a fronte di un valore medio nazionale del 12,6 per cento).
Il BES evidenzia un progressivo miglioramento e per quanto riguarda l’indicatore “eccesso di peso”116- che a differenza di quello già descritto in precedenza, riguarda la popolazione adulta – attesta una riduzione nel 2021 e prevede un progressivo miglioramento nel periodo 2022-2025.
Nel percorso di avvicinamento a questo obiettivo rientrano i numerosi interventi previsti nella legge di bilancio, con misure che spaziano dagli interventi fiscali a favore delle imprese del settore agricolo e a quelle di sostegno all’imprenditoria giovanile in agricoltura, fino ad alcuni interventi di supporto alle famiglie come la sperimentazione del reddito alimentare, le azioni a sostegno delle attività sportive e l’istituzione di un fondo per la tutela della biodiversità di interesse agricolo e alimentare. A queste misure si aggiungono quelle previste nel

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114 Per una descrizione dettagliata degli interventi in corso e di quelli previsti per i prossimi anni, si rimanda ai paragrafi “Le politiche per l’inclusione sociale e il contrasto alla povertà” e “Colmare il divario di genere” del Capitolo III oltre che alle tabelle dell’Appendice II.
115 Sotto i 15 mila euro di fatturato annuo.
116 Proporzione standardizzata di persone di 18 anni e più in sovrappeso o obese sul totale delle persone di 18 anni e più.

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PNRR per lo sviluppo dell’agrivoltaico, che rappresenta una rilevante alternativa al gas naturale117.
Obiettivo 3 – Salute e benessere
Il Country Report rimarca che l’Italia deve ancora impegnarsi per garantire una vita sana a tutti i suoi cittadini e residenti, sebbene si tratti di uno degli indicatori nei quali il Paese mostra la performance migliore. Il grafico IV.1 mostra, infatti, che per l’obiettivo 3 l’Italia si colloca nel quadrante in alto a destra: questa posizione implica che il Paese presenta uno stato migliore rispetto alla media UE e sta realizzando dei progressi verso il raggiungimento di questo obiettivo. Nel 2021, l’eccesso di mortalità rispetto alla media 2015-2019 è rimasto elevato, risentendo soprattutto della bassa copertura vaccinale nel primo quadrimestre dell’anno, mentre il numero di persone che ha dovuto rinunciare a visite specialistiche118 o esami diagnostici è stato pari all’11 per cento della popolazione. Nel secondo semestre del 2021 inoltre, il numero di incidenti e infortunati è tornato ai livelli precedenti la pandemia.
Questo quadro è confermato dal BES che considera la speranza di vita in buona salute alla nascita119 come misura sintetica della qualità complessiva della salute degli individui. Nel 2021, l’indicatore è risultato solo lievemente inferiore rispetto al 2020 ma in aumento di 1,9 anni rispetto al 2019 e questo andamento positivo è confermato fino al 2025.
Assumono rilevanza centrale ai fini del raggiungimento di questo obiettivo le misure previste nel PNRR in ambito sanitario alle quali sono stati assegnati oltre 25 miliardi. Numerosi interventi sono stati disposti anche con la legge di bilancio per il 2023 come l’estensione dei contributi ai policlinici universitari e l’adeguamento del livello di finanziamento del SSN, oltre ad alcune disposizioni per il potenziamento del personale120.
Obiettivo 5 – Parità di genere
In base al Country Report il divario di genere nei livelli occupazionali, pur essendosi leggermente ridotto, rimane tra i più elevati nella UE. Per il 2021, i dati Istat fotografano una situazione negativa per quanto riguarda gli episodi di violenza, come attestato dall’aumento delle chiamate al numero verde di riferimento, ma anche in relazione alla difficoltà di conciliare lavoro e vita familiare come testimonia la diminuzione rispetto al 2020 del rapporto tra il tasso di occupazione delle donne di 25-49 anni con figli in età prescolare e il tasso di occupazione di

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117 Per i dettagli di queste misure si vedano i paragrafi “Le politiche per lo sviluppo demografico e la famiglia” e “La transizione ecologica ed energetica” oltre alle tabelle pubblicate nell’Appendice II.
118 Escluse le visite dentistiche.
119 Numero medio di anni che un bambino nato nell'anno di riferimento può aspettarsi di vivere in buona salute, nell'ipotesi che i rischi di malattia e morte alle diverse età osservati in quello stesso anno rimangano costanti nel tempo.
120 Per ulteriori dettagli si rimanda al Paragrafo “Un sistema sanitario più efficiente, resiliente e inclusivo” del Capitolo III del presente documento e alle tabelle riportate nell’Appendice II.

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quelle senza figli121. Nello stesso anno, la percentuale di donne nella vita politica si è mantenuta su livelli contenuti mentre è aumentata la presenza femminile nei consigli di amministrazione di società quotate in borsa.
Anche il BES considera l’indicatore che mette in relazione il tasso di occupazione delle donne di 25-49 anni con figli in età prescolare e quello delle donne di 25-49 anni senza figli confermando per il 2021 un progressivo deterioramento dell’indicatore122 nonostante il recupero, rispetto all’anno precedente, dei due tassi che compongono il rapporto.
L’attenzione del Governo verso il tema della parità di genere ha determinato l’adozione di una serie di misure nella legge di bilancio per il 2023 come il rafforzamento degli sgravi contributivi per le assunzioni di donne in particolari condizioni, l'incremento dei congedi parentali e alcune misure a favore delle donne vittime di violenza. Inoltre, bisogna ricordare che il PNRR dedica molte risorse alle iniziative di conciliazione dei tempi lavoro – famiglia con diversi interventi, tra i quali rientra il potenziamento dei servizi educativi per l’infanzia. Per una descrizione dettagliata di tutte le misure adottate o programmate in questo ambito si rimanda ai paragrafi “Promuovere l’occupazione con le nuove politiche attive del lavoro”, “Le politiche per lo sviluppo demografico e la famiglia”, “Colmare il divario di genere” del Capitolo III e alle tabelle dell’Appendice II.
Obiettivo 10 – Ridurre le disuguaglianze
Il Country Report sottolinea che l’aumento delle disuguaglianze in Italia è imputabile principalmente al peggioramento delle pari opportunità per i cittadini di Paesi terzi, soprattutto per quanto riguarda l'abbandono precoce dell'istruzione e della formazione. I dati Istat confermano l’aumento delle disuguaglianze nel 2020 e attestano una significativa riduzione del numero di permessi di soggiorno rilasciati ai cittadini extra-comunitari (-39,9 per cento rispetto al 2019). Questo quadro è ulteriormente confermato nel BES che considera l’indicatore disuguaglianza del reddito netto (S80/S20)123: oltre all’aumento registrato nel 2020, si stima un ulteriore peggioramento di 0,2 punti percentuali nel 2021. Al contrario, grazie ad alcune misure adottate dal Governo come l’introduzione dell’Assegno unico e la revisione dell’Irpef, nel 2022 si prevede una diminuzione delle disuguaglianze di oltre 3 punti percentuali.
Numerose misure introdotte con la legge di bilancio per il 2023 mirano alla riduzione delle disuguaglianze: si pensi ad esempio agli interventi contro il caro bollette e all’incremento delle borse di studio per gli studenti universitari e AFAM. Anche alcune delle disposizioni contenute nella legge delega per la riforma fiscale approvata dal Consiglio dei ministri a marzo assumono particolare rilevanza ai fini del raggiungimento di questo obiettivo essendo state pensate proprio per rendere

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121 Il rapporto assume valore 100 in caso di uguaglianza tra i due tassi. I valori al di sotto di 100 mostrano maggiori difficoltà delle donne (25-49 anni) con figli in età prescolare a lavorare rispetto alle donne della stessa età senza figli.
122 In atto dal 2019.
123 Rapporto fra il reddito equivalente totale ricevuto dal 20 per cento della popolazione con il più alto reddito e quello ricevuto dal 20 per cento della popolazione con il più basso reddito.

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il sistema fiscale più equo e per favorire la diminuzione del carico fiscale sui redditi medi124.

DIMENSIONE ‘PRODUTTIVITA’
Per questa dimensione rilevano gli obiettivi N. 4, 8, 9. La Commissione europea riconosce che l’Italia sta migliorando in tutti gli indicatori ma questo sta avvenendo in modo disomogeneo e quindi sono necessari sforzi per raggiungere gli obiettivi N. 4, 8 e 9, due dei quali (4 e 8) sono comuni alla Dimensione “Equità”.

Obiettivo 4 – Istruzione di qualità
Pur riconoscendo i progressi compiuti, il Country Report sottolinea che in relazione all’obiettivo 4 l'Italia registra ancora risultati insufficienti in termini di istruzione terziaria e di prevenzione dell'abbandono precoce dell'istruzione e della formazione. Dall’analisi dei dati Istat emergono alcune debolezze dell’Italia nel garantire un’istruzione di qualità: i posti nei servizi educativi per la fascia d’età 0-2 anni sono insufficienti, con forti divari tra le regioni del Centro – Nord e quelle del Mezzogiorno; la competenza alfabetica degli studenti della V classe della scuola secondaria di secondo grado rimane insufficiente125 con conseguenze negative sia sul conseguimento del diploma - nel 2021 la quota di giovani che non ha conseguito un diploma è stimata al 12,7 per cento, in lieve riduzione rispetto al 2020 - sia sulla percentuale di laureati che nel 2021 è stata pari al 26,8 per cento a fronte di un obiettivo europeo del 40 per cento. In tutti questi casi permangono forti divergenze territoriali.
Nel BES l’abbandono scolastico viene misurato attraverso l’indicatore “uscita precoce dal sistema di istruzione e formazione”126: nel 2021 si registra un recupero dell’indicatore rispetto al significativo peggioramento registrato nel 2020 e questa tendenza è confermata anche per il 2022.
L’attenzione del Governo nel perseguimento di questo obiettivo si sostanzia nell’impegno a garantire l’implementazione delle misure previste nel PNRR: gli interventi in questo ambito toccano numerosi ambiti dalle competenze di docenti e studenti all’edilizia scolastica e universitaria, passando per il potenziamento dei dottorati di ricerca. Anche la legge di bilancio contiene numerose disposizioni sia in tema di istruzione, come l’istituzione di un fondo per la valorizzazione del personale scolastico che riguarda tra l’altro, le attività di contrasto alla dispersione scolastica,

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124 Per una disamina dettagliata dei provvedimenti adottati o in corso di attuazione, si rimanda ai paragrafi del Capitolo III “La riforma fiscale, per un sistema più equo ed efficace”, “Promuovere l’occupazione con le nuove politiche attive del lavoro”, “Il sistema scolastico e universitario come volano di sviluppo economico e sociale” oltre alle tabelle dell’Appendice II
125 Nell’a.s. 2021/2022, il 48,5 per cento degli studenti di V non ha raggiunto un livello di competenza alfabetica sufficiente. Inoltre il Paese non riesce ancora a recuperare la distanza rispetto al periodo pre-pandemia quando la quota si era attestata al 35,7 per cento (a.s. 2018/2019).
126 Percentuale della popolazione in età 18-24 anni con al più il diploma di scuola secondaria di primo grado (licenza media), che non è in possesso di qualifiche professionali regionali ottenute in corsi con durata di almeno 2 anni e non frequenta né corsi di istruzione né altre attività formative.

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sia in ambito universitario, come il rifinanziamento del fondo per la copertura dei fabbisogni alloggiativi degli studenti universitari fuori sede127.
Obiettivo 8 – Lavoro dignitoso e crescita economica
Il Country Report 2022 mette in risalto la necessità di un miglioramento nelle azioni a supporto dei lavoratori e della crescita economica: sebbene il 2021 sia stato un anno positivo in termini di ripresa dell’attività economica e aumento dell’occupazione – che ha favorito soprattutto le categorie più colpite durante la pandemia come le donne e i giovani - la crescita del tasso di occupazione è stata inferiore a quella registrata in media nella UE, aumentando quindi la distanza tra l’Italia e gli altri Stati membri (-10,4 punti percentuali). La progressiva riduzione dell’inattività ha determinato un lieve rialzo del tasso di disoccupazione (9,5 per cento) che rimane al di sopra della media europea (7 per cento). Le numerose misure adottate nel 2020 per far fronte alla pandemia inoltre hanno determinato un aumento della spesa pubblica per la protezione sociale dei disoccupati che si è attesta intorno ai 46 miliardi rispetto ai 22,6 dell’anno precedente.
Questo quadro è confermato nel BES dove viene analizzato l’indicatore “Tasso di mancata partecipazione al lavoro128”: nonostante la riduzione registrata nel 2021, l’indicatore non è ancora riuscito a compensare il peggioramento registrato nel 2020. Nel 2022 tuttavia, si prevede che l’indicatore tornerà sui minimi dal 2018 e questa tendenza positiva è confermata per il periodo 2023-2025.
Nel percorso verso il raggiungimento di questo obiettivo entrano in gioco numerose variabili sulle quali il Governo sta intervenendo innanzitutto con il PNRR - che contempla numerose azioni relative al rafforzamento delle politiche attive del lavoro, al potenziamento delle competenze e alla lotta al lavoro sommerso. Anche con la legge di bilancio sono state introdotte diverse misure volte a rafforzare il mercato del lavoro come la proroga dell’esonero contributivo al 100 per cento per le assunzioni di alcune categorie. Per quanto riguarda la crescita economica invece, numerose misure contenute nel PNRR tra cui quelle relative alla riforma della PA e del sistema giudiziario contribuiranno al raggiungimento di questo obiettivo129.

DIMENSIONE ‘STABILITA’ MACROECONOMICA’
Per questa dimensione rilevano gli obiettivi N. 8, 16, 17. In base al Country Report l’Italia, pur essendo migliorata per alcuni obiettivi, presenta risultati poco soddisfacenti in relazione all’obiettivo N.8 (comune alle dimensioni equità e produttività) ed è rimasta stabile in relazione all’obiettivo N. 17.

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127 Per una descrizione dettagliata delle misure si rimanda al paragrafo “Il sistema scolastico e universitario come volano di sviluppo economico e sociale” del Capitolo III e alle tabelle dell’Appendice II.
128 Rapporto tra la somma di disoccupati e inattivi "disponibili" (persone che non hanno cercato lavoro nelle ultime 4 settimane ma sono disponibili a lavorare), e la somma di forze lavoro (insieme di occupati e disoccupati) e inattivi "disponibili", riferito alla popolazione tra 15 e 74 anni.
129 Per il dettaglio delle misure relative al raggiungimento dell’Obiettivo 8 si rimanda ai paragrafi “Promuovere l’occupazione con le nuove politiche attive del lavoro”, “La riforma del sistema giudiziario: traguardi e prospettive” e “La riforma della PA, per un’amministrazione più moderna, capace ed efficiente” del Capitolo III e alle tabelle pubblicate nell’Appendice II.

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Obiettivo 17 – Partnership per gli obiettivi
In base al Country Report, l’Italia è rimasta stabile in relazioni al percorso di rilancio del partenariato globale per lo sviluppo sostenibile. I dati Istat mostrano una sostanziale stabilità o un lieve miglioramento di tutte le misure utilizzate per analizzare i progressi verso questo obiettivo. Nel 2021 ad esempio, sono aumentati le entrate delle Amministrazioni Pubbliche (+0,7 per cento rispetto al 2020) soprattutto grazie a un aumento di quelle derivanti dalle imposte indirette, il numero di utenti regolari di Internet (+ 3,8 per cento), con un aumento particolarmente rilevante di coloro che ricorrono al web per acquistare merci o servizi on line (8,4 per cento in più rispetto al 2020), e le rimesse verso l’estero (+14,3 per cento rispetto al 2020) che si sono attestate allo 0,44 per cento del PIL.
Il PNRR potrà dare un contributo significativo per accelerare questo percorso, attraverso ad esempio, il rafforzamento delle infrastrutture digitali e le misure ne campo dell’innovazione. Per la creazione di un sistema improntato all’equità è infatti necessario rafforzare la collaborazione internazionale nei settori della scienza, della tecnologia e dell’innovazione e negli scambi commerciali, L’obiettivo 17 mira anche alla promozione della stabilità macroeconomica quindi per il suo raggiungimento, rilevano anche la legge delega per la riforma fiscale e alcune delle riforme che accompagnano il Piano130 che promuovono l’efficienza e la competitività del Paese 131.

Nel concludere questa sintetica disamina, si rimanda anche alla Strategia Nazionale per lo Sviluppo Sostenibile (SNSvS), presentata dal Governo alle Nazione Unite lo scorso luglio, che rappresenta il quadro programmatico per la trasposizione a livello nazionale degli SDGs e dei principi che li reggono -universalità, coerenza, trasversalità e impegno alla trasformazione132. La SNSvS collega le misure che la compongono agli SDGs e alle Missioni del PNRR, con l’ambizione di rendere sempre più diretta e immediata la valutazione circa il contributo di una misura al raggiungimento del SDGs di riferimento, anche attraverso la definizione di un sistema di monitoraggio integrato a livello territoriale.

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130 Si pensi ad esempio alle riforme della Giustizia e della PA.
131 Per maggiori dettagli sulle misure si rimanda ai paragrafi “La transizione digitale”, “La ricerca e l’innovazione per il progresso economico e sociale”, “La riforma fiscale, per un sistema più equo ed efficace”, “La riforma del sistema giudiziario: traguardi e prospettive”, “La riforma della PA, per un’amministrazione più moderna, capace ed efficiente” del Capitolo III del presente documento e alle tabelle in Appendice II.
132 Delibera CIPE 108/2017 ex art. 34 Dlgs 152/2006. Il ruolo della SNSvS è ribadito nella Direttiva del Presidente del Consiglio “Linee di indirizzo sull’azione del Comitato interministeriale per la programmazione economica e lo sviluppo sostenibile per l’anno 2022”, del 7 dicembre 2021. Il documento di proposta della SNSvS 2022 è in attesa di approvazione da parte del CITE, dopo avere ricevuto parere positivo da parte della Conferenza permanente Stato-Regioni nella seduta del 28 settembre 2022.

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V.1	COMPLEMENTARITÀ TRA LE PRIORITÀ SOSTENUTE DAI FONDI DI COESIONE E IL PIANO NAZIONALE DI RIFORMA E RESILIENZA (PNRR)
La programmazione 2021-2027 della politica di coesione e il PNRR: l’impostazione dell’Accordo di Partenariato
Il 15 luglio 2022, con la Decisione di esecuzione della Commissione C (2022) 4787, è stato approvato l’Accordo di Partenariato dell’Italia, a seguito della prima notifica che ha dato avvio al negoziato formale con la Commissione europea, avvenuta il 17 gennaio 2022. La definizione dell’Accordo e il suo percorso di preparazione e confronto partenariale, avviato nel 2019, riflettono in realtà le esigenze di un contesto socioeconomico non più attuale, e anzi mutato radicalmente a seguito del conflitto in Ucraina e del conseguente nuovo scenario internazionale, da cui derivano le recenti criticità rispetto all’aumento dei costi energetici e all’approvvigionamento delle materie prime

La numerosità dei programmi regionali e nazionali dell’Accordo di Partenariato 2021-2027 conferma l’approccio che il Paese aveva già adottato nei precedenti cicli di programmazione. Si tratta di complessivamente 10 programmi nazionali e 38 programmi regionali a valere sui fondi FESR, FSE Plus e sul Fondo per una transizione giusta. Nell’ambito dell’Obiettivo Cooperazione territoriale europea, l’Italia aderisce, inoltre, a 19 programmi, di cui 10 con Autorità di gestione italiana.
L’Accordo di Partenariato presenta quindi un’elevata frammentazione dei programmi e degli interventi che, in linea con il già evidenziato disallineamento rispetto all’attuale congiuntura economica, richiede una forte azione nazionale di coordinamento strategico e di indirizzo dell’attuazione ad ogni livello di governo, onde evitare il perpetuarsi delle criticità già riscontrate nei precedenti cicli di programmazione, sotto il profilo della qualità degli interventi programmati e dell’effettiva efficacia delle politiche di coesione rispetto alle loro finalità istituzionali.
Per apprezzare tale necessità, si consideri che l’Accordo di Partenariato indica gli indirizzi strategici e le modalità di impiego del Fondo europeo di sviluppo regionale (FESR), del Fondo sociale europeo Plus (FSE Plus), del Fondo per una transizione giusta (JTF), nell’ambito dell’obiettivo “Investimenti a favore dell’occupazione e della crescita”, e del Fondo europeo per gli affari marittimi, la pesca e l’acquacoltura (FEAMPA).
Sono previsti interventi nell’ambito dei 5 Obiettivi Strategici (OS) indicati dal Regolamento di disposizioni comuni sui fondi a gestione concorrente (Reg. UE 1060/2021): OS1: “Un’Europa più intelligente”; OS2: “Un’Europa più verde”; OS3:

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“Un’Europa più connessa”; OS4: “Un’Europa più sociale”; OS5: “Un’Europa più vicina ai cittadini”.
Inoltre, le risorse della programmazione 2021-2027, indirizzate attraverso l’Accordo di Partenariato e i programmi sono pari a 74 miliardi incluso il cofinanziamento nazionale, di cui 42,2 miliardi di risorse UE (FESR, FSE Plus, JTF). A tale quota si aggiungono i fondi destinati ai programmi dell’Obiettivo Cooperazione territoriale europea (1,2 miliardi di euro comprensivi del cofinanziamento nazionale).

Rispetto ai passati cicli di programmazione, le scelte strategiche e i contenuti operativi della programmazione 2021-2027 devono tener conto dell’esigenza di integrazione con altre politiche di sviluppo e riforma, e segnatamente con il Piano Nazionale di Ripresa e Resilienza (PNRR).
Considerato l’eccezionale ammontare di fondi aggiuntivi messi a disposizione dell’Italia per la politica di coesione 2021-2027 e per l’attuazione del PNRR e il comune obiettivo di coesione economica, sociale e territoriale di cui all’art. 174 del TFUE dei due strumenti d’intervento, è necessario che i relativi investimenti siano programmati ed attuati in modo tale che si integrino a vicenda anziché sovrapporsi.
Le 6 Missioni individuate dal PNRR dell’Italia intervengono su priorità di investimento comuni ai 5 Obiettivi Strategici della politica di coesione 2021-2027. Per entrambi gli strumenti d’intervento sono sfide cruciali quelle dell’innovazione, della digitalizzazione e della transizione verde dell’economia. Un efficace coordinamento è necessario anche per gli investimenti nell’ambito delle infrastrutture di trasporto e, tra gli altri, per gli interventi in materia di occupazione, inclusione sociale e salute.
L’Accordo di Partenariato ha indicato la necessità di coordinamento e sinergia con il PNRR e ha delineato primi indirizzi per lo sviluppo di complementarità per gli ambiti comuni, dando conto altresì, di alcuni meccanismi di coordinamento. Tuttavia, anche considerato il disallineamento temporale che ha caratterizzato la definizione dei rispettivi quadri programmatori, l’integrazione tra politica di coesione e PNRR richiede un ulteriore e sostanziale rafforzamento man mano che il quadro di programmazione e attuazione dei due strumenti andrà consolidandosi, dovendosi prevedere un sistema di governance nazionale dell’Accordo particolarmente rigoroso e stringente, che permetta la sinergia e la complementarietà tra le due programmazioni.
Come sottolineato da una recente analisi comparativa della Corte dei Conti europea133, la concomitante attuazione del PNRR, con scadenza al 2026, e degli investimenti della politica di coesione 2021-2027, che invece si estendono su un orizzonte attuativo più ampio, consente un margine di flessibilità nell’impiego delle risorse disponibili nei due ambiti.

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133 “I finanziamenti dell’UE a titolo della politica di coesione e del dispositivo per la ripresa e la resilienza: un’analisi comparativa”, Analisi 01, Corte dei Conti Europea, 2023
https://www.eca.europa.eu/Lists/ECADocuments/RW23_01/RW_RFF_and_Cohesion_funds_IT.pdf

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L’integrazione tra PNRR e fondi di coesione nell’iniziativa REPowerEU
Il tema dell’integrazione dei due strumenti d’intervento risponde anche alla necessità di una maggiore flessibilità e semplificazione nell’attuazione degli investimenti previsti. In tale prospettiva, il Governo è impegnato, in stretto coordinamento con gli attori istituzionali coinvolti, a far emergere i possibili collegamenti tra gli interventi finanziati nell’ambito della politica di coesione e del PNRR, evitando sovrapposizioni e tenendo conto delle differenti tempistiche di rendicontazione, nel pieno rispetto della visione strategica alla base della politica di coesione.
Una prima evidenza in questa prospettiva è emersa con il Regolamento REPowerUE 2023/435, entrato in vigore il 1° marzo 2023. Come si è detto, il Piano REPowerEU rappresenta la risposta dell’Unione europea per fronteggiare gli incrementi dei prezzi delle materie prime sul mercato globale causati dalla guerra in Ucraina e incentivare il contenimento dei consumi di energia. Nello specifico, il Piano prevede azioni mirate e coordinate per diversificare le fonti di approvvigionamento, assicurare una maggiore sicurezza energetica all’UE, accelerare la diffusione delle energie rinnovabili e promuovere la transizione energetica attraverso investimenti in tecnologie e competenze funzionali alla transizione verde. Da segnalare che le risorse complessivamente previste in favore degli Stati membri ammontano a 20 miliardi, sotto forma di contributi a fondo perduto aggiuntivi e a 225 miliardi sotto forma di prestiti già disponibili attraverso il Dispositivo di ripresa e resilienza. La quota di risorse a fondo perduto che potranno essere destinate all’Italia ammonta a 2,76 miliardi (derivanti dal trasferimento delle risorse ETS). A tali risorse potrebbero aggiungersi le somme a titolo di prestito non ancora utilizzate dagli altri Paesi a valere sul PNRR, nonché le eventuali risorse che si renderanno disponibili all’esito della revisione del PNRR.
Il Regolamento attua concretamente il principio dell’integrazione e della sinergia tra il PNRR e le politiche di coesione nel dare agli Stati membri la possibilità di allineare il nuovo capitolo REPowerEU del PNRR con i programmi della politica di coesione 2021-2027. I Paesi membri, su base volontaria, potranno infatti destinare per le finalità del Piano fino ad un massimo del 7,5 per cento delle risorse di coesione assegnate all’Italia.
Il Regolamento consente di utilizzare anche le risorse della programmazione 2014-2020 della politica di coesione – unitamente ad un uso flessibile del FESR e del FSE (cd. “Iniziativa SAFE”) – per finanziare misure eccezionali per supportare le PMI colpite dall’aumento del prezzo dell’energia e sostenere le famiglie bisognose nell’affrontare le spese energetiche.
In aggiunta, nell’ambito della stessa iniziativa, come previsto dal Regolamento stesso, il Governo intende utilizzare anche parte delle risorse delle politiche di coesione 2021-2027, già destinate a obiettivi assimilabili a quelli del REPowerEU.
A tale proposito, facendo seguito all’incontro del RRF Expert Group del 12 gennaio 2023, in data 6 febbraio 2023 è stata avviata in Italia la consultazione dei principali stakeholder per presentare alla Commissione europea la proposta di PNRR integrato con il capitolo dedicato, un primo passo per avviare il necessario allineamento dei quadri programmatori. In conformità alle linee di intervento indicate nel Regolamento e a quanto disposto dalla Comunicazione 2023/C80/01, il

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capitolo REPowerEU, che sarà predisposto dal Governo e oggetto di esame in sede parlamentare ai fini del suo inserimento nel PNRR, potrà articolarsi su tre assi principali:

•	contrasto alla povertà energetica, sia attraverso aiuti alle famiglie vulnerabili sia investimenti per la riqualificazione energetica dell’edilizia residenziale pubblica;
•
sostegno agli investimenti produttivi nelle filiere verdi, per la produzione di energie rinnovabili, nonché per il miglioramento della prestazione energetica e la decarbonizzazione dei processi produttivi, anche in considerazione delle regole sugli aiuti di stato introdotte dal nuovo quadro temporaneo della Commissione;

•
investimenti per il miglioramento delle infrastrutture e degli impianti energetici al fine di incrementare la sicurezza e la diversificazione dell’approvvigionamento, affrontando le strozzature interne e transfrontaliere nella trasmissione e distribuzione dell’energia.

Gli interventi di investimento e di riforma dovranno essere conformi con il rispetto del principio del “non arrecare un danno significativo dal punto di vista ambientale” con deroghe specifiche per le infrastrutture energetiche necessarie ad assicurare la sicurezza degli approvvigionamenti ed essere operativi entro il 30 dicembre 2026.
La riforma della governance e il rafforzamento della capacità amministrativa
L’esigenza di rafforzare l’efficacia della politica di coesione e la sinergia con il PNRR è, peraltro, anche alla base della riforma della governance definita dal decreto-legge n.13 del 24 febbraio 2023, che ha l’obiettivo di definire una nuova governance per l’attuazione del PNRR e delle politiche di coesione, in linea con l’individuazione di una Autorità politica unica attraverso cui esprimere, con una visione di sistema, le scelte operate su entrambi gli strumenti di intervento.
Con particolare riferimento alla politica di coesione, l’art. 50 del predetto decreto-legge disegna un nuovo sistema di governance, diretto a rafforzare l’azione di impulso, coordinamento, governo strategico e attuativo dei fondi. Nello specifico, l’articolo citato individua nel Dipartimento per le politiche di coesione della Presidenza del Consiglio dei ministri la struttura centrale di coordinamento, atta a garantire l’azione di presidio a livello centrale sulla programmazione e attuazione della politica di coesione e il coordinamento con il PNRR.
Inoltre, sempre nella logica volta ad evitare sovrapposizioni e scongiurare il rischio di doppio finanziamento, la medesima disposizione normativa promuove l’estensione del sistema di monitoraggio REGIS, operativo per la gestione e il monitoraggio del PNRR, per rafforzare e razionalizzare le attività di gestione, monitoraggio, rendicontazione e controllo delle politiche di coesione 2021-2027.
Alla riforma della governance delle politiche di coesione, si affianca, inoltre, un’azione diretta al rafforzamento della capacità amministrativa. L’esperienza della programmazione 2014-2020, così come le analisi realizzate dalla Commissione europea nell’ambito del Semestre europeo (Country Report 2019, 2020),

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individuano nella debolezza della capacità amministrativa una delle principali sfide per il Paese in particolare per quanto riguarda gli investimenti, l’attuazione delle norme in materia di appalti pubblici e l’assorbimento dei Fondi UE.
Sfida tanto più complessa quanto più ampia e diversificata è divenuta l’offerta di risorse per le politiche di sviluppo per i prossimi anni, che comprendono quelle della politica di coesione 2014-2020, dell’Iniziativa REACT-EU e del ciclo 2021-2027, le dotazioni PNRR e, non ultime, quelle del Fondo sviluppo e coesione.
Il miglioramento dell’efficacia attuativa delle politiche di coesione è, infatti, al centro del disegno strategico del programma nazionale “Capacità per la coesione” 2021-2027. Il programma prevede la messa in campo di un’azione sistemica sul complesso degli attori delle politiche di coesione, con il ricorso a molteplici strumenti e leve per il cambiamento.
Complementarità e coerenza tra la programmazione 2021-2027 della politica di coesione e il Programma Nazionale di Riforma
In linea con la priorità del Programma Nazionale di Riforma relativa al sostegno alla ricerca ed innovazione, gli interventi programmati nell’ambito dell’Obiettivo Strategico “Un’Europa più intelligente” mirano ad incidere sulle determinanti della competitività del sistema produttivo - la propensione alla ricerca industriale, la digitalizzazione, le competenze - e, per effetto di questi fattori, su produttività e capacità di innovare delle imprese.
Alle priorità del PNR di sostegno alla transizione ecologica e della mobilità sostenibile è, invece, collegato l’Obiettivo Strategico “Un’Europa più verde” della politica di coesione che, in coerenza con il Green Deal per l’Unione europea e in sinergia con il PNRR, prevede interventi per l’efficientamento energetico di edifici residenziali e di pubblica utilità e degli impianti produttivi, per lo sviluppo delle fonti rinnovabili e l’efficientamento delle reti di trasmissione e distribuzione dell’energia. In questo ambito sono ricompresi anche gli interventi di adattamento ai cambiamenti climatici e di promozione della biodiversità, quelli di contrasto ai rischi naturali, incluso il contrasto al dissesto idrogeologico, gli investimenti sui servizi idrici, per l’aumento degli standard di fornitura del servizio, e sulle infrastrutture, per favorire la transizione verso l’economia circolare, oltre che gli interventi di rafforzamento della mobilità urbana in chiave di sostenibilità.
Con l’Obiettivo Strategico 3 “Un’Europa più connessa” si intende intervenire in quei territori in cui la scarsa qualità del sistema di trasporto incide maggiormente sulle disparità economiche e di qualità della vita, attraverso interventi di sostegno alla multi-modalità sulle dorsali ferroviarie e sulle connessioni di “ultimo miglio” dei nodi portuali, logistici e degli aeroporti di livello regionale, in connessione con gli interventi del PNRR, e attraverso il miglioramento della mobilità di area vasta e delle infrastrutture stradali verso e entro le aree interne.
In linea con il Piano di Azione del Pilastro Europeo dei Diritti Sociali e le priorità indicate dal Programma Nazionale di Riforma, l’Obiettivo Strategico 4 “Un’Europa più sociale e inclusiva”, mira a rafforzare e innovare l’azione delle politiche attive del lavoro, dell’istruzione e formazione, della cultura, dell’inclusione sociale e lotta alla povertà e della parità di genere. Tra le priorità più rilevanti dell’azione della politica di coesione, vi è l’aumento dell’occupazione e dell’occupabilità di giovani

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e donne, anche attraverso il rafforzamento del sistema dei servizi del lavoro e la formazione permanente e continua. Gli interventi previsti mirano anche a rafforzare il sistema di protezione e inclusione sociale e sanitaria, per renderlo adeguato e accessibile in ogni territorio e per tutti i cittadini.
Anche in materia di turismo e cultura, la politica di coesione individua interventi principalmente rivolti alla prevenzione e gestione dei rischi naturali nei luoghi della cultura e al miglioramento dell’efficienza energetica.
È, inoltre, prevista la destinazione di risorse specifiche alla definizione di strategie territoriali (principalmente aree urbane e aree interne) nell’ambito dell’Obiettivo Strategico 5 “Un’Europa più vicina ai cittadini”, in un’ottica di rigenerazione dei luoghi, rafforzamento della qualità dei servizi, creazione e rivitalizzazione delle attività economiche.
Come segnalato precedentemente, trasversale a tutti gli ambiti di intervento della politica di coesione è l’azione di rafforzamento della capacità amministrativa degli attori istituzionali coinvolti nella programmazione e gestione degli investimenti cofinanziati, con una particolare attenzione agli enti locali responsabili della realizzazione di rilevanti investimenti da attivare sui territori. Si tratta di interventi che vanno ad integrare l’ampio ventaglio di riforme ed azioni previste dal Programma Nazionale di Riforma per una pubblica amministrazione più moderna, competente ed efficiente.

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VI.1	PROCESSI ISTITUZIONALI E COINVOLGIMENTO DEI PORTATORI DI INTERESSI
VI.1	IL COINVOLGIMENTO DEGLI STAKEHOLDERS NELLA DEFINIZIONE E ATTUAZIONE DEL PNRR
Ruolo degli enti territoriali e delle parti sociali
Nel Review report on the implementation of the Recovery and Resilience Facility adottato nel luglio 2022, la Commissione europea ha sottolineato che il successo del dispositivo per la ripresa e la resilienza dipende anche dallo stretto coinvolgimento delle parti sociali, delle organizzazioni della società civile, degli enti locali e regionali, delle ONG e delle altre parti interessate che hanno contribuito all'elaborazione dei piani e stanno ora svolgendo un ruolo chiave nella loro attuazione. L’importanza del coinvolgimento degli stakeholders nel PNRR e nella formulazione del Capitolo REPowerEU è stata ribadita dalla Commissione europea anche nella recente Comunicazione al Parlamento e al Consiglio “Recovery and Resilience Facility: Two years on a unique instrument at the heart of the EU’s green and digital transformation”, pubblicata lo scorso febbraio in occasione dei due anni dall’adozione della RRF.

Per il PNRR italiano, il coinvolgimento delle parti sociali, della società civile e degli enti territoriali è garantito da una serie di strutture concepite in armonia con i principi di sussidiarietà, proporzionalità, partenariato, partecipazione e coerenza delle politiche, così come enunciati nella “Carta della Governance Multilivello in Europa”134. A settembre scorso, il Tavolo permanente per il partenariato economico, sociale e territoriale ha depositato la prima relazione sulle attività svolte dal suo insediamento facendo riferimento alle proposte relative all’attuazione del PNRR emerse nel corso delle varie riunioni.
Dall’approvazione del PNRR e fino al 2026, sarà operativo anche il Nucleo PNRR Stato-Regioni135 che intende garantire il coordinamento dei rapporti tra le Amministrazioni statali titolari di iniziative nell’ambito del Piano e gli enti territoriali. Il Nucleo cura l'istruttoria di tavoli tecnici di confronto settoriali con le Regioni, le Province Autonome e gli enti locali; supporta gli enti locali nella elaborazione dei progetti aventi particolare rilevanza strategica per ciascuna Regione e Provincia Autonoma (progetto bandiera) e presta assistenza agli enti

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134 Adottata dal Comitato europeo delle Regioni nel 2014.
135 Art. 33 del DL 152/2021.

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territoriali, con particolare riferimento ai piccoli comuni e ai comuni insulari e delle zone montane.
A novembre 2021 è partita inoltre l’iniziativa ‘Italiadomani - Dialoghi sul Piano Nazionale di Ripresa e Resilienza’, un ciclo di incontri promossi dalla Presidenza del Consiglio, per comunicare a cittadini, imprese e Amministrazioni territoriali i contenuti e le opportunità del PNRR. Si tratta di seminari e incontri in tutto il territorio italiano che vedranno, per tutta la durata del Piano, la partecipazione di rappresentanti del Governo e di esperti e tecnici coinvolti nell’attuazione del PNRR.
Per quanto riguarda le Amministrazioni territoriali, il loro coinvolgimento nell’implementazione del PNRR avviene a diversi livelli: esse sono infatti direttamente coinvolte nell’attuazione del Piano non solo in quanto titolari e attuatori diretti di specifici progetti, ma anche perché è al loro territorio che sono destinati alcuni investimenti gestiti a livello centrale oltre al fatto che in molti casi sono chiamate a concorrere alla realizzazione di iniziative finanziate dall’Amministrazione centrale. Si stima infatti che circa il 38 per cento delle risorse complessive del Piano siano affidate a Regioni, Province, Comuni, Città metropolitane o altre amministrazioni locali, mentre se si guarda alle risorse che sono state assegnate finora, poco più del 50 per cento è di competenza delle amministrazioni locali, di cui la metà dei Comuni.

Nella citata Comunicazione “Recovery and Resilience Facility: Two years on a unique instrument at the heart of the EU’s green and digital transformation”, la Commissione ha sottolineato anche il ruolo strategico degli eventi annuali sul PNRR, incontri co-organizzati da Commissione e Stati membri per fare il punto sull’attuazione e sulle prospettive del Piano e per favorire il confronto tra le Amministrazioni centrali, i rappresentanti dei territori e gli stakeholders coinvolti. Per l’Italia, l’evento annuale si è tenuto a dicembre scorso e si è concentrato sul ruolo della transizione verde e inclusiva come strumento per affrontare la crisi energetica e sulla capacità amministrativa necessaria per un’attuazione efficace delle misure del Piano.
Ruolo del Parlamento
Il Parlamento ha svolto un ruolo attivo sia nel percorso che ha portato all’adozione del PNRR, sia nella fase di implementazione del Piano. Questo ruolo si sostanzia nella presentazione alle Camere da parte del Governo di due relazioni semestrali sullo stato di attuazione. oltre che in una serie di obblighi nei confronti delle Commissioni parlamentari competenti, alle quali il Governo è tenuto a fornire le informazioni e i documenti utili per esercitare il controllo sull'attuazione del PNRR e del Piano complementare e su tutti i documenti inviati alle istituzioni europee in attuazione del PNRR. L’attenzione delle Commissioni parlamentari si è concentrata, in particolare, sul rispetto delle priorità trasversali del Piano quali il clima, il digitale, la riduzione dei divari territoriali, la parità di genere e i giovani. In base a quanto previsto dalla legge europea 2019-2020, le Commissioni parlamentari competenti possono svolgere anche audizioni dei soggetti attuatori delle misure e sopralluoghi nei luoghi in cui sono in corso di realizzazione i progetti del PNRR. Al termine dell'esame di ogni relazione semestrale, il Parlamento può

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VI. PROCESSI ISTITUZIONALI E COINVOLGIMENTO DEI PORTATORI DI INTERESSI

adottare atti di indirizzo al Governo per evidenziare eventuali criticità. Anche la Corte dei conti riferisce almeno semestralmente al Parlamento sulla sua attività di controllo sull’utilizzo delle risorse del PNRR da parte del Governo e degli enti territoriali. L’ultima Relazione136 è stata presentata il 28 marzo scorso e ha riguardato tutte le iniziative già avviate e gli investimenti realizzati attraverso il Piano complementare.

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136 Corte dei Conti, Sezioni Riunite in sede di controllo “Relazione sullo stato di attuazione del Piano Nazionale di Ripresa e Resilienza (PNRR)”, marzo 2023.

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Appendix 1

Documento di Economia e Finanza

2023
Ministero dell’Economia e delle Finanze	Appendice 1 al Programma Nazionale di Riforma – Valutazione dell'impatto macroeconomico delle riforme

Documento di Economia e Finanza

2023

Appendice 1 al Programma Nazionale di Riforma – Valutazione dell'impatto macroeconomico delle riforme

Presentato dal Presidente del Consiglio dei Ministri

Giorgia Meloni

e dal Ministro dell'Economia e delle Finanze

Giancarlo Giorgetti

Ministero dell’Economia e delle Finanze	Deliberato dal Consiglio dei Ministri l’11 aprile 2023

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

INDICE
I.	VALUTAZIONE DELL'IMPATTO MACROECONOMICO DELLE RIFORME	1
I.1	INTRODUZIONE	1
I.2	LA VALUTAZIONE AGGIORNATA DELLE STIME DELL'IMPATTO MACROECONOMICO DEL PNRR	2
I.3	STIMA DEGLI IMPATTI SETTORIALI E PER COMPONENTE DEL PNRR	5
I.4	TAVOLE DI SINTESI DELL'IMPATTO MACROECONOMICO DELLE RIFORME	12

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I.	VALUTAZIONE DELL'IMPATTO MACROECONOMICO DELLE RIFORME
I.1	INTRODUZIONE
Questa appendice contiene informazioni di dettaglio in merito alla valutazione dell’impatto macroeconomico di alcuni interventi di riforma previsti dal Piano Nazionale di Ripresa e Resilienza (PNRR) e ripresi nel Programma Nazionale di Riforma (PNR) 2023. Sono anche illustrati gli elementi salienti dell’aggiornamento della stima dell’impatto sull’economia del piano di investimenti del PNRR, compresi alcuni particolari sugli effetti a livello settoriale e per singola componente del Piano1 . Infine, si propongono i risultati preliminari di un’analisi diretta a verificare gli effetti dei recenti aumenti dei prezzi sul potere di acquisto delle risorse del PNRR, considerati anche gli stanziamenti appositamente disposti a compensazione.
Le valutazioni di impatto delle riforme riguardano solo una parte degli ambiti di intervento individuati nel PNRR e PNR. In particolare, sono state considerate solo le misure per cui è possibile effettuare una valutazione più robusta, per le quali l’imputazione a variazioni dei parametri dei modelli è meno arbitraria ed in linea con metodologie già introdotte in altri contesti. Tale possibilità dipende sia dalle caratteristiche degli specifici modelli di simulazione utilizzati, sia dalla disponibilità di studi ed analisi in merito all’impatto degli interventi di riforma sulle variabili economiche. Gli ambiti di riforma considerati sono istruzione e ricerca, politiche attive del mercato del lavoro, Pubblica Amministrazione (PA), giustizia, concorrenza ed appalti.
La valutazione è stata effettuata con riferimento agli effetti strutturali di lungo periodo delle riforme. I quadri macroeconomici a legislazione vigente e programmatico del Programma di Stabilità (PdS) non tengono conto di tali stime di impatto strutturale, sia poiché si tratta di riforme i cui effetti sono attesi realizzarsi pienamente in un orizzonte di medio-lungo periodo, sia per motivi prudenziali, considerati anche i margini di incertezza insiti nelle quantificazioni. In linea con quanto già proposto nel PdS 2022, gli effetti delle riforme sono, invece, considerati in uno scenario apposito di Debt Sustainability Analysis2 , dove si mostra come una dinamica favorevole del rapporto Debito/PIL sia conseguibile tramite la piena realizzazione del programma di riforma, al di là del pur necessario consolidamento fiscale.

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1 La prima valutazione dell’impatto macroeconomico del PNRR a livello sia complessivo, sia delle singole missioni, è stata condotta ad aprile 2021 ed è riportata nel Capitolo 4 del PNRR italiano. Le stime di impatto sono state successivamente aggiornate nel DEF 2022 e nella Nota di Aggiornamento al DEF (NADEF) 2022 (si veda anche la Tabella II.1-2 del Documento Programmatico di Bilancio 2023 – Versione Aggiornata).
2 Cfr. par. IV.2 e IV.3 del Programma di Stabilità.

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Per l’analisi di impatto è stato utilizzato il modello dinamico di equilibrio economico generale QUEST, sviluppato dalla Commissione Europea3 , in quanto consente di analizzare approfonditamente l’effetto di riforme strutturali ed investimenti a favore della crescita. Il modello presenta, inoltre, un mercato del lavoro eterogeneo, che ben si presta agli obiettivi di queste analisi4.
L’aggiornamento della stima degli effetti sull’economia del piano di investimenti del PNRR tiene conto delle informazioni al momento disponibili sulle spese effettuate nel triennio 2020-2022 e di ipotesi di natura tecnica in merito alla ripartizione delle spese sui rimanenti anni, nelle more della ridefinizione del Piano in corso. In aggiunta alle risorse della Recovery and Resilience Facility (RRF) e del Piano nazionale per gli investimenti complementari (PNC) al PNRR, nella simulazione presentata si considerano anche i fondi di REACT-EU5. La valutazione di impatto è effettuata nell’ipotesi di realizzazione integrale di tutti i progetti del Piano così come attualmente previsti. I risultati prodotti con il modello QUEST sono stati messi a confronto con quelli ottenuti con l’utilizzo del modello MACGEM-IT, che è un modello Computazionale di Equilibrio Generale (CGE) per l’economia italiana multi-input, multi-output e multisettoriale6. In particolare, il modello MACGEM-IT fornisce una rappresentazione disaggregata del funzionamento del sistema economico e può valutare gli impatti economici disaggregati, diretti ed indiretti, delle misure di policy sul flusso circolare del reddito. Con il modello MACGEM-IT sono stati, inoltre, quantificati gli impatti a livello settoriale e per le singole Missioni e Componenti del Piano. E’, infine, importante sottolineare che le valutazioni fornite in questa appendice sono solo uno dei fattori in grado di influenzare l’evoluzione del quadro macroeconomico, i cui risultati complessivi sono determinati anche da variabili non considerate in queste analisi.

I.2	LA VALUTAZIONE AGGIORNATA DELLE STIME DELL’IMPATTO MACROECONOMICO DEL PNRR
La valutazione di impatto macroeconomico dei progetti contenuti nel PNRR è stata effettuata una prima volta in occasione della redazione del Piano7 e, successivamente, rivista in occasione del DEF 2022 e della NADEF 2022, alla luce

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3 Cfr. http://ec.europa.eu/economy_finance/research/macroeconomic_models_en.htm. Nel dettaglio, si è utilizzata la versione QUEST III R&D 2018 sviluppata dalla Commissione Europea per l’Italia, descritta in D'Auria, F., Pagano, A., Ratto, M., Varga, J. (2009), “A comparison of structural reform scenarios across the EU member states: Simulation-based analysis using the QUEST model with endogenous growth”, European Economy, Economic Papers No. 392, ECFIN.
4 Il modello presenta al suo interno quattro classi di lavoratori. I lavoratori a bassa efficienza corrispondono a persone con un titolo di istruzione fino alla scuola secondaria di primo grado. I lavoratori ad efficienza media e medio-alta corrispondono, rispettivamente, ad individui con titolo di studio di scuola secondaria di secondo grado e terziario. Infine, i lavoratori ad alta efficienza sono quelli impiegabili nel settore R&D.
5 REACT-EU è una delle iniziative attivate nell’ambito dello strumento Next Generation EU (NGEU), si tratta di fondi destinati all’assistenza alla ripresa per la coesione e i territori d'Europa che saranno ripartiti fra il Fondo europeo di sviluppo regionale (FESR), il Fondo sociale europeo (FSE) e il Fondo di aiuti europei agli indigenti (FEAD). Per dettagli si veda https://ec.europa.eu/info/strategy/recovery-plan-europe_it.
6 Per dettagli cfr. Ciaschini, M., Felici, F., Pretaroli, R., Severini, F., Socci, C. (2020) “MACGEM – ITA a SAM based GCE model for the Italian economy”, MEF working paper n. 1; Socci C., Felici, F., Pretaroli, R., Severini, F., Loiero, R. (2021), “The multisector applied computable general equlibrium model for Italian economy (MACGEM – IT)”, Italian Economic Journal, vol. 7, pp. 109-127.
7 Si veda, in particolare, il capitolo 4 del PNRR.

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delle informazioni circa l’andamento della spesa effettiva che si rendevano via via disponibili. In questa sezione si utilizzano il medesimo modello (QUEST) e le medesime ipotesi per un aggiornamento di tale valutazione sulla base delle informazioni più recenti e di ipotesi di natura tecnica in merito allo sviluppo delle spese nell’orizzonte di realizzazione del Piano, nelle more della ridefinizione del Piano in corso. Per la stima dell’impatto macroeconomico si considerano solo le risorse che finanziano progetti aggiuntivi. Non si tiene conto, quindi, di tutte le misure contenute nel Piano che si sarebbero comunque realizzate anche senza l’introduzione del PNRR. Le fonti di finanziamento considerate corrispondono a prestiti e sovvenzioni RRF (124,5 mld), fondi REACT-EU (13,9 mld)8, le risorse anticipate del Fondo Sviluppo e Coesione (15,6 mld) e quelle stanziate attraverso il Fondo complementare (30,6 mld), per un totale di circa 184,7 mld.
Prima di analizzare i nuovi risultati, è utile richiamare le principali ipotesi dell’esercizio di simulazione adottate9. Le misure contenute nel Piano possono essere suddivise in cinque categorie di spesa: investimenti pubblici, incentivi alle imprese, decontribuzione, spesa corrente e trasferimenti. La maggior parte dei fondi per progetti aggiuntivi è destinata al finanziamento di investimenti pubblici, la parte rimanente è destinata ad incentivi per gli investimenti delle imprese, alla riduzione dei contributi sociali sul lavoro, a spesa pubblica corrente e a trasferimenti alle famiglie. In primo luogo, come già detto, si ipotizza che tutti i progetti previsti dal Piano siano realizzati integralmente, ovvero che le risorse finanziarie complessivamente disponibili consentano l’esecuzione di tutti i progetti programmati entro l’orizzonte di completamento del Piano.
Per i fondi erogati attraverso prestiti si considerano costi di indebitamento più bassi rispetto a quelli applicati sui titoli di Stato italiani10. Inoltre, il Piano italiano avrà luogo in concomitanza con analoghi programmi negli altri Stati Membri dell’UE. Al fine di tenerne conto, si ipotizza che l’intero ammontare delle sovvenzioni destinate agli altri Stati Membri venga destinato ad investimenti. In via prudenziale, non si tiene invece conto dei prestiti RRF e degli altri fondi del pacchetto NGEU a livello comunitario.
Si adotta, anche, un’ipotesi specifica sull’efficienza degli investimenti pubblici. In linea con gli ambiziosi obiettivi del Piano, si assume che gli investimenti finanziati siano quelli con un’elevata efficienza e ricaduta in termini di crescita del prodotto potenziale. Tale ipotesi è innestata nel modello utilizzando un valore per l’elasticità del PIL allo stock di capitale pubblico pari a 0,17, valore associato in letteratura agli investimenti ad alta efficienza11.
Infine, in via prudenziale, non si tiene conto esplicitamente dell’“effetto leva” diretto ed indiretto che alcuni degli strumenti contenuti nel Piano potrebbero avere sull’economia italiana, attraverso la mobilitazione di

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8 L’importo non include la quota di circa 400 milioni per l’assistenza tecnica.
9 Si veda, in particolare, il Capitolo 4 del PNRR “Valutazione dell’impatto macroeconomico”, pp. 247 – 271. Per ulteriori dettagli si veda anche Di Bartolomeo, G. e P., D’Imperio (2022), “A macroeconomic assessment of the Italian National Recovery and Resilience Plan”, Working Paper n. 2, 2022, Ministero dell’Economia e delle Finanze, Dipartimento del Tesoro.
10 Si prende come riferimento il rendimento a lungo termine delle emissioni dell’Unione Europea, che è inferiore a quello dei titoli di Stato italiani. Tale ipotesi è tuttavia indicativa, considerando che una quota delle emissioni potrebbe avere scadenze più brevi.
11 European Commission, Country Report 2020 – Italy, SWD (2020) 511 final, 26 February 2020. Si veda anche la Tavola 4.3 del PNRR per un approfondimento su questo punto.

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investimenti privati12. È il caso, ad esempio, dei progetti che verranno realizzati attraverso forme di partenariato pubblico-privato, contributi agli investimenti innovativi, sovvenzioni e prestiti per l’autoimprenditorialità.
I risultati delle simulazioni sono descritti nella Tavola 1, che riporta l’impatto degli interventi del Piano sulle principali variabili macroeconomiche.

TAVOLA 1: IMPATTO MACROECONOMICO PNRR (scostamenti percentuali rispetto allo scenario base)
	2021	2022	2023	2024	2025	2026
PIL	0,1	0,2	1,0	1,8	2,7	3,4
Consumi privati	-0,3	-0,6	-0,8	-0,6	0,0	1,0
Investimenti totali	1,2	3,3	8,0	11,0	13,0	12,4
Importazioni	0,0	0,2	0,9	1,8	2,8	3,7
Esportazioni	-0,1	-0,4	-0,6	-0,3	0,6	1,8
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

Nel 2026, anno finale del Piano, il PIL risulta più alto del 3,4 per cento rispetto allo scenario di base. Nel breve termine prevale l’effetto di domanda. Nel medio periodo, invece, i maggiori investimenti accrescono lo stock di capitale pubblico, con effetti positivi persistenti su PIL potenziale ed effettivo.
Al fine di compiere un’analisi di sensitività dei risultati, la Figura 1 riporta un confronto fra gli impatti sul PIL stimati con il modello QUEST e quelli che si ottengono attraverso l’utilizzo del modello MACGEM–IT.

FIGURA 1 IMPATTO SUL PIL DEL PNRR: MODELLI QUEST-III R&D E MACGEM-IT (scostamenti percentuali rispetto allo scenario base)

Fonte: Elaborazione MEF-DT, modelli QUEST-III R&D, MACGEM-IT.

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12 Sul tema si vedano, ad esempio, le valutazioni contenute in EIB (2019), “EIB EFSI multiplier calculation methodology”, EFSI Steering Board.

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Se si confronta l’impatto del programma in termini di maggiore PIL reale cumulato prodotto nei sei anni del piano, tale valore varia tra il 9,3 per cento del modello QUEST e l’11,0 per cento del modello MACGEM–IT13 . Il modello QUEST ha una dinamica più lineare, sostanzialmente guidata dall’accumulazione di capitale pubblico e dal conseguente impatto sulla produttività. Nel modello MACGEM-IT, invece, prevale la componente di domanda.
I.3	STIMA DEGLI IMPATTI SETTORIALI E PER COMPONENTE DEL PNRR
La stima degli impatti settoriali e per componente del PNRR è stata effettuata con il modello MACGEM-IT che, come ricordato, fornisce una rappresentazione disaggregata del funzionamento del sistema economico e può valutare gli impatti economici disaggregati, diretti ed indiretti, delle misure di policy sul flusso circolare del reddito.
In base al modello MACGEM-IT (cfr. Tavola 2), adottando le medesime ipotesi tecniche in merito alla ripartizione temporale delle spese utilizzate per la precedente simulazione, nel periodo 2021-2026 per effetto delle spese del PNRR il PIL si incrementerebbe in totale dell’11,0 per cento. Alla crescita del PIL contribuirebbero, in particolare, gli investimenti fissi lordi, che avrebbero un aumento cumulato del 44,0 per cento, concentrato nel periodo 2024-2026. La bilancia commerciale peggiorerebbe per via della crescita delle importazioni (+9,3 per cento) a fronte di un incremento limitato delle esportazioni (+0,2).

TAVOLA 2: IMPATTO MACROECONOMICO PNRR (scostamenti percentuali rispetto allo scenario base)
	2021	2022	2023	2024	2025	2026
PIL	0,3	1,0	1,6	2,3	2,9	2,8
Consumi privati	0,2	0,6	1,0	1,4	1,8	1,7
Investimenti totali	1,2	4.0	6,3	9,1	11,8	11,6
Importazioni	0,2	0,8	1,0	2,0	2,6	2,4
Esportazioni	0,0	0,1	0,1	0,0	0,0	0,0
Fonte: Elaborazione MEF-DT, modello MACGEM-IT.

A livello settoriale, quello delle Costruzioni (cfr. Tavola 3) è il settore che maggiormente contribuisce all’aumento del valore aggiunto (+2,4 punti percentuali nel periodo 2021-2026), seguito dall’Industria manifatturiera (+1,4 punti percentuali) e dalle Attività immobiliari e dalle Attività professionali, scientifiche e tecniche (+1,0 punto percentuale ciascuno). Gli interventi di informatizzazione e digitalizzazione concorrono alla crescita dell’Industria manifatturiera e dei Servizi di informazione e comunicazione (+0,6 punti percentuali).

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12 In termini di PIL 2020.

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TAVOLA 3: IMPATTO MACROECONOMICO PNRR (scostamenti percentuali rispetto allo scenario base)
	Peso sul Valore Aggiunto complessivo (punti percentuali	Variazione cumulata del Valore Aggiunto (punti percentuali)	Contributi alla crescita del Valore Aggiunto complessivo (punti percentuali)
Agricoltura, silvicoltura e pesca	2,1	7,4	0,2
Attività estrattiva	0,2	11,0	0,0
Industria manifatturiera	16,5	8,8	1,4
Fornitura di energia elettrica, gas ed acqua.	2,6	9,4	0,2
Costruzioni	4,3	58,5	2,4
Commercio	11,7	8,1	0,9
Trasporto e magazzinaggio	5,6	8,3	0,4
Servizi di alloggio e ristorazione	3,8	7,8	0,3
Servizi di informazione e comunicazione	3,8	16,9	0,6
Servizi finanziari ed assicurativi	5,3	9,8	0,5
Attività immobiliari	13,6	8,0	1,0
Attività professionali, scientifiche e tecniche	6,4	16,9	1,0
Attività amministrative e servizi di supporto	3,2	23,7	0,7
Pubblica Amministrazione	6,7	4,3	0,3
Istruzione	4,1	12,4	0,5
Sanità ed assistenza sociale	6,0	4,8	0,3
Attività artistiche, di intrattenimento e divertimento, riparazione di beni per la casa, altri servizi.	4,1	7,0	0,3
Totale economia	100,0	11,0	11,0
Fonte: Elaborazione MEF-DT, modello MACGEM-IT.

L’analisi di impatto a livello disaggregato per ciascuna Missione e relative Componenti è stata effettuata adottando un approccio bottom-up. Ciascuna Missione del PNRR ha delle specificità di intervento che vedono prevalere l’utilizzo di risorse per investimenti/spesa corrente in determinati prodotti, determinando un impatto diverso sulle principali variabili macroeconomiche.
La Tavola 4 espone i risultati sul PIL delle stime d’impatto delle risorse addizionali di RRF, REACT-EU e del Piano complementare destinate alle singole Missioni e relative Componenti.

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TAVOLA II.4: IMPATTO SUL PIL DEL PNRR PER MISSIONI E COMPONENTI (scostamenti percentuali rispetto allo scenario base)
	2021-2023	2024-2026
M1:digitalizzazione, innovazione, competitività, cultura e turismo	0,6	1,5
M1C1: digitalizzazione, innovazione e sicurezza nella PA	0,1	0,7
M1C2: digitalizzazione, innovazione e competitività nel sistema produttivo	0,4	0,5
M1C3: turismo e cultura 4.0	0,1	0,4
M2:rivoluzione verde e transizione ecologica	1,3	2,0
M2C1: agricoltura sostenibile ed economia circolare	0,0	0,4
M2C2: energia rinnovabile, idrogeno, rete e mobilità sostenibile	0,1	1,0
M2C3: efficienza energetica e riqualificazione degli edifici	1,2	0,2
M2C4: tutela del territorio e della risorsa idrica	0,0	0,4
M3:infrastrutture per una mobilità sostenibile	0,1	1,0
M3C1: investimenti sulla rete ferroviaria	0,1	0,9
M3C2: intermodalità e logistica integrata	0,0	0,1
M4:istruzione e ricerca	0,3	1,5
M4C1: potenziamento dell’offerta dei servizi di istruzione: dagli asili-nido alle università	0,2	0,9
M4C2: dalla ricerca all’impresa	0,1	0,6
M5:inclusione e coesione	0,4	1,3
M5C1: politiche per il lavoro	0,2	0,5
M5C2: infrastrutture sociali, famiglie, comunità e terzo settore	0,1	0,6
M5C3: interventi speciali per la coesione territoriale	0,0	0,2
M6:salute	0,2	0,8
M6C1: Reti di prossimità, strutture e telemedicina per l’assistenza	0,2	0,5
M6-C2: Innovazione, ricerca e digitalizzazione del S.S.N.	0,1	0,3
Totale	2,9	8,1
Nota: Eventuali imprecisioni derivano dagli arrotondamenti. Fonte: Elaborazione MEF- DT su modello MACGEM-IT.

La Missione 1 ‘Digitalizzazione, innovazione, competitività, cultura e turismo’ è suddivisa in 3 componenti. Nelle attribuzioni ai prodotti della Matrice di contabilità sociale (SAM) sottostante il modello MACGEM-IT, il 45 per cento delle risorse è assegnato agli incentivi/crediti d’imposta alle imprese, il 31 per cento ai prodotti e servizi ICT14 e il 12 per cento alle costruzioni. In totale queste attribuzioni costituiscono l’88 per cento circa delle risorse addizionali destinate alla Missione 1. La Missione determina un aumento del PIL di 1,5 punti percentuali rispetto allo scenario base nel triennio finale, con un maggior contributo dovuto alla Componente 2 ‘Digitalizzazione, innovazione e competitività nel sistema produttivo’, per effetto degli investimenti attivati dall’infrastrutturazione delle reti banda larga-ultra larga e 5G.

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14 Prodotti informatici, elettronici ed ottici’ e ‘Programmazione informatica, consulenze e servizi connessi; servizi d’informazione.

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Per la Missione 2 ‘Rivoluzione verde e transizione ecologica’, l’attribuzione delle risorse ai prodotti nel modello CGE vede prevalere gli investimenti in costruzioni, pari al 42 per cento delle risorse addizionali. A seguire, gli incentivi alle imprese per il 20 per cento, gli altri mezzi di trasporto (16 per cento) e i trasferimenti alle famiglie (17 per cento delle risorse addizionali). Questi prodotti assorbono il 95 per cento delle risorse. L’impatto sul PIL di questa Missione è del 3,3 per cento complessivo nel periodo 2021-2026.
La Missione 3 ‘Infrastrutture per una mobilità sostenibile’, nelle attribuzioni ai prodotti CGE vede il prevalere delle risorse addizionali destinate ad investimenti in costruzioni (77 per cento), la quota restante è destinata ai prodotti e servizi ICT (22 per cento) e agli altri mezzi di trasporto (1 per cento). L’impatto sul PIL di questa Missione è dell’1,1 per cento in tutto l’orizzonte temporale, con la prima Componente che determina circa il 90 per cento di questa crescita, per effetto degli investimenti in infrastrutture stradali e ferroviarie.
Nella Missione 4 ‘Istruzione e ricerca’ l’innesto nel modello CGE è effettuato attribuendo il 27 per cento delle risorse addizionali alle spese in istruzione, il 21,5 per cento ai lavori di costruzione, il 21 per cento agli investimenti in ricerca e sviluppo e il 14,5 per cento ai crediti di imposta alle imprese. I trasferimenti alle famiglie (pari al 3,6 per cento delle risorse addizionali) comprendono le borse di studio per l’accesso all’università. L’impatto complessivo sul PIL di questa Missione è dell’1,8 per cento circa per il complesso del periodo, con l’1,1 per cento attribuibile alla Componente 1 ‘Potenziamento dell’offerta dei servizi di istruzione: dagli asili-nido alle università’.
Per la Missione 5 ‘Inclusione e coesione’ l’innesto nel modello è effettuato attribuendo le risorse previste agli investimenti in costruzioni, che costituiscono il 49 per cento delle risorse addizionali della Missione, collegati agli interventi relativi alle infrastrutture sociali, alla rigenerazione urbana e alle misure di coesione territoriale (per es. i progetti nelle aree del terremoto). Il 26 per cento delle risorse è costituito dai fondi destinati ai servizi del lavoro; seguono la riduzione dei contributi datoriali (18,4 per cento delle risorse addizionali) e le spese per i ‘servizi di assistenza residenziale e servizi di assistenza sociale non residenziale’ (4 per cento). Nel complesso, a questi prodotti è attribuito il 97,5 per cento delle risorse della missione. L’impatto sul PIL nel periodo 2021-2026 è dell’1,7 per cento, con un contributo maggiore derivante dalle prime due Componenti della Missione, relative alle politiche per il lavoro e per il sociale.
Anche nella Missione 6 ‘Salute’ la quota maggiore di risorse è innestata nel modello CGE sul settore delle costruzioni (33 per cento circa), seguito dai ‘prodotti informatici, elettronici ed ottici’ (30 per cento circa), dai ‘servizi di assistenza residenziale e servizi di assistenza sociale non residenziale’ (16 per cento), dai ‘servizi sanitari (9,3 per cento), dai servizi di R&S (6 per cento delle risorse della Missione). L’impatto sul PIL è dell’1 per cento nel complesso del periodo, attribuibile soprattutto alla Componente 1 ‘Reti di prossimità, strutture e telemedicina per l’assistenza’. Da evidenziare che l’apporto al PIL dei prodotti ICT risente, in generale, della elevata componente di importazioni da essi attivata.

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FOCUS	Una stima degli effetti dell’inflazione sul costo degli investimenti del PNRR
A partire dal 2021 sono stati osservati significativi aumenti di prezzo, in particolare per materie prime e beni energetici. Nel dibattito pubblico è stata espressa preoccupazione che tali aumenti possano costituire un ostacolo alla realizzazione delle opere del PNRR, dato che la valutazione dei costi dei progetti è stata condotta precedentemente all’inattesa impennata inflativa. Alla luce di tale contesto si propone, di seguito, un primo esercizio di stima dell’effetto dell’aumento dei prezzi sui costi degli investimenti del PNRR. Ai fini della valutazione dell’impatto macroeconomico reale delle opere del Piano, si tiene conto delle risorse stanziate nel corso del 2022 per integrare la dotazione finanziaria dei programmi di investimento, proprio in considerazione del rialzo generalizzato dei prezzi[15]. Si adottano, anche, delle ipotesi tecniche in merito alla ripartizione temporale delle spese, nelle more della ridefinizione in corso del Piano. I risultati ottenuti indicano che l’aumento dei costi per gli investimenti da realizzare nel periodo 2021-2026 ammonterebbe a circa 26 miliardi, pari all’11,4 per cento delle risorse previste. Più nello specifico, sulle risorse RRF l’inflazione inciderebbe per il 12,3 per cento, equivalente a 23,5 miliardi circa. Per i soli progetti aggiuntivi, la perdita di potere di acquisto sarebbe pari a circa 16,6 miliardi (l’11,8 per cento). In termini di Missioni, nell’ambito delle risorse RRF l’aumento dei prezzi è atteso avere un impatto più elevato sulla Missione 2 ‘Rivoluzione verde e transizione ecologica’ e la Missione 3 ‘Infrastrutture per una mobilità sostenibile’ (per tutte le rispettive componenti) e per le Componenti 1 ‘Politiche per il lavoro’ e 2 ‘Infrastrutture sociali, famiglie, comunità e terzo settore’ della Missione 5 ‘Inclusione e coesione’ (cfr. Figura R1).

FIGURA R1: VARIAZIONI MEDIE DI PREZZO PER MISSIONI E COMPONENTI RRF NEL PERIODO 2022-2026 (variazioni percentuali rispetto agli stanziamenti originari)

Fonte: Elaborazione MEF-DT.

Come accennato, nel corso del 2022 sono state stanziate risorse per integrare la dotazione finanziaria dei progetti per oltre 17 miliardi complessivi sul periodo 2022-2026[16]. Risulterebbe, quindi, uno scostamento non trascurabile fra i maggiori costi calcolati per i progetti di investimento a causa dell’aumento dei prezzi e le somme già stanziate a

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15 Cfr. D.L. n. 4/2022, n. 21/2022, n. 50/2022 e legge di bilancio per il 2023.
16 Tale ammontare considera esclusivamente le somme aggiuntive stanziate nel 2022 e non tiene conto dell’eventuale utilizzo a vario titolo di fondi residuali stanziati precedentemente. A scopo prudenziale non si considerano i fondi pari a 1.600 mln che la Legge di Bilancio per il 2023 ha stanziato per il rifinanziamento del Fondo per la prosecuzione delle opere pubbliche.

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compensazione. Si tratta, naturalmente, di risultati preliminari che potrebbero essere irrobustiti disponendo di elementi di dettaglio ulteriori in merito alla composizione ed all’articolazione temporale dei singoli progetti, al momento non reperibili.

Metodologia
Idealmente, per valutare l’impatto dell’aumento dei prezzi sui costi dei singoli investimenti, sarebbe necessario conoscerne la composizione in termini di materiali, lavoro e servizi necessari alla loro realizzazione, così da poter associare i relativi indici di prezzo. Tale informazione di dettaglio non è, tuttavia, disponibile. La metodologia proposta adotta, quindi, un approccio indiretto. Utilizzando le informazioni riportate nelle schede del Do Not Significant Harm (DNSH), integrate con i dati contenuti nelle Tavole Supply and Use dell’ISTAT, e adottando delle ipotesi ragionate, sono state identificate per ciascun investimento le attività necessarie alla sua realizzazione, che rappresentano gli elementi di costo.

In particolare, la guida DNSH associa ciascun investimento ad una o più delle 31 Aree di Intervento collegate al rischio di danno ambientale. Ciascuna Area è declinata nei settori economici (ATECO) coinvolti per la realizzazione delle attività principali dell’Area stessa. Tramite l’associazione investimento – Area, a ciascun investimento sono attribuiti uno o più settori ATECO, a cui sono stati abbinati i deflatori più appropriati tra quelli calcolati dall’ISTAT. Tali indici rappresentano il prezzo delle attività necessarie per realizzare il progetto, comprensivo del costo per i fattori produttivi intermedi e primari (lavoro e capitale), oltre che del margine di profitto. Nei casi in cui ad un singolo intervento fossero state attribuite più categorie ATECO, si è considerata una media semplice dei vari indici di prezzo per le diverse categorie.

Per esempio, all’investimento M3 C1 ‘1.1 Collegamenti ferroviari ad Alta Velocità con il Mezzogiorno per passeggeri e merci’, risultano abbinati, tramite le schede DNSH, i settori ATECO relativi a Trasporto ferroviario di merci e di passeggeri, Noleggio e leasing di altre macchine, Costruzione di linee ferroviarie e metropolitane, Installazione di impianti elettrici, Attività dei servizi connessi al trasporto terrestre. A tali settori sono stati associati i prezzi alla produzione della costruzione di strade e ferrovie e di altri mezzi di trasporto.

In pochi casi le attività economiche individuate nel DNSH sembrano più orientate ad evidenziare il tipo di servizio offerto all’utenza ad investimento concluso piuttosto che le attività necessarie alla realizzazione dello stesso. Tali casi sono stati esaminati singolarmente e l’attribuzione alle categorie economiche rivista come appropriato.

Le informazioni della guida DNSH riguardano solo le attività rilevanti per la definizione di un possibile rischio ambientale. In tale contesto non sono considerate le attività relative a servizi professionali, in quanto non rilevanti ai fini ambientali. Sono state, quindi, utilizzate le ultime Tavole Supply and Use diffuse dall’ISTAT per aggiungere ad ogni Area di intervento la quota di servizi relativa. Laddove ad ogni Area erano attribuiti diversi settori, la quota dei servizi è stata calcolata come media semplice delle quote delle varie branche.

A tutti gli investimenti sono stati associati degli indici di prezzo e la relativa dinamica ad esclusione, in via provvisoria, degli investimenti relativi a ‘Acquisto di partecipazioni’ o ‘Assunzioni di dipendenti pubblici’, per cui si sono ipotizzati prezzi costanti lungo l’orizzonte del Piano.

Avendo così calcolato i deflatori per ciascun investimento per gli anni 2021-2022, gli indici di prezzo sono stati proiettati sul periodo di previsione 2023-2026 secondo la seguente metodologia. Ad ogni scheda DNSH, in base ai codici ATECO associati, è stata attribuita la quota di beni intermedi importati desumibile dalle Tavole Supply and Use. Utilizzando l’associazione schede – investimenti descritta in precedenza, è stata attribuita agli investimenti una quota di beni importati. Allorquando tale quota è superiore alla media nazionale, la proiezione degli indici di prezzo è stata effettuata utilizzando le variazioni del deflatore delle importazioni dell’ultimo quadro macroeconomico. Laddove, al contrario, la

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quota di beni intermedi acquistata a livello domestico è prevalente, è stato utilizzato per la proiezione il deflatore degli investimenti, sottostante le previsioni del quadro macroeconomico. Ogni anno i fondi vengono rivalutati di un tasso di inflazione cumulato, in considerazione del fatto che i fondi stessi sono stati stanziati nel 2022.

Valutazioni di impatto
A seguito dell’aumento generalizzato dei prezzi, sono state approvate nel corso del 2022 una serie di misure volte a coprire i maggiori costi dei progetti contenuti nel PNRR e di altre opere pubbliche.

Al fine di verificare l’effetto combinato del rialzo inatteso dei prezzi e degli stanziamenti già deliberati per farvi fronte, si propone di seguito un esercizio stilizzato in cui, con l’ausilio del modello QUEST, si valuta l’impatto del PNRR sul PIL in tre diversi scenari: i) il primo corrisponde al PdS (scenario di riferimento), i cui dettagli sono già stati esposti nei paragrafi precedenti. Si ricorda che tale scenario si basa sull’ipotesi di realizzazione integrale di tutti i progetti del Piano, il che comporta, concettualmente, che ogni aumento inatteso dei prezzi trovi adeguata compensazione con risorse aggiuntive. ii) Il secondo scenario riporta l’impatto del PNRR nell’ipotesi in cui gli aumenti dei prezzi non vengano reintegrati (controfattuale). Tale scenario è costruito deflazionando le risorse nominali di ogni singolo progetto con gli indici di prezzo individuati attraverso la metodologia prima descritta. iii) Il terzo scenario, definito ‘controfattuale con fondi per extracosti’ riporta, infine, l’impatto del PNRR sul PIL nel caso in cui agli aumenti dei prezzi corrisponda un’allocazione aggiuntiva di risorse per i progetti del Piano pari agli stanziamenti deliberati nel 2022. Operativamente, in questo scenario le risorse vengono prima aumentate per un importo pari agli stanziamenti deliberati nel 2022 e successivamente deflazionate come nello scenario controfattuale.

I risultati dell’esercizio sono riportati nella Figura R2. La Figura riporta la deviazione del PIL imputabile al PNRR rispetto al caso di mancata realizzazione dello stesso nei diversi scenari. L’impatto sul PIL reale del PNRR è naturalmente ridimensionato nel primo controfattuale, poiché all’aumento dei prezzi non corrispondono maggiori stanziamenti.

FIGURA R2: IMPATTO SUL PIL DEL PNRR IN TRE DIVERSI SCENARI (scostamenti percentuali rispetto allo scenario base)

Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

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A titolo esemplificativo, al termine dell’orizzonte considerato, il PIL crescerebbe di 0,4 p.p. in meno che nello scenario di riferimento: il 3,0 per cento nel controfattuale contro il 3,4 per cento dello scenario di riferimento (cfr. Tavola R1). Nello scenario controfattuale con fondi per extracosti, invece, questo divario è minimo. In questo caso all’aumento dei prezzi corrispondono maggiori stanziamenti e gli impatti sul PIL nell’orizzonte del Piano sono più vicini a quanto individuato nello scenario di riferimento (3,2 percento al 2026 contro 3,4 per cento nello scenario di riferimento)[17]. In conclusione, l’analisi proposta suggerisce che i maggiori stanziamenti deliberati nel 2022 permetterebbero di raggiungere livelli di PIL non troppo distanti, lungo tutto l’orizzonte del Piano, dallo scenario di riferimento di completa realizzazione delle opere. Tuttavia, ulteriori risorse sarebbero comunque necessarie per raggiungere il pieno potenziale del Piano alla luce dell’inatteso aumento dei prezzi.

I.4	TAVOLE DI SINTESI DELL’IMPATTO MACROECONOMICO DELLE RIFORME
Si riportano di seguito le tavole contenenti informazioni sintetiche sulle valutazioni di impatto macroeconomico di alcune riforme strutturali descritte nel PNR18 . Gli ambiti di riforma considerati sono: istruzione e ricerca, politiche attive del mercato del lavoro, Pubblica Amministrazione, giustizia, concorrenza ed appalti. Queste sono solo una parte delle riforme strutturali del PNR; si tratta però delle riforme per cui è possibile individuare obiettivi quantitativi ben definiti e le ipotesi necessarie per le simulazioni sono meno arbitrarie e più robuste.
Le misure costituiscono parte integrante del PNRR presentato dal Governo italiano nel mese di aprile 202119; maggiori dettagli sulle simulazioni e sugli studi empirici menzionati nelle tavole in basso sono riportati in un recente studio sull’impatto delle riforme strutturali del PNRR20.

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17 Gli impatti nello scenario di riferimento e nel controfattuale con fondi per extracosti divergono a causa del fatto che i fondi aggiuntivi già stanziati non sono in grado di coprire integralmente gli extracosti. Diversamente, l’impatto sul PIL nel secondo controfattuale convergerebbe, per costruzione, al risultato dello scenario di riferimento.
18 Le informazioni riportate sono coerenti con le più recenti indicazioni fornite dalla Commissione Europea riguardo alla redazione dei PNR (European Commission, 2022, “Streamlined reporting and guidance on the content and format of the national reform programmes”, novembre 2022, Table 3).
19 Una prima valutazione di impatto delle riforme della pubblica amministrazione, della giustizia e delle misure rivolte a favorire la concorrenza tra le imprese è contenuta nel Capitolo 4 del PNRR. Tali valutazioni sono state successivamente aggiornate nel PNR 2022, ed integrate con ulteriori valutazioni di impatto relative alle riforme dell’istruzione e della ricerca e delle politiche attive del lavoro. Le valutazioni contenute nel presente documento (PNR 2023) aggiornano quanto pubblicato in precedenza, anche alla luce di nuovi studi empirici sulle tematiche in esame.
20 D’Andrea, S., S., D’Andrea, G., Di Bartolomeo, P., D’Imperio, G., Infantino, M., Meacci (2023), “Structural Reforms in the Italian National Recovery and Resilience Plan: A macroeconomic assessment of their potential effects”, Working Paper n. 2, 2023, Ministero dell’Economia e delle Finanze, Dipartimento del Tesoro.

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TAVOLA 5.1: ISTRUZIONE E RICERCA
Elementi metodologici
Modello e studi empirici	Indicatore sintetico (variazione)	Variabile modello di simulazione (shock esogeno)	Tempistiche shock esogeno
Modello di simulazione: QUEST-III R&D Studi empirici: Égert et al. (2022)	Abbandono scolastico (-27,000/anno)	Nr. di diplomati (+27.000/anno)	2022:T1-2027:T4
Composizione capitale umano per livello di istruzione	Nr. di laureati (+67.856)	2024:T1-2029:T4
	Nr. di ricercatori (+23.144)	2025:T1-2028:T4
Punteggio test PISA (+6,6%)	TFP (+5,9%)	2022:T1-2070:T1
Impatto macroeconomico (scostamenti percentuali rispetto allo scenario di base)
	2026	2030	Lungo Periodo
PIL	0,5	0,9	3,0
Consumi privati	0,6	1,0	3,1
Investimenti totali	-0,1	0,4	2,3
Esportazioni	0,6	1,1	3,0
Importazioni	0,5	0,9	2,9
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

TAVOLA 5.2: POLITICHE ATTIVE DEL MERCATO DEL LAVORO
Elementi metodologici
Modello e studi empirici	Indicatore sintetico (variazione)	Variabile modello di simulazione (shock esogeno)	Tempistiche shock esogeno
Modello di simulazione: QUEST-III R&D Studi empirici: Thévenon (2013)	Nr. di inattivi (-500.000)	Nr. di inattivi (-500.000)	2022:T3-2026:T4
Riduzione divario di genere	Nr. di inattive (-220.000)	2023:T1-2032:T4
	Nr. di inattive (-25.750)	2024:T1-2026:T1
Efficienza nell'incontro fra domanda e offerta di lavoro (+10%)	Efficienza nell'incontro fra domanda e offerta di lavoro (+10%)	2022:T2-2031:T4
Impatto macroeconomico (scostamenti percentuali rispetto allo scenario di base)
	2026	2030	Lungo Periodo
PIL	1,5	2,4	3,5
Consumi privati	1,5	2,3	3,3
Investimenti totali	0,9	2,1	3,4
Esportazioni	1,7	2,5	3,4
Importazioni	1,4	2,4	3,4
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

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TAVOLA 5.3: PUBBLICA AMMINISTRAZIONE
Elementi metodologici
Modello e studi empirici	Indicatore sintetico (variazione)	Variabile modello di simulazione (shock esogeno)	Tempistiche shock esogeno
Modello di simulazione: QUEST-III R&D Studi empirici: Giordano et al. (2020)	Divario rispetto alla frontiera efficiente (-1/3)	TFP (+1%)	2022:T2-2032:T1
Costi fissi di entrata e costi burocrazia per le imprese (-10%)	Costi fissi di entrata e costi burocrazia per le imprese (-10%)	2022:T2-2027:T1
Nr. di laureati (+525.000)	Nr. di laureati (+525.000)	2024:T1-2026:T4
Impatto macroeconomico (scostamenti percentuali rispetto allo scenario di base)
	2026	2030	Lungo Periodo
PIL	0,9	1,6	2,3
Consumi privati	0,9	1,5	2,3
Investimenti totali	0,4	1,3	2,2
Esportazioni	1,0	1,6	2,3
Importazioni	0,8	1,5	2,3
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

TAVOLA 5.4: GIUSTIZIA
Elementi metodologici
Modello e studi empirici	Indicatore sintetico (variazione)	Variabile modello di simulazione (shock esogeno)	Tempistiche shock esogeno
Modello di simulazione: QUEST-III R&D Studi empirici: Ciapanna et al. (2023)	Durata dei processi civili (-20%)	TFP (+0,60%)	2022:T2-2027:T1
Durata dei processi penali (-12,5%)	TFP (+0,12%)	2022:T2-2027:T1
Impatto macroeconomico (scostamenti percentuali rispetto allo scenario di base)
	2026	2030	Lungo Periodo
PIL	0,4	0,6	0,7
Consumi privati	0,4	0,5	0,7
Investimenti totali	0,4	0,6	0,7
Esportazioni	0,5	0,6	0,7
Importazioni	0,4	0,6	0,7
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D. Note: i target contenuti nel PNRR prevedono una riduzione della durata dei processi civili pari al 40% e dei processi penali pari al 25%. I valori utilizzati per le simulazioni sono basati su ipotesi più conservative.

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TAVOLA 5.5: CONCORRENZA E APPALTI
Elementi metodologici
Modello e studi empirici	Indicatore sintetico (variazione)	Variabile modello di simulazione (shock esogeno)	Tempistiche shock esogeno
Modello di simulazione: QUEST-III R&D Studi empirici: Canton and Thum-Thysen (2015) Belhocine and Jirasavetakul (2020)	Indice PMR settore trasporti (-8%)	Markup sui prezzi (-0.11%)	2023:T1-2027:T4
Single Market Scoreboard (+2 punti)	Investimenti pubblici/PIL (+0,08%)	2022:T2-2027:T1
Impatto macroeconomico (scostamenti percentuali rispetto allo scenario di base)
	2026	2030	Lungo Periodo
PIL	0,1	0,2	0,6
Consumi privati	0,1	0,2	0,6
Investimenti totali	0,4	0,6	1,0
Esportazioni	0,1	0,2	0,6
Importazioni	0,1	0,2	0,6
Fonte: Elaborazione MEF-DT, modello QUEST-III R&D.

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Appendix 2

Documento di Economia e Finanza

2023
Minstero dell’Economica e delle Finanze	Appendice 2 al Programma Nazionale di Riforma - Tavole di approfondimento previste dalle Linee Guida della Commissione Europea

Documento di Economia e Finanza

2023

Appendice 2 al Programma Nazionale di Riforma 2023

Tavole di approfondimento previste dalle Linee Guida della Commissione Europea

Presentato dal Presidente del Consiglio dei Ministri

Giorgia Meloni

e dal Ministro dell'Economia e delle Finanze

Giancarlo Giorgetti

Minstero dell’Economica e delle Finanze	Deliberato dal Consiglio dei Ministri l’11 aprile 2023

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 1: LE RIFORME SUDDIVISE PER CSR1
CSR.2022.1
CSR 1.1: Assicurare nel 2023, una politica di bilancio prudente, in particolare limitando la crescita della spesa corrente primaria finanziata a livello nazionale al di sotto della crescita del prodotto potenziale a medio termine, tenendo conto del continuo sostegno temporaneo e mirato alle famiglie e alle imprese più vulnerabili agli aumenti dei prezzi dell'energia e alle persone in fuga dall'Ucraina. Essere pronti ad adeguare la spesa corrente alla situazione in evoluzione.

Misure
Misura 1
TIPO DI MISURA: Implementato

Ai fini dell’imposta sul reddito delle persone fisiche (IRPEF), la legge di bilancio per il 2023 prevede la detrazione dall’imposta lorda del 50 per cento dell'importo corrisposto per il pagamento dell’IVA in relazione all'acquisto, effettuato entro il 31 dicembre 2023, di unità immobiliari a destinazione residenziale, di classe energetica A o B.

Misura 2
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 sostituisce la Carta elettronica legata al bonus culturale per i giovani (cd. “18app”) con due nuovi strumenti che possono essere combinati: la “Carta della cultura giovani”, per gli studenti con difficoltà finanziarie e la “Carta del merito” per studenti particolarmente meritevoli.

Misura 3
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 introduce disposizioni volte a semplificare le procedure di pagamento dei crediti maturati in conseguenza del caro materiali, e a disciplinare un nuovo meccanismo di compensazione a favore delle stazioni appaltanti, che, in conseguenza dell’obbligatorietà delle clausole di revisione prezzi, sono costrette al pagamento di somme maggiorate di un importo superiore al 10 per cento del valore contrattuale. Prevista l'adozione di prezzari aggiornati.

Misura 4
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 prevede una perequazione automatica dei trattamenti pensionistici più restrittiva rispetto a quella della disciplina a regime per i casi in cui il complesso dei trattamenti pensionistici di un soggetto sia superiore a quattro volte il trattamento minimo del regime generale INPS. Previsto inoltre, per le mensilità degli anni 2023 e 2024 un incremento transitorio nel caso in cui il complesso dei trattamenti pensionistici di un soggetto sia pari o inferiore al trattamento minimo del regime generale INPS. Tale incremento è pari a 1,5 punti percentuali per il 2023 e a 2,7 punti per il 2024.

Misura 5
TIPO DI MISURA: Implementato

Dal 1º dicembre 2022 al 30 giugno 2023 viene applicato un massimale ai ricavi di mercato ottenuti dalla produzione e vendita di energia elettrica, attraverso un meccanismo di compensazione.

Misura 6
TIPO DI MISURA: Implementato

Stanziate risorse per la concessione di un credito d’imposta agli esercenti per la trasmissione della fattura elettronica all'Agenzia delle Entrate. Il contributo è pari al 100 per cento del costo sostenuto, fino a 50 euro per ogni registratore telematico acquistato.

Misura 7
TIPO DI MISURA: Implementato

Per il settore gas, si estende l'applicazione dell'IVA agevolata al 5 per cento è stata anche alla fornitura di energia termica prodotta con gas metano utilizzato per la combustione per usi civili e industriali registrati nelle fatture emesse per il consumo stimato o effettivo di ottobre, novembre e dicembre 2022. La legge di bilancio per il 2023 proroga tale misura anche per i consumi stimati o effettivi relativi al periodo dal 1° gennaio 2023 al 31 marzo 2023. La legge di bilancio per il 2023 riduce l'aliquota IVA dal 22 per cento al 5 per cento per le forniture di servizi di teleriscaldamento, contabilizzate nelle fatture emesse per i consumi stimati o effettivi dei mesi di gennaio, febbraio e marzo dell’anno 2023.

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1 Fonte: MEF – Database CeSar. Per la tabella sono state inserite le misure fino al 15 febbraio 2023.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	5

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Misura 8
TIPO DI MISURA: Implementato

Fino al 30 aprile 2023, l'impresa fornitrice di energia elettrica e gas naturale non può modificare unilateralmente le condizioni generali relative alla fissazione dei prezzi. Si estende dal 30 settembre al 31 dicembre 2022, inoltre, il termine di efficacia delle disposizioni relative all'obbligo di notifica al MISE e al MAECI delle operazioni di esportazione, dal territorio nazionale fuori dall'Unione europea, delle “materie prime critiche” e dei rottami ferrosi anche non originari dell'Italia.

Misura 9
TIPO DI MISURA: Implementato

Per il 2022 si prevede che i beni ceduti e i servizi prestati al lavoratore dipendente e le somme erogate o rimborsate dal datore di lavoro per il pagamento delle utenze domestiche del servizio idrico integrato, dell'energia elettrica e del gas naturale siano esclusi dal reddito imponibile ai fini dell'IRPEF entro il limite complessivo di 600 euro.

Misura 10
TIPO DI MISURA: Implementato

Nel settore del gas naturale dal 1º gennaio 2023 i fornitori e gli esercenti il servizio di fornitura di ultima istanza siano tenuti a offrire ai clienti vulnerabili la fornitura di gas naturale a un prezzo che rifletta il costo effettivo di approvvigionamento nel mercato all'ingrosso, i costi efficienti del servizio di commercializzazione e le condizioni contrattuali e di qualità del servizio, così come definiti dall'ARERA.

Misura 11
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 introduce per il periodo d'imposta fino al 31 dicembre 2023 e per i quattro periodi d'imposta successivi, la deducibilità delle quote di ammortamento relative ai costi degli immobili funzionali all'attività imprenditoriale per le imprese operanti nel settore del commercio al dettaglio.

Misura 12
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce un fondo per il turismo sostenibile per attenua il sovraffollamento turistico, per creare percorsi turistici innovativi e sostenibili e destagionalizzare alcune mete. il Fondo inoltre dovrà fornire supporto alle strutture ricettive e alle imprese turistiche nelle attività utili al conseguimento di certificazioni di sostenibilità.

Misura 13
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce un Fondo, per le imprese esercenti attività di risalita a fune e innevamento, con l'obiettivo di realizzare interventi di ammodernamento e manutenzione. Tale misura mira altresì ad incentivare l'offerta turistica delle località montane.

Misura 14
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 introduce un Fondo per la sperimentazione del reddito alimentare per finanziare, nelle città metropolitane, la sperimentazione del reddito alimentare, ovvero l’erogazione, a soggetti in condizioni di povertà assoluta, di pacchi alimentari realizzati con l’invenduto della distribuzione alimentare.

Misura 15
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 introduce un Fondo con una dotazione di 500 milioni di euro per il 2023, per sostenere l'acquisto di beni alimentari di prima necessità dei soggetti con un ISEE non superiore a 15.000 euro.

Misura 16
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce il Fondo per l’innovazione in agricoltura, con una dotazione di 75 milioni di euro per ciascuno degli anni 2023, 2024 e 2025, al fine di sostenere lo sviluppo di progetti di innovazione nei settori dell’agricoltura, pesca e acquacoltura.

Misura 17
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce il Fondo per il potenziamento delle politiche industriali di sostegno alle filiere produttive del Made in Italy, dotandolo di 5 milioni di euro per l’anno 2023 e di 95 milioni per il 2024 per sostenere lo sviluppo e modernizzazione dei processi produttivi e accrescere l’eccellenza qualitativa del Made in Italy.

Misura 18
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce il Fondo per la sovranità alimentare, con una dotazione di 25 milioni di euro per ciascuno degli anni 2023, 2024, 2025 e 2026 allo scopo di rafforzare il sistema agricolo e agroalimentare nazionale.

6	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 19
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 incrementa le risorse del Fondo per l’avvio delle opere indifferibili per fronteggiare gli aumenti eccezionali dei prezzi dei materiali da costruzione, nonché dei carburanti e dei prodotti energetici, in relazione alle procedure di affidamento delle opere pubbliche avviate dal 1° gennaio 2023 al 31 dicembre 2023.

Misura 20
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 incrementa di 1 miliardo di euro le risorse stanziate per la contrattazione collettiva nazionale per il triennio 2022-2024 e per i miglioramenti economici dei pubblici impiegati. Tali risorse sono destinate all’erogazione, per il 2023, di un emolumento accessorio una tantum, da corrispondersi per tredici mensilità nella misura dell'1,5 per cento dello stipendio, con effetti ai soli fini del trattamento di quiescenza.

Misura 21
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce un Fondo destinato a favorire il miglioramento della competitività dei lavoratori del comparto del turismo, facilitando altresì l'inserimento di alti professionisti del settore nel mercato del lavoro. Inoltre, è istituito il fondo piccoli comuni per finanziare progetti di valorizzazione dei comuni a vocazione turistica con meno di 5.000 abitanti, al fine di incentivare interventi innovativi di accessibilità, mobilità, rigenerazione urbana e sostenibilità ambientale.

Misura 22
TIPO DI MISURA: Adottato

È stato istituito un fondo per finanziare i contributi alle istituzioni del terzo settore e agli enti religiosi civilmente riconosciuti che gestiscono servizi sociali e sanitari per le persone con disabilità nella gestione residenziale e semi-residenziale.

Osservazioni
Situazione attuale

CSR 1.2: Aumentare gli investimenti pubblici per la transizione verde e digitale e per la sicurezza energetica, anche avvalendosi del dispositivo per la ripresa e la resilienza, del piano REPowerEU e di altri fondi dell'UE.

Misure
Misura 1
TIPO DI MISURA: Implementato

Per ridurre i consumi di energia elettrica nelle ore di picco, è istituito un servizio di riduzione dei consumi di energia elettrica, affidato da Terna S.p.A. su base concorsuale, mediante procedura aperta a tutti i clienti o gruppi di clienti per selezionare i soggetti che assumono l’impegno di ridurre i consumi elettrici fino al 31 marzo 2023.

Misura 2
TIPO DI MISURA: Implementato

Prorogato dal 31 dicembre 2022 al 31 dicembre 2023 il termine entro cui devono entrare in esercizio gli impianti di produzione di biocarburanti avanzati diversi dal biometano al fine di poter accedere agli incentivi.

Misura 3
TIPO DI MISURA: Adottato

Istituito un Fondo per lo sviluppo delle ciclovie urbane intermodali per interventi per la realizzazione nel territorio urbano di nuove ciclovie e di infrastrutture di supporto in connessione a reti di trasporto pubblico locale e ferroviario, effettuati da parte dei comuni, delle città metropolitane e delle unioni di comuni.

Misura 4
TIPO DI MISURA: Adottato

Istituito un fondo con una dotazione di 40 milioni di euro per il 2022 per gli esercenti servizi di trasporto pubblico locale e regionale di passeggeri su strada, lacuale, marittimo e ferroviario, per il maggior costo sostenuto nel secondo quadrimestre 2022 per l'acquisto del carburante. Per lo stesso motivo stanziati 15 milioni di euro per il 2022, per gli esercenti servizi di trasporto di persone su strada. Stanziati 15 milioni di euro per l'anno 2022 a favore di RFI per proseguire, dal 1° aprile 2022 al 31 dicembre 2022, la riduzione del canone per l'utilizzo dell'infrastruttura ferroviaria, per i servizi ferroviari merci.

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Misura 5
TIPO DI MISURA: Adottato

Introdotta la possibilità di istituire aree di interesse strategico nazionale per la realizzazione di piani o programmi di investimento pubblico o privato per un importo non inferiore a 400 milioni di euro. L'attuazione di tali piani o programmi potrà beneficiare di procedure semplificate e accelerate. Il decreto-legge “Aiuti ter” incrementa le risorse del fondo per 100 milioni.

Osservazioni
Situazione attuale

CSR 1.3: Perseguire, per il periodo successivo al 2023, una politica di bilancio volta a conseguire posizioni di bilancio a medio termine prudenti e ad assicurare una riduzione credibile e graduale del debito e la sostenibilità di bilancio a medio termine attraverso il progressivo risanamento, investimenti e riforme.

Misure
Misura 1
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 incrementa le risorse del fondo di solidarietà comunale di 50 milioni per il 2023. Inoltre incrementa i contributi a favore degli enti locali per le spese di progettazione definitiva ed esecutiva, relativa ad interventi di messa in sicurezza del territorio a rischio idrogeologico, di messa in sicurezza ed efficientamento energetico delle scuole, degli edifici pubblici e del patrimonio comunale, nonché per investimenti di messa in sicurezza delle strade. Inoltre, rende strutturale il contributo di 110 milioni di euro già riconosciuto ai comuni per il ristoro del gettito tributario non più acquisibile a seguito dell’introduzione della Tariffa per i servizi indivisibili (TASI).

Misura 2
TIPO DI MISURA: Implementato

Disposizioni varie in materia di riparto tra le regioni del finanziamento del Servizio sanitario nazionale. Al fine della determinazione del fabbisogno sanitario standard delle singole regioni, si estende al 2022 il principio per il quale si assumono come regioni di riferimento tutte e cinque le regioni migliori (individuate in base a criteri di qualità dei servizi erogati, appropriatezza ed efficienza e al principio dell'equilibrio economico). Estesa inoltre al 2022 la disposizione in base alla quale una quota pari al 15 per cento del finanziamento in oggetto è ripartita sulla base della popolazione regionale residente, e la restante quota, pari all'85 per cento, viene usata per l'applicazione del criterio di riparto basato sul fabbisogno sanitario standard regionale.

Misura 3
TIPO DI MISURA: Implementato

Per le Regioni colpite dal terremoto del 2016 la sospensione del rimborso degli anticipi in contanti ottenuti dalle Regioni per il pagamento dei debiti scaduti dell'OP è stata prorogata al 2023. Inoltre, sono stati finanziati vari interventi per completare la ricostruzione pubblica e privata delle aree colpite dal terremoto del 20 e 29 maggio 2012, per una spesa complessiva di 94,9 milioni, per il periodo 2022-2024.

Misura 4
TIPO DI MISURA: Adottato

Per l'anno 2022 sono stati stanziati 400 milioni di euro per garantire la continuità dei servizi forniti dagli enti locali, per compensare l'aumento delle spese per l'elettricità e il gas derivanti dalla crisi energetica. La legge di bilancio per il 2023 stanzia ulteriori risorse in favore degli enti locali per fronteggiare le maggiori spese derivanti dagli aumenti dei prezzi di gas ed energia.

Osservazioni
Situazione attuale

CSR 1.4: Adottare e attuare adeguatamente la legge delega sulla riforma fiscale per ridurre ulteriormente le imposte sul lavoro e aumentare l'efficienza del sistema, in particolare mediante una revisione delle aliquote d'imposta marginali effettive, l'allineamento dei valori catastali ai valori di mercato correnti, la razionalizzazione e la riduzione delle spese fiscali, anche per l'IVA, e delle sovvenzioni dannose per l'ambiente, assicurando comunque equità, e la riduzione della complessità del codice tributario.

8	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misure
Misura 1
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 proroga al 31 ottobre 2023 il temine entro il quale le imprese che hanno indebitamente utilizzato in compensazione il credito d'imposta per R&S e che intendono procedere al riversamento spontaneo dei relativi importi, senza l'applicazione di sanzioni e interessi, sono tenute ad inviare all'Agenzia delle entrate un'apposita richiesta.

Misura 2
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 definisce con modalità agevolate le somme dovute a seguito del controllo automatizzato (cd. avvisi bonari), relative ai periodi d’imposta in corso al 31 dicembre 2019, al 31 dicembre 2020 e al 31 dicembre 2021, per le quali il termine di pagamento non sia ancora scaduto.

Misura 3	TIPO DI MISURA: Implementato La legge di bilancio per il 2023 introduce l'obbligo di trasmettere all'Agenzia delle Entrate i dati relativi ai fornitori e alle transazioni su piattaforme digitali.
Misura 4
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 prevede lo stralcio al 31 gennaio 2023 dei debiti fino a mille euro risultanti dai singoli carichi affidati agli agenti della riscossione dal 1° gennaio 2000 al 31 dicembre 2015. Si prevede inoltre per il debitore la facoltà di fruire di una nuova forma di definizione agevolata dei debiti contenuti nei carichi affidati agli agenti della riscossione dal 1° gennaio 2000 al 30 giugno 2022. Infine sono rimodulati i termini per la comunicazione di inesigibilità relative alle quote affidate agli agenti della riscossione.

Misura 5
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 modifica il Testo Unico delle imposte sui redditi introducendo una disciplina tributaria unitaria del fenomeno delle cripto-attività, che per loro natura sono detenuti in portafogli digitali (wallet) e non necessitano di intermediari finanziari tradizionali.

Misura 5
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 modifica il Testo Unico delle imposte sui redditi introducendo una disciplina tributaria unitaria del fenomeno delle cripto-attività, che per loro natura sono detenuti in portafogli digitali (wallet) e non necessitano di intermediari finanziari tradizionali.

Misura 6
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 prevede la rivalutazione del valore delle partecipazioni non negoziate e dei terreni, per i beni posseduti al 1° gennaio 2023. Prevede inoltre la possibilità di rideterminare anche il valore di acquisto delle partecipazioni negoziate in mercati regolamentati o in sistemi multilaterali di negoziazione.

Misura 7
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 qualifica come redditi prodotti nel territorio dello Stato e, quindi,
ivi  imponibili,  le plusvalenze che un soggetto non  residente ottiene dall’alienazione di partecipazioni  in  società fiscalmente  residenti  all’estero,  il  cui valore è  rappresentato, direttamente o indirettamente, per più del 50 per cento da beni immobili situati nel territorio italiano.

Misura 8
TIPO DI MISURA: Implementato

Proroga per il 2023 dell’esenzione ai fini Irpef dei redditi dominicali e agrari relativi ai terreni dichiarati da coltivatori diretti e imprenditori agricoli professionali (IAP).

Misura 9	TIPO DI MISURA: Implementato La legge di bilancio per il 2023 ha ridotto l'aliquota IVA su tutti i prodotti per bambini e per la protezione dell'igiene intima femminile al 5 per cento.
Misura 10
TIPO DI MISURA: Implementato

Si differisce al  1° gennaio 2024 la decorrenza dell’efficacia delle disposizioni inerenti, rispettivamente, all’imposta sul consumo dei manufatti con singolo impiego (cd. plastic tax) e all’imposta sul consumo delle bevande analcoliche (cd. sugar tax) previste dalla legge di bilancio per il 2020.

Misura 11
TIPO DI MISURA: Implementato

Riduzione dell'imposta sostitutiva (sostituendo l'IRPEF e delle imposte regionali e comunali) dal 10 al 5 per cento sui premi di risultato di ammontare variabile e sulle somme erogate sotto forma di partecipazione agli utili dell'impresa, entro un limite di importo complessivo annuo di 3.000 euro per lavoratori dipendenti con un reddito non superiore a 80.000 euro.

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Misura 12
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 prevede che le somme destinate ai lavoratori a titolo di liberalità costituiscano redditi da lavoro dipendente e, salvo espressa rinuncia scritta del prestatore di lavoro, siano soggette a una imposta sostitutiva dell’imposta sul reddito delle persone fisiche e delle addizionali regionali e comunali pari al 5 per cento, entro il limite del 25 per cento del reddito percepito dal medesimo prestatore per le relative prestazioni di lavoro.

Misura 13
TIPO DI MISURA: Implementato

Per il solo 2023, ai lavoratori autonomi con redditi fino a 40 mila euro che non aderiscono al regime forfettario, si applica una tassa (flat tax) del 15 per cento sulle variazioni di reddito (superiori al 5 per cento) calcolate come differenza tra il maggior reddito prodotto nell'anno 2023 rispetto al più elevato dei redditi dichiarato nel triennio precedente.

Misura 14
TIPO DI MISURA: Implementato

Dal 2023 la legge di bilancio prevede l'innalzamento da 65.000 euro a 85.000 euro del limite di ricavi o compensi che consente di applicare un’imposta forfettaria del 15 per cento, che costituisce uno dei requisiti di accesso e permanenza nel regime forfetario per i contribuenti esercenti attività d'impresa, arti o professioni. Tale agevolazione non si applica per coloro che avranno maturato compensi o ricavi superiori ai 100 mila euro.

Misura 15	TIPO DI MISURA: Implementato La legge di bilancio prevede per il 2023 un diverso sistema di tassazione sui tabacchi lavorati e di imposta di consumo sui prodotti succedanei dei prodotti da fumo.
Misura 16
TIPO DI MISURA: Implementato

Potenziamento dell'amministrazione finanziaria al fine di evitare l’utilizzo di nuove partite IVA, da  parte di soggetti  che presentano profili di  rischio, soprattutto con  riferimento alla realizzazione di frodi fiscali. La legge di bilancio per il 2023 inoltre prevede misure di contrasto alle frodi IVA nel settore delle vendite online di determinati beni presenti nel territorio dello Stato, quali telefoni cellulari, console da gioco, tablet PC, laptop, e individua soluzioni che possono concretamente agevolare la definizione dei rapporti tra i contribuenti e l’Amministrazione finanziaria, con particolare riferimento alle somme dovute in esito al controllo automatizzato delle dichiarazioni fiscali, riducendo gli oneri a carico dei contribuenti ed estendendo l’ampiezza dei piani di rateazione.

Misura 17
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 prevede la possibilità di sanare le irregolarità, le infrazioni e le inosservanze di obblighi o adempimenti, di natura formale, commesse fino al 31 ottobre 2022, mediante la loro rimozione e il versamento di una somma pari a 200 euro per ciascun periodo d'imposta cui si riferiscono le violazioni, eseguito in due rate di pari importo.

Misura 18
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 introduce una serie di disposizioni per la risoluzione delle controversie fiscali e la regolarizzazione dei pagamenti omessi attraverso la mediazione o la conciliazione giudiziale.

Misura 19
TIPO DI MISURA: Adottato

Per un'adeguata riorganizzazione del settore delle reti di raccolta dei giochi pubblici, che assicura altresì la tutela della salute pubblica, sono prorogate a titolo oneroso fino al 31 dicembre 2023 le concessioni per la raccolta a distanza dei giochi pubblici.

Misura 20
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 prevede l'esclusione degli utili e delle riserve di utile non ancora distribuiti dalla formazione del reddito del soggetto partecipante residente o localizzato nel territorio dello Stato a condizione che si eserciti l’opzione.

Osservazioni
Situazione attuale

10	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

CSR.2022.2
CSR 2.1: Procedere con l'attuazione del piano per la ripresa e la resilienza, in linea con i traguardi e gli obiettivi indicati nella decisione di esecuzione del Consiglio del 13 luglio 2021.

Misure
Misura 1	TIPO DI MISURA: Implementato In attuazione del PNRR vengono adottate una serie di disposizioni in materia di processo civile e di tirocinio dei magistrati ordinari.
Misura 2
TIPO DI MISURA: Implementato

Per  l'attuazione  del  PNRR  e  dei  connessi  adempimenti  in  tema  di  monitoraggio, rendicontazione e controllo degli investimenti facenti capo al MUR, la legge di bilancio per il 2023, stanzia risorse per finanziare l'assistenza informatica.

Misura 3
TIPO DI MISURA: Implementato

In coerenza con il PNRR si dispone dal 2023 la fiscalizzazione degli oneri generali di sistema afferenti al nucleare. Tali oneri non sono dunque più assoggettati all’obbligo di riscossione da parte dei fornitori di energia elettrica.

Osservazioni
Situazione attuale

CSR 2.2: Concludere rapidamente i negoziati con la Commissione sui documenti di programmazione della politica di coesione per il periodo 2021-2027 al fine di avviare l'attuazione dei programmi.
Misure
Osservazioni
Situazione attuale
CSR.2022.3
CSR 3.1: Ridurre la dipendenza dai combustibili fossili e diversificare l'importazione di energia.

Misure
Misura 1
TIPO DI MISURA: Implementato

Per contribuire al rafforzamento della sicurezza degli approvvigionamenti di gas naturale previsto un finanziamento a copertura delle spese sostenute dal GSE (Gestore dei servizi energetici). Prorogato inoltre dal 31 dicembre 2022 al 31 marzo 2023 il termine entro il quale il GSE potrà cedere a prezzi calmierati il gas naturale. Per incrementare la produzione di gas naturale previsto l’aumento delle quantità estratte da coltivazioni esistenti in zone di mare e l’autorizzazione di nuove concessioni tra le 9 e le 12 miglia.

Misura 2
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 istituisce il “Fondo per il contrasto al consumo di suolo” al fine di consentire la programmazione ed il finanziamento di interventi per la rinaturalizzazione di suoli degradati o in via di degrado in ambito urbano e periferico.

Misura 3
TIPO DI MISURA: Adottato

La legge di bilancio per il 2023 proroga per gli anni 2023 e 2024, il credito d'imposta, nella misura del 36 per cento delle spese sostenute ed entro il limite di 20.000 euro per ciascun beneficiario, per l'acquisto di materiali riciclati. Il credito d’imposta era stato già previsto dalla legge di bilancio per il 2019 (co. 1-2-3).

Osservazioni
Situazione attuale

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DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

CSR 3.2: Superare le strozzature per accrescere la capacità di trasporto interno del gas.
Misure
Misura 1
TIPO DI MISURA: Implementato

Previste delle forme di semplificazione amministrativa in relazione alle istanze di autorizzazione per le opere finalizzate all'incremento della capacità di rigassificazione nazionale.

Osservazioni
Situazione attuale

CSR 3.3: Sviluppare interconnessioni delle reti di energia elettrica.
Misure
Misura 1
TIPO DI MISURA: Implementato

Stanziato un limite massimo di 180€/MWh ai ricavi di mercato dei produttori o dei loro intermediari, ottenuti dalla produzione e della vendita di energia elettrica da diverse fonti. Per questo motivo si prevede l’applicazione di un meccanismo di compensazione a una via, in base al quale il Gestore dei servizi energetici calcola, relativamente all’energia immessa in rete dagli impianti interessati, la differenza tra il tetto ai ricavi prestabilito e il prezzo di mercato.

Osservazioni
Situazione attuale

CSR 3.4: Accelerare il dispiegamento di capacità supplementari in materia di energie rinnovabili.
Misure
Osservazioni
Situazione attuale

CSR 3.5: Adottare misure per aumentare l'efficienza energetica e promuovere la mobilità sostenibile.
Misure
Osservazioni
Situazione attuale

CSR 3.6: Promuovere la mobilità sostenibile.
Misure
Osservazioni
Situazione attuale

CSR.2021.1
CSR 1.1: Utilizzare nel 2022, le risorse del Fondo per la ripresa e la resilienza per finanziare investimenti aggiuntivi a sostegno della ripresa, perseguendo nel contempo una politica fiscale prudente. Preservare gli investimenti finanziati a livello nazionale. Limitare la crescita delle spese correnti finanziate a livello nazionale.

12	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misure
Misura 1
TIPO DI MISURA: Implementato

La rete permanente di attuazione del PNRR è rafforzata e incaricata di supervisionare l'attuazione del PNRR. Il governo invierà al Parlamento relazioni periodiche sull'attuazione del PNRR. Inoltre, sono state introdotte alcune modifiche normative per facilitare l'attuazione del PNRR.

Misura 2
TIPO DI MISURA: Implementato

Alla Presidenza del Consiglio vengono assegnati poteri sostitutivi nei confronti delle Regioni e degli enti locali che non adempiono agli obblighi connessi all'attuazione del PNRR in caso di rischio di non raggiungere gli obiettivi finali e intermedi del PNRR.

Misura 3	TIPO DI MISURA: Implementato L'attuazione dei progetti contenuti nel PNRR sarà rafforzata da incarichi di supervisione. Il governo invierà al Parlamento relazioni periodiche sull'attuazione del PNRR.
Misura 4	TIPO DI MISURA: Implementato Modifiche e integrazioni alla disciplina della Commissione PNRR-PNIEC per attuare una migliore e più rapida attuazione dei progetti contenuti nel piano.
Misura 5
TIPO DI MISURA: Implementato

Misure per migliorare i servizi di trasporto e facilitare gli investimenti nelle infrastrutture. In particolare, sono state introdotte misure per favorire gli investimenti nella sicurezza delle infrastrutture ferroviarie (accelerazione dell'attuazione del piano nazionale di implementazione del sistema europeo di gestione del traffico ferroviario - European Rail Traffic Management System (ERTMS) e delle dighe. Viene ridefinita la procedura da seguire per indirizzare le risorse finanziarie (4,6 miliardi di euro) verso la riduzione delle disuguaglianze territoriali in termini di allocazione delle infrastrutture.

Osservazioni
Situazione attuale

CSR 1.2: Quando le condizioni economiche lo consentono, perseguire una politica di bilancio volta a conseguire posizioni di bilancio prudenti a medio termine e a garantire la sostenibilità di bilancio a medio termine.

Misure
Misura 1
TIPO DI MISURA: Implementato

Il regime “Opzione Donna” è stato esteso al 2022 per le donne con un'anzianità di almeno 35 anni di contribuzione e di almeno 58 anni di età (59 per le lavoratrici autonome). La legge di bilancio per il 2023 estende la possibilità di accesso all'Opzione Donna alle donne che hanno almeno 35 anni di contributi prima del 31 dicembre 2022, un'età minima di 60 anni (ridotta di un anno per ogni bambino e fino ad un massimo di due anni) e soddisfano requisiti particolari. Nel caso di lavoratori licenziati o dipendenti di imprese per le quali è attivo un tavolo negoziale per la gestione della crisi aziendale, il requisito di età è ridotto a 58 anni.

Misura 2
TIPO DI MISURA: Implementato

Modifica della disciplina dell'APE sociale. In particolare, si proroga l'applicazione sperimentale dell'istituto a tutto il 2022 e si riduce da 36 a 32 anni il requisito dell'anzianità contributiva per l'accesso all'istituto per gli operai edili e per i ceramisti e conduttori di impianti per la formatura di articoli in ceramica e terracotta. La legge di bilancio per il 2023 proroga l'APE sociale per tutto il 2023.

Misura 3
TIPO DI MISURA: Implementato

Prevista l'introduzione del trattamento di pensione anticipata per i soggetti che nel corso del 2022 raggiungano i requisiti di età anagrafica pari a 64 anni e di anzianità contributiva pari a 38 anni (cd. Quota 102); La legge di bilancio per il 2023 introduce in via sperimentale per il 2023, un trattamento pensionistico anticipato, al raggiungimento di un'età anagrafica di almeno 62 anni e di un'anzianità contributiva di almeno 41 anni (cd. Quota 103).

Misura 4
TIPO DI MISURA: Implementato

La legge di bilancio per il 2023 incrementa il Fondo pensioni lavoratori dello spettacolo, per permettere il finanziamento dell’indennità di discontinuità ai  lavoratori del settore dello spettacolo anche per il 2023.

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Misura 5
TIPO DI MISURA: Implementato

Per quanto riguarda la dichiarazione dei redditi precompilata, il controllo formale sui dati forniti da terzi è effettuato solo in caso di modifica degli importi inseriti dall'Amministrazione tributaria. Io provvedo, tra l'altro, a: i) modifiche al calendario fiscale, anche innalzando gli importi soglia che consentono l'uso di modalità di pagamento preferenziali dell'imposta di bollo su fattura elettronica;  II)  eliminazione  del  controllo formale sui  dati  della  dichiarazione dei  redditi precompilata in caso di presentazione senza modifica da parte della CAF o del professionista; anche in caso di cambiamenti, il controllo non riguarda i costi sanitari non modificati.

Misura 6	TIPO DI MISURA: Implementato Il termine per l'adozione del meccanismo di fatturazione elettronica da parte dei rivenditori è stato posticipato al 1º gennaio 2023.
Misura 7
TIPO DI MISURA: Implementato

Norme volte a facilitare da parte dei contribuenti il pagamento delle imposte in sospeso o il rimborso di benefici indebiti ottenuti in seguito alle agevolazioni previste per la pandemia da Covid-19. Estese inoltre le concessioni delle società partecipate.

Misura 8
TIPO DI MISURA: Adottato

Istituito un Fondo destinato a favorire l'uscita anticipata dal lavoro, su base convenzionale, dei lavoratori dipendenti di piccole e medie imprese in crisi, che abbiano raggiunto un'età anagrafica di almeno 62 anni.

Osservazioni
Situazione attuale

CSR 3.3: Allo stesso tempo, aumentare gli investimenti per incrementare il potenziale di crescita. Prestare particolare attenzione alla composizione delle finanze pubbliche, sia dal lato delle entrate e delle spese di bilancio, che della qualità delle misure di bilancio, al fine di garantire una ripresa sostenibile e inclusiva. Dare priorità agli investimenti sostenibili e a favore della crescita, in particolare sostenendo la transizione verde e digitale.

Misure
Misura 1
TIPO DI MISURA: Implementato

Per contribuire al raggiungimento degli obiettivi fissati negli accordi internazionali di protezione del clima e dell'ambiente concordati dall'Italia, è istituito un Fondo con risorse per 840 milioni per ciascuno degli anni 2022-2026 e 40 milioni a partire dal 2027. Il Fondo dovrà finanziare interventi per enti pubblici e privati. La gestione del Fondo è attribuita a CDP, mentre la governance è deferita a una Cabina di Regia.

Misura 2
TIPO DI MISURA: Implementato

Il Fondo per la transizione industriale è istituito con un bilancio di 150 milioni di euro a partire dal 2022, al fine di facilitare l'adeguamento del sistema produttivo nazionale alle politiche europee in materia di cambiamento climatico concedendo incentivi alle imprese, in particolare a quelle operanti in settori ad alta intensità energetica, per effettuare investimenti per l'efficienza energetica e il riutilizzo per usi produttivi di materie prime e materiali riciclati.

Misura 3
TIPO DI MISURA: Implementato

Per il finanziamento del contratto di programma ANAS 2021-2025 - assegnazione di risorse pubbliche per la realizzazione di interventi infrastrutturali - la spesa totale di 4,55 miliardi di euro è autorizzata come segue: 100 milioni per ciascuno degli anni 2022 e 2023, 250 milioni per 2025, 300 milioni per ciascuno degli anni 2026-2028 e 400 milioni per ciascuno degli anni 2029-2036.

Misura 4
TIPO DI MISURA: Implementato

Finanziato il contratto di programma tra il Ministero delle Infrastrutture e il gestore della rete RFI e sono state autorizzate le seguenti spese per i prossimi 15 anni: i) parte degli investimenti 2022-2026: 250 milioni per il 2025; 300 milioni per il 2026; 500 milioni per ciascuno degli anni 2027-2032; 550 milioni per ciascuno degli anni 2023-2036; ii) Parte dei servizi 20222027: 500 milioni per il 2022; 1 miliardo per ciascuno degli anni 2023-2026; 600 milioni per il 2027.

14	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 5
TIPO DI MISURA: Implementato

Prevista una procedura accelerata per l'approvazione - a seguito del parere favorevole espresso dal Comitato interministeriale per la pianificazione economica e lo sviluppo sostenibile (CIPESS) - del contratto di programma aggiornato 2017-2021 (parte di investimento) tra il Ministero delle Infrastrutture e della Mobilità e la Rete Ferroviaria Italiana Spa. Le dotazioni previste sono da considerarsi immediatamente disponibili per Rete Ferroviaria Italiana S.p.A.

Misura 6
TIPO DI MISURA: Implementato

Adottato un programma di accelerazione sul fronte delle sorgenti rinnovabili, in particolare per il fotovoltaico, con un intervento di semplificazione per l’installazione sui tetti di edifici pubblici e privati e in aree agricole e industriali. Previsto un meccanismo di compensazione a due vie sul prezzo dell’energia elettrica immessa in rete da: i) impianti fotovoltaici di potenza superiore a 20 kW che beneficiano di premi fissi derivanti dal meccanismo del Conto Energia, non dipendenti dai prezzi di mercato; ii) misure per l'installazione di impianti di potenza superiore a 20 kW alimentati da fonte solare, idroelettrica, geotermoelettrica ed eolica che non accedono a meccanismi di incentivazione, in funzione prima del 1° gennaio 2010.

Misura 7
TIPO DI MISURA: Implementato

Al fine di ridurre sussidi ambientalmente dannosi: viene soppresso il regime agevolato per i carburanti utilizzati nel trasporto ferroviario di persone e merci, che gode di una aliquota pari al 30 per cento di quella ordinaria, nonché l’esenzione dall’accisa sui prodotti energetici impiegati per la produzione di magnesio da acqua di mare; eliminata la riduzione delle accise sui prodotti energetici prevista per le navi che fanno esclusivamente movimentazione dentro il porto e manovre strumentali al trasbordo merci all'interno del porto; si esclude l’impiego delle risorse del Fondo per la crescita sostenibile per i progetti di ricerca, sviluppo e innovazione nei settori del petrolio, del carbone e del gas naturale.

Misura 8
TIPO DI MISURA: Implementato

Si veda la CSR 2020.3.4 per le seguenti misure: (i) progetti di riqualificazione urbana; (ii) istituzione dei fondi per le pratiche sostenibili e la valorizzazione dei prodotti agroalimentari tradizionali e certificati, con risorse per 1 milione di euro per il 2022; (iii) costituzione del fondo nazionale per la copertura dei danni meteorologici catastrofici; (iv) creazione di un fondo per l'attuazione della strategia forestale nazionale.

Misura 9
TIPO DI MISURA: Implementato

Il termine entro cui il Fondo “Patrimonio Destinato” - istituito attraverso il D.L. n. 34/2020 in Cassa Depositi e Prestiti - potrà continuare ad operare nell'ambito dell'UE Temporay Framework è stato prorogato a giugno 2022, al fine di sostenere e rilanciare il sistema economico e produttivo nazionale danneggiato dalla crisi Covid-19. Al fine dell'adeguamento nazionale delle modifiche intervenute all'interno del UE Temporary Framework, il decreto-legge “Sostegni ter” aumenta i massimali degli aiuti di Stato di importo limitato e degli aiuti di Stato sotto forma di costi fissi non coperti, che possono essere concessi a favore delle imprese.

Misura 10
TIPO DI MISURA: Implementato

Il codice delle comunicazioni elettroniche è stato modificato per includere la promozione degli investimenti nelle reti fisse e mobili ad altissima velocità e quindi promuovere una riduzione significativa  dei  costi  di  investimento,  semplificando  le  procedure  amministrative  per
l’autorizzazione alla realizzazione di reti e infrastrutture di comunicazione elettronica, o incentivando la cooperazione e creando sinergie tra gli operatori.

Misura 11
TIPO DI MISURA: Implementato

Viene introdotto un credito d'imposta per le spese documentate relative all'installazione di sistemi di stoccaggio integrati negli impianti di generazione di energia alimentati da fonti rinnovabili.

Misura 12	TIPO DI MISURA: Implementato Si veda la misura 2021 ‘credito d'imposta per il PIR’, modificata dalla legge di bilancio per il 2022.
Misura 13	TIPO DI MISURA: Implementato Si veda la misura 2021 “credito d'imposta per la Transizione 4.0”, modificata dalla legge di bilancio per il 2022.
Misura 14	TIPO DI MISURA: Implementato Sono stati innalzati limiti agli investimenti nel PIR ordinario: il limite annuo va da 30.000 a 40.000 euro e il limite complessivo da 150.000 a 200.000 euro.

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DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Misura 15
TIPO DI MISURA: Implementato

Il progetto di legge abilitante al governo sugli appalti pubblici (Atto Senato n. 2330) autorizza il governo ad adottare, entro sei mesi dalla data di entrata in vigore della legge, uno o più decreti legislativi che disciplinano gli appalti pubblici relativi a lavori, servizi e forniture. Lo scopo del DDL è razionalizzare, ristrutturare e semplificare le norme esistenti dell'attuale codice degli appalti pubblici. Al fine di contrastare gli aumenti eccezionali dei prezzi per determinati materiali da costruzione, il decreto-legge ‘Sostegni ter’ stabilisce disposizioni sugli appalti pubblici per consentire la revisione dei prezzi al fine di stimolare gli investimenti pubblici e affrontare  le  ricadute  economiche  negative  derivanti  da  misure  di  contenimento  e dall'emergenza sanitaria globale della COVID-19.

Misura 16
TIPO DI MISURA: Implementato

Decreto ministeriale n.148/2021, che attua l'articolo 44 del Codice degli appalti pubblici (d.lgs n. 50/2016) sulla digitalizzazione delle procedure. Tutti i dati, i documenti e le comunicazioni relativi al bando di gara devono essere inseriti in un archivio informatico gestito dal sistema elettronico a disposizione dell'amministrazione aggiudicatrice.

Misura 17
TIPO DI MISURA: Adottata

Istituzione del Fondo per l'attuazione del programma nazionale di controllo dell'inquinamento atmosferico con risorse per 50 milioni nel 2023, 100 milioni nel 2024, 150 milioni nel 2025 e 200 milioni all'anno dal 2026 al 2035. L'obiettivo è garantire l'effettiva attuazione del programma nazionale di controllo dell'inquinamento atmosferico e rispettare gli impegni italiani di riduzione delle emissioni.

Misura 18
TIPO DI MISURA: Adottata

Si veda CSR 2020.3.2 per le seguenti misure: (i) risorse per mettere in sicurezza ponti e viadotti esistenti e per costruire nuovi ponti in sostituzione di quelli esistenti con problemi di sicurezza strutturale; (ii) manutenzione straordinaria, sicurezza, nuova costruzione, maggiore efficienza energetica e cablaggio interno delle scuole nelle province e nelle città metropolitane.

Osservazioni
Situazione attuale

CSR 1.4: Dare priorità alle riforme strutturali di bilancio che contribuiranno a finanziare le priorità di politica pubblica e a contribuire alla sostenibilità a lungo termine delle finanze pubbliche, anche rafforzandone la copertura, adeguatezza e sostenibilità dei sistemi sanitari e di protezione sociale per tutti.

Misure
Misura 1
TIPO DI MISURA: Implementato

Sono state introdotte ulteriori semplificazioni in materia di: i) imposte dirette, come l'abrogazione della disciplina delle società in perdita sistematica (per evitare il ricorso a un meccanismo automatico di penalizzazione in un periodo di perdurante crisi economica), l'abrogazione dell'addizionale Ires per le imprese operanti nel settore degli idrocarburi e l'introduzione di semplificazioni in materia di dichiarazione IRAP; ii) imposte indirette, ampliando ad esempio i casi  di  esonero dall'obbligo di  comunicazione telematica  (esterometro)  previsto per la comunicazione dei dati delle operazioni transfrontaliere e differendo il termine per l'applicazione delle sanzioni per omessa o errata trasmissione delle fatture relative alle medesime operazioni. Si prevede inoltre che con provvedimento del direttore dell’Agenzia delle entrate si possano estendere le ipotesi di pagamento per via telematica dell’imposta di bollo.

Misura 2
TIPO DI MISURA: Implementato

Sono state introdotte modifiche alla governance del servizio nazionale della riscossione volte a realizzare una maggiore integrazione tra l’Agenzia delle entrate e l’Agenzia delle entrate - Riscossione. Il decreto-legge “Semplificazioni” promuove una maggiore integrazione logistica tra l’Agenzia delle entrate e l’Agenzia delle entrate - Riscossione anche attraverso la gestione congiunta dei fabbisogni immobiliari.

Misura 3
TIPO DI MISURA: Implementato

Modifiche al regime fiscale delle persone fisiche: i) adeguamento delle fasce di reddito e riduzione delle aliquote IRPEF da 5 a 4 e modifica del cosiddetto bonus euro 100 (decreto legislativo n. 3/2020); ii) esenzione dall’IRAP nel 2022 delle persone fisiche impegnate in attività commerciali, artistiche e professionali. È istituito un fondo speciale per coprire la perdita di

16	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

entrate dell'Irap a favore delle regioni e delle province autonome e un fondo per il triennio 2022 - 2024 per compensare le Autonomie speciali della riduzione del gettito riguardante la compartecipazione IRPEF. Il decreto-legge “Semplificazioni” proroga dal 31 marzo al 31 luglio 2022 i termini per l’approvazione delle delibere di adeguamento delle addizionali comunali all’Irpef da parte dei comuni.

Osservazioni
Situazione attuale
CSR.2020.1
CSR 1.1: Attuare, in linea con la clausola di salvaguardia generale, tutte le misure necessarie per affrontare efficacemente la pandemia e sostenere l'economia e la successiva ripresa; quando le condizioni economiche lo consentano, perseguire politiche di bilancio volte a conseguire posizioni di bilancio a medio termine prudenti e ad assicurare la sostenibilità del debito, incrementando nel contempo gli investimenti.

Misure
Misura 1
TIPO DI MISURA: Implementato

Istituito un fondo di 20 milioni di euro annui per ciascuno degli anni dal 2022 al 2024, destinato a regioni, province e città metropolitane che hanno subito una riduzione percentuale nel 2021, rispetto al 2019, del gettito dell'Imposta provinciale di trascrizione (IPT) o dell'Imposta sulle assicurazioni sulla responsabilità civile auto (RC Auto). Istituito un ulteriore fondo di 60 milioni di euro per ciascuno degli anni 2022, 2023 e 2024, destinato alla Città metropolitana di Roma, finalizzato alla gestione delle spese correnti.

Misura 2	TIPO DI MISURA: Implementato Disposta la sospensione per il secondo semestre del 2021 del programma cashback e con la legge di bilancio per il 2022 ne è stata disposta la conclusione.
Misura 3
TIPO DI MISURA: Implementato

Fissati limiti alla deducibilità, ai fini delle imposte sui redditi e dell’Irap, del maggior valore attribuito in sede di rivalutazione alle attività immateriali d’impresa. La deduzione può avvenire in misura non superiore ad un diciottesimo del costo o del valore e deve avvenire per un massimo di 50 anni.

Misura 4
TIPO DI MISURA: Implementato

Viene istituito un fondo a favore degli enti locali a copertura dei maggiori oneri per gas ed energia, pari a 250 milioni per l’anno 2022. Il D.L. n.  50 2022 e il D.L. n. 115/2022 incrementano tale fondo rispettivamente di 170 e di 400 milioni. Il decreto-legge ‘Aiuti ter’ incrementa ulteriormente le risorse del fondo per 200 milioni di euro per l’anno 2022, da destinare per 160 milioni di euro in favore dei comuni e per 40 milioni di euro in favore delle città metropolitane e delle province per garantire la continuità dei servizi erogati.

Misura 5
TIPO DI MISURA: Implementato

Vengono destinate risorse per l'anno 2021 al Commissario straordinario per l'emergenza da Covid-19 (per circa 1,2 miliardi) nonché al Fondo per le emergenze nazionali ed alla Protezione civile. il decreto-legge “Sostegni bis” stanzia altre risorse da destinare al Commissario straordinario.

Misura 6
TIPO DI MISURA: Implementato

Le risorse da destinare alle esigenze delle istituzioni scolastiche ed educative statali in considerazione della situazione emergenziale derivante dal COVID-19 sono incrementate di 300 milioni per il 2021. Il decreto-legge “Aiuti bis” incrementa le risorse del fondo di 32,12 milioni per il 2022 al fine di contenere il rischio epidemiologico in relazione all'avvio dell'anno scolastico 2022/2023.

Misura 7
TIPO DI MISURA: Implementato

Viene prorogato l'esonero dal pagamento di una serie di canoni per l'occupazione delle aree destinate ai mercati. A tale scopo viene incrementato (da 82,5 a 330 milioni di euro) il fondo destinato al ristoro dei comuni a fronte della diminuzione delle entrate conseguente a tali esoneri.

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Misura 8
TIPO DI MISURA: Implementato

Viene istituito un fondo per l'anno 2021 per il ristoro parziale dei comuni a seguito della mancata riscossione dell’imposta di soggiorno, del contributo di sbarco o del contributo di soggiorno, a seguito delle misure di contenimento del COVID-19. Al Fondo è attribuita una dotazione di 350 milioni per l’anno 2021 e 150 milioni per l’anno 2022. La legge di bilancio per il 2023 modifica la disciplina dell’imposta di soggiorno consentendo ai comuni capoluogo di provincia aventi forte vocazione turistica di applicare l'imposta di soggiorno fino all'importo di 10 euro per notte di soggiorno.

Misura 9
TIPO DI MISURA: Implementato

Istituito un fondo con risorse per 10 milioni di euro per il 2021 per sostenere le piccole e medie Città d'arte e i Borghi colpiti dalla diminuzione dei flussi turistici dovuti all'epidemia da Covid-19.

Misura 10
TIPO DI MISURA: Implementato

Incrementate le risorse per l’anno 2021 dei Fondi per l’esercizio delle funzioni degli enti locali e delle regioni e Province autonome, per assicurare a tali enti le risorse necessarie a fronteggiare la crisi pandemica. L’incremento è pari a 1 miliardo di euro in favore degli enti locali e a 260 milioni per le Regioni a statuto speciale e le Province autonome di Trento e di Bolzano. Il decreto-legge “Sostegni ter” dispone che le risorse del Fondo dovranno essere usate esclusivamente per ristorare gli enti locali dalla perdita di gettito connessa all'emergenza epidemiologica.

Misura 11
TIPO DI MISURA: Implementato

Viene rifinanziato, per un importo pari a 50 milioni per l'anno 202, il Fondo unico per il sostegno delle associazioni sportive e società sportive dilettantistiche al fine di far fronte alla crisi economica determinatasi in ragione delle misure di contenimento dell'emergenza epidemiologica da COVID-19. Il decreto-legge “Sostegni ter” incrementa il Fondo di 20 milioni per il 2022 e inoltre destina un contributo, a fondo perduto e nel limite di spesa di 20 milioni di euro, a titolo di ristoro delle spese sanitarie di sanificazione e prevenzione e per l'effettuazione di test di diagnosi dell'infezione da COVID-19 nonché di ogni altra spesa sostenuta in applicazione dei protocolli sanitari emanati dagli Organismi sportivi. Con il decreto-legge “Aiuti ter” istituito un fondo con risorse per 50 milioni per il 2022 per contributi a fondo perduto per le associazioni e società sportive dilettantistiche che gestiscono impianti sportivi, maggiormente colpite dalla crisi energetica. Fino al 30 per cento del fondo è destinato alle associazioni e società sportive dilettantistiche che gestiscono impianti natatori. La legge di bilancio per il 2023 proroga per il 2023 il credito d’imposta, nella misura del 65 per cento, per le erogazioni liberali effettuate da privati per interventi di manutenzione e restauro di impianti sportivi pubblici e per la realizzazione di nuove strutture sportive pubbliche. Inoltre, viene rifinanziato il fondo sport e periferie con risorse pari a 50 milioni per ciascuno degli anni dal 2023 al 2026.

Misura 12
TIPO DI MISURA: Implementato

Viene disposto l’annullamento automatico di tutti i debiti fiscali di importo residuo fino a 5.000 euro emersi dal 1° gennaio 2000 al 31 dicembre 2010. L’agevolazione opera in favore di soggetti che hanno percepito, nell’anno d’imposta 2019, un reddito imponibile fino a 30.000 euro.

Misura 13
TIPO DI MISURA: Implementato

Estesa fino al 2024, la detrazione fiscale per l'inverdimento delle aree private scoperte degli edifici esistenti, dei sistemi di irrigazione e di altri interventi, noti come “Green Bonus”.

Misura 14
TIPO DI MISURA: Implementato

Prorogata al 2022 l'esenzione dall'imposta sul reddito delle persone fisiche (Irpef) - già prevista per gli anni 2017-2021 - dei redditi agricoli degli agricoltori diretti e degli agricoltori professionisti iscritti al regime pensionistico agricolo.

Misura 15
TIPO DI MISURA: Implementato

Istituito un fondo destinato a sostenere gli operatori economici del turismo, dello spettacolo e del settore automobilistico gravemente colpiti dall'emergenza epidemiologica COVID-19, con risorse per 150 milioni di euro per il 2022

Misura 16
TIPO DI MISURA: Implementato

Istituzione del fondo nazionale per il turismo (in conto capitale), con risorse per 50 milioni di euro per il 2022, 100 milioni di per l'anno 2023 e 50 milioni di per ciascuno degli anni 2024 e 2025. Il fondo sarà utilizzato per l'attuazione di investimenti volti ad aumentare l'attrattiva del paese, anche in relazione all'organizzazione di eventi, tra cui eventi sportivi, caratterizzati da una forte importanza turistica, garantendo un positivo sociale, gli impatti economici e occupazionali sui territori e sulle categorie interessate.

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 17
TIPO DI MISURA: Implementato

Istituzione del fondo nazionale per il turismo (in conto corrente), con risorse per 120 milioni di euro per gli anni 2022 e 2023 e per 40 milioni di euro per l'anno 2024, con l'obiettivo di razionalizzare le misure volte alla promozione del turismo e al sostegno degli operatori. L'obiettivo è mitigare gli effetti della crisi e stimolare la produzione e l'occupazione. Il decreto-legge “Sostegni ter” incrementa detto Fondo di 100 milioni per il 2022. Il decreto-legge “Aiuti bis” incrementa le risorse del fondo per 10 milioni di euro per ciascuno degli anni 2022, 2023 e 2024 per finanziare gli investimenti finalizzati ad incrementare l'attrattività turistica del Paese, anche in relazione a manifestazioni, comprese quelle sportive, connotate da spiccato rilievo turistico.

Misura 18
TIPO DI MISURA: Implementato

Istituito un fondo con risorse per 50 milioni di euro per il 2022 a favore dei comuni con una popolazione inferiore a 5000 abitanti con problemi strutturali evidenziati da indicatori specifici.

Misura 19
TIPO DI MISURA: Implementato

Contributo statale totale di 2.670 milioni per gli anni dal 2022 al 2042 destinato ai comuni capoluogo di città metropolitane con un disavanzo pro capite superiore a 700 euro. Il contributo è subordinato alla firma di un accordo in cui il comune accetta di contribuire all'aggiustamento del disavanzo per almeno un quarto del contributo statale annuale concesso.

Misura 20
TIPO DI MISURA: Implementato

Esenzione per il 2021 del versamento dell’IMU per le persone fisiche che possiedono un immobile concesso in locazione ad uso abitativo che abbiano ottenuto una convalida di sfratto per morosità entro il 28 febbraio 2020 o successiva al 28 febbraio 2020 ma la cui esecuzione è sospesa fino al 30 settembre 2021 o fino al 31 dicembre 2021.

Misura 21
TIPO DI MISURA: Implementato

Varie misure di sostegno per garantire il saldo di bilancio degli enti locali e l'istituzione di fondi dedicati per gli enti locali in deficit e per i comuni in difficoltà finanziarie. Al fine di garantire un contributo a favore degli enti di area vasta in dissesto finanziario è autorizzata la spesa di 5 milioni di euro per l’anno 2021.

Misura 22
TIPO DI MISURA: Implementato

Anticipi di tesoreria agli enti locali e regionali. Si prevede di concedere anticipi di cassa da CdP S.p.A. alle Regioni e Province Autonome i cui organi del Servizio sanitario nazionale non sono in grado di far fronte ai propri debiti a causa dell'emergenza sanitaria straordinaria causata dalla diffusione della pandemia di Covid-19. Gli anticipi non richiedono risorse supplementari da mettere a disposizione delle regioni e delle autorità sanitarie, in quanto sono destinate a consentire solo di superare temporanee carenze di liquidità e non costituiscono debiti.

Misura 23
TIPO DI MISURA: Implementato

Il Fondo per l'esercizio delle funzioni degli enti locali, istituito con il D.L. n. 34/2020 per fornire ai comuni, alle province e alle città metropolitane le risorse necessarie per svolgere le loro funzioni essenziali, in relazione alla perdita di reddito locale connessa all'emergenza epidemiologica Covid-19, è aumentato di 500 milioni. L'assegnazione delle risorse supplementari del Fondo sarà effettuata in due fasi, con decreti del Ministro dell'interno da adottare entro il 28 febbraio 2021 e entro il 30 giugno 2021. Le risorse del Fondo sono state ulteriormente incrementate dal D.L. n. 41 del 2021. Il decreto-legge “Sostegni bis” ne incrementa ulteriormente le risorse di 1 milione per il 2021.

Misura 24
TIPO DI MISURA: Implementato

Maggiori risorse per il trasporto scolastico e il trasporto pubblico locale per far fronte alle esigenze di trasporto derivanti dall'attuazione di misure volte a frenare la diffusione della Covid-19. È istituito un fondo di 150 milioni per il 2021 per consentire la fornitura di servizi di trasporto scolastico. Un altro fondo, con risorse per 200 milioni per il 2021, è istituito per consentire la fornitura di servizi supplementari di trasporto pubblico locale e regionale, anche per gli studenti. La legge di bilancio per il 2022 stanzia risorse per il potenziamento del trasporto scolastico al fine di incrementare il numero di studenti disabili della scuola dell'infanzia, primaria e secondaria di primo grado, privi di autonomia. Il decreto-legge “Sostegni ter” incrementa di 80 milioni le risorse per l'erogazione di servizi aggiuntivi di trasporto pubblico locale e regionale, destinato anche agli studenti.

Misura 25
TIPO DI MISURA: Implementato

La possibilità per gli enti locali e regionali di utilizzare la quota gratuita dell'eccedenza amministrativa per finanziare le spese correnti connesse all'emergenza epidemiologica è prorogata all'esercizio finanziario 2021 in deroga alle disposizioni vigenti.

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Misura 26
TIPO DI MISURA: Implementato

Risorse per gli enti locali in difficoltà finanziarie causate dalla pandemia da Covid-19. Il relativo Fondo istituito dal D.L. n. 104/2020 (articolo 53) per promuovere la ripresa finanziaria dei Comuni con un disavanzo strutturale è aumentato di 100 milioni per il 2021 e di 50 milioni per il 2022 (rispetto ai 50 milioni iniziali per ciascun anno).

Misura 27
TIPO DI MISURA: Implementato

Esenzione dalla prima rata dell'IMU 2021 per gli edifici in cui sono svolte attività specifiche nei settori del turismo, dell'ospitalità e dello spettacolo e crediti d'imposta sulle locazioni; allo stesso tempo, viene aumentato il fondo di ristoro dedicato ai Comuni. L'esenzione è stata estesa per il 2021. Il D.L. n. 21/2022 concede un contributo, sotto forma di credito d'imposta, alle imprese turistico ricettive, pari al 50 per cento dell'importo dell’Imposta municipale propria - IMU versato a titolo di seconda rata per l'anno 2021, a condizione che i relativi proprietari siano anche gestori delle attività ivi esercitate e che i soggetti indicati abbiano subìto una diminuzione del fatturato o dei corrispettivi, nel secondo trimestre 2021, di almeno il 50 per cento rispetto al corrispondente periodo dell'anno 2019. IL decreto-legge ‘Semplificazioni’ proroga dal 30 giugno al 31 dicembre 2022 il termine per la presentazione della dichiarazione IMU relativa all’anno 2021. Il decreto-legge “Aiuti quater” prevede l'esenzione per le imprese del settore dello spettacolo (cinema, teatri, sale per concerti) della seconda rata IMU per gli immobili, a condizione che i proprietari siano anche i gestori delle attività. La legge di bilancio per il 2023 prevede l'esenzione IMU per gli immobili occupati abusivamente per la cui occupazione abusiva sia stata presentata denuncia o iniziata azione giudiziaria penale.

Misura 28
TIPO DI MISURA: Adottato

Prevista la costituzione e il coordinamento di un sistema informativo di rilevazione delle concessioni di beni pubblici al fine di promuovere la massima pubblicità e trasparenza, anche in forma sintetica, dei principali dati e delle informazioni relativi a tutti i rapporti concessori, tenendo conto delle esigenze di difesa e sicurezza.

Misura 29
TIPO DI MISURA: Adottato

Fondo di perequazione delle infrastrutture: per ridurre il divario infrastrutturale tra le zone del Paese è stato istituito un fondo con risorse per 4,6 miliardi dal 2022 al 2033. Ulteriori innovazioni sono state introdotte dai decreti-legge n. 77/2021 e 121/2021.

Misura 30
TIPO DI MISURA: Adottato

A partire dal 2022 si prevede la creazione di due fondi unici per riunire i contributi e i fondi attuali per il finanziamento delle province e delle città metropolitane delle Regioni a statuto ordinario. L'importo totale dei fondi rimane invariato.

Osservazioni
Situazione attuale

CSR 1.1: Rafforzare la resilienza e la capacità del sistema sanitario per quanto riguarda gli operatori sanitari, i prodotti medici essenziali e le infrastrutture.

Misure
Misura 1
TIPO DI MISURA: Implementato

Modificata la disciplina sull’accreditamento istituzionale - da parte della regione - delle nuove strutture sanitarie o sociosanitarie, pubbliche o private, o a nuove attività in strutture preesistenti.

Misura 2
TIPO DI MISURA: Implementato

Per far fronte ai maggiori costi a carico degli enti del SSN dovuti all'aumento dei prezzi delle fonti energetiche, si incrementa per il 2022, il livello del finanziamento corrente del Servizio sanitario nazionale cui concorre lo Stato per un importo di 200 milioni di euro.

Misura 3	TIPO DI MISURA: Implementato Sono state aumentate le risorse per rafforzare i contratti di formazione specialistica per i medici.
Misura 4
TIPO DI MISURA: Implementato

Modifiche alla disciplina riguardante il fascicolo sanitario elettronico (FSE), finalizzate a favorire il raggiungimento degli obiettivi del PNRR in materia di sanità digitale e di garantirne la piena implementazione. In particolare, vengono assegnati ulteriori funzioni all’AGENAS - Agenzia nazionale per i servizi sanitari regionali - per garantire, tra l’altro, l’interoperabilità dei Fascicoli sanitari elettronici, e prevista la realizzazione del nuovo Ecosistema dei Dati Sanitari (EDS), in

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

accordo con l’Agenzia per la cybersicurezza nazionale. La legge annuale per il mercato e la concorrenza impone l'obbligo da parte delle strutture sanitarie di alimentazione del fascicolo sanitario elettronico (FSE).

Misura 5
TIPO DI MISURA: Implementato

Previsto un indennizzo per le lesioni o infermità originate da vaccinazione contro il COVID-19 e dalle quali sia derivata una menomazione permanente dell'integrità psico-fisica (oppure il decesso), ai casi in cui l'evento riguardi soggetti non tenuti all'obbligo della vaccinazione in oggetto.

Misura 6
TIPO DI MISURA: Implementato

Istituito un fondo con risorse per 1 miliardo di euro per il 2021 per contribuire al rimborso delle spese sostenute nel 2020 dalle regioni e dalle province autonome per l'acquisto di attrezzature di protezione individuale (DPI) e di altri beni sanitari relativi alla emergenza epidemiologica da COVID-19.

Misura 7
TIPO DI MISURA: Implementato

Vengono prorogate per quattro mesi, a partire dal 23 marzo 2021, le misure relative agli alberghi sanitari per l’emergenza da COVID-19, ovvero alle strutture alberghiere o beni immobili idonei, di cui può essere disposta la requisizione in uso per fronteggiare l’emergenza sanitaria in corso. Per l’intervento vengono stanziati 51,6 milioni di euro per il 2021.

Misura 8	TIPO DI MISURA: Implementato La legge di bilancio per il 2022 prevede uno stanziamento annuale pari a 200 milioni a partire dal 2022, per l’aggiornamento delle prestazioni comprese nei LEA.
Misura 9
TIPO DI MISURA: Implementato

Estese al 30 giugno 2022 le disposizioni relative alle Unità speciali di continuità assistenziale – USCA. Stanziate risorse per 105 milioni a valere sul fabbisogno sanitario standard per l’anno 2022 Istituzione di un fondo destinato al concorso al rimborso alle regioni per l'acquisto dei medicinali innovativi.

Misura 10
TIPO DI MISURA: Implementato

Prevista dal 1° gennaio 2022 una indennità accessoria per i dipendenti degli enti ed aziende del Servizio sanitario nazionale operanti nei servizi di pronto soccorso, Per questo motivo sono stati stanziati 27 milioni per la dirigenza medica e 63 milioni per il restante personale. La legge di bilancio per il 2023 ha incrementato le risorse stanziate.

Misura 11
TIPO DI MISURA: Implementato

Riconosciuto un contributo alle strutture che al fine di garantire la soglia minima di efficienza di 200.000 esami di laboratorio, si adeguano entro il 31 dicembre 2022 agli standard organizzativi e di personale coerenti con i processi di incremento dell'efficienza.

Misura 12	TIPO DI MISURA: Implementato Istituito un Fondo con una dotazione di 500 milioni di euro per l’anno 2021 finalizzato alla prevenzione, preparazione e risposta alle pandemie e il contrasto al COVID-19.
Misura 13
TIPO DI MISURA: Implementato

Prorogato al 31 dicembre 2021 il regime tariffario straordinario, introdotto per corrispondere alle finalità del Piano Operativo Regionale per il recupero delle liste di attesa in relazione a prestazioni non erogate nel 2020 da parte di strutture pubbliche e private accreditate, a causa dell'emergenza epidemiologica. La legge di bilancio per il 2022 proroga ulteriormente tale regime tariffario al 31 dicembre 2022.

Misura 14
TIPO DI MISURA: Implementato

Le Regioni e le Province autonome possono autorizzare gli organi del Servizio Sanitario Nazionale a procedere all'assunzione straordinaria di dirigenti medici e tecnici di prevenzione con contratti di lavoro a tempo indeterminato, da assegnare ai dipartimenti di prevenzione. Tale assunzione avviene in deroga ai limiti ordinari di assunzione.

Misura 15
TIPO DI MISURA: Implementato

A partire dal 2021, i valori percentuali dei massimali per la spesa farmaceutica convenzionata approvata a livello locale e per la spesa farmaceutica per gli acquisti diretti (ex ospedali) sono stati rivisti, fissandoli rispettivamente al 7,30 e al 7,85 per cento. Anche la legge di bilancio per il 2022 modifica i limiti di spesa farmaceutica (relativi sia alle singole regioni sia al livello nazionale), elevando quello concernente la spesa farmaceutica per acquisti diretti da 7,85 punti a 8 punti per il 2022, a 8,15 punti per il 2023 e a 8,30 punti a decorrere dal 2024. La legge annuale sulla concorrenza inoltre prevede ulteriori misure per il rimborso dei farmaci equivalenti e per l'inclusione di alcuni farmaci nell'elenco dei farmaci rimborsabili.

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Misura 16
TIPO DI MISURA: Implementato

Per il 2021 è istituito un Fondo con una dotazione di 400 milioni per l'acquisto di vaccini per combattere la SARS-CoV-2 e di medicinali specifici per il trattamento dei pazienti affetti da infezione da Covid-19. L'acquisto sarà effettuato tramite il commissario speciale per la lotta contro l'emergenza epidemiologica. Il decreto-legge “Sostegni bis” prevede un credito d'imposta alle imprese che effettuano attività di ricerca e sviluppo per farmaci innovativi, inclusi i vaccini, nella misura del 20 per cento dei costi sostenuti dal 1° giugno 2021 al 31 dicembre 2030. La legge di bilancio per il 2022 stanzia risorse per 200 milioni per l’implementazione delle prime misure previste dal Piano strategico-operativo nazionale di preparazione e risposta a una pandemia influenzale (PanFlu) 2021-2023 e risorse per 50 milioni per il finanziamento di interventi di competenza del Commissario straordinario. Il decreto-legge ‘Semplificazioni’ estende l'ambito del credito d'imposta alle spese di ricerca e sviluppo relative a tutti i farmaci (compresi i vaccini).

Misura 17
TIPO DI MISURA: Implementato

Il livello di finanziamento del fabbisogno sanitario nazionale standard cui lo Stato contribuisce è pari a 122.061 milioni di euro per il 2021 (rispetto al precedente 120.577). Le risorse sono destinate a finanziare indennità per i dirigenti medici, indennità per cure infermieristiche specifiche, tamponi antigenici rapidi effettuati da medici generici e pediatri, nuovi contratti per medici specialisti. Per il 2022 il livello di finanziamento della sanità nazionale standard è fissato a 124,061 milioni di euro, per 2023 a 126,061 e 128,061 milioni per il 2024. Ha inoltre esteso al 2022 la possibilità di utilizzare quote di premio da assegnare alle regioni virtuose, accantonate dal finanziamento del SSN. La legge di bilancio per il 2023 incrementa il livello del finanziamento del fabbisogno sanitario standard. In particolare, per il 2023, una quota-parte di 1.400 milioni è destinata a far fronte ai maggiori costi dovuti all’aumento dei prezzi delle fonti energetiche.

Misura 18
TIPO DI MISURA: Implementato

Il Fondo per l'assistenza ai bambini affetti da malattie oncologiche è rifinanziato con 5 milioni all'anno dal 2021 al 2023. Il decreto-legge “Sostegni bis” stanzia ulteriori risorse per il reclutamento straordinario di psicologi diretto a tutelare la salute e il benessere psicologico individuale e collettivo dei cittadini, in particolare dei minori, nonché degli operatori sanitari. La legge di bilancio per il 2022 stanzia ulteriori risorse per il Fondo per la promozione del benessere, volto a facilitare l'accesso ai servizi psicologici per le fasce più vulnerabili della popolazione, con priorità per i pazienti affetti da malattie oncologiche.

Misura 19	TIPO DI MISURA: Implementato Prevista la possibilità da parte dell'INPS di assumere 189 medici per il biennio 2021-2022 per l'espletamento delle funzioni mediche e legali di cui è responsabile.
Misura 20
TIPO DI MISURA: Implementato

Assunzione di medici e infermieri militari a tempo determinato per il 2021. Richiesta di risorse umane da parte dell'esercito italiano, del personale della marina militare, dell'aeronautica militare nel servizio a tempo determinato, per un periodo non prorogabile di un anno. Il decreto-legge “Sostegni ter” dispone l'assunzione di ulteriore personale medico militare. Il decreto-legge 'Semplificazioni proroga al 31 dicembre 2022 la durata della ferma dei medici e degli infermieri militari arruolati in relazione all’emergenza COVID-19. La legge di bilancio per il 2023 proroga al 30 giugno 2023 la durata della ferma.

Misura 21
TIPO DI MISURA: Implementato

Rafforzamento dell'assistenza territoriale, attraverso infrastrutture e sistemi digitali per l'assistenza domiciliare e residenziale e per il monitoraggio a distanza. La legge di bilancio per il 2022 per garantire il potenziamento dell’assistenza territoriale, realizzato attraverso l’implementazione di ulteriori standard organizzativi, quantitativi, qualitativi e tecnologici ulteriori rispetto a quelli previsti dal Piano nazionale di ripresa e resilienza (PNRR) stanzia risorse per 90,9 milioni per il 2022, 150,1 milioni per il 2023, 328,3 milioni per il 2024, 591,5 milioni per il 2025 e 1.015,3 milioni dal 2026.

Misura 22
TIPO DI MISURA: Implementato

Potenziamento della struttura sanitaria ospedaliera (letti in terapia intensiva e sub-intensiva, ristrutturazione di 651 postazioni di primo soccorso, materiali di consumo e attrezzature sanitarie, mezzi di trasporto sanitari). Potenziato il personale sanitario supplementare, anche temporaneo, per ulteriori 9.600 unità.

Misura 23
TIPO DI MISURA: Implementato

Possibilità per le Regioni di aumentare per il 2020 gli importi già assegnati nel D.L. n. 18/2020 per la retribuzione delle ore di lavoro straordinario degli operatori sanitari. La legge di bilancio per il 2021 ha ulteriormente aumentato le risorse per la remunerazione del lavoro straordinario per i lavoratori direttamente impiegati nella lotta contro l'emergenza epidemiologica Covid-19. Possibilità per gli enti e le imprese del SSN di assegnare incarichi di lavoro per il 2021 ai membri dell'albo delle professioni sanitarie,

22	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

compresi i medici. La legge di bilancio per il 2022 prevede la possibilità da parte di enti ed aziende del Servizio sanitario nazionale di conferire incarichi di lavoro autonomo a medici specializzandi iscritti all'ultimo o al penultimo anno di corso delle scuole di specializzazione e incarichi individuali a tempo determinato al personale delle professioni sanitarie e ad operatori socio-sanitari. Previste norme transitorie per la stabilizzazione del personale del ruolo sanitario e degli operatori socio-sanitari aventi una determinata anzianità di servizio presso enti ed aziende del SSN. Possibilità di assegnazione degli incarichi convenzionali a tempo indeterminato, relativi al servizio di emergenza-urgenza 118, anche a medici privi del diploma di formazione specifica in medicina generale. La legge annuale per il mercato e la concorrenza modifica la disciplina sul conferimento degli incarichi di direzione di struttura complessa nell’ambito degli enti ed aziende del Servizio sanitario nazionale rendendola più stringente. La legge annuale prevede inoltre la possibilità di riconoscimento da parte delle regioni o delle province autonome, della validità di diplomi di master universitari di secondo livello per alcuni incarichi in enti e aziende del Servizio Sanitario nazionale. La legge di bilancio per il 2023 proroga al 31 dicembre 2024 (invece del 31 dicembre 2023) il termine di scadenza dell’arco temporale in cui gli enti del Servizio sanitario nazionale, in coerenza con il piano triennale dei fabbisogni di personale, possono assumere a tempo indeterminato personale del ruolo sanitario e del ruolo sociosanitario, anche qualora non più in servizio.

Misura 24
TIPO DI MISURA: Implementato

Attivazione di borse di studio supplementari per medici generici, con uno stanziamento di 20 milioni di euro nel 2021. Aumento del numero di contratti di formazione specialistica per i medici, con una dotazione di 25 milioni all'anno dal 2022 al 2023 e di 26 milioni all'anno dal 2024 al 2026. La legge di bilancio per il 2023 incrementa le risorse del fondo sanitario nazionale per l’attivazione di ulteriori borse di studio per i medici di medicina generale che partecipano a corsi di formazione specialistica.

Misura 25
TIPO DI MISURA: Implementato

Incrementato il Fondo nazionale per le emergenze finalizzato anche alla ricerca e all'acquisto di vaccini dalle industrie del settore, eventualmente pure con l'acquisizione di quote di capitale a condizioni di mercato. Incremento del Fondo istituito dalla legge di bilancio per il 2021 (art.1, comma 447) per l'acquisto di vaccini anti SARS-CoV-2 e per l'acquisto dei farmaci per la cura dei pazienti. La legge di bilancio per il 2023 incrementa le risorse del fondo per l'acquisto dei vaccini anti SARS-CoV-2 e dei farmaci per la cura dei pazienti con COVID-19.

Osservazioni
Situazione attuale

CSR 1.3: Migliorare il coordinamento tra autorità nazionali e regionali.

Misure
Misura 1
TIPO DI MISURA: Implementato

Introdotto il parere obbligatorio della commissione tecnica per le esigenze standard (CTFS) per definire le modalità di assegnazione delle risorse finanziarie necessarie per i compiti che rientrano nella sfera di competenza degli enti locali e regionali in relazione ai livelli essenziali di prestazione (LEP) e il loro monitoraggio.

Misura 2
TIPO DI MISURA: Implementato

Incrementato lo stipendio dei sindaci in proporzione alla retribuzione dei presidenti delle regioni. L'aumento è adottato gradualmente per il 2022 e il 2023 e su base permanente a decorrere dal 2024.

Misura 3
TIPO DI MISURA: Implementato

Introduzione di misure a sostegno dei comuni che hanno avviato procedure pluriennali di equilibrio finanziario e che presentano problemi strutturali di bilancio a causa delle caratteristiche socioeconomiche. A tal fine, sono stanziati 450 milioni di euro per il biennio 2022-2023.

Misura 4
TIPO DI MISURA: Implementato

Le amministrazioni pubbliche che operano nel Mezzogiorno sono autorizzate ad assumere personale a tempo determinato (massimo 2.800 unità) per il periodo 2021-2023 mediante concorso pubblico, al fine di rafforzare la capacità amministrativa nell'ambito della gestione e dell'utilizzo dei fondi della politica di coesione. L'Agenzia per la coesione avrà il compito di controllare.

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Misura 5
TIPO DI MISURA: Implementato

Per il ciclo di programmazione 2021-2027 è prevista una prima assegnazione aggiuntiva di 50 miliardi al Fondo di sviluppo e di coesione. I criteri e le procedure per la programmazione, la gestione finanziaria e il monitoraggio delle risorse 2021-2027 sono inoltre definiti, in linea con il precedente periodo di programmazione.

Misura 6
TIPO DI MISURA: Implementato

Il Comitato permanente per la verifica dell'attuazione dei livelli essenziali di assistenza è chiamato ad adottare linee guida sui sistemi di controllo dell'idoneità dei prestatori di servizi sanitari accreditati. Deve anche redigere un programma nazionale per la valutazione e il miglioramento dei processi di mobilità e programmi specifici relativi alle zone di confine e ai flussi interregionali, al fine di migliorare e sviluppare i servizi locali.

Osservazioni
Situazione attuale
CSR.2020.2
CSR 2.1: Fornire redditi sostitutivi e un accesso al sistema di protezione sociale adeguati, in particolare per i lavoratori atipici.

Misure
Misura 1	TIPO DI MISURA: Implementato Finanziamento di 100 milioni di euro per il 2022 a favore del Fondo nazionale per il sostegno all'accesso alle abitazioni in locazione.
Misura 2
TIPO DI MISURA: Implementato

Prevista l'erogazione di un buono pari al 100 per cento della spesa per l'acquisto di abbonamenti per i servizi TPL, regionale e interregionale nonché per i servizi di trasporto ferroviario nazionale. Incrementato inoltre di 50 milioni di euro per il 2022 il fondo per consentire l'erogazione, fino al 30 giugno 2022, dei servizi aggiuntivi di trasporto pubblico locale destinati a studenti. Il decreto-legge “Aiuti bis” incrementa le risorse del fondo a 180 milioni di euro per l'anno 2022. Il decreto-legge “Aiuti ter” incrementa tale fondo di 10 milioni per il 2022.

Misura 3
TIPO DI MISURA: Implementato

Prevista una indennità una tantum di 200 euro, da erogare a lavoratori dipendenti, pensionati e altre categorie di soggetti. Previsto inoltre un Fondo, con una dotazione di 500 milioni di euro per il 2022, ai fini della concessione, per il medesimo 2022 di un'indennità una tantum in favore dei lavoratori autonomi, ivi compresi i professionisti iscritti a regimi previdenziali obbligatori gestiti da enti di diritto privato. Il decreto-legge “Aiuti bis” estende tale indennità anche ai lavoratori dipendenti che non hanno potuto percepirla a luglio, nonché ai dottorandi e agli assegnisti di ricerca. Prevista inoltre un’indennità una tantum di 200 euro anche ai collaboratori sportivi già destinatari delle indennità previste dai provvedimenti d'urgenza adottati nel corso dell'emergenza pandemica nel biennio 2020-2021. Infine, il decreto-legge ‘Aiuti bis’ incrementa di 100 milioni per il 2022 la dotazione del Fondo per la concessione di un'indennità una tantum in favore dei lavoratori autonomi. Il decreto-legge “Aiuti ter” riconosce ai lavoratori dipendenti, con esclusione di quelli con rapporto di lavoro domestico, con una retribuzione non eccedente i 1.538 euro, è riconosciuta una indennità una tantum di importo pari a 150 euro da erogarsi a novembre 2022. Tale indennità è riconosciuta anche ai pensionati e ai lavoratori autonomi con reddito inferiore a 20.000 euro.

Misura 4
TIPO DI MISURA: Implementato

Per far fronte all'emergenza della guerra in Ucraina è prevista la riduzione delle aliquote di accisa per la benzina e il gasolio fino al 2 agosto 2022. Azzerata, inoltre l’accisa sul gas naturale usato per autotrazione. I datori di lavoro privati possono cedere ai propri lavoratori dipendenti dei buoni carburante che non concorrono alla formazione del reddito. Previsto inoltre un credito d'imposta a favore delle imprese esercenti attività agricola e della pesca pari al 20 per cento della spesa sostenuta per l’acquisto del carburante effettuato nel primo trimestre solare dell’anno 2022. Il decreto-legge “Aiuti bis” proroga il credito d'imposta al terzo trimestre del 2022. La legge di bilancio per il 2023 proroga tale credito d'imposta al primo trimestre 2023. Il decreto-legge ‘Sostegni bis’ riduce al 5 per cento l’aliquota IVA applicabile

24	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

alle somministrazioni di gas naturale per autotrazione. Il decreto-legge “Aiuti bis” proroga tale misura al 30 settembre 2022 e stabilisce anche la riduzione delle accise applicabili ad alcuni prodotti energetici utilizzati come carburanti. Il decreto-legge “Aiuti ter” estende tale misura al quarto trimestre 2022 e dispone, dal 18 al 31 ottobre 2022, la riduzione delle aliquote di accisa su benzina, gasolio, gas di petrolio liquefatti e gas naturale impiegati come carburanti e dell’IVA applicata al gas naturale usato per autotrazione. Il decreto-legge “Aiuti quater” proroga dal 19 novembre al 31 dicembre 2022 lo sconto fiscale sulle accise della benzina e del diesel, riducendo il prezzo di 30,5 centesimi al litro. Per il GPL lo sconto vale 8 centesimi di euro ogni kg, che sale a circa 10 centesimi considerando l’impatto sull’Iva. La legge di bilancio per il 2023 istituisce un contributo di solidarietà straordinario sotto forma di prelievo temporaneo per l’anno 2023 per i soggetti che producono, importano o vendono energia elettrica e gas naturale, o producono, importano, distribuiscono o vendono prodotti petroliferi.

Misura 5
TIPO DI MISURA: Implementato

Il decreto-legge “Sostegni ter” in considerazione della pandemia dispone l’utilizzabilità, entro il 31 marzo 2022, dei buoni per l’acquisto di servizi termali non fruiti alla data dell’8 gennaio 2021.

Misura 6
TIPO DI MISURA: Implementato

Risorse pari a 400.000 euro per il 2021 al fine di garantire attività di inclusione sociale per le persone con disabilità diverse, conformemente alla convenzione delle Nazioni Unite ratificata con la legge n. 18/2009.

Misura 7
TIPO DI MISURA: Implementato

Definito il contenuto dei livelli essenziali delle prestazioni sociali, e gli ambiti territoriali sociali (ATS) sono qualificati quale sede necessaria in cui programmare, coordinare, realizzare e gestire gli interventi, i servizi e le attività utili al raggiungimento dei LEPS nonché a garantire la programmazione, il coordinamento e la realizzazione dell'offerta integrata dei LEPS sul territorio.
Gli ATS concorrono alla piena attuazione degli interventi previsti dal PNRR nell'ambito delle politiche per l'inclusione e la coesione sociale. La legge di bilancio per il 2023 reca disposizioni in materia di accelerazione del processo di determinazione dei livelli essenziali delle prestazioni (LEP) concernenti i diritti civili e sociali che devono essere garantiti su tutto il territorio nazionale, le quali sono finalizzate all’attribuzione di forme e condizioni particolari di autonomia alle Regioni a statuto ordinario, al superamento dei divari territoriali nel godimento delle prestazioni, alla garanzia di uno svolgimento leale e trasparente dei rapporti finanziari tra lo Stato e le autonomie territoriali, nonché all’equa ed efficiente allocazione delle risorse collegate al Piano nazionale di ripresa e resilienza (PNRR).

Misura 8	TIPO DI MISURA: Implementato Istituito il fondo destinato a concorrere al finanziamento di interventi in materia di ammortizzatori sociali.
Misura 9
TIPO DI MISURA: Implementato

Prorogata la sospensione dell'esecuzione dei provvedimenti di rilascio degli immobili, anche ad uso non abitativo, sospendendo dunque le procedure di esecuzione degli sfratti fino al 30 settembre 2021 per i provvedimenti adottati dal 28 febbraio 2020 al 30 settembre 2020 e fino al 31 dicembre 2021 per i provvedimenti adottati dal 1° ottobre 2020 al 30 giugno 2021.

Misura 10	TIPO DI MISURA: Implementato Istituzione di un nuovo fondo per l'inclusione delle persone con disabilità con risorse per 100 milioni di euro per l'anno 2021.
Misura 11
TIPO DI MISURA: Implementato

Viene incrementato il Fondo straordinario per il sostegno degli enti del Terzo settore pari a 100 milioni di euro per l’anno 2021. il decreto-legge “Semplificazioni” estende le agevolazioni fiscali e finanziarie previste dal Codice del Terzo settore ai soggetti che, con l’iscrizione nel Registro unico nazionale del terzo settore, hanno acquisito ex novo la qualifica di ente del terzo settore.

Misura 12	TIPO DI MISURA: Implementato Viene incrementato il Fondo per il reddito di cittadinanza, per un importo pari a 1 miliardo di euro.
Misura 13
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 stanzia risorse per 40 milioni di euro nel 2021 a un fondo per la distribuzione di prodotti alimentari agli indigenti. Il Fondo è stato rifinanziato con 2 milioni di euro per ciascuno degli anni 2022 e 2023.

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Misura 14
TIPO DI MISURA: Implementato

L'indennità di disoccupazione (NASpI) è estesa ai lavoratori a tempo indeterminato impiegati nelle cooperative agricole. Inoltre, il quadro normativo dell'indennità di disoccupazione per i lavoratori dei progetti (DIS-COLL) è stato modificato per gli eventi verificatisi nel 2022.

Misura 15
TIPO DI MISURA: Implementato

Incrementate le risorse del Fondo per l'Occupazione e la Formazione per sostenere i lavoratori impiegati nelle attività di pesca e call center. Inoltre, è prevista una riduzione dei contributi previdenziali per le imprese che hanno avuto accesso alle procedure di insolvenza e di amministrazione straordinaria.

Misura 16
TIPO DI MISURA: Implementato

Nel periodo 2022-2023 è stata introdotta una legislazione transitoria per affrontare i processi di ristrutturazione delle imprese e le circostanze particolarmente angoscianti dal punto di vista economico da parte dei datori di lavoro che hanno esaurito le possibilità CIGS disponibili.

Misura 17	TIPO DI MISURA: Implementato Istituito un osservatorio permanente presso il Ministero del lavoro e delle politiche sociali incaricato della valutazione indipendente delle norme di sicurezza sociale.
Misura 18
TIPO DI MISURA: Implementato

Il regime di integrazione salariale ordinaria/straordinaria (CIG/CIGS) è esteso ai lavoratori a domicilio e agli apprendisti. Il requisito di anzianità di lavoro è anche ridotto da 90 a 30 giorni. Inoltre, l'importo massimo di CIG/CIGS è unificato e viene modificata la regolamentazione relativa al contributo aggiuntivo del datore di lavoro dovuto in caso di accesso ai regimi di integrazione salariale. Modificata inoltre, la regolamentazione dei casi in cui è possibile integrare i regimi: in particolare, i datori di lavoro possono accedere alla CIGS per ulteriori 12 mesi in caso di riorganizzazione e crisi delle imprese. Tutti i lavoratori che beneficiano di CIGS saranno obbligati a partecipare alla formazione e a corsi di qualificazione. I lavoratori assunti con l'apprendistato professionale avranno accesso ai 12 mesi aggiuntivi CIGS in caso di riorganizzazione e crisi aziendale. Sono state stanziate risorse aggiuntive per circa 2 miliardi di euro nel 2022 e 0,4 nel 2023.

Misura 19
TIPO DI MISURA: Implementato

Dal 1° luglio al 31 dicembre 2021 previsto la corresponsione di un assegno a favore di ciascun figlio minore e a carico in relazione all'ISEE e al numero di figli minori (in particolare se inferiore o superiore a 3). L'importo mensile è maggiorato di 50 euro per ciascun figlio minore con disabilità riconosciuta. Le risorse del fondo per l'assegno sono incrementate anche per gli effetti del D.L. n. 146/2021. La legge di bilancio per il 2023 rivede le disposizioni in materia di assegno unico universale prevedendo che dal 1 gennaio 2023 la maggiorazione mensile per i nuclei familiari con 4 o più figli, pari a 100 euro mensili per nucleo, già riconosciuta per il 2022, è incrementata del 50 per cento e si stabilisce che sia l'importo di 175 euro mensile per ciascun figlio con disabilità a carico senza limiti di età che la maggiorazione sulla base delle condizioni di disabilità, non sono più limitati al solo 2022.

Misura 20
TIPO DI MISURA: Implementato

Incrementate le risorse per il Fondo per le non autosufficienze per 15 milioni per il 2022 e istituito un Fondo con risorse per 5 milioni per il 2022 per la concessione, da parte dei comuni, di agevolazioni per la realizzazione di progetti di coabitazione, libera e volontaria, di persone aventi più di 65 anni di età.

Misura 21
TIPO DI MISURA: Implementato

Stanziate risorse per 50 milioni di euro a favore del Fondo per l'inclusione delle persone con disabilità per ciascuno degli anni 2022 e 2023. Il fondo ha lo scopo di finanziare interventi per la promozione e la realizzazione di infrastrutture, l'inclusione lavorativa, il turismo accessibile e iniziative dedicate alle persone con disturbi dello spettro autistico.

Misura 22
TIPO DI MISURA: Implementato

Istituito un fondo con una dotazione di 50 milioni per rafforzare l'orientamento e il tutoraggio per gli studenti dell'istruzione superiore che, a causa della crisi pandemica, richiedono interventi mirati per porre rimedio ai ritardi nei corsi di istruzione superiore.

26	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 23
TIPO DI MISURA: Implementato

Al fine di potenziare l'assistenza e i servizi relativi a progetti di vita indipendente per persone con disabilità e persone non autosufficienti, il Fondo per i non autosufficienti è stato aumentato di 40 milioni di euro per l'anno 2022.

Misura 24
TIPO DI MISURA: Implementato

Il Fondo per le politiche familiari è stato aumentato di 135 milioni di euro. L'operatività del Fondo per la lotta alla povertà educativa è stata prorogata per l'anno 2022 e il contributo riconosciuto alle fondazioni bancarie per progetti di assistenza sociale sotto forma di credito d'imposta è stato rifinanziato, aumentando l'importo di ulteriori 45 milioni di euro nel 2023.

Misura 25
TIPO DI MISURA: Implementato

La dotazione del Fondo per le politiche giovanili è stata aumentata di 30 milioni per l'anno 2021, allocando tali risorse alle politiche di finanziamento per prevenire e combattere il disagio giovanile e i comportamenti rischiosi.

Misura 26
TIPO DI MISURA: Implementato

La possibilità per i lavoratori autonomi e altre categorie di accedere al Fondo di solidarietà per l'acquisto della prima casa è stata prorogata fino al 31 dicembre. Di conseguenza, il fondo è stato aumentato di 290 milioni per il 2021 e di 250 milioni per il 2022. Sono previste agevolazioni per l'acquisto di una prima casa fino al 31 dicembre 2022, per i giovani al di sotto dei 36 anni. La legge di bilancio per il 2023 proroga al 2023 tutte le suddette agevolazioni.

Misura 27
TIPO DI MISURA: Implementato

Il ‘contratto di rioccupazione’ in vigore dal 1° luglio 2021 al 31 ottobre 2021 è eccezionalmente concepito come un contratto a tempo indeterminato volto per incoraggiare i lavoratori disoccupati ad entrare nel mercato del lavoro durante la fase di recupero delle attività, dopo l'emergenza epidemiologica.

Misura 28
TIPO DI MISURA: Implementato

Per il 2021 è stato istituito un fondo con risorse pari a 550 milioni di euro, al fine di consentire ai comuni di adottare misure urgenti di solidarietà alimentare, nonché di sostenere il pagamento degli affitti per le famiglie in difficoltà.

Misura 29
TIPO DI MISURA: Implementato

Disposizioni che prevedono misure urgenti per contenere gli effetti degli aumenti dei prezzi nel settore dell'elettricità e del gas naturale. Le nuove misure intervengono a vantaggio delle famiglie che beneficiano del 'bonus sociale elettrico': per loro gli effetti del futuro aumento della bolletta energetica sono quasi azzerati. Per circa 6 milioni di piccole e medie imprese (con utenze a bassa tensione fino a 16,5kW) e per circa 29 milioni di clienti domestici, le tariffe relative agli oneri generali di sistema sono state eliminate per il quarto trimestre del 2021.
Per quanto riguarda il gas, gli effetti del previsto aumento delle bollette nel quarto trimestre del 2021 tendono ad essere eliminati per circa 2,5 milioni di famiglie che beneficiano del 'bonus gas'. Nello stesso periodo, per tutti gli utenti di gas naturale, famiglie e imprese, l'IVA (ora 10 e 22 per cento a seconda dei consumi) è portata al 5 per cento e le spese di sistema sono azzerate. La legge di bilancio per il 2022 detta disposizioni in merito al contenimento degli effetti degli aumenti dei prezzi nei settori elettrico e del gas naturale e rafforzamento del bonus sociale elettrico e del gas. I decreti-legge “Aiuti”, “Aiuti bis” ed “Energia” dispongono la rideterminazione delle agevolazioni delle tariffe per la fornitura di energia elettrica riconosciute ai clienti domestici economicamente svantaggiati ed ai clienti domestici in gravi condizioni di salute e della compensazione per la fornitura di gas naturale.

Misura 30
TIPO DI MISURA: Implementato

Riconosciuta un'indennità una tantum di 800 euro ai lavoratori agricoli a tempo determinato che hanno svolto almeno 50 giorni effettivi di lavoro agricolo nel 2020. Un'indennità analoga di 950 euro è riconosciuta ai pescatori autonomi, compresi i membri delle cooperative che non hanno una pensione o altri regimi assicurativi obbligatori.

Misura 31
TIPO DI MISURA: Implementato

l Fondo per la lotta alla povertà e all'esclusione sociale (già istituito) è aumentato di 5 milioni di euro l'anno nel periodo 2021-2023. Le risorse sono destinate a finanziare interventi sperimentali per aiutare i ragazzi di età compresa tra i 18 e i 21 anni a lasciare la famiglia. Per

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quanto riguarda il 2018, i criteri di assegnazione del Fondo sono stati definiti con decreto ministeriale del 18 maggio 2018. Con decreto del MLPS del 2 febbraio 2021 sono state ripartite le quote del fondo per il 2020. Con il D.L. n. 18/2020 sono stati introdotti alcuni margini di flessibilità̀ nell'utilizzo dei servizi finanziati a valere sulla quota servizi del Fondo povertà̀ in favore di utenti in condizione di bisogno in relazione all'emergenza epidemiologica Covid-19.

Misura 32
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 incrementa le risorse destinate al reddito di cittadinanza. Il reddito di cittadinanza è rifinanziato di 200 milioni di euro nel 2021. La legge di bilancio per il 2023 prevede che per l'anno 2023, il reddito di cittadinanza sia riconosciuto per un massimo di sette mensilità, salvo il caso in cui siano presenti nel nucleo familiare persone con disabilità, minorenni o con almeno sessant’anni di età. Dal 1° gennaio 2023, previsto inoltre l’obbligo, per i beneficiari del reddito di cittadinanza, di frequentare, per sei mesi, un corso di formazione e/o riqualificazione professionale, pena la decadenza dal beneficio per l’intero nucleo familiare. La decadenza interviene anche nel caso in cui uno dei componenti il nucleo familiare non accetti la prima offerta congrua.

Misura 33
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 stanzia risorse per il periodo 2021-2023 per remunerare il lavoro di attività di cura non professionale svolta dal caregiver familiare per disabili del nucleo familiare.

Misura 34
TIPO DI MISURA: Implementato

Il contributo supplementare riscosso per l'accesso ai servizi sanitari nazionali a carico delle famiglie (il cosiddetto “Superticket”) è stato abolito a decorrere dal 1º settembre 2020.

Misura 35
TIPO DI MISURA: Implementato

Rifinanziamento, estensione ai lavoratori autonomi e semplificazione dell'uso del “Fondo prestiti per l'abitazione principale”. Introduzione di misure per garantire l'immediata disponibilità delle risorse previste dal “Fondo nazionale per sostenere l'accesso alle abitazioni in affitto” e dal “Fondo inquilini morosi incolpevoli”.

Misura 36
TIPO DI MISURA: Implementato

L'estensione delle prestazioni di invalidità civile già concesse a persone di età superiore ai 60 anni è prevista anche per i beneficiari di 18 anni a partire dal 20 luglio 2020.

Misura 37
TIPO DI MISURA: Implementato

Nelle regioni ‘rosse’ (con un elevato rischio sanitario connesso all'emergenza Covid-19) è concesso un credito d'imposta di 1000 euro per finanziare l'acquisto di servizi di assistenza all'infanzia durante il periodo di sospensione delle attività educative, a beneficio dei lavoratori a progetto registrati presso la Gestione Separata dell'INPS e dei lavoratori autonomi. Per questa misura sono stati stanziati 8 milioni di euro.

Misura 38
TIPO DI MISURA: Implementato

Nel 2020 è previsto fino al 31 agosto 2020 un congedo fino a 30 giorni per i genitori lavoratori, a seguito della sospensione dei servizi di istruzione per i bambini di età inferiore a 12 anni. Il congedo è parzialmente pagato con il 50 per cento del salario e può essere utilizzato dai lavoratori del settore privato, dai lavoratori del progetto registrati nell'INPS ‘Gestione Separata’ e dai lavoratori autonomi. Sono ammissibili anche i dipendenti dei settori della sanità e della sicurezza pubblica. La legge di bilancio per il 2023 aumenta le indennità di congedo parentale dal 30 all'80 per cento per le madri che lavorano per un periodo non superiore a un mese e fino al sesto anno del figlio.

Misura 39	TIPO DI MISURA: Implementato Le famiglie con almeno un figlio a carico possono ottenere la “Family Card” per beneficiare di sconti sugli acquisti in negozi o siti web affiliati.
Misura 40
TIPO DI MISURA: Implementato

Il Fondo di solidarietà per il trasporto aereo è stato finanziato, nell'ambito dell'emergenza Covid, per finanziare il regime delle indennità di disoccupazione (ossia NASpI) e il regime CIG per i lavoratori del trasporto aereo, al fine di garantire la protezione dei lavoratori in caso di cessazione del rapporto di lavoro. La legge di bilancio per il 2021 prevedeva la proroga del CIG in deroga e l'istituzione del Fondo a sostegno delle entrate dei gestori aeroportuali.

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Misura 41	TIPO DI MISURA: Implementato Il decreto-legge “Ristori-ter” stanzia risorse per finanziare i programmi di aiuto alimentare promossi dai Comuni per le persone a basso reddito.
Misura 42
TIPO DI MISURA: Implementato

Il reddito di emergenza (REM) è stato istituito per le famiglie in difficoltà ed è stato finora escluso dalle sovvenzioni attualmente in vigore. Il REM ammonta a 400 euro e nel 2020 sono state stanziate risorse per 955 milioni di euro. Il decreto-legge “Ristori” ha fissato due nuove rate mensili relative a novembre e dicembre 2020 per le persone che avevano già diritto alla prestazione o che avevano percepito nel settembre 2020 un reddito inferiore a quello della prestazione. Il D.L. n. 137/2020 ha stanziato 452 milioni di euro per tale misura. Proroga del Reddito di emergenza per i mesi giugno-settembre 2021.

Misura 43
TIPO DI MISURA: Implementato

Per il 2021 sono stati stanziati ulteriori 100 milioni di euro per finanziare la sovvenzione per l'acquisto di apparecchiature di ricezione televisiva al fine di incoraggiare il rinnovo o la sostituzione di apparecchi televisivi in grado di captare i segnali DVB-TA.

Misura 44
TIPO DI MISURA: Implementato

l beneficio concesso ai lavoratori affetti da patologie correlate all'esposizione all'amianto, attraverso il ‘Fondo per le vittime dell'amianto’, è aumentata del 15 per cento.

Misura 45	TIPO DI MISURA: Implementato Istituita per il periodo 2021-2023 la cassa integrazione straordinaria semestrale per i lavoratori autonomi (ISCRO). I beneficiari partecipano a programmi di formazione.
Misura 46
TIPO DI MISURA: Implementato

Assegno mensile di 550 euro per le madri disoccupate in caso di famiglie con un solo reddito o con una persona con disabilità come componente del nucleo familiare. Stanziati 15 milioni di euro annui per il periodo 2021-2023. Tale beneficio è stato rinnovato con il decreto-legge “Sostegni”.

Misura 47	TIPO DI MISURA: Implementato Rifinanziamento del fondo per sostenere i lavoratori dei call center nel 2021.
Misura 48
TIPO DI MISURA: Implementato

È istituito il Fondo per finanziare la riduzione dei contributi sociali versati dai lavoratori autonomi, per arginare la riduzione temporanea dei contributi versati nel 2021. Per tale disposizione è stato stanziato 1 miliardo di euro. Il fondo è stato rifinanziato con 1500 milioni di euro per il 2021 con il decreto-legge “Sostegni”.

Misura 49	TIPO DI MISURA: Implementato I benefici per i dipendenti delle attività di pesca durante la sospensione dell'attività produttiva legata alla COVID-19 sono prorogati fino al 2021.
Misura 50
TIPO DI MISURA: Implementato

Per novembre 2020 è stata fissata un'indennità di 800 euro per i lavoratori in impianti sportivi che avevano già beneficiato della prestazione di 600 euro stabilita nei D.L. n. 18/2020 e n. 34/2020. L'indennità è stata estesa con decreto-legge “Ristori-bis” a tutti i lavoratori impiegati in attività sportive con rapporto di lavoro terminato ad ottobre 2020. Inoltre, con il decreto-legge “Ristori-quater” è stata istituita una nuova proroga per il mese di dicembre 2020. La legge di bilancio per il 2022 stanzia 50 milioni per il 2023 per gli sgravi contributivi nel settore dilettantistico e prevede per il 2022 la possibilità di fruire del credito d”’ mposta per le erogazioni liberali per interventi di manutenzione e restauro di impianti sportivi pubblici e per la realizzazione di nuove strutture sportive pubbliche.

Misura 51
TIPO DI MISURA: Implementato

Indennità una tantum per i lavoratori autonomi e i lavoratori dipendenti nel settore del turismo, dell'agricoltura, dei servizi domestici, nonché delle attività sportive e di intrattenimento. Il decreto-legge “Agosto” ha istituito un'indennità di 1,000 euro per i lavoratori stagionali e a tempo determinato nel settore turistico, termale e di intrattenimento che hanno cessato involontariamente il loro rapporto di lavoro nel periodo gennaio 2019 e marzo 2020 e senza alcun altro beneficio. I decreti-legge “Ristori” e “Ristori-quater” prevedono una proroga di tale indennità. Il D.L. n. 101/2020 (cvt. in L. n. 126/2020) stabilisce due ulteriori indennità di disoccupazione con i pagamenti mensili.

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Misura 52
TIPO DI MISURA: Implementato

Istituito il fondo per il reddito di ultima istanza, per garantire un sostegno al reddito per i lavoratori autonomi e i dipendenti colpiti dall'emergenza Covid-19. Il fondo viene rifinanziato con 10 milioni di euro al fine di garantire un'indennità (valida per maggio 2020) per i professionisti che sono membri di enti pensionistici legali privati.

Misura 53
TIPO DI MISURA: Implementato

Misure per ampliare il costo del regime straordinario di integrazione salariale (CIGS): i) proroga, per il periodo 2021-2022, della possibilità per le imprese di accedere alla CIGS fino a 12 mesi; ii) estensione della possibilità per le imprese strategiche ed economicamente rilevanti di accedere ad un ulteriore periodo di CIGS per il periodo 2021-2022; iii) finanziamento di 180 milioni di euro per la proroga della CIGS e la deroga dei programmi di mobilità per i beneficiari nelle zone di crisi industriale. Anche i lavoratori occupati in imprese sequestrate e confiscate alla mafia beneficeranno della CIGS nel periodo 2021-2023. Ulteriori 190 milioni di euro sono destinati alla proroga della CIGS e dei programmi di mobilità nel 2021 in aree di crisi complesse.

Misura 54
TIPO DI MISURA: Implementato

L'utilizzo delle prime 9 settimane non comporterà alcun costo, mentre un contributo aggiuntivo è previsto per le ulteriori 9 settimane per i datori di lavoro che hanno subito perdite di reddito inferiori al 20 per cento nel primo semestre del 2020. Le imprese che rinunciano a derogare al regime CIG nel 2020 beneficeranno di un'esenzione contributiva fino a 4 mesi. L'esenzione degli oneri sociali contributivi è aumentata a 8 settimane fino al 31 marzo 2021 con la legge di bilancio per il 2021.

Misura 55
TIPO DI MISURA: Implementato

La durata del regime specifico di integrazione salariale (CIG) in deroga con causale Covid-19 è stata prorogata per un totale di 18 settimane fino al 31 dicembre 2020. A sostegno dei lavoratori che non rientrano nel regime ordinario CIG, è previsto un'integrazione salariale supplementare. Il decreto-legge “Ristori” ha ulteriormente prorogato la CIG straordinaria di ulteriori 6 settimane fino al 31 gennaio 2021. La legge di bilancio per il 2021 ha prorogato la durata del regime CIG di altre 12 settimane fino al 31 marzo 2021. Anche i settori dell'agricoltura e della pesca, e il settore portuale sono stati interessati da interventi di integrazione salariale. Nel decreto-legge “Sostegni” si prevede che i lavoratori che sospendono o riducono la loro attività lavorativa a causa di eventi attribuibili all'emergenza epidemiologica della COVID-19 possono ricorrere a regimi straordinari di integrazione salariale, a condizione che nella prima metà dell'anno 2021 il datore di lavoro abbia subito un calo del fatturato del 50 per cento rispetto alla prima metà del 2019. I trattamenti sono consentiti per una durata massima di 26 settimane e fino al 31 dicembre 2021.
La possibilità di avviare procedure di licenziamento individuale e collettivo è preclusa ai datori di lavoro privati che, a partire dal 1º luglio 2021 e fino al 31 dicembre, 2021, sospendono o riducono la loro attività lavorativa a causa di eventi imputabili all'emergenza epidemiologica e presentano domanda di concessione del regime di integrazione salariale ordinaria. Ai datori di lavoro che non possono ricorrere a trattamenti di integrazione salariale viene concesso, entro il limite di spesa di 351 milioni per il 2021, un trattamento straordinario di supplemento salariale per un massimo di 13 settimane utilizzabili fino al 31 dicembre 2021.Il decreto-legge “Sostegni bis” prevede inoltre che da maggio a dicembre 2021 è possibile prorogare per un massimo di sei mesi il regime straordinario di integrazione salariale per le imprese di particolare importanza strategica che stanno interrompendo la loro attività produttiva, se le azioni necessarie per salvaguardare l'occupazione o chiudere l'attività hanno incontrato fasi di particolare complessità. L'estensione di sei mesi del supplemento salariale straordinario può essere eccezionalmente estesa al settore aereo. La deroga CIG relativa a Covid-19 è aumentata di 13 settimane nel periodo ottobre-dicembre 2021 con un onere aggiuntivo di 657,9 milioni di euro. Analogamente, il periodo di CIG nel settore tessile e del cuoio è aumentato di 9 settimane fino a dicembre 2021 con un onere di 140,5 milioni di euro. Il decreto-legge “Sostegni ter” dispone la proroga fino al 31 marzo 2022, per un periodo massimo di ventisei settimane, di trattamenti ordinari di integrazione salariale con causale COVID-19 concessi in favore di imprese con un numero di lavoratori dipendenti non inferiore a mille e che gestiscano almeno uno stabilimento industriale di interesse strategico nazionale. Il D.L. n. 21/2022 prevede la possibilità di riconoscimento (entro determinati limiti di settimane), nel 2022, anche in deroga ai limiti di durata vigenti, di periodi di trattamento ordinario di integrazione salariale o, con riferimento ad alcuni datori di lavoro, di periodi di assegno di integrazione salariale

Osservazioni
Situazione attuale

30	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

CSR 2.2: Attenuare l'impatto della crisi sull'occupazione, anche mediante modalità
di lavoro flessibili.

Misure
Misura 1
TIPO DI MISURA: Implementato

Esenzione dei contributi sociali del datore di lavoro del gennaio 2021 per le imprese appartenenti ai settori agricolo, della pesca e dell'acquacoltura, nonché per gli agricoltori professionali e diretti. Il D.L. n. 21/2022 aumenta di 35 milioni di euro, per l'anno 2022, il Fondo per lo sviluppo e il sostegno del settore agricolo, della pesca e dell'acquacoltura. Il D.L. n. 50/2022 aumenta il fondo di 20 milioni di euro. Il decreto-legge “Aiuti bis” aumenta di 200 milioni di euro il Fondo nazionale di solidarietà per il sostegno alle imprese agricole che sono state danneggiate dall'eccezionale carenza idrica dal maggio 2022. La legge di bilancio per il 2023 rifinanzia il Fondo per 4 milioni per ciascuno degli anni 2023, 2024 e 2025.

Misura 2
TIPO DI MISURA: Implementato

È riconosciuta un'indennità relativa all'emergenza COVID-19 a favore dei lavoratori temporanei (lavoratori in somministrazione) nel settore sanitario, in servizio il 1º maggio 2021. A questa misura sono assegnati 8 milioni di euro per il 2021.

Misura 3
TIPO DI MISURA: Implementato

Introdotta una indennità in favore di operatori nel settore dello sport proporzionale al reddito percepito nell’anno di imposta 2019. Il riconoscimento dell'indennità è subordinato alla condizione che i soggetti, in conseguenza dell’emergenza COVID-19, abbiano cessato, ridotto o sospeso la loro attività; le risorse a disposizione per tale misura sono pari a 350 milioni di euro per il 2021.

Misura 4
TIPO DI MISURA: Implementato

Riconosciuta una indennità una tantum pari a 2.400 euro in favore di: lavoratori dipendenti stagionali, a tempo determinato ed in regime di somministrazione nei settori del turismo, degli stabilimenti termali e altri settori; lavoratori intermittenti ed alcune categorie particolari di lavoratori autonomi; lavoratori dello spettacolo. La nuova indennità è erogata nel limite di spesa complessivo di 897,6 milioni di euro per l'anno 2021.

Misura 5	TIPO DI MISURA: Implementato Viene introdotta un'indennità a favore dei lavoratori portuali per le giornate di mancato avviamento al lavoro con una dotazione di 2,7 milioni di euro per il 2021.
Misura 6
TIPO DI MISURA: Implementato

Viene preclusa ai datori di lavoro, salve specifiche eccezioni, la possibilità di avviare procedure di licenziamento e di recedere dal contratto per giustificato motivo oggettivo: a) fino al 30 giugno 2021, per coloro che richiedano il trattamento di cassa integrazione ordinaria; b) dal 1° luglio 2021 al 31 ottobre 2021, per coloro che richiedano l’assegno ordinario e il trattamento di integrazione salariale in deroga.

Misura 7
TIPO DI MISURA: Implementato

Previste una serie di proroghe relative ai trattamenti ordinari di integrazione salariale, agli assegni ordinari di integrazione salariale e ai trattamenti di integrazione salariale in deroga, già riconosciuti secondo una disciplina transitoria posta in relazione all’emergenza epidemiologica da COVID-19. Il decreto-legge “Sostegni ter” esclude l'applicazione della relativa contribuzione addizionale a carico del datore per i trattamenti ordinari o straordinari di integrazione salariale, nonché per gli assegni ordinari di integrazione salariale (a carico del FIS dell'INPS), fruiti dai datori di lavoro di alcuni settori nel periodo 1 gennaio 2022-31 marzo 2022. I settori interessati fanno parte degli ambiti del turismo, della ristorazione, dei parchi divertimenti e parchi tematici, degli stabilimenti termali, delle attività ricreative, dei trasporti, dei musei, degli spettacoli, delle feste e cerimonie.

Misura 8
TIPO DI MISURA: Attuato (31/01/2022 15:32)

I genitori di bambini di età inferiore a 14 anni possono beneficiare dei congedi dal lavoro in caso di sospensione del l'attività scolastica in seguito a contagio da COVID-19.

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Misura 9
TIPO DI MISURA: Implementato

Il periodo di quarantena connesso alla COVID-19 trascorso dai dipendenti del settore privato è considerato e pagato dall'INPS — fino al 31 dicembre 2021 — come periodo malato. Simultaneamente, i lavoratori particolarmente fragili (privati e pubblici) possono perdere il lavoro ed essere pagati con lo stesso beneficio delle persone ospedalizzate.

Misura 10
TIPO DI MISURA: Implementato

Istituito un fondo per sostenere i lavoratori a tempo determinato con un “ciclo verticale”. In particolare, la disposizione riguarda i lavoratori a tempo parziale che lavorano a tempo pieno solo in alcuni periodi. Un decreto stabilirà il modo di utilizzare le risorse.

Misura 11
TIPO DI MISURA: Implementato

Vengono introdotti alcuni vincoli procedurali per i licenziamenti di oltre 50 lavoratori avvenuti in seguito alla chiusura di una struttura nel Paese. In caso di violazione dei suddetti vincoli procedurali, i licenziamenti sono nulli con il seguente obbligo di versare i contributi all'INPS.

Misura 12
TIPO DI MISURA: Implementato

Varato un Piano triennale 2019-2021 per la non autosufficienza, al fine di rafforzare gli interventi a favore dei disabili, definendo al contempo livelli di servizio essenziali.

Misura 13
TIPO DI MISURA: Implementato

Risorse pari a 400.000 euro per il 2021 al fine di garantire attività di inclusione sociale per le persone con disabilità diverse, conformemente alla convenzione delle Nazioni Unite ratificata con la legge n. 18/2009.

Misura 14
TIPO DI MISURA: Implementato

Potenziato il sistema dei servizi sociali comunali (in particolare per i disabili e l'infanzia). In particolare, viene assegnato un contributo (compreso tra 20.000 e 40.000 euro) per ciascun assistente sociale a tempo indeterminato. A tal fine saranno stanziati annualmente 180 milioni di euro.

Misura 15
TIPO DI MISURA: Implementato

L'equiparazione del periodo trascorso in quarantena o in permanenza domiciliare fiduciaria al ricovero ospedaliero e, quindi, la conseguente esclusione dal periodo massimo di mantenimento del posto in caso di malattia e infortunio (periodo di comporto) è prevista anche nel settore privato.

Misura 16	TIPO DI MISURA: Implementato Il Bonus bebè è stato rinnovato per il 2021.
Misura 17
TIPO DI MISURA: Implementato

Nel 2021 sono stati stanziati 3 miliardi di euro per il Fondo assegno universale e servizi alla famiglia e altre misure correlate. Una quota del Fondo per le misure di riforma del sistema fiscale, a partire dal 2022 sarà assegnata all'assegno universale e ai servizi alle famiglie. L'assegno per i figli è fissato in funzione del numero di figli a carico. Ad aprile 2021 è stata approvata la legge delega sul beneficio universale per i bambini. A dicembre è stato approvato il decreto legislativo n. 230/2021 che disciplina la materia. Il decreto-legge “Sostegni ter” prevede l'esclusione dei figli a carico dalla relativa detrazione per i carichi di famiglia. Il decreto-legge “Semplificazioni” inserisce tra i nuclei familiari aventi diritto all'assegno dei nuclei familiari orfanili, composti da almeno un orfano maggiorenne, con disabilità grave e già titolare di un trattamento pensionistico. Inoltre per il 2022: la misura di base dell'assegno in esame per ciascun figlio maggiorenne a carico e disabile viene equiparata a quella generale prevista per ciascun figlio minorenne a carico, la maggiorazione dell'assegno prevista per ciascun figlio minorenne a carico e disabile viene estesa per i figli maggiorenni - a carico e disabili - di età inferiore a ventuno anni; si prevede un importo aggiuntivo dell'assegno pari a 120 euro per i nuclei familiari con almeno un figlio a carico con disabilità.

Misura 18
TIPO DI MISURA: Implementato

I genitori, lavoratori dipendenti e che hanno figli di 16 anni (14 anni nella versione precedente) in quarantena possono svolgere il loro lavoro in modalità “agile”. Nel caso di bambini di età compresa tra i 14 e i 16 anni, i genitori possono ottenere un congedo non retribuito con il diritto di conservare il loro posto di lavoro. Complessivamente, nel 2020 è stato stanziato un finanziamento di 45.5 milioni di euro. Previsto un ulteriore congedo per il periodo di quarantena dei bambini durante la frequenza scolastica. Aumento del numero di congedi giornalieri ai sensi della legge n. 104/1990.

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 19	TIPO DI MISURA: Implementato Il ‘Fondo per le politiche familiari’ è stato aumentato, al fine di favorire il reinserimento nel mercato del lavoro delle lavoratrici madri dopo la nascita dei figli.
Misura 20
TIPO DI MISURA: Implementato

Al fine di promuovere politiche a sostegno delle famiglie, il rafforzamento dei congedi di paternità è confermato nel 2021 con un aumento da 7 a 10 giorni. La legge di bilancio per il 2022 ha reso strutturale questa disposizione.

Misura 21
TIPO DI MISURA: Implementato

Nelle regioni “rosse” (con un elevato rischio sanitario connesso all' emergenza Covid-19) i genitori lavoratori dipendenti possono svolgere il loro lavoro in modalità 'agile' o accedere a un congedo retribuito del 50 per cento in caso di sospensione delle attività di istruzione secondaria inferiore.

Misura 22
TIPO DI MISURA: Implementato

Al fine di evitare conseguenze negative per i contratti a tempo determinato esistenti, le condizioni per il rinnovo o la proroga dei contratti — una sola volta per 12 mesi, entro il limite di un totale di 24 mesi — sono state inizialmente estese fino al 30 agosto 2020. Successivamente, si è prorogata fino al 31 dicembre 2020. Infine, con la legge di bilancio 2021 il termine è stato posticipato al 31 marzo 2021.

Misura 23
TIPO DI MISURA: Implementato

L'avvio di procedimenti individuali di licenziamento per giustificati motivi oggettivi è escluso fino al 15 novembre 2021, tranne nei casi di scioglimento di imprese o accordi con i sindacati bave adottati come misure di emergenza. Il decreto-legge “Ristori” ha esteso tale mandato al 31 gennaio 2021. Un'altra proroga fino a marzo 2021 è stata prevista mediante la legge di bilancio per il 2021. Il divieto di licenziamento è prorogato fino a dicembre 2021.

Misura 24	TIPO DI MISURA: Implementato L'indennità di maternità è prorogata di 3 mesi a determinate condizioni.
Osservazioni
Situazione attuale

CSR 2.3: Sostegno attivo all'occupazione.

Misure
Misura 1
TIPO DI MISURA: Implementato

Previsto l'esonero contributivo per i contratti di lavoro dipendente a tempo determinato stipulati nel primo trimestre del 2022, anche per i contratti di lavoro stagionale, limitatamente al periodo del rapporto di lavoro previsto dal contratto e comunque sino ad un massimo di tre mesi, nei settori del turismo e degli stabilimenti termali. Tale beneficio è riconosciuto per un massimo di 8.060 euro annui per lavoratore. Il D.L. n. 21/2022 riconosce entro determinati limiti di spesa l’esonero contributivo previsto dalla normativa vigente per le assunzioni a tempo indeterminato, effettuate nel 2021 e nel 2022, di lavoratori di qualsiasi età provenienti da imprese in crisi.

Misura 2
TIPO DI MISURA: Implementato

Aumento degli stanziamenti per il Fondo di solidarietà comunale (FSC) con l'obiettivo di aumentare il numero di posti disponibili negli asili nido. Il decreto-legge “Sostegni ter” assegna 400 milioni di euro per il 2022 al Fondo per la sovvenzione statale per i costi sanitari aggiuntivi connessi alla pandemia sostenuti da regioni e province autonome nel 2021.

Misura 3
TIPO DI MISURA: Implementato

Creato un sistema di certificazione della parità di genere e un meccanismo premiale. Istituita una task-force per raccogliere dati disaggregati per genere. Il sistema di certificazione sarà attuato entro il secondo quadrimestre del 2022.

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Misura 4
TIPO DI MISURA: Implementato

I governi locali, le associazioni dei datori di lavoro e i sindacati possono concludere un accordo sull'offerta di corsi di formazione nei settori della trasformazione ecologica e digitale nel contesto della GOL (Garanzia per l'Occupabilità dei Lavoratori). Inoltre, il programma GOL includerà anche i lavoratori autonomi che cessano definitivamente le loro attività professionali; questi ultimi beneficeranno di un'assistenza intensiva per l'integrazione nel mercato del lavoro.

Misura 5
TIPO DI MISURA: Implementato

Il Reddito da Cittadinanza è finanziato a partire dal 2022 e viene modificato il sostanziale quadro normativo del beneficio. Ulteriori risorse sono destinate a finanziare le attività svolte dai Centri per l'impiego per attuare politiche attive del mercato del lavoro a favore dei giovani.

Misura 6
TIPO DI MISURA: Implementato

I lavoratori affetti da sindrome di spettro autistico possono essere assunti da start-up sociali. Il reddito guadagnato dai lavoratori non è considerato imponibile. I datori di lavoro possono beneficiare dell'esenzione dalle imposte sul reddito degli utili nei primi 5 anni e di un'esenzione dei contributi sociali pari al 70 per cento del reddito da lavoro. Questa misura è subordinata alla condizione dell'autorizzazione dell'Unione europea.

Misura 7	TIPO DI MISURA: Implementato I contributi previdenziali a carico del datore di lavoro sono ridotti del 50 per cento per le donne con figli.
Misura 8
TIPO DI MISURA: Implementato

I dipendenti delle cooperative possono beneficiare di un'esenzione dai contributi sociali dei datori di lavoro del 100 per cento fino a 6.000 euro su base annua per un periodo fino a 24 mesi dalla costituzione delle cooperative.

Misura 9
TIPO DI MISURA: Implementato

L'esenzione totale dei contributi previdenziali a carico del datore di lavoro prevista per i contratti di formazione di primo livello è prorogata al 2022. Questa esenzione è relativa ai datori di lavoro con nove o meno dipendenti.

Misura 10
TIPO DI MISURA: Implementato

L'esenzione dai contributi previdenziali dei lavoratori è garantita per l'assunzione a tempo indeterminato nel 2022 di lavoratori precedentemente impiegati durante la crisi pandemica. La legge di bilancio per il 2023 reintroduce, dal 1° gennaio 2023 al 31 dicembre 2023, un esonero sulla quota dei contributi previdenziali dovuti dai lavoratori dipendenti pubblici e privati, esclusi i lavoratori domestici, già previsto per il 2022. Tale esonero è pari al 2 per cento se la retribuzione imponibile non eccede l'importo mensile di 2.692 euro e al 3 per cento se la medesima retribuzione non eccede l'importo mensile di 1.923 euro.

Misura 11	TIPO DI MISURA: Implementato Viene introdotta la definizione di stage curriculare e un accordo nella Conferenza Stato Centrale - Regioni - Province Autonome per definire le linee guida.
Misura 12
TIPO DI MISURA: Implementato

Previsto un piano strategico nazionale per l'uguaglianza di genere, con l'obiettivo di colmare il divario di genere nel mercato del lavoro. Le risorse del Fondo per le politiche in materia di diritti e pari opportunità saranno utilizzate per il finanziamento del presente piano, che sarà aumentato di 5 milioni di euro a partire dal 2022. La legge di bilancio per il 2023 incrementa le risorse del fondo portandole da 5 a 15 milioni di euro annui dal 2023. al fine di potenziare le azioni previste dal Piano strategico nazionale contro la violenza sulle donne. Sono stanziati inoltre 2 milioni di euro per il 2023 e 7 milioni di euro annui dal 2024, da destinare all’attuazione del Piano nazionale d'azione contro la tratta e il grave sfruttamento degli esseri umani.

Misura 13
TIPO DI MISURA: Implementato

Istituito un fondo, con una dotazione di 20 milioni per l'anno 2021, chiamato ‘Scuole dei mestieri’, volto a promuovere una maggiore integrazione tra il sistema di politiche attive del mercato del lavoro e il sistema industriale, la transizione verso l'occupazione e la formazione dei lavoratori in settori particolarmente specializzati.

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 14
TIPO DI MISURA: Implementato

Per il 2021 sono stati stanziati 70 milioni di euro, per far fronte ai costi operativi dei centri pubblici per l’impiego, in relazione all'aumento del personale previsto dal piano straordinario di rafforzamento dei centri di collocamento e delle politiche attive del mercato del lavoro.

Misura 15
TIPO DI MISURA: Implementato

Il Fondo per promuovere la parità di genere è istituito con risorse pari a 1 milione di euro all'anno nel periodo 2021-2023. Le risorse saranno dedicate anche alle associazioni del Terzo Settore.

Misura 16	TIPO DI MISURA: Implementato Il ‘Fondo a sostegno del Venture Capital’ è stato rifinanziato. Il Fondo è finalizzato a sostenere iniziative imprenditoriali femminili altamente innovative.
Misura 17
TIPO DI MISURA: Implementato

Il Fondo di sostegno all’imprenditorialità femminile è istituito con risorse pari a 20 milioni di euro in ciascuno degli anni 2021 e 2022. Attraverso questo Fondo saranno finanziate iniziative imprenditoriali. Inoltre, è istituita la commissione per le donne e le imprese incaricata di definire le linee di attuazione.

Misura 18
TIPO DI MISURA: Implementato

Il ‘Fondo sociale per l'occupazione e la formazione’ è rifinanziato con 600 milioni nel 2021 e 200 milioni nel 2022. A partire dal 2021, 10 milioni di euro saranno assegnati annualmente a ANPAL Servizi S.p.A. Istituito il “Fondo per l'attuazione delle Politiche attive del mercato del lavoro incluse in quelle finanziate da REACT-EU”. Queste risorse saranno utilizzate per finanziare il programma “Garanzia per l'occupabilità” (GOL), compreso l'inserimento nel mercato del lavoro e l'Assegno di ricollocazione per i beneficiari del regime di assicurazione contro la disoccupazione e CIG. Una delibera ANPAL definirà le modalità di esborso dopo l'approvazione da parte della Commissione europea. Rifinanziato da decreto-legge “Sostegni” (D.L. n. 41/21) con 480 milioni di euro per il periodo 2021-2022. Lo stesso decreto stanzia anche risorse aggiuntive per il regime straordinario CIG 2021 a favore dei lavoratori del gruppo ILVA, nonché per il riconoscimento di benefici aggiuntivi per i lavoratori aeroportuali. La legge di bilancio per il 2023 incrementa le risorse del Fondo sociale per occupazione e formazione per 250 milioni per il 2023 per diversi interventi come, ad esempio, il riconoscimento dei trattamenti di integrazione salariale straordinaria e di mobilità in deroga in favore dei lavoratori delle imprese operanti in aree di crisi industriale complessa e le misure di sostegno al reddito per i lavoratori dipendenti delle imprese del settore dei call center.

Misura 19
TIPO DI MISURA: Implementato

Incrementate le risorse per il sistema ‘duale’ di istruzione e lavoro per 55 e 50 milioni, rispettivamente per il 2021 e il 2022, al fine di sviluppare competenze trasversali e orientamento. Il Fondo per l'istruzione secondaria superiore (ITS) è aumentato di 20 milioni di euro nel 2021.

Misura 20
TIPO DI MISURA: Implementato

Il D.L. n. 34/2019 (L. n. 58/2019) ha istituito, per il periodo 2019-2020, il cd. contratto di salvaguardia interprofessionale (che sostituisce il precedente contratto di solidarietà) che consente alle imprese con almeno 1000 dipendenti di promuovere contratti collettivi di programmazione delle assunzioni. In particolare, le imprese possono stabilire l'assunzione di nuove competenze e flussi di pensionamento anticipato delle professionalità esistenti. La legge di bilancio per il 2021 estende tale programma al 2021 e riduce la soglia di dimensione dell'impresa a 500 dipendenti. La legge di bilancio per il 2022 ha prorogato l'accordo al 2022 e al 2023 e ridotto la soglia di 50 dipendenti e istituisce un Fondo per le assunzioni a tempo indeterminato nelle pubbliche amministrazioni, per il personale degli enti pubblici non economici dello Stato.

Misura 21
TIPO DI MISURA: Implementato

L'esenzione del pagamento dei contributi sociali per l'assunzione di donne — attualmente in vigore ai sensi della legge n. 92/2012 — è esteso al periodo 2021-2022. Attualmente il beneficio ammonta al 50 per cento di riduzione, fino a 3,000 euro all'anno; ai sensi delle nuove disposizioni il tasso di riduzione è portato al 100 per cento fino a 6,000 euro all'anno.

Misura 22
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 prevede tre incentivi: i) gli imprenditori agricoli di età inferiore a 40 anni che hanno appena avviato l'attività sono totalmente esentati dal pagamento dei contributi sociali per 2 anni; ii) le federazioni e gli organismi sportivi possono beneficiare di tagli ai contributi sociali da pagare per il loro personale con una dotazione complessiva di 50 milioni di euro all'anno nel 2021 e nel 2022; iii) sospensione del pagamento dei contributi sociali da parte di federazioni e organismi sportivi fino al 30 maggio 2021.

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Misura 23
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 prevede una decontribuzione del 100 per cento per 4 anni per l'assunzione di dipendenti di età inferiore ai 36 anni fino a 6.000 euro all'anno (per il periodo 2021-2022). La legge di bilancio per il 2023 proroga gli esoneri contributivi riconosciuti ai datori di lavoro privati per le assunzioni, effettuate nel 2023, di determinati soggetti e ai coltivatori diretti e agli imprenditori agricoli professionali di età inferiore a quarant'anni per la promozione dell’imprenditoria in agricoltura. La legge di bilancio per il 2023 inoltre estende le agevolazioni per le assunzioni di donne a quelle effettuate a decorrere dal 1º gennaio 2023 al 31 dicembre 2023.

Misura 24
TIPO DI MISURA: Implementato

Dal 1°ottobre 2020 al 31 dicembre 2020 è prevista una riduzione del 30 per cento dei contributi dovuti, per tutti i dipendenti delle imprese situate nel Sud e nelle principali isole. L'incentivo è prorogato al 2021-2029; la misura sarà efficace previa approvazione della Commissione europea.

Misura 25
TIPO DI MISURA: Implementato

Riduzione del 50 per cento dei contributi sociali per i datori di lavoro privati che assumono dipendenti con meno di 35 anni nel periodo 2019-2020. Nel 2021 prevista una decontribuzione del 100 per cento per 3 anni per l'assunzione di dipendenti sotto i 35 anni fino a 6.000 euro all'anno (Legge di bilancio per il 2021 nel periodo 2021-2022). L'INPS ha pubblicato una circolare nell'aprile 2021.

Misura 26
TIPO DI MISURA: Implementato

Per sostenere l'occupazione nel 2020 sono state introdotte misure di sgravio fiscale: i) esenzione dal versamento dei contributi per 4 mesi per gli imprenditori che non si sono avvalsi della CIG con causale Covid-19; ii) esenzione dal versamento dei contributi per 6 mesi per i contratti a tempo indeterminato conclusi entro il 31 dicembre 2020; iii) esenzione dal versamento dei contributi per 3 mesi per i contratti a tempo determinato nel settore del turismo.

Misura 27
TIPO DI MISURA: Implementato

Nel contesto dell'emergenza Covid, i datori di lavoro hanno la possibilità di stipulare un contratto con cittadini stranieri residenti sul territorio nazionale o di dichiarare l'esistenza di un rapporto di lavoro non registrato.

Misura 28
TIPO DI MISURA: Implementato

Nel febbraio 2020 è stato avviato il piano triennale 2020-2022 di lotta contro lo sfruttamento del lavoro in agricoltura e il “Caporalato”, che rafforza le misure di prevenzione e sorveglianza, anche attraverso lo sviluppo di un sistema di informazione che agevoli l'incontro tra domanda e offerta di lavoro.

Misura 29
TIPO DI MISURA: Implementato

Istituito il “Fondo per le nuove competenze” per finanziare le ore di formazione e i percorsi di ricollocazione dei lavoratori, al fine di consentire alle parti sociali di concludere un accordo collettivo per la riassegnazione degli orari, assegnando parte delle ore di lavoro alle attività di formazione.

Misura 30
TIPO DI MISURA: Implementato

È stato approvato un piano di investimenti per il rilancio della rete di servizi per la ricerca di un impiego e dei servizi sociali, al fine di rafforzare i Centri per l'Impiego. Particolare attenzione sarà prestata anche al funzionamento della piattaforma informativa GEPI per il coordinamento dei comuni.

Misura 31
TIPO DI MISURA: Implementato

I beneficiari della rete di sicurezza sociale e del regime del reddito di cittadinanza (RdC) potranno stipulare contratti con i datori di lavoro del settore agricolo per un periodo non superiore a 30 giorni.

Misura 32
TIPO DI MISURA: Implementato

Sono finanziate iniziative volte ad introdurre interventi per il potenziamento dei centri estivi diurni, dei servizi socioeducativi territoriali e dei centri con funzione educativa e ricreativa, durante il periodo estivo, per i minori di età compresa tra 0 e 16 anni, nonché progetti volti a contrastare la povertà educativa e ad incrementare le opportunità culturali e educative dei minori.

Osservazioni
Situazione attuale

36	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

CSR 2.4: Rafforzare l'apprendimento a distanza e il miglioramento delle competenze, comprese quelle digitali.

Misure
Misura 1
TIPO DI MISURA: Implementato

Previste forme di premialità e progressione di carriera per gli insegnanti di ruolo, legati al positivo superamento dei percorsi formativi. In particolare: un compenso una tantum di carattere accessorio, stabilito dalla contrattazione collettiva nazionale, non inferiore al 10 per cento e non superiore al 20 per cento del trattamento stipendiale in godimento, riconosciuto al superamento del percorso formativo triennale e solo in caso di valutazione individuale positiva; possibilità di accedere alla qualifica di docente esperto, che comporta il diritto a un assegno annuale ad personam di importo pari a 5.650 euro che si somma al trattamento stipendiale in godimento, riconosciuta a coloro che abbiano conseguito una valutazione positiva nel superamento di tre percorsi formativi consecutivi e non sovrapponibili. La legge di bilancio per il 2023 introduce, a decorrere dall'a.s. 2024/2025, una nuova disciplina relativa alla determinazione dei criteri per la definizione del contingente organico dei dirigenti scolastici e dei direttori dei servizi generali e amministrativi e la sua distribuzione tra le Regioni. La legge di bilancio per il 2023 inoltre stanzia risorse per la valorizzazione del personale scolastico con particolare riferimento alle attività di orientamento, di inclusione e di contrasto alla dispersione scolastica.

Misura 2
TIPO DI MISURA: Implementato

La legge di bilancio per il 2022 stanzia risorse per il rafforzamento dei servizi abitativi a disposizione degli studenti. nell'ambito del PNRR si prevede l'intervento di riforma denominato “Alloggi per gli studenti e riforma della legislazione sugli alloggi per studenti” (M4-C1-R.1.7). La legge di bilancio per il 2023 incrementa per il 2023 e il 2024 le risorse del Fondo destinato alla copertura dei fabbisogni alloggiativi degli studenti universitari fuori sede.

Misura 3
TIPO DI MISURA: Implementato

Per il 2021 sono stati stanziati 78,5 milioni di euro per il Fondo relativo alle esigenze emergenziali del sistema dell’università, delle istituzioni di alta formazione artistica musicale e coreutica e degli enti di ricerca. La legge di bilancio per il 2023 incrementa le risorse del fondo per la valorizzazione delle università a vocazione collegiale. Il Fondo è ripartito, per una quota del 50 per cento, in base al rapporto tra gli studenti iscritti all'ateneo e i posti riservati nei collegi agli studenti iscritti all'ateneo e, per una quota del 50 per cento, in ragione dell'impegno economico sostenuto per la formazione degli studenti, delle caratteristiche organizzative degli stessi nonché della polifunzionalità degli spazi disponibili e dei servizi offerti.

Misura 4
TIPO DI MISURA: Implementato

Aumento (35 milioni di euro) dei finanziamenti disponibili per l'acquisto di dispositivi per completare il programma a sostegno dell'utilizzo delle attività didattiche digitali nelle regioni del Mezzogiorno.

Misura 5
TIPO DI MISURA: Implementato

Assegnati agli istituti di istruzione superiore per l'arte, la musica e la danza (AFAM) 12 milioni di euro f per investimenti finalizzati all'apertura di nuove sedi o alla protezione di immobili particolarmente rilevanti dal punto di vista architettonico nel contesto della riqualificazione delle aree urbane svantaggiate. Inoltre, il Governo contribuirà per il 75 per cento (rispetto al 50 per cento precedentemente previsti) al costo di costruzione di alloggi e residenze per studenti universitari e istituzioni AFAM: gli interventi sono finanziati attraverso le risorse PNRR. Migliorato il valore dei titoli AFAM. La legge di bilancio per il 2023 incrementa di 250 milioni di euro per ciascuno degli anni 2024 e 2025 il Fondo integrativo statale per la concessione di borse di studio, da destinare agli studenti universitari e AFAM, anche al fine di dare continuità alle misure adottate nell’ambito del PNRR.

Misura 6
TIPO DI MISURA: Implementato

La legge di bilancio per il 2022 stanzia risorse per la mobilità di studenti universitari italiani verso l'estero e per potenziare la promozione della frequenza di corsi di livello universitario o post-universitario in Italia da parte di studenti stranieri.

Misura 7
TIPO DI MISURA: Implementato

Alle aziende che sostengono spese per attività di formazione professionale di alto livello nel periodo fiscale successivo a quello in corso al 31 dicembre 2020, viene concesso un credito d'imposta del 25 per cento. I corsi devono svolgersi in aree legate allo sviluppo di nuove tecnologie e allo studio approfondito delle tecnologie previste dal Piano Nazionale Industria 4.0, quali big data e analisi dati, cloud e fog computing, cyber security, sistemi cyberfisici ecc.

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Misura 8
TIPO DI MISURA: Implementato

Riconosciuto un contributo totale di 2 milioni di euro è per l'anno 2021 alle università statali e non statali legalmente riconosciute del Sud che hanno un numero di studenti non superiore a 9.000 per promuovere lo sviluppo e migliorare l'attrattiva delle università del Sud. La legge di bilancio per il 2023 porta dal 20 al 30 per cento la quota massima da ripartire tra le università non statali legalmente riconosciute per incentivare la correlazione tra la distribuzione delle risorse statali e il conseguimento di risultati di particolare rilievo nel campo della didattica e della ricerca.

Misura 9
TIPO DI MISURA: Implementato

Per ridurre il divario digitale, alle famiglie a basso reddito (ISEE non superiore a 20000 euro), con almeno un membro iscritto a corsi di istruzione scolastica o universitaria, è stato concesso un dispositivo mobile gratuito con connettività per un anno.

Misura 10
TIPO DI MISURA: Implementato

Risorse per 100.000 euro per ogni anno del triennio 2021-2023, da distribuire tra le università che avviano master di secondo livello in medicina clinica termale sulla base di accordi con la Fondazione per la ricerca scientifica termale (FORST).

Misura 11
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 prevede un credito d'imposta per donazioni effettuate nel 2021 o nel 2022 sotto forma di borse di studio, iniziative di formazione volte allo sviluppo e all'acquisizione di competenze manageriali promosse da università pubbliche e private, istituti di formazione avanzata, scuole pubbliche o private di formazione manageriale. Il decreto-legge “Sostegni bis” abroga la norma (co. 536) e prevede un credito d'imposta fino al 100 per cento per le piccole e microimprese, fino al 90 per cento per le medie imprese e fino all'80 per cento per le grandi imprese dell'importo delle donazioni effettuate fino all'importo massimo di 100.000 euro.

Misura 12
TIPO DI MISURA: Implementato

Aumento delle risorse per l'avanzamento di carriera dei ricercatori universitari e aumento della quota riservata alla copertura dei posti attraverso la valutazione, dei ricercatori a tempo indeterminato che già lavorano nella stessa università.

Misura 13
TIPO DI MISURA: Implementato

Misure per il diritto allo studio e per la funzionalità del sistema di istruzione superiore. Aumentate le risorse per il fondo di finanziamento ordinario per le università (FFO) al fine di incrementare il numero di studenti che beneficiano dell'esenzione totale o parziale dal pagamento del contributo annuale onnicomprensivo e di altri benefici per il diritto allo studio. Aumentate, inoltre, le risorse per il fondo statale supplementare per l'assegnazione di borse di studio. La legge di bilancio per il 2023 incrementa le risorse per la concessione di borse di studio per il triennio 2023/2025. Per sostenere le università non statali del Mezzogiorno è stato istituito un fondo. La legge di bilancio per il 2022 incrementa le risorse di detto fondo per 8 milioni di euro per ciascuno degli anni 2022 e 2023. Per ciascuna misura è stato predisposto un decreto attuativo per l'assegnazione delle risorse entro 60 giorni dalla data di entrata in vigore della legge. La legge di bilancio per il 2022 incrementa il FFO per l'assunzione di professori ricercatori a tempo determinato di tipo B e personale tecnico-amministrativo, per la valorizzazione del personale tecnico-amministrativo, per incentivare le chiamate dirette per la copertura di posti di professore e ricercatore, per l'incremento delle borse di studio per la frequenza ai corsi di dottorato di ricerca. La legge di bilancio per il 2023 prevede una serie di disposizioni volte a promuovere e potenziare le competenze e le discipline STEM in tutti i livelli del sistema educativo di istruzione e formazione, con particolare attenzione a favorire il riequilibrio di genere.

Misura 14
TIPO DI MISURA: Implementato

Possibilità di ampliare le équipe territoriali formative per gli anni scolastici 2021/2022 e 2022/2023 fino a un massimo di 200 insegnanti, al fine di garantire la diffusione delle azioni connesse al piano nazionale per la scuola digitale (PNSD) e promuovere metodi di formazione del personale docente.

Misura 15
TIPO DI MISURA: Implementato

Aumentate le risorse per il Fondo per il sistema integrato di istruzione e istruzione da 0 a 6 anni e per il Fondo per il potenziamento della formazione, al fine di ridurre le disuguaglianze e promuovere il diritto allo studio anche per gli studenti che non hanno alcun mezzo di apprendimento. Previsto un programma nazionale di ricerca e di intervento della durata di 12 mesi per combattere la povertà educativa cui partecipano università, scuole, istituti culturali e organizzazioni del terzo settore. La legge di bilancio per il 2022 proroga al 2024 gli effetti delle agevolazioni fiscali riconosciute alle fondazioni bancarie sotto forma di un credito d'imposta pari

38	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

al 75 per cento dei contributi versati al Fondo sperimentale per il contrasto della povertà educativa minorile. Il decreto-legge “Semplificazioni” prevede l’istituzione di un apposito Fondo a sostegno delle famiglie per l’offerta di opportunità educative volte al benessere dei figli, con una dotazione iniziale di 58 milioni di euro per il 2022.

Misura 16
TIPO DI MISURA: Implementato

Aumento del numero di insegnanti di 1.000 posti, per la formazione nelle scuole materne. L'aumento deve essere distribuito tra le regioni (con un decreto di attuazione ogni tre anni per assegnare le risorse).

Misura 17
TIPO DI MISURA: Implementato

Aumento del numero di insegnanti di sostegno permanente, anche attraverso la stabilizzazione di una parte degli insegnati di sostegno precari. Iniziative volte a consentire agli insegnanti di acquisire competenze nel campo dell'insegnamento e di una metodologia inclusiva. La legge di bilancio per il 2021 è stata dotata di risorse per l'assunzione e la formazione permanente di nuovi insegnanti di sostegno e per l'acquisto di strumenti digitali per studenti disabili. La legge di bilancio per il 2022 proroga al 30 giugno 2022 il termine degli ulteriori incarichi temporanei di personale docente e ATA attivati con riferimento all’a.s. 2021/2022. il D.L. n. 21/2022 stabilisce una ulteriore proroga degli incarichi temporanei fino al termine delle lezioni dell'anno scolastico 2021/2022, e comunque non oltre il 15 giugno 2022.

Misura 18
TIPO DI MISURA: Implementato

Risorse per il Fondo per l'innovazione digitale per i dispositivi e gli strumenti digitali per la scuola al fine di garantire un uso adeguato delle piattaforme digitali per la didattica a distanza e per la necessaria connettività di rete.

Misura 19
TIPO DI MISURA: Implementato

Interventi programmati per gli edifici scolastici per garantire l'adeguamento sismico, la messa in sicurezza e la manutenzione degli edifici esistenti e la costruzione di nuovi edifici scolastici in tutto il paese, con aule d'avanguardia, laboratori innovativi e consumi energetici efficienti. La legge di bilancio per il 2021 ha stanziato risorse per il periodo 2020-2023.

Misura 20
TIPO DI MISURA: Implementato

Potenziato dalla legge di bilancio per il 2021 il “Fondo per le esigenze di emergenza del sistema universitario” per sostenere l'apprendimento a distanza e l'acquisto di dispositivi digitali o di piattaforme digitali per la ricerca.

Misura 21
TIPO DI MISURA: Implementato

Risorse per rafforzare le competenze digitali degli studenti e metodi didattici innovativi. Le risorse saranno utilizzate anche per attività di formazione del personale degli studenti.

Misura 22
TIPO DI MISURA: Implementato

Per offrire a tutti gli studenti l'opportunità di beneficiare della didattica a distanza, è prevista l'assunzione di 50.000 insegnanti e personale amministrativo e per tale misura sono stati stanziati 977 milioni di euro.

Misura 23
TIPO DI MISURA: Implementato

Maggiori risorse sono stanziate nell'ambito del programma scolastico PON 2021-2027 per la creazione di ambienti di apprendimento più adeguati, sia dal punto di vista strutturale che tecnologico, per la fascia di età compresa tra i 0 e i 6 anni. Gli interventi sono volti a consentire alle scuole di partecipare a progetti europei e internazionali e a migliorare la conoscenza delle culture e delle lingue straniere, a partire dalla scuola materna e primaria.

Misura 24
TIPO DI MISURA: Implementato

Per offrire a tutti gli studenti l'opportunità di beneficiare della didattica a distanza, sono state aumentate le risorse per il piano scolastico nell'ambito del piano per la banda ultra-larga e sono state pianificate azioni volte a rafforzare la connettività. Il piano prevede un collegamento in fibra ottica per tutte le scuole statali entro due anni. È stata inoltre offerta una connettività gratuita per 5 anni e la manutenzione di reti e buoni per le famiglie per l'acquisto di dispositivi elettronici assegnati in base al reddito.

Misura 25
TIPO DI MISURA: Implementato

Per garantire un'adeguata formazione a distanza, sono state adottate le seguenti misure: i) la formazione permanente del personale docente e amministrativo (ATA) per quanto riguarda le nuove risorse e gli strumenti tecnologici. La legge di bilancio per il 2021 ha previsto ulteriori risorse per questa misura; ii) rafforzare la connettività e la fornitura di dispositivi tecnologici su

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tutto il territorio nazionale; iii) l'attuazione di una piattaforma digitale ministeriale ‘proprietaria’ per l'apprendimento digitale: iv) l'istituzione di un fondo per la diffusione e l'attuazione dell'innovazione tecnologica e della digitalizzazione nel settore dell'istruzione. Prevista la possibilità nella scuola primaria e secondaria di primo e secondo grado di derogare, a determinate condizioni, al numero minimo di alunni per classe, al fine di favorire l’efficace fruizione del diritto all’istruzione anche da parte dei soggetti svantaggiati e di contrastare la dispersione scolastica.

Osservazioni
Situazione attuale
CSR.2020.3
CSR 3.1: Garantire l'effettiva attuazione delle misure volte a fornire liquidità all'economia reale, in particolare alle piccole e medie imprese, alle imprese innovative e ai lavoratori autonomi, ed evitare ritardi nei pagamenti.

Misure
Misura 1
TIPO DI MISURA: Implementato

Il decreto-legge “Semplificazioni” proroga al 31 dicembre 2026 l’applicazione del meccanismo dell’inversione contabile facoltativa (cd. reverse charge) IVA, in coerenza con la più recente evoluzione della normativa europea.

Misura 2
TIPO DI MISURA: Implementato

Differiti dal 31 dicembre 2021 al 31 dicembre 2022 i termini riguardanti la sospensione del pagamento dei finanziamenti e delle rate di mutui, prevista per le attività economiche e produttive e i soggetti privati dei territori di Abruzzo, Lazio, Marche e Umbria, colpiti dagli eventi sismici del 2016-2017.

Misura 3
TIPO DI MISURA: Implementato

Il decreto-legge “Sostegni” istituisce il Fondo per il sostegno delle attività economiche particolarmente colpite dall'emergenza epidemiologica e il decreto-legge “Sostegni ter” assegna ulteriori risorse per 20 milioni per il 2022 da destinare ad interventi in favore di parchi tematici e acquari, parchi geologici e giardini zoologici.

Misura 4
TIPO DI MISURA: Implementato

Si estende fino al 30 giugno 2022 l'esenzione dal pagamento del canone patrimoniale di concessione, autorizzazione o esposizione pubblicitaria, già prevista fino al 31 dicembre 2021, per i soggetti che esercitano le attività di spettacolo viaggiante e circense.

Misura 5
TIPO DI MISURA: Implementato

Introdotto un credito d’imposta del 20 per cento delle spese sostenute per la componente energetica acquistata ed effettivamente utilizzata nel primo trimestre 2022 alle imprese cd. energivore i cui costi per kWh della componente energia elettrica, calcolati sulla base della media dell’ultimo trimestre 2021 abbiano subito un incremento superiore al 30 per cento relativo al medesimo periodo dell’anno 2019. Il credito d'imposta per le imprese energivore viene esteso anche con il decreto-legge “Bollette”. ll D.L. n. 21/2022 prevede invece per le imprese a forte consumo di energia un credito di imposta pari al 12 per cento della spesa sostenuta per l’acquisto della componente energetica, effettivamente utilizzata nel secondo trimestre 2022, sempre a condizione che la stesse abbia subito un incremento del costo per kWh superiore al 30 per cento rispetto al medesimo trimestre del 2019. Il D.L. n. 50/2022 eleva il credito d'imposta dal 12 al 15 per cento. Previsto inoltre un credito d’imposta per l’acquisto del gas naturale alle imprese diverse da quelle a forte consumo di gas a parziale compensazione dei maggiori costi effettivamente sostenuti per l’acquisto del gas medesimo per usi energetici diversi da quelli termoelettrici. Il D.L. n. 50/2022 0 incrementa per le imprese energivore il credito d'imposta dal 20 al 25 per cento la quota delle spese sostenute per la componente energetica acquistata ed effettivamente utilizzata nel secondo trimestre 2022. Il decreto-legge “Aiuti bis” estende al terzo trimestre del 2022 i crediti d'imposta del 15 per cento per le imprese non energivore e del 25 per cento; per l'acquisto di gas naturale per imprese non gasivore, per usi diversi dal termoelettrico. Il decreto-legge “Aiuti bis” inoltre riconosce alle imprese a forte consumo di energia e a quelle a forte consumo di gas naturale, a determinate condizioni, un credito d’imposta nella misura del 40 per cento della spesa sostenuta per l’acquisto di energia elettrica e gas naturale effettivamente utilizzati nei mesi di

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ottobre e novembre 2022. La legge di bilancio per il 2023 riconosce per tali imprese un credito d'imposta del 45 per cento per le spese sostenute per la componente energetica acquistata ed effettivamente utilizzata nel primo trimestre 2023. La stessa misura si applica alle imprese diverse da quelle a forte consumo di gas naturale mentre per le imprese dotate di contatori di energia elettrica di potenza disponibile pari o superiore a 4,5 kW diverse dalle precedenti, il credito d’imposta è pari al 30 per cento. La legge di bilancio per il 2023 estende il credito d'imposta per tali imprese al 35 per cento. Il decreto-legge “Aiuti quater” estende fino a dicembre il credito d'imposta per le imprese energivore. Previsto inoltre la rateizzazione delle bollette per i consumi effettuati tra il 1° ottobre 2022 e il 31 marzo 2023, fatturati entro il 30 settembre 2023.

Misura 6
TIPO DI MISURA: Implementato

La legge di bilancio per il 2022 prevede l’annullamento degli oneri generali di sistema per il primo trimestre 2022 per le utenze con potenza disponibile fino a 16,5 kW domestiche e non domestiche in bassa tensione. Il decreto-legge “Sostegni ter” prevede invece l'annullamento, per il primo trimestre del 2022 delle aliquote relative agli oneri generali di sistema applicate alle utenze con potenza disponibile pari o superiore a 16,5 kW per usi di illuminazione pubblica o di ricarica di veicoli elettrici in luoghi accessibili al pubblico. Ai relativi oneri si provvede mediante corrispondente utilizzo di quota parte dei proventi delle aste delle quote di emissione di CO2. Il decreto-legge “Bollette” del 18 febbraio 2022 dispone l'azzeramento degli oneri generali di sistema per tutte le utenze suddette anche per il II trimestre del 2022. il D.L. n. 50/2022 prevede l'azzeramento degli oneri di sistema sia per il settore elettrico che per il gas anche per il terzo trimestre 2022. Il decreto-legge “Aiuti bis” proroga tale misura al quarto trimestre del 2022. La legge di bilancio per il 2023 proroga tale misura al primo trimestre 2023. Prevista inoltre la riduzione dell’Iva al 5 per cento e degli oneri generali per il settore gas e il rafforzamento del bonus sociale per le famiglie con ISEE di circa 8.000 euro o di 20.000 nel caso di famiglie numerose. La legge di bilancio per il 2023 proroga tale misure anche per il primo trimestre del 2023. La Legge di bilancio per il 2023 prevede una riduzione degli oneri generali di sistema per il settore del gas naturale per gli scaglioni di consumo fino a 5.000 metri cubi annui per il 1 trimestre 2023. Il D.L. n. 21/2022 estende la platea dei beneficiari dei bonus sociali per l’energia elettrica ed il gas, elevando, per il periodo 1° aprile – 31 dicembre 2022, da 8.265 euro a 12.000 euro il valore soglia dell’ISEE per l’accesso delle famiglie economicamente svantaggiate ai bonus in questione. Il D.L. n. 50/2022 prevede una compensazione in caso siano state pagate somme eccedenti nell'anno in corso perché l'attestazione ISEE è intervenuta dopo l'inizio dell'anno. La legge di bilancio per il 2023 modifica i requisiti di accesso al bonus sociale nel settore elettrico e gas aumentando da 12.000 a 15.000 il valore soglia dell'ISEE per accedere alle agevolazioni per l'anno 2023 con riferimento ai clienti domestici economicamente svantaggiati. Inoltre, la legge di bilancio istituisce un fondo per il contenimento delle conseguenze derivanti agli utenti finali dagli aumenti dei prezzi nel settore del gas naturale destinato alla riduzione degli oneri generali di sistema.

Misura 7
TIPO DI MISURA: Implementato

Istituito un Fondo con una dotazione di 200 milioni di euro per l'anno 2022 per il rilancio delle attività economiche di commercio al dettaglio per contenere gli effetti negativi derivanti dalle misure di prevenzione e contenimento adottate per l'emergenza epidemiologica da COVID-19.

Misura 8	TIPO DI MISURA: Implementato Incremento, per il 2021, da 1 milione a 2 milioni di euro del limite annuo dei crediti compensabili ovvero rimborsabili in conto fiscale – IVA.
Misura 9
TIPO DI MISURA: Implementato

Stanziati 10 milioni di euro per ciascuno degli anni dal 2022 al 2034 a favore di Rete ferroviaria italiana S.p.A. al fine di consentirle, dal 1° gennaio 2022 al 31 marzo 2022, di ridurre il canone praticato agli esercenti i servizi passeggeri cd. “a mercato” e per i servizi ferroviari merci per l'utilizzo dell'infrastruttura ferroviaria.

Misura 10
TIPO DI MISURA: Implementato

Sono introdotte nuove norme aventi natura temporanea sulla rinegoziazione di mutui ipotecari per l'acquisto di beni immobili destinati a prima casa e oggetto di procedure esecutive, esplicitamente volte a fronteggiare in via eccezionale, temporanea e non ripetibile i più gravi casi di crisi economica dei consumatori. La legge di bilancio per il 2023 proroga dal 31 dicembre 2012 al 31 dicembre 2023 il termine per poter ottenere la rinegoziazione del mutuo.

Misura 11
TIPO DI MISURA: Implementato

Viene rifinanziato per un importo di 150 milioni di euro per l’anno 2021 il Fondo per la concessione di contributi a fondo perduto - commisurati ai costi fissi sostenuti dal 1° marzo 2020 e non coperti da utili - a favore degli enti fieristici italiani per il supporto ai processi di

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internazionalizzazione. Viene inoltre istituito un Fondo destinato al ristoro delle perdite derivanti dall’annullamento, dal rinvio e dal ridimensionamento, a causa della pandemia da COVID-19, di fiere e congressi. Il Fondo viene dotato di 100 milioni per l’anno 2021.

Misura 12
TIPO DI MISURA: Implementato

Vengono introdotte misure di sostegno per le imprese dell'autotrasporto, in considerazione dei gravi effetti derivanti dall'emergenza COVID-19. In particolare, non si applica per l'anno 2021 l'obbligo di contribuzione nei confronti dell'Autorità di regolazione dei trasporti per un importo pari a 1,4 milioni di euro. Il D.L. n. 21/2022 per far fronte ai rincari nei prezzi dei prodotti petroliferi stanzia risorse per 15 milioni di euro per il 2022 per sostenere il settore dell'autotrasporto. Il D.L. n. 50/2022 prevede un credito d'imposta del 28 per cento della spesa sostenuta, nel primo trimestre 2022, per l'acquisto del gasolio impiegato in veicoli utilizzati per l'esercizio delle attività di trasporto merci. Il decreto-legge “Aiuti ter” stanzia risorse per 100 milioni per il 2022 per il sostegno del settore del trasporto (85 milioni per il settore dell’autotrasporto di merci e 15 milioni per il settore dei servizi di trasporto di persone su strada). La legge di bilancio per il 2023 stanzia risorse per 200 milioni di euro per il 2023 come contributo per l’aumento del costo del carburante alle imprese aventi sede legale o stabile organizzazione in Italia, che utilizzino veicoli di categoria euro 5 o superiore per attività di autotrasporto.

Misura 13
TIPO DI MISURA: Implementato

Viene creato un apposito fondo con una dotazione di 200 milioni di euro per il 2021 che, in relazione alla crisi COVID-19, è diretto ad assicurare, tramite la concessione di prestiti, la continuità operativa delle grandi imprese che si trovano in situazione di temporanea difficoltà finanziaria.

Misura 14
TIPO DI MISURA: Implementato

Viene introdotto un credito di imposta a favore delle imprese che svolgono attività teatrali e spettacoli dal vivo, anche attraverso l’utilizzo di sistemi digitali al fine di sostenere le attività che abbiano subito nell'anno 2020 una riduzione del fatturato di almeno il 20 per cento rispetto al 2019.

Misura 15
TIPO DI MISURA: Implementato

Viene incrementato di 120 milioni per il 2021 il Fondo per le emergenze delle imprese e delle istituzioni culturali. Il decreto-legge “Sostegni ter” incrementa Il Fondo per il 2022 con risorse pari a 30 milioni di euro.

Misura 16
TIPO DI MISURA: Implementato

Viene introdotto un percorso regolato di condivisione dell'impatto economico derivante dall'emergenza epidemiologica da COVID-19, a tutela delle imprese e delle controparti locatrici, nei casi in cui il locatario abbia subito una significativa diminuzione del volume d'affari derivante dalle restrizioni sanitarie, dalla crisi economica e dalla riduzione dei flussi turistici.

Misura 17	TIPO DI MISURA: Implementato Rifinanziato il fondo per il sostegno delle attività termali con risorse per 5 milioni per il 2021.
Misura 18	TIPO DI MISURA: Implementato Viene rifinanziato con 20 milioni di euro per l’anno 2021 il Fondo per le emergenze relative alle emittenti locali.
Misura 19
TIPO DI MISURA: Implementato

Si introduce per i mesi di aprile, maggio e giugno 2021 una riduzione della spesa per fornitura dell'energia elettrica diverse dagli usi domestici. La riduzione opera nel limite delle risorse pari a 600 milioni di euro per l’anno 2021. L’intervento opera in favore delle utenze elettriche, quali piccoli esercizi commerciali, artigiani, professionisti, servizi e piccoli laboratori. Il decreto-legge “Aiuti quater” proroga fino al 31 dicembre 2022 il contributo straordinario, sotto forma di credito d’imposta, a favore delle imprese e delle attività come bar, ristoranti ed esercizi commerciali per l’acquisto di energia elettrica e gas naturale.

Misura 20
TIPO DI MISURA: Implementato

Viene istituito un fondo con una dotazione di 700 milioni di euro per il 2021 destinato alla concessione di contributi in favore di attività di vendita di beni o servizi al pubblico situate nei comuni ubicati all'interno di comprensori sciistici. La misura intende far fronte alla mancata apertura al pubblico della stagione sciistica invernale 2020/2021.

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Misura 21
TIPO DI MISURA: Implementato

Viene introdotto un contributo a fondo perduto per le nuove imprese (start-up) nella misura massima di 1.000 euro. Il contributo è riconosciuto a condizione che l'ammontare medio mensile del fatturato e dei corrispettivi del 2020 sia inferiore almeno del 30 per cento rispetto al 2019.

Misura 22
TIPO DI MISURA: Implementato

Viene riconosciuto un contributo a fondo perduto a favore di soggetti titolari di partita IVA con ricavi o compensi inferiori a 10 milioni di euro. Il contributo spetta a condizione che l’ammontare medio mensile del fatturato e dei corrispettivi dell’anno 2020 sia inferiore almeno del 30 per cento rispetto al 2019 ed in proporzione a tale perdita. Inoltre, i destinatari del contributo sono esentati dal pagamento della prima rata dell’IMU 2021. Per il ristoro ai comuni viene costituito un apposito Fondo con una dotazione di 142,5 milioni per l’anno 2021. Il contributo a fondo perduto è stato rifinanziato con il decreto-legge “Sostegni bis”. Versamento in entrata da parte dall'Agenzia delle entrate di quota parte del Contributo a fondo perduto per ristoro utili a favore degli operatori colpiti dall'emergenza COVID-19 previsto dal decreto-legge “Sostegni ter”.

Misura 23
TIPO DI MISURA: Implementato

Per favorire lo sviluppo turistico e contrastare la desertificazione commerciale, è stato introdotto un beneficio per i rivenditori e gli artigiani che iniziano, continuano o trasferiscono la loro attività in un comune con una popolazione di fino a 500 abitanti delle aree interne nella forma di un contributo al pagamento dell'imposta comunale per le proprietà situate nei suddetti comuni. Inoltre, lo Stato, le regioni, le province autonome e le autorità locali possono concedere in prestito le loro proprietà per un periodo massimo di 10 anni agli stessi enti.

Misura 24
TIPO DI MISURA: Implementato

Istituzione di un fondo per finanziare misure per l'accessibilità turistica delle persone con disabilità. Gli stanziamenti sono pari a 6 milioni di euro per ciascuno degli anni 2022, 2023 e 2024.

Misura 25
TIPO DI MISURA: Implementato

Proroga al 2021 delle agevolazioni fiscali per gli investimenti finalizzati a promuovere l’immagine, ovvero i prodotti e i servizi tramite campagne pubblicitarie effettuate da società ed associazioni sportive professionistiche e dilettantistiche che investono nei settori giovanili e rispettano determinati limiti dimensionali. Stanziate risorse per 90 milioni. Riconosciuto un contributo a fondo perduto, nel limite massimo di spesa di 30 milioni di euro per l’anno 2021 alle associazioni e alle società sportive iscritte nel registro del Comitato olimpico nazionale italiano. Le concessioni a tali associazioni degli impianti sportivi ubicati su terreni demaniali o comunali, che siano in attesa di rinnovo o scadute ovvero in scadenza entro il 31 dicembre 2021, sono prorogate fino al 31 dicembre 2023. Il decreto-legge ‘Sostegni ter’ proroga le agevolazioni fiscali per le spese di investimento in campagne pubblicitarie a favore degli organismi sportivi per gli investimenti sostenuti dal 1 gennaio 2022 al 31 marzo 2022

Misura 26
TIPO DI MISURA: Implementato

Sono previsti contributi alle imprese operanti nel settore del wedding dell’intrattenimento e dell’organizzazione di feste e cerimonie del settore dell’Hotellerie-Restaurant-Catering (HORECA) per 60 milioni nel 2021. Il decreto-legge ‘Sostegni ter’ stanzia 40 milioni per il 2022 per le imprese che svolgono le seguenti attività: organizzazione di feste e cerimonie, ristoranti e attività di ristorazione mobile, fornitura di pasti preparati (catering per eventi), bar e altri esercizi simili senza cucina, gestione di piscine. Tali imprese devono aver subito nel 2021 una riduzione dei ricavi non inferiore al 40 per cento rispetto ai ricavi del 2019.

Misura 27
TIPO DI MISURA: Implementato

Proroga al 31 maggio 2021 del credito d’imposta per i canoni di locazione degli immobili a uso non abitativo e affitto d'azienda a favore delle imprese turistico-ricettive, le agenzie di viaggio e i tour operator versati nei primi 5 mesi del 2021. Il credito d’imposta è esteso anche alle imprese esercenti attività di commercio al dettaglio, con ricavi superiori a 15 milioni di euro nel secondo periodo d’imposta antecedente a quello della data di entrata in vigore del decreto, e ai soggetti che hanno iniziato l’attività a partire dal 1° gennaio 2019.

Misura 28
TIPO DI MISURA: Implementato

Previsto un credito d'imposta per il 2021 sulle rimanenze di magazzino nei settori contraddistinti da stagionalità e obsolescenza dei prodotti. Per sostenere l’industria conciaria, e per tutelare le filiere e la programmazione di attività di progettazione, di sperimentazione, di ricerca e di sviluppo nel settore conciario, è istituito un fondo con una dotazione di 10 milioni di euro per l’anno 2021. Il decreto-legge “Sostegni ter” estende anche agli operatori che

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svolgono attività di commercio al dettaglio nel settore dei prodotti tessili, della moda, del calzaturiero e della pelletteria l’applicazione del credito d'imposta volto a contenere gli effetti negativi sulle rimanenze finali di magazzino.

Misura 29
TIPO DI MISURA: Implementato

Per assicurare il sostegno delle società di gestione degli impianti di riciclo dei rifiuti è istituito un fondo con la dotazione di 3 milioni di euro per ciascuno degli anni 2021 e 2022.

Misura 30	TIPO DI MISURA: Implementato Incrementato di 100 milioni per il 2021 il fondo per i comuni a vocazione montana per il sostegno delle attività turistiche che hanno sofferto la crisi pandemica.
Misura 31
TIPO DI MISURA: Implementato

Istituito un fondo con una dotazione di 140 milioni per il 2021 per favorire la continuità delle attività economiche che hanno subito una chiusura di almeno cento giorni per effetto della crisi pandemica. Incrementato inoltre di 50 milioni il fondo destinato al ristoro delle perdite derivanti dall’annullamento, dal rinvio o dal ridimensionamento, in seguito all'emergenza epidemiologica da COVID-19, di fiere e congressi. Il Fondo è stato rifinanziato per il 2022 con risorse pari a 20 milioni di euro. Infine, è stato incrementato di 10 milioni per il 2021 il fondo per la prevenzione del fenomeno dell’usura.

Misura 32
TIPO DI MISURA: Implementato

Credito d'imposta per le imprese editrici di quotidiani e periodici per le spese sostenute per l'acquisto della carta utilizzata per la stampa. Il credito d'imposta è riconosciuto nella misura del 30 per cento delle spese sostenute, rispettivamente negli anni 2021 e 2022, entro il limite di 60 milioni per ciascuno degli anni 2022 e 2023.

Misura 33
TIPO DI MISURA: Implementato

Istituito il Fondo straordinario per gli interventi di sostegno all'editoria, per incentivare gli investimenti delle imprese editoriali, anche di nuova costituzione, orientati all'innovazione tecnologica e alla transizione digitale, all'ingresso di giovani professionisti qualificati nel campo dei nuovi media, a sostenere le ristrutturazioni aziendali e gli ammortizzatori sociali, nonché la domanda di informazione.

Misura 34
TIPO DI MISURA: Implementato

Stanziate risorse per le istituzioni pubbliche di assistenza e beneficenza per il 2020 e il 2021 per i costi sostenuti per la sanificazione, per l’adozione di dispositivi di protezione individuale per gli ospiti e gli operatori e per l’adeguamento strutturale dei locali.

Misura 35
TIPO DI MISURA: Implementato

Per incentivare il ricorso a un canale alternativo di finanziamento rispetto a quello bancario, sostenendo progetti qualificati di sviluppo aziendale, si istituisce una apposita sezione del Fondo di Garanzia costituito presso il Mediocredito Centrale dedicata alla concessione di garanzie su portafogli di obbligazioni emesse da imprese con un numero di dipendenti non superiore a 499.

Misura 36
TIPO DI MISURA: Implementato

Proroga fino al 31 marzo 2022 delle agevolazioni previste a sostegno delle imprese operanti nel settore alimentare (bar, ristoranti) e i commercianti ambulanti, vale a dire: i) esenzione dal pagamento del canone di concessione; ii) procedure elettroniche semplificate per la presentazione delle domande di nuove concessioni per l’uso del suolo pubblico. Il D.L. n. 21/2022 proroga al 20 settembre 2022 le autorizzazioni concernenti l’utilizzo temporaneo di suolo pubblico per le imprese di ristorazione e di somministrazione di alimenti e bevande.

Misura 37
TIPO DI MISURA: Implementato

Varie misure di sostegno sono riconosciute al settore turistico e culturale sotto forma di indennità una tantum per i lavoratori stagionali e temporanei; previsti sgravi previdenziali per i datori di lavoro privati che operano nel settore del turismo e nel settore creativo, della cultura e dell’intrattenimento oltre a contributi non rimborsabili per i ristoratori. Anche il Fondo Indennizzo è aumentato a favore degli operatori del settore sportivo.

Misura 38
TIPO DI MISURA: Implementato

Sono state adottate misure settoriali per fornire liquidità alle attività di trasporto colpite dalla pandemia con lo stanziamento di ulteriori 100 milioni di euro per il settore aereo, 300 milioni di euro per il settore aeroportuale, 150 milioni di euro per le aziende ferroviarie e per il gestore dell’infrastruttura ferroviaria (RFI) mentre le risorse residuali sono destinate alle società

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cooperative che gestiscono i servizi di ormeggio, nonché alle società armatoriali iscritte al registro nazionale. Il D.L. n. 68/2022 prevede misure di semplificazione e di accelerazione per la realizzazione degli interventi inseriti nei piani di sviluppo aeroportuale.

Misura 39
TIPO DI MISURA: Implementato

Sono previste misure urgenti per sostenere l’industria tipografica e gli investimenti pubblicitari sotto forma di: credito d’imposta per le case editrici di quotidiani e riviste fino al 30 per cento delle spese sostenute nel 2020 per la distribuzione; un credito d’imposta del 10 per cento delle spese sostenute nel 2020 per l’acquisto della carta utilizzata per la stampa. Al fine di garantire la ripresa del mercato pubblicitario effettuato in aree pubbliche o aree aperte al pubblico, è concesso un credito d’imposta, fino ad un limite di spesa di 20 milioni di euro, a favore dei proprietari di sistemi pubblicitari privati o concessi a soggetti privati.

Misura 40
TIPO DI MISURA: Implementato

Sono state approvate misure di sostegno per l’agricoltura, la pesca, l’acquacoltura e l’agriturismo. Tra l’altro, sono state aumentate le percentuali di compensazione IVA applicabili a talune attività, è stata estesa la possibilità di combinare la garanzia del Fondo centrale di garanzia per le PMI con altre forme di garanzia, è stata estesa alle donne – indipendentemente dall’età – l’applicabilità di misure di agevolazione per lo sviluppo dell’imprenditorialità in agricoltura e il ricambio generazionale. La legge di bilancio per il 2023 stanzia risorse per 20 milioni di euro per il 2023 per misure in favore dello sviluppo in agricoltura dell’imprenditorialità a prevalente o totale partecipazione giovanile o femminile e del ricambio generazionale.

Misura 41
TIPO DI MISURA: Implementato

Il Fondo per le emergenze per le imprese e le istituzioni culturali è stato aumentato di 20 milioni per il 2021, per contrastare gli effetti dell’emergenza epidemiologica da COVID-19. Le risorse destinate al funzionamento degli istituti statali e dei luoghi di cultura sono aumentate di 20 milioni per il 2021.

Misura 42
TIPO DI MISURA: Implementato

Come ulteriore obiettivo del Fondo per la crescita sostenibile, è introdotto il finanziamento di interventi volti a salvaguardare l’occupazione e a dare continuità all’esercizio delle attività imprenditoriali. A tal fine, possono essere concessi prestiti a favore di piccole imprese costituite in forma di società cooperativa composta da lavoratori di imprese i cui proprietari intendono trasferire l’attività, in vendita o in affitto, ai lavoratori stessi. Anche per queste società sono previste agevolazioni fiscali specifiche.

Misura 43
TIPO DI MISURA: Implementato

Gli operatori finanziari mutualistici e solidali, adeguatamente capitalizzati, sono autorizzati a concedere crediti alle imprese con meno di 10 dipendenti e con un fatturato annuo o un totale di bilancio annuo non superiore a 2 milioni di euro. Tali società devono avere requisiti specifici in termini di attivi (non superiori a 600.000 euro), ricavi lordi (non superiori a 400.000 euro) e debiti (non superiori a 200.000 euro), superiori a quelli previsti dalla normativa vigente.

Misura 44
TIPO DI MISURA: Implementato

Al fine di incentivare la conclusione dei processi di aggregazione delle imprese mediante fusioni, scissioni o trasferimenti societari da concludersi nel 2021, il soggetto risultante dalla trasformazione straordinaria è autorizzato a trasformare in credito d’imposta una parte dell’attività per attività fiscali differite (DTA) riferita a perdite fiscali e/o eccedenze ACE (aiuti alla crescita economica). Il decreto-legge “Sostegni bis” proroga fino al 31 dicembre 2021 i termini previsti per la fruizione della trasformazione delle DTA in credito d’imposta. Si introduce inoltre un’opzione al normale funzionamento dell’ACE.

Misura 45
TIPO DI MISURA: Implementato

Con effetto dal 1º marzo 2021 e fino al 30 giugno 2021, SACE S.p.A. rilascia gratuitamente una garanzia alle imprese con un numero di dipendenti non inferiore a 250 e non superiore a 499 (cd. Mid-cap), fino a copertura del 90 per cento del prestito, per un importo massimo garantito fino a 5 milioni, o inferiore. In questo modo le società a media capitalizzazione sono autorizzate ad accedere allo strumento Garanzia Italia alle stesse condizioni favorevoli offerte a questo tipo di società dal Fondo Centrale di Garanzia (la cui operazione straordinaria, per le società a media capitalizzazione, è prevista fino al 28 febbraio 2021). SACE è autorizzata a emettere garanzie, nonché a favore di banche, istituti finanziari e altri soggetti autorizzati a effettuare crediti in Italia, anche a favore di compagnie assicurative, nazionali o internazionali, autorizzate ad esercitare il credito e i depositi.

Misura 46
TIPO DI MISURA: Implementato

Le norme in materia di intervento straordinario garantito da SACE a sostegno della liquidità delle imprese colpite dalle misure di contenimento dell’epidemia di COVID-19 (la cd. “Garanzia Italia”) sono estese. In particolare, il funzionamento della misura è prorogato dal 31 dicembre

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2020 al 30 giugno 2021 e l’ambito di applicazione della garanzia è esteso alle cessioni di crediti effettuate da società a favore di banche e intermediari finanziari senza garanzia di solvibilità del cedente. Per le garanzie concesse dopo il 31 dicembre 2020, è prevista anche l’estensione alle operazioni di prestito con rinegoziazione del debito. Il decreto-legge “Sostegni bis” proroga con alcune opportune rimodulazioni i regimi del Fondo per le PMI e Garanzia Italia oltre la scadenza attualmente fissata al 31 dicembre 2021. La legge di bilancio rifinanzia il fondo di Garanzia per le PMI dal 2024 al 2027. Il D.L. n. 21/2022 autorizza SACE S.p.A. a rilasciare, fino al 31 dicembre 2022, garanzie per un massimo di 5 miliardi di euro e nei limiti delle risorse disponibili autorizzate da “Garanzia Italia”, in favore di banche e altri soggetti abilitati all’esercizio del credito, per finanziamenti concessi sotto qualsiasi forma ad imprese che gestiscono stabilimenti industriali di interesse strategico nazionale ad alto consumo energetico. I finanziamenti saranno individuati con decreto del Presidente del Consiglio dei ministri su proposta del Ministero dello sviluppo economico di concerto con il Ministro dell’economia e delle finanze. Con il D.L. n. 50/2022 e il decreto-legge “Aiuti ter” per far fronte all’emergenza ucraina vengono ampliate e ridefiniti i criteri per le concessioni di garanzia. Con il decreto-legge “Aiuti quater” al fine di garantire la rateizzazione delle bollette da parte delle imprese si autorizza SACE S.p.a. a concedere una garanzia pari al 90 per cento degli indennizzi generati dalle esposizioni relative ai crediti vantati dai fornitori di energia elettrica e gas naturale residenti in Italia. La legge di bilancio per il 2023 proroga l’operatività del fondo di garanzia per le PMI fino al 31 dicembre 2023.

Misura 47
TIPO DI MISURA: Implementato

Per sostenere i settori cinematografico e audiovisivo, le risorse del Fondo di sviluppo degli investimenti sono aumentate (da 400 a 640 milioni l’anno) e le aliquote massime del credito d’imposta riconosciuto sono aumentate (dal 30 al 40 per cento) per le imprese di produzione, le società di distribuzione e le società di produzione esecutiva e post-produzione italiane. Il decreto-legge “Sostegni” incrementa l Fondo emergenze spettacolo, cinema e audiovisivo per un importo di 200 milioni per il 2021. Il decreto-legge “Sostegni bis” incrementa ulteriormente il fondo di 47,85 milioni di euro per il 2021. Il decreto-legge “Sostegni ter” incrementa il Fondo per il 2022 con 50 milioni di euro per la parte corrente e 25 milioni di euro per gli interventi in conto capitale. IL D.L. n. 50/2022 eleva al 40 per cento (per due anni) la misura massima del credito d’imposta riconosciuto alle sale cinematografiche per i costi di funzionamento delle sale stesse se riferiti a grandi imprese, o del 60 per cento dei medesimi costi, se eseguiti da piccole o medie imprese. Il decreto-legge “Aiuti ter” prevede lo stanziamento di 40 milioni di euro per l’anno 2022 per contributi a cinema, teatri e istituti e luoghi della cultura le cui spese di funzionamento sono cresciute in maniera rilevante a seguito dell’aumento dei costi per la fornitura di energia elettrica e di gas.

Misura 48
TIPO DI MISURA: Implementato

Al fine di consentire l’applicazione delle misure di sostegno alle attività produttive per il contenimento dell’emergenza epidemiologica, è stato istituito un fondo specifico, destinato al rifinanziamento delle misure di sostegno economico e finanziario già adottate nel 2020, con una dotazione di 3800 milioni di euro per il 2021. Istituito fondo per Riduzione della TARI in favore delle categorie economiche interessate dalle chiusure obbligatorie o dalle restrizioni.

Misura 49
TIPO DI MISURA: Implementato

L’intervento straordinario del Fondo centrale di garanzia per le PMI, previsto dal decreto-legge ‘Liquidità’ a sostegno della liquidità delle imprese colpite dall’emergenza epidemiologica da COVID-19, è prorogato dal 31 dicembre 2020 al 30 giugno 2021. Le garanzie a favore delle cosiddette società “Mid cap” sono concesse dal Fondo fino al 28 febbraio 2021. La dotazione del Fondo aumenta di 500 milioni per l’anno 2022, di 1,000 milioni per l’anno 2023, di 1,500 milioni per l’anno 2024, di 1,000 milioni per il 2025 e di 500 milioni per l’anno 2026. Il decreto-legge “Sostegni bis” introduce un nuovo strumento di garanzia pubblica di portafoglio attraverso il Fondo centrale di Garanzia per le PMI volto ad accrescere il patrimonio delle imprese, fornendo loro, per la fase di ripartenza connessa all’uscita dall’emergenza sanitaria, l‘accesso a nuovi finanziamenti di medio –lungo termine (6 – 15 anni), in cui almeno il 60 per cento sia finalizzato a R&S e investimenti.

Misura 50
TIPO DI MISURA: Implementato

La durata del finanziamento garantito dal Fondo centrale di garanzia è stata estesa da 10 a 15 anni. Si tratta di prestiti fino a 30.000 euro garantiti al 100 per cento dal Fondo, concessi a favore delle PMI e delle persone fisiche che svolgono attività commerciali, arti o professioni, nonché associazioni e imprese professionali, compresi professionisti, agenti e subagenti e mediatori assicurativi la cui attività commerciale è stata danneggiata dall’emergenza Covid-19.

Misura 51
TIPO DI MISURA: Implementato

Le imprese finanziarie e assicurative possono accedere, fino al 30 giugno 2021, allo stesso sostegno finanziario riconosciuto alle micro, piccole e medie imprese colpite dall'epidemia di COVID-19, previsto dal decreto legislativo ‘Cura Italia’, relativo alla moratoria sui prestiti, e al

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decreto-legge “Liquidità”, relativo all'intervento straordinario e transitorio garantito dal Fondo centrale di garanzia.
Misura 52
TIPO DI MISURA: Implementato

Istituito il ‘Fondo per lo sviluppo e il sostegno dei settori dell'agricoltura, della pesca e dell'acquacoltura’ con risorse per 150 milioni di euro per il 2021. Con il decreto-legge “Sostegni bis” il fondo viene incrementato per il 2021.

Misura 53
TIPO DI MISURA: Implementato

Al fine di rafforzare gli strumenti per la concessione di prestiti al settore produttivo, il credito d'imposta per i costi di consulenza relativi alla quotazione delle piccole e medie imprese (PMI) è prorogato fino al 31 dicembre 2021, per un importo pari al 50 per cento delle spese e fino a un massimo di 500.000 euro. La legge di bilancio per il 2023 proroga il credito d'imposta fino al 31 dicembre 2023.

Misura 54
TIPO DI MISURA: Implementato

Istituzione del Fondo per la salvaguardia dei livelli occupazionali e il proseguimento dell'attività imprenditoriale, con un bilancio di 300 milioni di euro per il 2020. Il Fondo può intervenire a sostegno delle imprese con oltre 250 dipendenti e delle PMI operanti in settori strategici. Lo Stato — attraverso la società Invitalia — può accedere al capitale delle società in difficoltà per un massimo di 10 milioni e per non più di 5 anni. L'intervento nel capitale di rischio deve essere accompagnato da un contributo di investitori privati pari ad almeno il 30 per cento. È inoltre previsto un contributo a fondo perduto per salvaguardare l'occupazione in dette imprese. Lo stanziamento del Fondo è stato aumentato dalla legge di bilancio per il 2021 con 250 milioni di euro per il 2021, 100 milioni per il 2022 e 100 milioni per il 2023.

Misura 55
TIPO DI MISURA: Implementato

Stanziamento di circa 600 milioni di euro per ridurre le quote fisse di bollette dell'energia elettrica per le piccole e medie imprese a bassa tensione, per un periodo di tre mesi a partire dal maggio 2020. Il decreto-legge “Sostegni bis” proroga sino al mese di luglio 2021 la riduzione della spesa sostenuta dalle utenze elettriche connesse in bassa tensione diverse dagli usi domestici.

Misura 56
TIPO DI MISURA: Implementato

Varie misure settoriali: 600 milioni di euro stanziati per sostenere le attività di ristorazione e catering per i mesi da marzo a giugno 2020; esenzione dal pagamento dell'imposta per l'occupazione di spazi e aree pubblici; misure a sostegno delle imprese che operano nel settore dei trasporti, per equilibrare i danni derivanti dalla riduzione della domanda e per sostenere forme di mobilità sostenibile; fondi specifici a sostegno del turismo e della cultura; compensazione per musei e luoghi di cultura; istituzione del “Fondo emergenziale a tutela delle filiere in crisi”, con una dotazione di 500 milioni di euro, per le misure volte a favorire la ripresa dei settori maggiormente colpiti dalla crisi; credito d'imposta per investimenti pubblicitari e servizi digitali. Il decreto-legge “Sostegni” aumenta di 80 milioni di euro i fondi destinati al funzionamento dei musei statali e dei siti culturali per il 2021, tenendo conto delle mancate entrate derivanti dall'adozione delle misure di contenimento dell'epidemia da COVID-19. Il decreto-legge “Sostegni bis” destina risorse al fondo per sostenere agenzie di viaggio e tour operator e stanzia risorse per le strutture ricettive. La legge di bilancio per il 2022 ha rifinanziato il Fondo per la cultura per ciascuno degli anni 2022 e 2023. Incrementato il Fondo Unico per l'intrattenimento; il credito d'imposta è esteso alle imprese impegnate nella vendita al dettaglio di libri. Istituito il Fondo temporaneo di sostegno economico con risorse pari a 40 milioni a partire dal 2022 per i lavoratori, dipendenti o lavoratori autonomi, che svolgono attività artistiche o tecniche temporanee direttamente connesse alla produzione di spettacoli.

Misura 57
TIPO DI MISURA: Implementato (14/02/2022 15:42)

50 milioni per il 2020 per l'adozione di misure di sostegno e recupero per le associazioni e le società sportive non professionali che hanno cessato o ridotto la loro attività. Il Fondo è stato ulteriormente aumentato di 92 miliardi a dicembre.

Misura 58
TIPO DI MISURA: Implementato

Esenzione dal pagamento del saldo dell'IRAP dovuta per il 2019 e della prima rata dell'anticipo dell'IRAP dovuta per il 2020 per i contribuenti con un volume di ricavi o compensazione compreso tra 0 e 250 milioni di euro. Sospensione o proroga di taluni pagamenti o scadenze fiscali: possibilità di beneficiare di ulteriori rate per i pagamenti sospesi, in marzo, aprile e maggio. Rinvio dei pagamenti a favore dei contribuenti ISA e dei contribuenti forfettari che hanno subito una diminuzione del fatturato. I pagamenti delle rate IRAP, IRPEF e IRES per i contribuenti ISA nelle regioni rosse (con un rischio più elevato) sono stati posticipati al 30 aprile 2021.

Misura 59
TIPO DI MISURA: Implementato

Prevista una procedura semplificata per la firma dei contratti bancari e incentivi alle imprese bancarie e industriali affinché cedano i prestiti non recuperabili o deteriorati convertendo le

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loro attività fiscali differite in crediti d'imposta. Disposizioni sui GACS per facilitare eventuali modifiche dei titoli o dei regolamenti contrattuali concordati tra le parti dell'operazione. Rafforzamento dei Confidi per le microimprese.

Misura 60
TIPO DI MISURA: Implementato

Vari crediti d'imposta sulle società a copertura delle spese per: i) l'adattamento dei luoghi di lavoro e la sanificazione degli ambienti di lavoro e l'acquisto di dispositivi di protezione individuale; ii) l'affitto di immobili non residenziali destinati all'esecuzione dei lavori; iii) la partecipazione a fiere e manifestazioni commerciali all'estero, in caso di annullamento. Il credito d'imposta per gli affitti è stato esteso anche a ottobre, novembre e dicembre 2020 ed è stata estesa la platea di beneficiari. Il decreto-legge “Sostegni bis” ha previsto per i soggetti esercenti attività d'impresa, arti e professioni, gli enti non commerciali, nonché per le strutture ricettive extra-alberghiere a carattere non imprenditoriale un credito d’imposta del 30 per cento di alcune spese sostenute per la sanificazione e l’acquisto di dispositivi di protezione.

Misura 61
TIPO DI MISURA: Implementato

La Cassa Depositi e Prestiti S.p.a. è autorizzata a costituire un fondo per grandi imprese, denominato “Patrimonio Rilancio”. Sono stati stanziati 1,5 miliardi di euro per il rafforzamento del capitale delle imprese di proprietà statale.

Misura 62
TIPO DI MISURA: Implementato

Misure volte ad agevolare la capitalizzazione delle imprese non finanziarie: 1) credito d'imposta pari al 20 per cento dell'investimento a favore di soggetti che effettuano conferimenti in denaro partecipando all'aumento di capitale sociale; 2) credito d'imposta pari al 50 per cento delle perdite superiori al 10 per cento del capitale proprio degli azionisti, calcolato prima delle perdite, fino al 30 per cento dell'aumento di capitale realizzato; 3) un fondo per il sostegno e il rilancio del sistema economico-produttivo italiano, denominato Fondo Patrimonio PMI. Lo scopo del Fondo è di sottoscrivere obbligazioni o titoli di debito emessi da società di nuova emissione. La possibilità di procedere all'aumento di capitale è prorogata dal 31 dicembre 2020 al 30 giugno 2021 dalla legge di bilancio per il 2021.

Misura 63
TIPO DI MISURA: Implementato

Contributo a fondo perduto (1000 euro per le persone fisiche e 2000 euro per le persone giuridiche) — erogato dall'Agenzia delle Entrate — a favore di soggetti che svolgono attività imprenditoriali e autonome, titolari di partita IVA e che hanno subito una diminuzione delle entrate. A ottobre 2020 il contributo è stato esteso alle imprese e ai lavoratori autonomi con un fatturato superiore a 5 milioni di euro e l'importo del contributo è stato aumentato (stanziati per questa misura 2.4 milioni). Per le imprese situate nelle regioni rosse (regioni soggette a maggiori restrizioni nella fase 2) è stato approvato un ulteriore contributo a fondo perduto pari al 200 per cento dei contributi precedenti. Il numero di attività ammissibili è stato progressivamente ampliato. Il decreto-legge “Sostegni ter” proroga per i mesi da gennaio a marzo 2022 la possibilità di usufruire del credito d’imposta relativo all'ammontare mensile del canone di locazione di immobili a uso non abitativo destinati allo svolgimento dell’attività industriale, commerciale o artigianale e all’ammontare mensile dei canoni per affitto d’azienda, per le imprese del settore turistico che hanno subito una diminuzione del fatturato o dei corrispettivi nel mese di riferimento dell'anno 2022 di almeno il 50 per cento rispetto allo stesso mese dell'anno 2019.

Misura 64
TIPO DI MISURA: Implementato

Viene istituito un Fondo per la concessione di anticipi alle regioni, alle province autonome e agli enti locali, in mancanza di liquidità, per far fronte al pagamento dei loro debiti commerciali. Utilizzo del Fondo anticipazione di liquidità delle Regioni e Province autonome.

Misura 65	TIPO DI MISURA: Implementato Istituzione di una Task force per garantire l'uso rapido ed efficiente delle misure di sostegno alla liquidità adottate dal Governo.
Misura 66
TIPO DI MISURA: Implementato

Viene disposto il rafforzamento del Fondo centrale di garanzia per le PMI: tutte le imprese hanno accesso a prestiti garantiti dallo Stato fino al 90 per cento dell'importo e, per le imprese più piccole, fino al 100 per cento mentre per altre imprese che non beneficiano del Fondo interviene la Garanzia statale a favore di CDP. La misura è rifinanziata e prorogata fino al giugno 2021. Il D.L. n. 21/2022 determinate tipologie di finanziamenti. In particolare, la previsione dell'inizio del rimborso del capitale passa da 24 a 30 mesi.

Misura 67
TIPO DI MISURA: Implementato

Moratoria sui prestiti fino al 30 giugno 2021. La moratoria è prorogata fino al 31 marzo 2021 per i prestiti concessi alle imprese del settore turistico. Il decreto-legge “Sostegni bis” proroga

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la moratoria al 31 dicembre 2021 per le micro-piccole e medie imprese (MPMI) che autocertifichino di avere subito temporanea carenza di liquidità in seguito all'emergenza COVID-19.
Misura 68
TIPO DI MISURA: Adottato

Le misure di sostegno nel trasporto ferroviario sono prorogate fino al 30 aprile 2021 mediante l'assegnazione di ulteriori 30 milioni per ciascuno degli anni dal 2021 al 2034 per compensare le perdite subite durante la crisi pandemica. Le compensazioni per le mancate entrate dovute alla pandemia sono riconosciute anche al settore marittimo e portuale.

Osservazioni
Situazione attuale

CSR 3.2: Anticipare i progetti di investimento pubblici maturi.

Misure
Misura 1
TIPO DI MISURA: Implementato

Le procedure che autorizzano la riconversione/bonifica dei siti industriali sono accelerate e snellite, se utilizzate per progetti legati al Piano Nazionale di Ripresa e Resilienza (PNRR) nel contesto dello sviluppo dell'economia circolare. Inoltre, è stato istituito il Piano Nazionale per il dragaggio sostenibile dei fiumi, al fine di mantenere l'accessibilità delle aree marine e garantire la resilienza delle infrastrutture portuali.

Misura 2
TIPO DI MISURA: Implementato

Al fine di evitare una duplicazione delle informazioni, si elimina l’obbligo di comunicazione da parte delle PA e degli enti pubblici all'anagrafe tributaria degli estremi dei contratti di appalto, di somministrazione e di trasporto conclusi, mediante scrittura privata e non registrati.

Misura 3	TIPO DI MISURA: Implementato Il fondo per garantire il completamento delle opere pubbliche e la tutela dei lavoratori (“Fondo Salva Opere”) viene incrementato di 6 milioni di euro per il 2021.
Misura 4
TIPO DI MISURA: Implementato

Incrementati i finanziamenti per la manutenzione straordinaria, la sicurezza, la nuova costruzione, l'aumento dell'efficienza energetica e il cablaggio interno delle scuole nelle province e nelle città metropolitane.

Misura 5
TIPO DI MISURA: Implementato

Risorse incrementali destinate alle Province e alle Città Metropolitane per rendere sicuri ponti e viadotti esistenti e per costruire nuovi ponti in sostituzione di quelli esistenti con problemi strutturali di sicurezza.

Misura 6
TIPO DI MISURA: Implementato

Al fine di sostenere e accelerare l'attività di concessione dei finanziamenti a sostegno degli investimenti pubblici da parte dello Stato, delle regioni, degli enti locali e degli altri enti pubblici si prevede una spesa di 1,2 milioni di euro, per l’anno 2021, per il Fondo rotativo per la progettualità.

Misura 7
TIPO DI MISURA: Implementato

Semplificate le procedure di autorizzazione dell'infrastruttura per le comunicazioni elettroniche e di quella radioelettrica (articolo 87 del Codice delle comunicazioni elettroniche). Lo stesso vale per le opere di ingegneria civile, gli scavi e l'occupazione di terreni pubblici necessari per l'installazione di infrastrutture di comunicazione elettronica (articolo 88 del decreto legislativo n. 259/2003).

Misura 8
TIPO DI MISURA: Implementato

Il disegno di legge delega in materia di appalti pubblici (Atto Senato 2330) autorizza il governo ad adottare, entro sei mesi dalla data di entrata in vigore della legge, uno o più decreti legislativi che disciplinano gli appalti pubblici di lavori, servizi e forniture. L'obiettivo del DDL è razionalizzare, ristrutturare e semplificare le norme esistenti dell'attuale codice degli appalti pubblici. Il disegno di legge è stato approvato a luglio 2022.

Misura 9	TIPO DI MISURA: Implementato

MINISTERO DELL’ECONOMIA E DELLE FINANZE	49

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Rifinanziamento di 950 milioni di euro per il Fondo IPCEI a sostegno le imprese che partecipano alla realizzazione di grandi progetti di interesse europeo. Il D.L. n. 50/2022 rifinanzia il fondo per 150 milioni di euro per l'anno 2022, 200 milioni per l'anno 2023 e 150 milioni per l'anno 2024.

Misura 10
TIPO DI MISURA: Implementato

Rifinanziamento di 500 milioni di euro dei contratti di sviluppo come misura per sostenere la realizzazione di importanti investimenti produttivi e per l'attuazione delle politiche industriali nazionali. La legge di bilancio per il 2023 rifinanzia lo strumento dei contratti di sviluppo destinando le risorse ai programmi di sviluppo industriale, compresi i programmi riguardanti l’attività di trasformazione e commercializzazione di prodotti agricoli, ai programmi di sviluppo per la tutela ambientale nonché per i programmi di sviluppo di attività turistiche.

Misura 11
TIPO DI MISURA: Implementato

Gli interventi per la manutenzione straordinaria e il restauro di opere contro i rischi idrogeologici nelle aree montane e collinari sono esentati dall'autorizzazione idraulica e dal vincolo idrogeologico.

Misura 12
TIPO DI MISURA: Implementato

Decreto Ministeriale n. 148/2021, che attua l'articolo 44 del codice degli appalti pubblici sulla digitalizzazione delle procedure. Tutti i dati, i documenti e le comunicazioni relativi al bando di gara devono essere inseriti in un archivio informatico gestito dal sistema elettronico a disposizione dell'amministrazione aggiudicatrice.

Osservazioni
Situazione attuale

CSR 3.3: e promuovere gli investimenti privati per favorire la ripresa economica.

Misure
Misura 1
TIPO DI MISURA: Implementato

Misure per rafforzare la società SIN - Sistema Nazionale di informazioni per lo sviluppo dell’agricoltura S.p.A. - finalizzate all'assunzione di un massimo di 50 dipendenti con contratti di lavoro a tempo indeterminato.

Misura 2	TIPO DI MISURA: Implementato Istituzione di un Fondo di sostegno all'alimentazione e alla pasticceria italiana, con risorse per 20 milioni di euro per ciascuno degli anni 2022 e 2023.
Misura 3
TIPO DI MISURA: Implementato

L'applicazione di misure volte a promuovere lo sviluppo dell'imprenditorialità in agricoltura e il rinnovamento generazionale è estesa anche alle aziende agricole con la partecipazione maggioritaria o totale delle donne. È anche aumentato di 5 milioni per il 2022, il fondo rotativo per promuovere lo sviluppo dell'imprenditoria femminile in agricoltura. Inoltre, nel 2022 sono stati stanziati 15 milioni di euro per finanziare attività per lo sviluppo dell'imprenditorialità in agricoltura e il rinnovamento generazionale.

Misura 4
TIPO DI MISURA: Implementato

L'ISMEA è autorizzata a spendere 10 milioni di euro nel 2022 in garanzie per finanziamenti a breve, medio e lungo termine a favore di imprese operanti nei settori agricolo, agroalimentare e della pesca.

Misura 5
TIPO DI MISURA: Implementato

Risorse per 50 milioni di euro per il 2022 da trasferire all'ISMEA per interventi finanziari in società economicamente e finanziariamente sane impegnate nella produzione, trasformazione e commercializzazione di prodotti agricoli, i prodotti della pesca e dell'acquacoltura soggetti alla politica agricola e della pesca comune dell'UE, nonché i prodotti ottenuti nel contesto delle cosiddette attività agricole correlate.

Misura 6
TIPO DI MISURA: Implementato

Al fine di rafforzare il sostegno al processo di internazionalizzazione delle imprese italiane, viene modificata la composizione della Cabina di Regia per l'internazionalizzazione e viene rafforzata la gestione dell’Agenzia ICE.

Misura 7	TIPO DI MISURA: Implementato

50	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Il credito d'imposta per la ristrutturazione del 110 per cento (“Superbonus”) sarà applicato anche agli interventi volti ad eliminare le barriere architettoniche (es. ascensori) e con opere antisismiche. Allo stesso modo gli immobili compresi in altre categorie (ospedali, case di cura e monasteri) avranno accesso al credito d'imposta. I requisiti tecnici per accedere al credito d'imposta (relativi a violazioni formali) sono stati modificati. Sempre nell'ambito degli interventi a sostegno del settore dell'edilizia, è disposta con la legge di bilancio per il 2022 la proroga fino al 2024 detrazione per interventi di riqualificazione energetica. Con il decreto-legge “Aiuti quater” il superbonus si applica al 110 per cento fino al 31 marzo 2023 per le villette unifamiliari che abbiano completato il 30 per cento dei lavori e si anticipa al 30 settembre 2022 la rimodulazione al 90 per cento per le spese sostenute nel 2023 per i condomini. Inoltre, si introduce la possibilità, anche per il 2023, di accedere al beneficio per i proprietari di singole abitazioni, a condizione che si tratti di prima casa e che i proprietari stessi non raggiungano una determinata soglia di reddito (15mila euro l’anno, innalzati in base al quoziente familiare). Con la legge di bilancio per il 2023 si amplia la platea dei destinatari degli interventi del superbonus, inoltre l'agevolazione viene riconosciuta anche per le spese per l'installazione di impianti solari fotovoltaici se realizzata da organizzazioni non lucrative di utilità sociale, dalle organizzazioni di volontariato e dalle associazioni di promozione sociale, in aree o strutture non pertinenziali, anche di proprietà di terzi, diversi dagli immobili principali, sempre che questi siano situati Immobili ed aree di notevole interesse pubblico o aree tutelate di interesse paesaggistico.

Misura 8
TIPO DI MISURA: Implementato

La legge di bilancio per il 2022 prevede il rifinanziamento del cd. bonus tv e decoder, al fine di continuare a favorire il rinnovo e la sostituzione del parco degli apparecchi televisivi non idonei alla ricezione dei programmi con le nuove tecnologie DVB-T2 ed assicurare il corretto smaltimento degli apparecchi obsoleti, attraverso il riciclo in ottica di tutela ambientale e di economia circolare di apparecchiature elettriche ed elettroniche. Il decreto-legge ‘Aiuti bis’ stanzia 2,5 milioni di euro per l'adeguamento degli impianti di trasmissione televisiva autorizzati in zone nelle quali gli interventi infrastrutturali necessari per la ricezione del segnale televisivo non risultino economicamente sostenibili. Incrementa inoltre fino a 50 euro, per il 2022, il contributo riconosciuto agli utenti che acquistino apparecchi televisivi dotati di un decoder digitale per la ricezione di programmi in tecnologia DVB-T2.

Misura 9
TIPO DI MISURA: Implementato

Viene prorogata la disciplina del credito d'imposta per minusvalenze realizzate in “PIR PMI” introdotta dalla legge di bilancio per il 2021, a condizione che il credito d'imposta non superi il 10 per cento degli importi investiti. Può essere utilizzato, in 15 rate annuali dello stesso importo, nelle dichiarazioni dei redditi o in compensazione tramite F24.

Misura 10	TIPO DI MISURA: Implementato Innalzati i limiti agli investimenti nel PIR ordinario: il limite annuale passa da 30.000 euro a 40.000 euro e il limite complessivo da 150.000 euro a 200.000 euro.
Misura 11
TIPO DI MISURA: Implementato

Il Fondo di Promozione Integrato è stato introdotto con il D.L. n. 18/2020 ed è stato ulteriormente regolato da altri decreti. Al fine di rafforzare l'internazionalizzazione delle imprese italiane, la legge di bilancio per il 2021 ha aumentato: i) la dotazione del fondo rotativo per la concessione di prestiti a tasso agevolato a favore delle imprese italiane operanti sui mercati esteri (1085 milioni per il 2021 e 140 milioni per ciascuno degli anni 2022 e 2023); ii) la dotazione del fondo di promozione per la concessione di cofinanziamenti a fondo perduto. Il decreto-legge “Sostegni bis” ha incrementato per 1.2 milioni per il 2021 le risorse del fondo e per 400 milioni di euro per l'anno 2021 il Fondo per la promozione integrata verso i mercati esteri, per l’erogazione di cofinanziamenti a fondo perduto sui finanziamenti agevolati concessi a valere sul Fondo Legge n. 394/1981. La legge di bilancio per il 2023 rende più flessibile ed efficiente il processo di gestione delle risorse pubbliche necessarie per l’implementazione del Contributo Export.

Misura 12
TIPO DI MISURA: Implementato

Il credito d'imposta per l'acquisto di nuovi beni strumentali destinati a impianti di produzione nelle regioni meridionali è prorogato fino al 31 dicembre 2022. Per questa misura sono assegnati 1.1 miliardi di euro, che si aggiungono ai 617 milioni di euro annui già assegnati dal 2016 al 2020 a legislazione vigente. Il credito d'imposta copre gli investimenti che fanno parte di un progetto di investimento iniziale relativo all'acquisto di macchinari, impianti e attrezzature destinati a impianti di produzione nuovi o esistenti. Modifiche al credito d’imposta per beni strumentali nuovi previsti dal decreto-legge “Sostegni ter”. La legge di bilancio per il 2023 proroga il credito d'imposta al 31 dicembre 2023.

Misura 13	TIPO DI MISURA: Implementato

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DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

È istituito dalla legge di bilancio per il 2021 ed esteso con la legge di bilancio per il 2022, un fondo di investimento per sostenere lo sviluppo e la competitività del sistema delle piccole e medie imprese nel settore aeronautico nazionale, delle sostanze chimiche verdi, nonché dei componenti per la mobilità elettrica e la produzione di energia da fonti rinnovabili.

Misura 14
TIPO DI MISURA: Implementato

Per le imprese che intraprendono una nuova attività imprenditoriale nelle zone economiche speciali (ZES), è prevista una riduzione del 50 per cento dell'imposta sul reddito derivante dall'esercizio dell'attività nello ZES, a partire dal periodo d'imposta durante il quale è stata intrapresa la nuova attività e per i sei periodi d'imposta successivi. Il riconoscimento del beneficio è subordinato al rispetto di una serie di condizioni relative al mantenimento dell'attività nella zona ZES e al mantenimento dei posti di lavoro creati per almeno dieci anni.

Misura 15
TIPO DI MISURA: Implementato

Per sostenere il settore turistico si interviene sulla disciplina dell'accesso ai contratti di sviluppo. In particolare, si prevede che: a) la soglia di accesso ai contratti di sviluppo, pari a 20 milioni di euro, è ridotta a 7.5 milioni per i programmi di investimento che prevedono interventi nelle aree interne del paese o il recupero e la riconversione di strutture edilizie dismesse. Per gli stessi programmi, l'importo minimo dei progetti di investimento del proponente è di conseguenza ridotto a 3 milioni di euro; b) i programmi di sviluppo riguardanti esclusivamente la trasformazione e la commercializzazione dei prodotti agricoli possono essere accompagnati da investimenti finalizzati alla creazione, ristrutturazione ed espansione di strutture idonee alla ricettività e all'accoglienza dell'utente, finalizzate alla prestazione di servizi di ospitalità, connessi alla trasformazione e alla commercializzazione di prodotti agricoli.

Misura 16
TIPO DI MISURA: Implementato

Istituito il Fondo a sostegno delle imprese femminili con una dotazione di 20 milioni di euro per ciascuno degli anni 2021 e 2022, al fine di promuovere e sostenere l'avviamento e il rafforzamento dell'imprenditorialità femminile.

Misura 17
TIPO DI MISURA: Implementato

Interventi per potenziare l'efficienza energetica, il sismabonus, il fotovoltaico e le colonne di ricarica, al fine di incoraggiare il rilancio degli investimenti nel settore edile (previsti decreti di attuazione). La legge annuale per il mercato e la concorrenza prevede che i concessionari autostradali selezionino l’operatore che richieda di installare colonnine di ricarica attraverso l'utilizzo di tecnologie altamente innovative con procedure competitive, trasparenti e non discriminatorie Anche le concessioni già in essere e non ancora oggetto di rinnovo prevedano che le aree di servizio vengano dotate di colonnine di ricarica per veicoli elettrici.

Misura 18
TIPO DI MISURA: Implementato

Fondo per il trasferimento di tecnologie per la promozione di iniziative e investimenti innovativi per le start-up. Viene inoltre rafforzata la misura ‘Smart & Start Italia’ per il sostegno pubblico alle start-up innovative.

Misura 19
TIPO DI MISURA: Implementato

Introduzione di un nuovo PIR (Super-PIR), con vincoli specifici se l'investimento è diretto, per oltre il 70 per cento del valore totale del piano, a vantaggio delle PMI di dimensioni limitate. I PIR sono stati potenziati innalzando la soglia di investimento annuale esente da imposta da 150.000 a 300.000 euro per gli investimenti a lungo termine.

Misura 20
TIPO DI MISURA: Implementato

Rifinanziamento di 64 milioni della legge “Nuova Sabatini” e di ulteriori 50 milioni di euro per il 2021 del Voucher per consulenza e innovazione (cd. “Voucher Innovation Manager”). Ulteriori risorse per il rifinanziamento della Nuova Sabatini sono state previste dalla legge di bilancio per il 2021 (370 mln nel 2021) - che ha previsto inoltre che le prestazioni saranno erogate in un'unica soluzione anziché in 6 rate annue -, con la legge di bilancio per il 2022 e con il decreto-legge “Sostegni bis”. La legge di bilancio per il 2023 incrementa le risorse già stanziate per la “Nuova Sabatini” per il riconoscimento di finanziamenti e contributi a tasso agevolato a favore delle micro, piccole e medie imprese che investono in macchinari, impianti, beni strumentali e attrezzature e proroga al 30 settembre 2023 il credito d'imposta a favore delle imprese che abbiano effettuato investimenti in beni strumentali nuovi.

Misura 21
TIPO DI MISURA: Adottato

Introdotta la disciplina della transazione (cd. settlement) nei procedimenti amministrativi condotti dall’AGCM in materia di intese restrittive della libertà di concorrenza e abuso di posizione dominante. Estesi inoltre i poteri d’indagine dell’Autorità garante della concorrenza e del mercato anche al di fuori di procedimenti istruttori.

Misura 22	TIPO DI MISURA: Adottato

52	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Modifiche alla disciplina sulla valutazione e controllo delle operazioni di concentrazione da parte dell’Autorità garante della concorrenza e il mercato, sulle soglie di fatturato da cui scaturisce l’obbligo di notifica delle operazioni di concentrazione e sul trattamento delle imprese comuni.

Misura 23
TIPO DI MISURA: Adottato

Previsti uno o più decreti legislativi, entro sei mesi dalla data di entrata in vigore della legge per rafforzare la concorrenza nel mercato unico dell'Unione europea, assicurando adeguati livelli di controllo sulle conformità delle merci, e di promuovere, al contempo, una semplificazione e razionalizzazione del sistema di vigilanza a vantaggio di operatori e utenti finali.

Misura 24
TIPO DI MISURA: Implementato

Ridotto da sette a quattro giorni il termine entro cui le amministrazioni competenti comunicano, per via telematica, all’interessato (che ha presentato la comunicazione) e al registro delle imprese (che accoglie la comunicazione) i dati definitivi relativi alle posizioni registrate.

Misura 25
TIPO DI MISURA: Adottato

Previsti uno o più decreti legislativi entro 24 mesi dall'entrata in vigore della legge per semplificare, rendere più efficaci ed efficienti e coordinare i controlli sulle attività economiche, ed in particolare, eliminare gli adempimenti non necessari, favorire la programmazione dei controlli per evitare duplicazioni, sovrapposizioni e ritardi al normale esercizio dell’attività di impresa, consentire l’accesso ai dati e allo scambio delle informazioni da parte dei soggetti con funzioni di controllo, anche attraverso l’interoperabilità delle banche dati.

Misura 26
TIPO DI MISURA: Adottato

Previsti uno o più decreti legislativi entro 24 mesi dall'entrata in vigore della legge per procedere ad una nuova ricognizione dei regimi amministrativi delle attività private e alla loro semplificazione mediante eliminazione delle autorizzazioni e degli adempimenti non necessari e reingegnerizzazione in digitale delle procedure amministrative

Misura 27	TIPO DI MISURA: Adottato Prevista la delega al governo entro sei mesi dall'entrata in vigore della legge per il riordino della materia dei servizi pubblici locali.
Misura 28
TIPO DI MISURA: Adottato

Nell’affidamento delle concessioni delle aree demaniali viene introdotto il principio dell’evidenza pubblica e si prevede una nuova disciplina delle modalità per il rilascio del titolo e per l’esercizio della gestione da parte del concessionario.

Misura 29
TIPO DI MISURA: Adottato

Riordinare e semplificazione della disciplina in materia di concessioni demaniali marittime, lacuali e fluviali, per finalità turistico-ricreative e sportive, ivi incluse quelle affidate ad associazioni e società senza fini di lucro, con esclusione delle concessioni relative ad aree, strutture e infrastrutture dedicate alla cantieristica navale, all’acquacoltura e alla mitilicoltura.

Misura 30
TIPO DI MISURA: Adottato

Prorogata al 31 dicembre 2023 o in caso di ragioni oggettive che impediscano la conclusione del contratto, non oltre il 31 dicembre 2024 - l’efficacia delle concessioni demaniali e dei rapporti di gestione per finalità turistico ricreative e sportive e, conseguentemente, riconosce il carattere di non abusività dell’occupazione dello spazio demaniale ad essi connessa sino a tale data.

Osservazioni
Situazione attuale

CSR 3.1: Concentrare gli investimenti sulla transizione verde e digitale, in particolare su una produzione e un uso puliti ed efficienti dell'energia.

Misure
Misura 1
TIPO DI MISURA: Implementato

Le imprese e i lavoratori autonomi che hanno un reddito d'impresa possono beneficiare di un regime facoltativo di cinque anni consistente in un aumento del 90 per cento dei costi deducibili di R&S (ossia il regime del Patent box).

Misura 2	TIPO DI MISURA: Implementato

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DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

Creazione di un fondo per l'attuazione della strategia forestale nazionale con un budget di 30 milioni di euro per ciascuno degli anni 2022 e 2023 e 40 milioni di euro per ciascuno degli anni dal 2024 al 2032.

Misura 3
TIPO DI MISURA: Implementato

Istituzione del fondo nazionale per la copertura dei danni meteorologici catastrofici alla produzione agricola causati da inondazioni, gelate e siccità, con risorse per 50 milioni di euro per il 2022.

Misura 4
TIPO DI MISURA: Implementato

Creazione del Fondo per la valorizzazione dei prodotti agroalimentari tradizionali e certificati, con risorse per 1 milione di euro per il 2022, per facilitare la transizione ecologica della ristorazione.

Misura 5
TIPO DI MISURA: Implementato

stituzione del Fondo per le pratiche sostenibili, con risorse per 1 milione di euro per il 2022. L'obiettivo è facilitare la transizione ecologica del settore turistico e alberghiero.

Misura 6	TIPO DI MISURA: Implementato Sono introdotte misure a sostegno della conversione ad alimentazione elettrica o ibrida per i veicoli adibiti al trasporto merci.
Misura 7
TIPO DI MISURA: Implementato

Viene introdotto un credito d'imposta per le spese documentate relative all'installazione di sistemi di accumulo integrati in impianti di generazione di energia alimentati da fonti rinnovabili.

Misura 8
TIPO DI MISURA: Implementato

Semplificazioni per il Fondo nazionale per l'efficienza energetica. È stato stabilito che una parte delle risorse del Fondo è destinata all'erogazione di contributi non rimborsabili, fino a un limite complessivo di 8 milioni di euro l'anno a partire dal 2022, specificando così la natura mista e non più rotativa del fondo.

Misura 9
TIPO DI MISURA: Implementato

Al fine di riqualificare e ripristinare le aree dismesse, le infrastrutture e gli edifici appartenenti alle pubbliche amministrazioni, si possono definire piani di sviluppo per il finanziamento degli interventi necessari per la riqualificazione, il ripristino delle infrastrutture e l'attrazione di investimenti privati finalizzati alla ripresa economica. A tal fine è stato istituito un “Fondo per attrarre investimenti in aree dismesse e/o per beni dismessi”.

Misura 10
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 istituisce un fondo con una dotazione di 4 milioni di euro, per ciascuno degli anni 2021 e 2022, destinato alla realizzazione di progetti pilota di educazione ambientale per studenti di comuni situati in aree naturali protette.

Misura 11
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 aumenta, a partire dall'anno 2021, le risorse destinate ai parchi nazionali, al funzionamento e alla gestione delle aree marine protette e al fine di attuare la protezione e il potenziamento delle aree protette nazionali e di altre aree riconosciute a livello internazionale per il loro particolare valore naturalistico.

Misura 12
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 rifinanzia la sovvenzione per l'acquisto di nuovi motocicli elettrici o ibridi fino alla fine del 2026. Questa misura è stata introdotta per la prima volta nella legge di bilancio per il 2019.

Misura 13
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 rifinanzia fino al 2026, il cosiddetto “Marebonus” e il cosiddetto “Ferrobonus”. Il Marebonus mira a rilanciare l'uso del trasporto marittimo rispetto a quello terrestre. L'obiettivo del Ferrobonus è quello di spostare il traffico merci dalla rete stradale alla rete ferroviaria attraverso un incentivo volto a favorire l'utilizzo del trasporto combinato e di trasbordo ferroviario da e verso i nodi logistici e gli interporti italiani. Queste misure sono state introdotte per la prima volta dalla legge di bilancio per il 2016. Il D.L. n. 21/2022 rifinanzia per il 2022 i contributi cd. Marebonus e Ferrobonus, con risorse aggiuntive rispettivamente pari a 19,5 e a 19 milioni di euro.

Misura 14
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 proroga di un anno (fino alla fine del 2021) l’agevolazione fiscale per la sistemazione a verde di aree scoperte di immobili privati a uso abitativo che consiste nella deduzione dall'imposta lorda del 36 per cento delle spese sostenute, entro il limite di spesa di

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5.000 euro all'anno. La misura è stata introdotta per la prima volta nella legge di bilancio per il 2018 ed è stata prorogata fino al 2024 dalla legge di bilancio per il 2022.
Misura 15
TIPO DI MISURA: Implementato

Le detrazioni per la ristrutturazione edilizia (50 per cento), interventi di efficienza energetica (50 per cento o 65 per cento), per l’acquisto di mobili e di grandi elettrodomestici e il cosiddetto Bonus Facciate sono stati prorogati fino al 31/12/2021 dalla legge di bilancio per il 2021 e ulteriormente prorogati, ognuno con scadenze diverse, dalla legge di bilancio per il 2022. La legge di bilancio per il 2021 ha prorogato la disciplina della detrazione al 110 per cento (cd. superbonus) applicabile per gli interventi di efficienza energetica e antisismici fino al 30 giugno 2022. Questa misura è stata rifinanziata dalla legge di bilancio per il 2022 fino al 2025 con una progressiva riduzione della detrazione. La legge di bilancio per il 2020 ha introdotto la trasferibilità del credito d'imposta maturato. Nell'ambito del programma di recupero degli alloggi pubblici, anche gli IACP (Istituti autonomo di edilizia popolare) potranno beneficiare di incentivi fiscali. Le misure sono state successivamente prorogate con la legge n. 77/2020. Il decreto-legge “Sostegni ter” modifica la disciplina dello sconto in fattura e della cessione dei crediti d'imposta in materia edilizia ed energetica, riconosciuti da provvedimenti emanati per fronteggiare l'emergenza da COVID-19. In particolare, si esclude la facoltà di successiva cessione a favore dei primi cessionari. Per i crediti che alla data del 7 febbraio 2022 sono stati precedentemente oggetto di cessione o sconto in fattura, viene consentita esclusivamente una ulteriore cessione ad altri soggetti. Il decreto-legge del 25 febbraio 2022 prevede la possibilità di cedere il credito per tre volte e solo in favore di banche, imprese di assicurazione e intermediari finanziari e che lo stesso non possa formare oggetto di cessioni parziali successivamente alla prima comunicazione dell'opzione all'Agenzia delle Entrate. A tal fine viene introdotto un codice identificativo univoco del credito ceduto per consentire la tracciabilità delle cessioni. La legge di bilancio per il 2023 incrementa da 5.000 euro a 8.000 euro per il 2023 l’importo della detrazione prevista per l'acquisto di mobili e di grandi elettrodomestici, finalizzati all'arredo dell'immobile oggetto di ristrutturazione.

Misura 16
TIPO DI MISURA: Implementato

Per accelerare gli interventi per lo sviluppo delle energie rinnovabili e della mobilità sostenibile, il decreto-legge “Semplificazioni” ha: i) disposto procedure amministrative semplificate e snellite per la costruzione di impianti di energia rinnovabile; ii) introdotto meccanismi di accelerazione per l'ammodernamento o la ricostruzione di impianti obsoleti; iii) garantito condizioni di certezza e stabilità per gli investimenti a lungo termine, disciplinando i controlli e le sanzioni. Il decreto-legge ‘Sostegni bis’ fornisce ulteriore sostegno delle misure di incentivazione delle energie rinnovabili e dell'efficienza energetica.

Misura 17
TIPO DI MISURA: Implementato

Nell'ambito del piano nazionale integrato per l'energia e il clima (PNIEC) è stato emanato il decreto ministeriale FER1 per sostenere la produzione di energia da fonti rinnovabili, incentivando la diffusione di impianti fotovoltaici, eolici, idroelettrici e di purificazione del gas. Con il D.L. n. 21/2022 e il D.L. n. 50/2022 sono state introdotte semplificazioni nella produzione di energia da fonti rinnovabili.

Misura 18
TIPO DI MISURA: Implementato

Previsti incentivi per i veicoli a basse emissioni e a zero emissioni nonché per la demolizione del parco automobilistico più vecchio e inquinante. Questa misura è stata introdotta per la prima volta nella legge di bilancio per il 2020, disciplinata dal decreto ministeriale 30/03/2020, ed è stata prorogata con le leggi n. 77/2020 e n. 126/2020. Il decreto-legge “Semplificazioni” aumenta da 180 a 270 giorni il termine entro il quale i venditori devono confermare le operazioni per l’acquisto con ecoincentivi (cd. ecobonus) dei veicoli a basse emissioni.

Misura 19
TIPO DI MISURA: Implementato

Incremento dei finanziamenti (L. n. 126/2020) a sostegno dei Progetti Importanti di Interesse Comune Europeo (IPCEI) in settori rilevanti per il futuro. I progetti attualmente in corso sono nel campo della microelettronica e delle batterie. Questa misura è stata introdotta per la prima volta nella legge di bilancio per il 2019.

Misura 20
TIPO DI MISURA: Implementato

Semplificazioni procedurali per le infrastrutture di rete che fanno parte della rete nazionale di trasmissione dell'energia elettrica e della rete nazionale di trasporto del gas naturale.

Misura 21
TIPO DI MISURA: Implementato

Semplificazioni relative ai regolamenti per la costruzione di infrastrutture di ricarica per i veicoli elettrici. Il decreto-legge ‘Aiuti ter’ prevede la possibilità per i comuni di consentire, anche a titolo non oneroso, la realizzazione e gestione di infrastrutture di ricarica a soggetti pubblici e privati

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anche prevedendo una eventuale suddivisione in lotti, da assegnare mediante procedure competitive, trasparenti e non discriminatorie.
Misura 22
TIPO DI MISURA: Implementato

Riduzione dei termini per la convalida dei documenti di valutazione dell'impatto ambientale (VIA) e per il rilascio dell'autorizzazione ambientale unica. Introduzione di un quadro legislativo specifico per la valutazione ambientale dei progetti per l'attuazione del piano nazionale per l'energia e il clima (PNEC). Istituita una procedura specifica per accelerare e semplificare le autorizzazioni ambientali e paesaggistiche per le strade, le autostrade, le ferrovie e le infrastrutture idriche esistenti che rientrano nell'ambito di applicazione della VIA. Modificato il codice ambientale al fine di ampliare e semplificare alcuni interventi sui siti oggetto di bonifica, compresi quelli di interesse nazionale. Ulteriori misure di semplificazione e accelerazione delle procedure di valutazione di impatto ambientale (VIA) e di verifica preventiva dell'interesse archeologico in relazione agli interventi per la realizzazione delle opere per la viabilità della città di Roma e il Giubileo 2025 sono contenuti nel D.L. n. 68/2022.

Misura 23
TIPO DI MISURA: Implementato

Completato il Piano nazionale integrato per l'energia e il clima (PNIEC). Il piano è strutturato su cinque dimensioni: i) decarbonizzazione, ii) efficienza energetica, iii) sicurezza energetica, iv) mercato interno dell'energia, v) ricerca, innovazione e competitività.

Misura 24
TIPO DI MISURA: Adottato

Previste misure per valorizzare adeguatamente le reti di distribuzione del gas di proprietà degli enti  locali  e rilanciare gli  investimenti  nel settore della  distribuzione del gas naturale, accelerando al contempo le procedure per l'effettuazione delle gare per il servizio di distribuzione di gas naturale previste dal Regolamento per i criteri di gara e per la valutazione dell'offerta per l'affidamento del servizio della distribuzione del gas naturale.

Misura 25	TIPO DI MISURA: Adottato Il fondo di sostegno al mercato automobilistico per i veicoli ibridi ed elettrici a basse emissioni è rifinanziato di 100 milioni di euro nel 2021.
Misura 26	TIPO DI MISURA: Adottato Per agevolare gli investimenti nei progetti di riqualificazione urbano, i piccoli comuni ricevono contributi per investimenti fino a 300 milioni di euro per l'anno 2022.
Misura 27
TIPO DI MISURA: Implementato

Modifiche al Codice Ambientale con l'aggiunta del settore dei rifiuti, al fine di razionalizzare le procedure per ottenere l'autorizzazione sotto l'egida vincolante dell'ISPRA e dell'Agenzia Regionale per la Protezione Ambientale. Inoltre, sono state semplificate le norme sulla tracciabilità e la gestione dei rifiuti: in particolare, le risorse di combustibile tradizionali possono essere sostituite con i combustibili CSS (combustibili solidi prodotti da risorse che prima erano qualificate come rifiuti). Il ministero per la transizione ecologica applicherà le misure sopra descritte. Il decreto-legge “Aiuti bis” inserisce nel Codice dell'ambiente un nuovo articolo in materia di procedimento autorizzatorio unico accelerato regionale per settori di rilevanza strategica.

Misura 28
TIPO DI MISURA: Adottato

Istituito il Fondo per il Green and Innovation Deal per la mobilitazione di investimenti pubblici e privati legati agli obiettivi di sostenibilità ambientale e sociale, innovazione ed economia circolare. Il fondo, concepito per creare un effetto leva, dispone di un bilancio di 470 milioni di euro per il 2020, di 930 milioni per il 2021 e di 1,420 milioni per ciascuno degli anni 2022 e 2023, per un totale di 4.24 miliardi di euro. Una parte di questi fondi — non inferiore a 150 milioni di euro per ciascun anno dal 2020 al 2022 — sarà destinata a misure volte a ridurre le emissioni di gas a effetto serra, a promuovere l'economia circolare, a ridurre l'inquinamento e il suo impatto sulla produttività delle imprese e la loro esposizione al rischio derivante da fattori ambientali, sociali e di governance (ESG) e sanitari. Tali fondi saranno coordinati con i fondi europei NGEU che operano negli stessi settori. Riorganizzazione della legislazione ambientale, promozione dell'economia verde e dell'economia circolare. La legge di bilancio per il 2023 stanzia risorse per il Fondo Green New Deal da destinare alla copertura delle garanzie concesse da SACE S.p.A. per progetti economicamente sostenibili per 565 milioni di euro, per un impegno massimo assumibile dalla SACE S.p.A. pari a 3.000 milioni di euro.

Osservazioni
Situazione attuale

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

CSR 3.2: su ricerca e innovazione,

Misure
Misura 1
TIPO DI MISURA: Implementato

La legge di bilancio per il 2021 aumenta la dotazione del Fondo per la crescita sostenibile di 100 milioni di euro per ciascuno degli anni dal 2025 al 2035. Nello specifico, i fondi sono destinati al cosiddetto “accordo per l'innovazione”. Questo fondo è stato istituito per la prima volta dal decreto ministeriale del 24/05/2017. La legge di bilancio per il 2023 incrementa le risorse del Fondo per la crescita sostenibile per il finanziamento degli interventi a sostegno della nascita e dello sviluppo di imprese cooperative costituite dai lavoratori per il recupero di aziende in crisi e per i processi di ristrutturazione o riconversione industriale.

Misura 2
TIPO DI MISURA: Implementato

Confermato  lo  strumento  dei  contratti  di  sviluppo  per  sostenere  l'innovazione nell'organizzazione, nei processi e nella tutela dell'ambiente. Sono state approvate disposizioni per rafforzare tale misura intervenendo non solo sulle procedure ma anche sulle risorse disponibili (legge n. 27/2020 e n. 126/2020), al fine di garantirne la continuità. Questa misura è stata introdotta per la prima volta nella legge di bilancio per il 2020.

Misura 3
TIPO DI MISURA: Adottato

Viene introdotto un sistema di certificazione del credito d'imposta per gli investimenti in ricerca e sviluppo, in transizione ecologica, in innovazione tecnologica 4.0 e in altre attività innovative introdotto dalla legge di bilancio per il 2020.

Misura 4
TIPO DI MISURA: Implementato

Le procedure per valutare i progetti di ricerca inclusi nel Fondo per gli Investimenti nella Ricerca Scientifica e Tecnologica (FIRST) sono state modificate attraverso l'Istituzione del Comitato Nazionale per Valutare le Attività di Ricerca (CNVR). Quest'ultimo sostituisce il Comitato nazionale dei garanti della ricerca (CNGR). L'Agenzia nazionale di ricerca (ANR) non sarà più incaricata dell'analisi dell'impatto delle attività di ricerca. Infine, le risorse del Fondo per la valutazione e il potenziamento dei progetti di ricerca sono aumentate di 5 milioni di euro nel 2021 e di 20 milioni di euro all'anno a partire dal 2022. Con la legge di bilancio per il 2022 l'ANR è soppressa.

Misura 5
TIPO DI MISURA: Implementato

Stanziati 5 milioni di euro per ciascuno degli anni 2022, 2023 e 2024 a sostegno delle attività di ricerca svolte dal Consiglio nazionale delle ricerche (CNR) per il contenimento del batterio Xylella.

Misura 6	TIPO DI MISURA: Implementato Per finalità di sostegno alla ricerca, è autorizzata la spesa per un importo pari a 1 milione di euro a decorrere dall’anno 2021 in favore dell’ISPRA.
Misura 7
TIPO DI MISURA: Implementato

In considerazione della sospensione delle attività di ricerca causate dall'emergenza COVID-19, si prevede la possibilità per i dottorandi di ricerca di richiedere una proroga del termine finale del corso, per non più di 3 mesi, con conseguente mantenimento della borsa di studio. A tal fine, si incrementa di 61,6 milioni per il 2021 il ‘Fondo per il finanziamento ordinario delle università’. il decreto-legge ‘Sostegni ter’ prevede una ulteriore proroga di tre mesi del termine finale del corso.

Misura 8
TIPO DI MISURA: Implementato

Istituito il fondo italiano per le scienze applicate con la finalità di promuovere la competitività del sistema produttivo nazionale, attraverso la valorizzazione della ricerca industriale e dello sviluppo sperimentale con una dotazione di 50 milioni per l'anno 2022, 150 milioni per l'anno 2023, 200 milioni per l'anno 2024 e 250 milioni a decorrere dal 2025.

Misura 9
TIPO DI MISURA: Implementato

Il Fondo italiano per la scienza istituito dal decreto-legge “Sostegni bis” per promuovere lo sviluppo della ricerca fondamentale. La legge di bilancio per il 2022 incrementa la dotazione del fondo per 50 milioni per il 2023 e 100 milioni dal 2024.

Misura 10
TIPO DI MISURA: Implementato

Incrementato il Fondo ordinario per gli enti e le istituzioni di ricerca (FOE) di 90 milioni per ciascuno degli anni 2022, 2023 e 2024 e di 100 milioni annui a decorrere dall'anno 2025 per la promozione dello sviluppo professionale di ricercatori e tecnologi di terzo livello e la valorizzazione del personale tecnico-amministrativo che partecipa a progetti finalizzati al raggiungimento di più elevati obiettivi nell'ambito della ricerca.

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Misura 11
TIPO DI MISURA: Implementato

Al fine di incrementare la ricerca scientifica, il trasferimento tecnologico e l'innovazione nel settore automobilistico e promuovere il suo impatto positivo nell'industria, nei servizi e nella pubblica amministrazione, è stata istituita la fondazione del Centro Italiano di Ricerca per il settore automobilistico. La fondazione opera su temi tecnologici e su aree applicative legate alla produzione nei settori automotive e aerospaziale, nell'ambito del Piano Industria 4.0 e della sua intera catena del valore. L'obiettivo è creare un'infrastruttura innovativa che utilizzi i metodi dell'intelligenza artificiale.

Misura 12
TIPO DI MISURA: Implementato

Fondo per la valorizzazione dei progetti di ricerca con risorse per 10 milioni di euro a partire dal 2021. Il ministero dell'Istruzione collaborerà con Invitalia per sostenere l'analisi,  la valutazione e il monitoraggio degli interventi di ricerca.

Misura 13
TIPO DI MISURA: Implementato

Istituito il Fondo per le infrastrutture di costruzione e ricerca, con un budget di 100 milioni di euro per ciascuno degli anni 2021 e 2022, 250 milioni per il 2023, 200 milioni per ciascuno degli anni 2024 e 2025 e 150 milioni per ciascuno degli anni dal 2026 al 2035.

Misura 14	TIPO DI MISURA: Implementato Fondo per la promozione e lo sviluppo del programma nazionale di ricerca (PNR), con un bilancio di 200 milioni di euro per il 2021 e 2022, e 50 milioni per il 2023.
Misura 15
TIPO DI MISURA: Implementato

Per incoraggiare lo sviluppo delle capacità del sistema nazionale di ricerca nell'ambito di progetti di digitalizzazione delle imprese conformemente agli orientamenti del programma Industria 4.0, il Fondo per il finanziamento ordinario delle università è stato aumentato di 5 milioni di euro per il 2021.

Misura 16
TIPO DI MISURA: Implementato

La  legge di  bilancio per il 2021 istituisce i cosiddetti ‘Ecosistemi dell'innovazione nel Mezzogiorno’ attraverso la  riqualificazione o la  creazione di  infrastrutture  materiali  e immateriali per lo svolgimento di attività formative, di ricerca multidisciplinare e di creazione di  imprese,  con  la  collaborazione  di  università,  istituti  di  ricerca,  imprese,  pubbliche amministrazioni e organizzazioni del terzo settore, al fine di promuovere il perseguimento degli obiettivi di sviluppo, coesione e competitività dei territori delle regioni Abruzzo, Basilicata, Calabria, Puglia, Campania.

Misura 17
TIPO DI MISURA: Implementato

Approvazione del Piano Nazionale per la ricerca del sistema elettrico che promuove progetti relativi alle nuove architetture di rete, al fine di rendere il sistema elettrico più flessibile e di garantire una gestione sicura.

Misura 18
TIPO DI MISURA: Implementato

Aumento del credito d'imposta per gli investimenti in attività di R&S nel Sud (dal 12 per cento al 25 per cento per le grandi imprese, dal 12 per cento al 35 per cento per le medie imprese e dal 12 per cento al 45 per cento per le piccole imprese), con un onere totale di 106.4 milioni per ciascuno degli anni dal 2021 al 2023. Questa misura è stata introdotta per la prima volta con la legge n. 77/2020. La legge di bilancio per il 2021 estende questa misura agli investimenti effettuati entro la fine del 2022.

Misura 19
TIPO DI MISURA: Implementato

Introdotte misure per rafforzare i cosiddetti Centri di Competenza previsti dal piano ‘Impresa 4.0’, al fine di rendere più efficiente la rete di trasferimento tecnologico, costituita da altri centri di trasferimento tecnologico qualificati (università ed enti pubblici di ricerca) e dai poli dell'innovazione digitale delle associazioni dei datori di lavoro e dei PID (Digital Enterprise Point) del sistema camerale.

Misura 20
TIPO DI MISURA: Implementato

Il piano “Transizione 4.0”, rivisto dalla legge di bilancio per il 2020, considerato come unico credito d'imposta per diversi incentivi e prorogato fino al 2021, è stato ulteriormente prorogato e rimodulato dalla legge di bilancio per il 2022, con tempistiche, misure e massimali differenziati, a seconda della tipologia di investitori. In particolare, l'incentivo consiste in tre vantaggi: i) credito d'imposta per investimenti in beni strumentali al fine di sostenere e incoraggiare le imprese che investono in beni di investimento nuovi, materiali e immateriali, funzionali alla trasformazione tecnologica e digitale dei processi produttivi destinati a strutture produttive situate nel territorio nazionale; ii) credito d'imposta per la ricerca, lo sviluppo, l'innovazione e il design, al fine di stimolare la spesa privata in ricerca, sviluppo e innovazione tecnologica, sostenere la competitività delle imprese e promuovere i processi di transizione

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tecnologica nell'economia circolare e nella sostenibilità ambientale; iii) credito d'imposta in ‘Formazione 4.0’ per stimolare gli investimenti nella formazione del personale sulle tecnologie pertinenti alla trasformazione tecnologica e digitale delle imprese. Misure volte a rafforzare gli ITS. Il decreto-legge “Sostegni bis” prevede la possibilità per le persone con un volume di ricavi o di onorari non inferiore a 5 milioni di euro di beneficiare in un'unica rata del credito d'imposta per investimenti in nuovi beni d'investimento anziché tre. IL D.L. n. 50/2022 incrementa dal 20 al 50 per cento i crediti d'imposta per gli investimenti in beni strumentali immateriali tecnologicamente avanzati funzionali ai processi di trasformazione 4.0 effettuati dal 1° gennaio 2022 e fino al 31 dicembre 2022. Il D.L. n. 50/2022 inoltre incrementa il credito d'imposta per il programma “Formazione 4.0” per le piccole e medie imprese (dal 50 al 70 per cento e, per le medie imprese, dal 40 al 50 per cento per le spese di formazione del personale dipendente volte ad acquisire o consolidare competenze nelle tecnologie rilevanti per la trasformazione tecnologica e digitale).

Misura 21
TIPO DI MISURA: Adottato

Il decreto-legge “Sostegni bis” prevede credito d’imposta nella misura del 17 per cento delle spese sostenute da enti di ricerca privati senza finalità di lucro per l’acquisto di reagenti e apparecchiature destinati alla ricerca scientifica.

Osservazioni
Situazione attuale

CSR 3.8: infrastrutture digitali per assicurare i servizi essenziali.

Misure
Misura 1
TIPO DI MISURA: Implementato

Istituite l'architettura nazionale di sicurezza informatica e l'Agenzia Nazionale per la sicurezza informatica. In dettaglio: viene fornita la governance del sistema nazionale e la definizione di resilienza nazionale nel ciberspazio, che si riferisce alle attività volte a prevenire un pregiudizio alla sicurezza nazionale o un danno all'indipendenza, integrità o sicurezza della Repubblica e delle istituzioni. Il Presidente del Consiglio è l'autorità al vertice dell'architettura di sicurezza informatica incaricata di adottare la strategia nazionale per la sicurezza informatica. È prevista l'istituzione del Comitato interministeriale per la sicurezza informatica (CIC), con funzioni di consulenza, proposta e supervisione delle politiche di sicurezza informatica. L'Agenzia nazionale per la sicurezza informatica tutela gli interessi nazionali nel campo della sicurezza informatica e definisce la strategia nazionale per la sicurezza informatica.

Misura 2	TIPO DI MISURA: Implementato Dopo una consultazione pubblica è stata pubblicata la proposta per la strategia italiana sull'intelligenza artificiale ed è stato pubblicato il relativo piano strategico.
Misura 3
TIPO DI MISURA: Adottato

La legge sulla concorrenza prevede che si riesamini periodicamente l’ambito di applicazione degli obblighi di servizio universale sulla base degli orientamenti della Commissione europea, delle esigenze degli utenti e delle diverse offerte presenti sul mercato nazionale in termini di disponibilità, qualità e prezzo accessibile, segnalando periodicamente al  Parlamento le modifiche normative ritenute necessarie in  ragione dell’evoluzione dei mercati e delle tecnologie.

Misura 4
TIPO DI MISURA: Adottato

La proposta relativa alla strategia italiana sulla blockchain è in fase di consultazione. Le principali applicazioni e aree di applicazione della tecnologia blockchain potrebbero costituire uno strumento efficace per la protezione e la valorizzazione delle filiere di produzione Made in Italy e per la lotta alla contraffazione dei prodotti.

Misura 5
TIPO DI MISURA: Adottato

Nel contesto del piano nazionale per la banda larga, sono previste misure per accelerare lo sviluppo di cantieri nelle cosiddette aree bianche e per l'attivazione dei servizi ultraveloci in tutte le aree del paese e la diffusione delle infrastrutture a banda larga nelle cosiddette aree grigie caratterizzate da carenze tecnologiche. La legge annuale sulla concorrenza definisce un quadro di regole volto a ridurre i costi per la realizzazione di reti a banda ultra-larga e una serie di misure con l'obiettivo di razionalizzare gli interventi dedicati alla realizzazione di reti di accesso in fibra ottica.

Osservazioni
Situazione attuale

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CSR.2020.4
CSR 4.1: Migliorare l'efficienza del sistema giudiziario e

Misure
Misura 1	TIPO DI MISURA: Implementato Approvato il disegno di legge delega per la riforma del processo civile.
Misura 2
TIPO DI MISURA: Implementato

Modificato il Codice della Privacy per limitare l'accesso ai dati sul traffico telefonico e telematico a fini di eventuali indagini penali, consentendolo solo per reati gravi o specifici e richiedendo sempre l'autorizzazione o la convalida del tribunale. Inoltre, l'uso del cosiddetto raccoglitore Trojan può essere autorizzato solo per motivi specifici. Infine, sono introdotte norme transitorie per i dati sul traffico acquisiti prima dell'entrata in vigore del decreto-legge.

Misura 3
TIPO DI MISURA: Implementato

È istituito un Fondo per la diffusione della cultura della legalità per le università statali italiane al fine di promuovere la cultura della legalità, la condivisione dei principi costituzionali e l'impegno contro le mafie e la violenza.

Misura 4
TIPO DI MISURA: Implementato

Istituito un Fondo specifico per attuare le azioni volte a modificare il decreto legislativo n.116/2017 di riforma dei giudici onorari e destinato a coprire le spese di svolgimento degli esami di concorso per la conferma dei giudici onorari in servizio.

Misura 5
TIPO DI MISURA: Implementato

Risorse per l'assunzione di magistrati e personale amministrativo al fine di ridurre l'arretrato relativo ai procedimenti di esecuzione delle condanne penali. La legge di bilancio per il 2022 dispone  per  un  ulteriore  incremento del  personale della  magistratura  ed  autorizza  il reclutamento dei magistrati ordinari, anche al fine di facilitare le attività connesse alla protezione internazionale, il controllo dell'esecuzione delle sanzioni e delle funzioni di legalità connesse alle competenze della Procura europea.

Misura 6
TIPO DI MISURA: Implementato

La legge di bilancio per il 2022 prevede il coordinamento regolamentare delle disposizioni finanziarie relative alle misure legislative di riforma dei procedimenti penali e civili che prevedono l'assunzione di personale da assegnare al nuovo ufficio giudiziario.

Misura 7
TIPO DI MISURA: Implementato

Risorse per l'ampliamento e l'ammodernamento degli spazi e delle attrezzature destinate al lavoro dei detenuti nonché per la digitalizzazione delle istituzioni penitenziari.

Misura 8
TIPO DI MISURA: Implementato

Sospensione  della  prescrizione  e  della  custodia  cautelare  nei  procedimenti  penali  e sospensione dei termini nei procedimenti disciplinari nei confronti dei magistrati, durante il periodo di emergenza epidemiologica.

Misura 9
TIPO DI MISURA: Implementato

Approvazione della legge delega al Governo per l’efficienza del processo penale e disposizioni per la celere definizione dei procedimenti giudiziari pendenti presso le corti d’appello.

Misura 10
TIPO DI MISURA: Implementato

Introduzione di misure volte a favorire il procedimento digitale e a tenere udienze a distanza nel settore civile e amministrativo. Misure volte a utilizzare gli strumenti di videoconferenza e a tenere udienze a distanza nelle udienze penali in cui sono coinvolti detenuti in attesa di giudizio o detenuti condannati. Previste inoltre misure per consentire il deposito elettronico delle domande e degli atti presso la procura durante le indagini preliminari, sia per gli avvocati che per la polizia giudiziaria.

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Misura 11
TIPO DI MISURA: Implementato

Sono state previste misure per l'estensione della piattaforma del procedimento civile digitale sia agli uffici della Corte suprema di cassazione che agli uffici del giudice di pace e per l'attuazione del procedimento penale digitale.

Misura 12	TIPO DI MISURA: Implementato A giugno è stato approvato in via definitiva il disegno di legge per la riforma del Consiglio superiore della magistratura (CSM) e dell'ordinamento giudiziario.
Osservazioni
Situazione attuale

CSR 4.2: il funzionamento della Pubblica Amministrazione.

Misure
Misura 1
TIPO DI MISURA: Implementato

Introduzione di una procedura di “Conferenza straordinaria dei servizi”, che consente alle amministrazioni pubbliche di procedere alla trasmissione dei documenti necessari per la procedura amministrativa per via telematica.

Misura 2
TIPO DI MISURA: Implementato

Aumento dei servizi di controllo del territorio e di prevenzione della criminalità: i) assunzioni straordinarie del personale delle Forze di Polizia; ii) riforma della polizia locale; iii) riforma della Polizia tributaria; iv) proroga della quota delle forze armate utilizzata nell'operazione “Strade Sicure”.

Misura 3
TIPO DI MISURA: Implementato

È previsto che agli operatori pubblici di sistema per la gestione dell'identità digitale dei cittadini e delle imprese (SPID) sia corrisposta un'indennità di gestione architettonica e operativa del sistema, fino a un massimo di 1 milioni di euro per l'anno 2021.

Misura 4
TIPO DI MISURA: Implementato

Si prevede di creare poli territoriali avanzati in ciascuna regione per lo svolgimento decentrato dei concorsi pubblici e di garantire spazi di lavoro e formazione comuni per i funzionari pubblici. A tal fine si prevede di utilizzare edifici pubblici e beni immobili confiscati alla criminalità organizzata.

Misura 5
TIPO DI MISURA: Implementato

Approvata la riforma costituzione per la riduzione del numero dei parlamentari da 945 a 600. A causa dell'epidemia da COVID-19 il referendum confermativo è stato posticipato a ottobre 2020 ed è stato poi approvato dagli elettori.

Misura 6
TIPO DI MISURA: Implementato

È istituito un Fondo per finanziare l'assunzione di personale a tempo indeterminato, oltre alle possibilità di assunzione previste dalla legislazione vigente, con risorse per 3,63 miliardi di euro dal 2021 al 2033.

Misura 7
TIPO DI MISURA: Implementato

Per il 2020 è stato istituito un fondo per l'innovazione tecnologica e digitale, dotato di una dotazione di 50 milioni, destinato a: i) misure a sostegno di una strategia per la condivisione e l'utilizzo della ricchezza delle informazioni pubbliche a fini istituzionali; ii) diffusione dell'identità digitale e firma elettronica; iii) creazione e fornitura di servizi online, accesso ai servizi online attraverso le piattaforme previste per la fornitura del codice dell'amministrazione digitale. Con la legge di bilancio per il 2021 è prevista la possibilità di trasferire risorse dal Fondo per l'innovazione digitale e tecnologica alle varie amministrazioni pubbliche.

Misura 8	TIPO DI MISURA: Implementato Estensione del regime di smart working ad almeno il 50 per cento dei dipendenti delle pubbliche amministrazioni.
Misura 9
TIPO DI MISURA: Implementato

Viene promossa la costruzione di un'infrastruttura altamente affidabile distribuita in tutto il paese, con l'obiettivo di rendere operativi e consolidare i centri di informazione sul trattamento (CED) della pubblica amministrazione.

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Misura 10
TIPO DI MISURA: Implementato

Sviluppo e rafforzamento della piattaforma digitale nazionale di dati al fine di conseguire l'interoperabilità dei sistemi di informazione e delle banche dati delle amministrazioni pubbliche e del responsabile dei servizi.

Misura 11
TIPO DI MISURA: Implementato

Modifica delle norme che disciplinano il reato di abuso d'ufficio, limitando l'elemento oggettivo del caso di violazione di specifiche norme di comportamento espressamente previste dalla legge.

Misura 12
TIPO DI MISURA: Implementato

Modifica dello statuto delle società prevedendo che, qualora la legislazione dello Stato introduca un nuovo onere non compensato da una riduzione degli oneri di pari valore, tale onere sia classificato come deducibile dall'imposta.

Misura 13
TIPO DI MISURA: Implementato

Introduzione di una procedura speciale semplificata per il controllo della Corte dei conti volta a individuare gravi irregolarità e ritardi nel pagamento dei contributi per sostenere e rivitalizzare l'economia nazionale.

Misura 14
TIPO DI MISURA: Implementato

Introduzione di modifiche alle norme che disciplinano il procedimento amministrativo al fine di garantire maggiore certezza e rapidità dell'azione amministrativa per quanto riguarda la responsabilità dei funzionari pubblici.

Misura 15
TIPO DI MISURA: Implementato

Ulteriore semplificazione normativa e razionalizzazione delle procedure di autorizzazione e controllo in settori caratterizzati da eccessivi oneri normativi e burocratici, dopo lo sblocco dei lavori pubblici.

Misura 16
TIPO DI MISURA: Implementato

Attuazione dell’Agenda per la semplificazione per il periodo 2020-2023 sulle linee guida e il programma di interventi di semplificazione per la ripresa a seguito dell'emergenza Covid-19.

Osservazioni
Situazione attuale

CSR.2019.1
CSR 1.1: Assicurare una riduzione in termini nominali della spesa pubblica primaria netta dello 0,1 per cento nel 2020, corrispondente a un aggiustamento strutturale annuo dello 0,6 per cento del PIL; utilizzare entrate straordinarie per accelerare la riduzione del rapporto debito pubblico/PIL.

Misure
Misura 1	TIPO DI MISURA: Implementato Aumentate di 30 milioni per il 2019 le risorse per i contributi straordinari destinati a sovvenzioni per l’unione dei piccoli comuni.
Misura 2	TIPO DI MISURA: Implementato È stato istituito il Fondo ‘Dante’ per la vendita di immobili pubblici, con una dotazione di circa 500 milioni.
Misura 3
TIPO DI MISURA: Implementato

Revisione e rimodulazione della spesa per acquisti di beni e servizi da parte della Pubblica Amministrazione centrale. Le PA e le società pubbliche devono avvalersi delle convenzioni o accordi quadro anche per l’acquisto di certi tipi di auto e motoveicoli e per alcuni lavori pubblici.

Misura 4	TIPO DI MISURA: Implementato Sterilizzazione delle clausole IVA: interamente per il 2020 e parzialmente per il 2021.

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Misura 5	TIPO DI MISURA: Adottato Introdotta la riforma del testo unico in materia di contabilità e tesoreria.
Misura 6	TIPO DI MISURA: Adottato I proventi delle privatizzazioni ammontano allo 0,2 per cento del PIL per anno nel periodo 20202022.
Misura 7
TIPO DI MISURA: Adottato

Per il periodo 2019-2021 i proventi derivanti dalle vendite di immobili pubblici dovrebbero ammontare a 1,2 miliardi, di cui 610 derivanti dalla vendita degli immobili trasferiti da enti pubblici al fondo immobiliare gestito da INVIMIT SGR.

Misura 8
TIPO DI MISURA: Adottato

Nella legge di bilancio per il 2020 sono stati realizzati risparmi di spesa dalla semplificazione di procedure amministrative o organizzative e la riduzione delle risorse allocate a progetti in base alla loro efficacia o alla loro priorità. Inoltre, è prevista una revisione dei meccanismi di revisione della spesa determinati per legge.

Misura 9
TIPO DI MISURA: Adottato

Previsto un risparmio di spesa a seguito di una rimodulazione e di una riduzione della spesa delle amministrazioni centrali, attraverso tagli alla spesa (in particolare la spesa corrente dei ministeri) o mediante il ripianamento delle spese in conto capitale. Per salvaguardare gli obiettivi di politica pubblica, sono previste disposizioni per la contabilità per competenza del bilancio dello Stato.

Osservazioni
Situazione attuale

CSR 1.2: Spostare la pressione fiscale dal lavoro, in particolare riducendo le agevolazioni fiscali e riformando i valori catastali non aggiornati.

Misure
Misura 1
TIPO DI MISURA: Soppresso

Imposta sul consumo di bevande con zuccheri aggiunti (“sugar tax”) al fine di limitare I danni alla salute (in particolare, diabete ed obesità) causati dall’eccessivo consumo di tali bevande. L’imposta si applicherà sia ai beni prodotti in Italia, sia a quelli importati, ma non sulle esportazioni comunitarie.

Misura 2
TIPO DI MISURA: Implementato

Aumentate le imposte ipotecarie e catastali sui trasferimenti immobiliari soggetti all'imposta di registro da 50 a 150 euro e, allo stesso tempo, riduzione di ogni imposta sui trasferimenti immobiliari soggetta ad IVA da 200 a 150 euro.

Misura 3
TIPO DI MISURA: Implementato

Per quanto riguarda la revisione del valore catastale, negli ultimi anni sono stati compiuti notevoli sforzi in termini di risorse e di tecnologie per migliorare la qualità e l'integrazione dei dati  disponibili  e  dei  servizi  forniti  ai  contribuenti.  Il  catasto  integrato  è finalizzato  a razionalizzare e ad assicurare una gestione omogenea dei database dell’Amministrazione Finanziaria sugli immobili anche al fine di identificare correttamente le unità immobiliari, la base fiscale e gli intestatari. È in via di realizzazione una nuova piattaforma tecnologica per ottenere un sistema integrato che si interfaccia con le Pubbliche Amministrazioni locali.

Misura 4
TIPO DI MISURA: Implementato

Aumento progressivo della deducibilità dell'IMU pagata sugli immobili strumentali all’esercizio dell’attività di impresa. L'IMU diventerà completamente deducibile a partire dal 2023. Allo stesso tempo è prevista  una complessiva  riforma dell'imposizione immobiliare  locale, unificando l’IMU e la TASI.

Misura 5
TIPO DI MISURA: Implementato

Estesi e prorogati gli incentivi fiscali per l’ingresso dei lavoratori con competenze elevate residenti all’estero (“impatriati”, ricercatori e professori) a partire dal periodo di imposta 2020. La durata del regime fiscale di favore è estesa per professori e ricercatori da 4 a 6 anni con l’incremento della deduzione dalla base imponibile dal 50 al 70 per cento. Un periodo ulteriore di 5 anni può essere concesso a specifiche condizioni. Istituito un regime di favore per gli “impatriati” che iniziano una nuova attività economica in Italia.

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Misura 6
TIPO DI MISURA: Implementato

Estensione del regime forfetario per ricavi fino a 65mila euro con aliquota del 15 per cento e conseguente esenzione dal versamento dell’IVA. I parametri per avvalersi del regime dei minimi sono stati rivisti: limite per le spese per il personale al 15 per cento, regime di favore nel caso di adozione della fatturazione elettronica ed esclusione dei contribuenti con un reddito da lavoro dipendente oltre 30.000 euro.

Misura 7
TIPO DI MISURA: Implementato

Ripristinato dal 2019 il meccanismo fiscale di aiuto alla crescita economica - ACE, abrogato dalla legge di bilancio per il 2019 con un coefficiente dell’1,3 per cento. (Cfr. CSR n. 3).

Misura 8
TIPO DI MISURA: Implementato

Le esenzioni esistenti per i buoni pasto cartacei per i dipendenti sono state ridotte a 4 euro e, allo stesso tempo, l'esenzione per i buoni pasto elettronici è stata aumentata a 8 euro.

Misura 9	TIPO DI MISURA: Implementato Per i certificati rilasciati dall'autorità giudiziaria in materia penale è stata introdotta un'imposta di bollo pari a 2,4 euro per foglio.
Misura 10
TIPO DI MISURA: Implementato

Introduzione di soglie di reddito a partire dalle quali le detrazioni al 19 per cento si riducono gradualmente fino ad annullarsi. Si escludono le detrazioni per gli interessi sui  mutui immobiliari.

Misura 11	TIPO DI MISURA: Implementato Riduzione dell’aliquota di imposta sui canoni di affitto dal 15 al 10 per cento nelle aree ad elevate densità abitativa.
Misura 12
TIPO DI MISURA: Implementato

Per ridurre il cuneo fiscale sui lavoratori, è stato istituito un Fondo per la riduzione del carico fiscale sui lavoratori dipendenti, le cui modalità dovrebbero essere definite da opportune misure normative (legge delega collegato alla legge di bilancio per il 2020).

Misura 13
TIPO DI MISURA: Implementato

Riduzione dei premi pagati dalle imprese. Il taglio dei premi INAIL contro gli incidenti sul lavoro e le malattie professionali è anticipato al 2022 dal 2023 in precedenza previsto.

Misura 14
TIPO DI MISURA: Implementato

Misure di semplificazione fiscale per ridurre i tempi di attesa e gli oneri amministrativi per i contribuenti e rendere più efficace i controlli da parte dell'autorità fiscale. Previsto un disegno di legge delega collegato alla legge di bilancio per il 2020.

Misura 15	TIPO DI MISURA: Adottato La legge di bilancio per il 2020 prevede la riduzione del cuneo fiscale sul lavoro per un importo pari allo 0,17 per cento del PIL nel 2020 e allo 0,27 per cento nel 2021.
Osservazioni
Situazione attuale

CSR 1.3: Contrastare l'evasione fiscale, in particolare nella forma dell'omessa fatturazione, potenziando i pagamenti elettronici obbligatori anche mediante un abbassamento dei limiti legali per i pagamenti in contanti.

Misure
Misura 1
TIPO DI MISURA: Implementato

Istituzione degli indici di affidabilità sintetica potenziati (ISA), che sono il principale strumento per promuovere l'adempimento fiscale delle piccole e medie imprese e dei professionisti.

Misura 2
TIPO DI MISURA: Implementato

Estensione anche a soggetti privati della trasmissione dei dati, al fine di trarre vantaggio dalla mancata applicazione dell'IVA per la vendita di autovetture e motocicli di origine UE.

Misura 3	TIPO DI MISURA: Implementato

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

Divieto di accollo di debiti verso l’Amministrazione Finanziaria al fine di usare lo strumento della compensazione con i crediti fiscali da parte dell’accollante.
Misura 4
TIPO DI MISURA: Implementato

Misure per contrastare la compensazione indebita di debiti verso l’Amministrazione Fiscale con crediti d’imposta attraverso il canale dell’F24. In particolare, la compensazione potrà avere luogo solo a partire dal decimo giorno successivo a quello di presentazione della dichiarazione o dell’istanza da cui emerge il credito nel caso di compensazioni annuali superiori a 5.000 euro e l’F24 deve essere inviato attraverso lo strumento informatico messo a punto dall’Agenzia delle Entrate (anche da parte dei contribuenti che non sono registrati come contribuenti ai fini dell’IVA).

Misura 5	TIPO DI MISURA: Implementato Aumento delle accise sui tabacchi lavorati.
Misura 6
TIPO DI MISURA: Implementato

Per prevenire l'evasione e le attività illecite nel settore delle scommesse e del gioco d'azzardo, sono stati rafforzati i controlli ed è stato creato il registro unico degli operatori pubblici di giochi. Previste misure di congelamento dei pagamenti a favore di operatori stranieri non certificati.

Misura 7
TIPO DI MISURA: Implementato

Estensione del reverse change applicato alle prestazioni effettuate mediante contratti di appalto, subappalto, affidamento a soggetti consorziati o rapporti negoziali comunque denominati, che vengano svolti con il prevalente utilizzo di manodopera (labour intensive) presso le sedi di attività del committente, con l’utilizzo di beni strumentali di proprietà del committente o ad esso riconducibili.

Misura 8
TIPO DI MISURA: Implementato

Trasmissione obbligatoria dei documenti contabili per i prodotti elettrici e il gas naturale, al fine di garantire la trasmissione elettronica delle quantità di energia elettrica e di gas naturale fatturate dai venditori e di quelle fornite a ciascun venditore dai distributori.

Misura 9
TIPO DI MISURA: Implementato

Trasmissione obbligatoria dei dati in forma elettronica solo del documento allegato per gli operatori che inviano gasolio e benzina per l'uso di carburante per motori lungo l'intera catena logistica nazionale.

Misura 10	TIPO DI MISURA: Implementato Estensione del cosiddetto sistema INFOIL per controllare il processo globale di produzione, stoccaggio e distribuzione dei prodotti energetici oltre una certa soglia.
Misura 11
TIPO DI MISURA: Implementato

Per contrastare le frodi nel contesto della vendita di prodotti combustibili, una disposizione nazionale rafforza l'informatizzazione e il controllo dei movimenti in regime di sospensione dall'accisa dei prodotti soggetti ad accisa (sistema EMCS). In particolare, viene introdotto un termine più restrittivo entro il quale il suddetto regime di sospensione deve cessare (24 ore dal momento in cui i prodotti sono presi in consegna dal destinatario).

Misura 12
TIPO DI MISURA: Implementato

Per quanto riguarda la fatturazione elettronica, nei primi otto mesi del 2019 il Sistema di Interscambio (SdI) ha gestito con successo 1,4 miliardi di fatture. Quasi due terzi delle fatture provengono dai settori del commercio all'ingrosso e al dettaglio (28 per cento), delle utenze (19 per cento) e dei servizi (17 per cento). Nel primo semestre del 2019 l'estensione della fatturazione elettronica obbligatoria ha contribuito a un aumento del gettito IVA compreso tra 0,9 e 1,4 miliardi. La fatturazione elettronica obbligatoria è stata ulteriormente rafforzata dal decreto legislativo n. 119/2018 (art. 17 — collegato alla legge di bilancio per il 2019) che stabilisce l'obbligo di conservazione e trasmissione elettronica delle fatture all'Agenzia delle Entrate. Il nuovo obbligo si applica, a partire dal luglio 2019, alle imprese con un fatturato superiore a 400.000 euro e, a decorrere dal 1º gennaio 2020, a tutte le altre imprese.

Misura 13
TIPO DI MISURA: Implementato

Per combattere i fenomeni di evasione delle imposte dirette e dell'IVA, previsto un incremento delle sanzioni e un abbassamento delle soglie. Viene inoltre introdotta la confisca dei beni posseduti dalla persona condannata per un valore sproporzionato rispetto al suo reddito (confisca estesa). (Cfr. CSR n. 4)

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Misura 14
TIPO DI MISURA: Implementato

Sono previste misure per migliorare l'uso dei mezzi di pagamento elettronici, anche attraverso una riduzione dei costi di transazione e meccanismi di incentivazione nei settori in cui il divario fiscale è elevato.

Misura 15
TIPO DI MISURA: Implementato

A partire dal 2020 è prevista una “lotteria degli scontrini”. La disposizione introduce una sanzione specifica per coloro che non accettano il codice lotteria da parte dei contribuenti. Il D.L. n. 34/2020 ha ulteriormente esteso l'inizio della lotteria al 1° gennaio 2021.

Misura 16	TIPO DI MISURA: Implementato Dal 1° luglio 2019 i rivenditori e le imprese analoghe devono rilasciare una ricevuta elettronica.
Misura 17
TIPO DI MISURA: Implementato

Modifica della soglia che limita le transazioni in denaro contante a 3.000 euro. A partire dal 1° luglio 2020 e fino al 31 dicembre 2021 la soglia è ridotta a 2.000 euro e ulteriormente ridotta a 1 000 euro a decorrere dal 1° gennaio 2022.

Misura 18
TIPO DI MISURA: Implementato

Dal 2021 obbligo per le piattaforme digitali di trasmettere i dati sulle vendite effettuate attraverso di esse, conformemente alla direttiva IVA dell'UE sul commercio elettronico.

Misura 19	TIPO DI MISURA: Implementato A partire dal 2020 prevista un'aliquota fiscale del 3 per cento sui ricavi delle grandi imprese che forniscono servizi digitali nel territorio dello Stato (Web Tax).
Misura 20
TIPO DI MISURA: Adottato

Il Governo intende rafforzare la lotta contro l'evasione fiscale (un divario fiscale totale di 110 miliardi l'anno): la ripresa stimata delle entrate è di circa 8 miliardi nel periodo 2020-2021.

Osservazioni
Situazione attuale

CSR 1.4: Attuare pienamente le passate riforme pensionistiche al fine di ridurre il peso delle pensioni di vecchiaia nella spesa pubblica e creare margini per altra spesa sociale e spesa pubblica favorevole alla crescita.

Misure
Osservazioni
Situazione attuale
CSR.2019.2
CSR 2.1: Intensificare gli sforzi per contrastare il lavoro sommerso.

Misure
Misura 1
TIPO DI MISURA: Implementato

Nel 2019 il Ministero del Lavoro e delle Politiche Sociali ha utilizzato 85 milioni per 16 progetti a favore del lavoro regolare in agricoltura ed a protezione dei migranti. Infine, è stato lanciato il progetto “ALT! Caporalato”, finalizzato a realizzare attività di training per gli ispettori ed i mediatori culturali. Il 22 maggio 2020 è stato approvato un piano triennale di lotta contro il ‘caporalato’, in collaborazione con l'Ispettorato nazionale del lavoro e finanziato con 3 milioni dal Fondo nazionale per le politiche migratorie 2019. Il progetto mira a potenziare le attività di

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formazione per ispettori e mediatori culturali, task force multidisciplinari, attività di informazione e sensibilizzazione.
Misura 20	TIPO DI MISURA: Adottato Misure per rafforzare la lotta contro il lavoro sommerso. Istituito un Osservatorio nazionale del lavoro.
Osservazioni
Situazione attuale

CSR 2.2: Garantire che le politiche attive del mercato del lavoro e le politiche sociali siano efficacemente integrate e coinvolgano soprattutto i giovani e i gruppi vulnerabili.

Misure
Misura 1
TIPO DI MISURA: Implementato (22/12/2020 09:54)

Riconoscimento ai  coltivatori  diretti  e agli  imprenditori  agricoli  professionali  under 40 dell’esonero dal versamento totale dei contributi per un periodo massimo di 2 anni. Il decreto-legge “Ristori” n. 137/2020 ha introdotto una riduzione di 1/12 degli oneri contributivi pagati dai datori di lavoro dell'agricoltura e della pesca. Un'esenzione analoga è stata riconosciuta attraverso il D.L. n. 34/2020 per il primo semestre 2020. Precedentemente, nella L. n. 232/2016 era prevista per il 2017 una riduzione triennale del 100 per cento degli oneri contributivi pagata da imprenditori agricoli di età inferiore ai 40 anni. Nella L. n. 205/2017 era stata istituita un'esenzione degli oneri contributivi per i nuovi imprenditori agricoli di età inferiore ai 40 anni per il 2018: 100 per cento dal primo al terzo anno, 66 per cento nel quarto 50 per cento nel quinto.

Misura 2	TIPO DI MISURA: Implementato Esenzione contributiva triennale del 100 per cento per gli apprendisti assunti da imprese con un massimo di 9 dipendenti. La misura è stata prorogata al 2021.
Misura 3	TIPO DI MISURA: Implementato Riduzione dei premi INAIL pagati dalle imprese contro gli incidenti sul lavoro e le malattie professionali.
Misura 4
TIPO DI MISURA: Implementato

Potenziamento dell’”Incentivo Occupazione Sud”: nel 2019 è stato finanziato per un importo totale di 1.352 milioni. La L. n. 145/2018 (legge di bilancio per il 2019) ha esteso l'incentivo al periodo 2019-2020.

Misura 5
TIPO DI MISURA: Implementato

Estensione del credito d'imposta per la formazione 4.0 nell'ambito del piano ‘Impresa 4.0’. È stato istituito un bonus “Formazione 4.0” con un importo massimo di 300.000 euro all'anno (per le grandi imprese il massimo è di 200.000 euro all'anno), con una spesa di 250 milioni nel 2020 e di 150 milioni nel 2021.

Misura 6
TIPO DI MISURA: Implementato

Piano di politiche abitative (Piano Casa) con misure a sostegno dell'affitto per facilitare l'accesso agli alloggi per le famiglie in difficoltà e il recupero degli alloggi sociali.

Misura 7
TIPO DI MISURA: Implementato

La soglia di reddito — al di sotto della quale le persone possono beneficiare dell'esenzione dal canone RAI (per il servizio pubblico di radiodiffusione) — è fissata per le persone di età superiore ai 74 anni a 8.000 euro (in precedenza la soglia era di 6.700 euro). L'aumento della spesa per le finanze pubbliche ammonta a 20,9 milioni nel triennio 2020-2022.

Misura 8
TIPO DI MISURA: Implementato

Per aiutare le regioni e le amministrazioni locali a migliorare la qualità dei servizi sociali, sono previste risorse strutturali attraverso il ‘Fondo povertà’. Nel 2017 è stato introdotto il reddito di inclusione (REI) come misura testata sul reddito che combina una procedura di attivazione individualizzata e un vantaggio monetario.

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Misura 9
TIPO DI MISURA: Implementato

Fondo per la riconversione produttiva nel settore industriale e Fondo per la riconversione dell'occupazione nelle zone in cui sono state installate centrali a carbone (art. 13 del decreto-legge “Riders”): questi due fondi sono costituiti con risorse pari a 100 milioni per il 2020 e 150 milioni per il 2021 (per il primo fondo), mentre 20 milioni all'anno nel periodo 2020-2024 sono assegnati al secondo. Le risorse provengono dai proventi delle emissioni ETS.

Misura 10
TIPO DI MISURA: Implementato

Incrementato di 5 milioni il Fondo per il diritto al lavoro dei disabili. Il Fondo è finalizzato a concedere ai datori di lavoro un incentivo differenziato in base alla gravità della disabilità.

Misura 11
TIPO DI MISURA: Implementato

Incrementato il Fondo per la disabilità e la non autosufficienza di 50 milioni nel 2020. Stanziate risorse per 500 mila euro nel 2020, per favorire la realizzazione di progetti di integrazione dei disabili attraverso lo sport.

Misura 12
TIPO DI MISURA: Implementato

È stato istituito un finanziamento di 2,8 milioni per ancorare la CIGS dei lavoratori delle imprese della grande distribuzione ammesse alla procedura di amministrazione straordinaria alle condizioni contrattuali vigenti prima del manifestarsi della crisi.

Misura 13	TIPO DI MISURA: Implementato Il Fondo per l'occupazione e la formazione sociale (FSOF) è stato finanziato per il 2019 per sostenere il reddito dei lavoratori impiegati nei servizi di call center.
Misura 14
TIPO DI MISURA: Implementato

Il 19 settembre 2019 è stato firmato tra INPS, Confindustria, CGIL, CISL e UIL un accordo quadro sull'attuazione del testo unico sulla rappresentatività. Si tratta di un primo passo verso una riforma globale del sistema di contrattazione.

Misura 15
TIPO DI MISURA: Implementato

Il decreto-legge “Riders” è entrato in vigore nel settembre 2019 per garantire la tutela economica e normativa di alcuni gruppi di lavoratori particolarmente vulnerabili. In particolare, il decreto mira a tutelare i lavoratori iscritti alla “Gestione Separata” dell'INPS, quelli che operano attraverso piattaforme digitali, i lavoratori assunti per lavori pubblici e comunitari (vale a dire i lavoratori LSU e LPU) e i lavoratori disabili.

Misura 16
TIPO DI MISURA: Implementato

Monitoraggio dell'efficienza del reddito di cittadinanza (RdC) e della pensione di cittadinanza (PdC). I servizi sociali forniti dalla misura RdC costituiscono un livello essenziale di servizi sociali da attuare nel rispetto dello standard minimo di servizi (LEP) in tutto il paese. Per facilitare e standardizzare  il  lavoro dei  servizi sociali,  il  Ministero del  Lavoro sta  implementando infrastrutture telematiche in modo da fornire ai servizi sociali un'unica piattaforma per gestire la misura in interoperabilità con altre piattaforme locali e nazionali.

Misura 17
TIPO DI MISURA: Implementato

Riforma dei servizi pubblici per l'impiego (SPI): quasi tutti i governi regionali hanno assunto i cosiddetti “navigators” che forniscono consulenza agli SPI. Inoltre, per ciascuna Regione è stato elaborato un piano operativo. Nel luglio 2019 è stata aperta una nuova piattaforma del Ministero del Lavoro e delle Politiche Sociali, dedicata agli operatori dei servizi sociali dei Comuni. La piattaforma descrive il percorso che porta alla firma del ‘Patto per l'inclusione sociale’ e raccoglie le informazioni tecniche e gli strumenti operativi per sostenere il delicato compito che gli assistenti sociali sono chiamati a svolgere. Il decreto del Ministro del Lavoro e delle Politiche Sociali n. 149 del 22 ottobre 2019 attua la fornitura dei Progetti di Lavoro Sociale (LSU/LPU) per i beneficiari del reddito di cittadinanza. La legge n. 296/2006 ha stanziato 50 milioni all'anno a partire dal 2008 per assumere lavoratori comunitari (LPU-LSU) attraverso un contratto a tempo indeterminato nel Sud. I comuni hanno presentato progetti al Ministero del Lavoro e delle Politiche Sociali entro il 31 dicembre 2019. Inoltre, il Fondo per la crescita sostenibile finanzierà la creazione di cooperative da parte di lavoratori impiegati in imprese in difficoltà.

Misura 18
TIPO DI MISURA: Implementato

Previsti contributi addizionali per il lavoro temporaneo: si escludono i contratti stagionali ed i rapporti nel settore del turismo e dei pubblici esercizi, nonché quelli instaurati per la fornitura di lavoro portuale temporaneo dall’obbligo di corrispondere l’addizionale contributiva per i

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contratti a termine. Le entrate diminuiranno di 1,8 milioni nel 2020, 1,4 milioni nel 2021 e 1,6 nel 2022.
Misura 19	TIPO DI MISURA: Implementato Non imponibilità della liquidazione anticipata della NASpI ai fini dell’imposta sui redditi se finalizzata al conferimento in una cooperativa di lavoro.
Misura 20
TIPO DI MISURA: Adottato

Nel periodo 2021-2027, l’Italia ha definito il Programma rivolto a giovani under 29 per realizzare le priorità del Pilastro Europeo dei Diritti Sociali da realizzare nel quadro del quarto obiettivo strategico (‘A more social Europe’) della nuova programmazione dei fondi europei.

Osservazioni
Situazione attuale

CSR 2.3: Sostenere la partecipazione delle donne al mercato del lavoro attraverso una strategia globale, in particolare garantendo l'accesso a servizi di assistenza all'infanzia e a lungo termine di qualità.

Misure
Misura 1
TIPO DI MISURA: Implementato

Esenzioni dei contributi per 12 mesi per l'assunzione a tempo indeterminato di donne vittime di violenza di genere da parte delle cooperative sociali nel periodo 2018-2020, con risorse pari a 3 milioni. La misura è stata prorogata al 2021 con risorse pari a 1 milione.

Misura 2
TIPO DI MISURA: Implementato

Nella Regione Veneto è stato promosso attraverso il welfare territoriale e aziendale il programma “Pari opportunità nel lavoro che cambia: investire nell’occupazione femminile”. Il piano include servizi per le donne che lavorano e attività di training per quelle inattive, oltre a politiche di conciliazione per le lavoratrici autonome.
Nella Regione Campania sono stati varati i progetti ‘Sapri Concilia‘ per l’occupazione femminile nel settore turistico e “Double W” (“Women-Work”) per la riqualificazione professionale e la reimmissione nel mercato del lavoro delle donne disoccupate.

Misura 3
TIPO DI MISURA: Implementato

Si incrementa il Fondo per le Pari Opportunità per finanziare il Piano d’azione straordinario contro la violenza sessuale e di genere. Stanziate risorse per 4 milioni all'anno nel triennio 2020-2022.

Misura 4
TIPO DI MISURA: Implementato

Applicazione preferenziale dello smart working (o lavoro agile) alle madri lavoratrici. In particolare, si introducono forme di lavoro flessibile nella Presidenza del Consiglio dei ministri attraverso il decreto del Segretario Generale del 26 Maggio 2017, poi rinnovata per il 2018 ed il 2019. A questo si affianca il PON “Governance e capacità istituzionale”, che include il progetto “Lavoro agile per il futuro della Pubblica Amministrazione” con il contributo del FSE. Il D.L. n. 18/2020 ha identificato lo smart working come modalità ordinaria di svolgere la prestazione lavorativa.

Misura 5
TIPO DI MISURA: Implementato

Si prorogano da tre a sei i mandati in cui trovano applicazione, per gli organi apicali delle società quotate, le disposizioni in tema di tutela del genere meno rappresentato. Il genere meno rappresentato dovrà ottenere almeno 2/5 degli amministratori eletti (40 per cento vs. 33 per cento attualmente vigente). Nel periodo 2020-22 viene stanziato un contributo straordinario dei dipartimenti per le pari opportunità pari a 0,1 milioni all'anno.

Misura 6
TIPO DI MISURA: Implementato

Viene istituito un fondo destinato all'attuazione di  interventi  in  materia di sostegno e valorizzazione della famiglia, nonché al riordino e alla sistematizzazione delle politiche di sostegno alle famiglie con figli. Dal 2021 nel Fondo confluiranno le risorse destinate all'erogazione dell'assegno di Bonus Natalità e del Bonus Asilo Nido. Le risorse sono le seguenti: 538 milioni nel 2020, 1.654 nel 2021 e 1.455 nel 2022.

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Misura 20
TIPO DI MISURA: Implementato

Viene prorogato per il 2020 il congedo obbligatorio di paternità, elevandone la durata a sette giorni. Tale congedo deve essere goduto (anche in via non continuativa) entro i cinque mesi dalla nascita del figlio. Stanziati 74,2 milioni.

Osservazioni
Situazione attuale

CSR 2.4: Migliorare i risultati scolastici, anche mediante adeguati investimenti mirati, e promuovere il miglioramento delle competenze, in particolare rafforzando le competenze digitali.

Misure
Misura 1	TIPO DI MISURA: Implementato Il bonus “Cultura” per le persone di età inferiore ai 18 anni per i beni e i servizi culturali è prorogato fino al 2020.
Misura 2
TIPO DI MISURA: Implementato

Potenziamento dell’acquisizione, da parte del personale docente, di competenze informatiche ed estensione del bonus per la valorizzazione del merito ai docenti con contratto a tempo determinato.

Misura 3
TIPO DI MISURA: Implementato

Istituzione di una “Rete nazionale di scuole professionali statali” attraverso la creazione di Centri per la Formazione Professionale (CFP), che operano nell’ambito di 11 reti nazionali corrispondenti ad 11 corsi di studio. Il fine è quello di sviluppare nuovi approcci didattici ed organizzativi con stanziamenti di bilancio dedicati.

Misura 4
TIPO DI MISURA: Implementato

PON  “Iniziativa  per l’Occupazione Giovanile” - gestito dall’ANPAL - è stato lanciato in cooperazione con Unioncamere ed in partnership con Google. Il progetto mira ad offrire ai NEET del Mezzogiorno l’opportunità di aumentare le loro conoscenze digitali, oltre ad assistere le aziende italiane nell'adozione delle tecnologie ICT. Il progetto è limitato alle regioni meridionali.

Misura 5	TIPO DI MISURA: Implementato Tirocini extracurricolari: delineata una strategia comune nell'ambito della definizione degli obiettivi annuali di ‘Action on Active Labour policies’ per il 2020.
Misura 6
TIPO DI MISURA: Implementato

Assunti 1607 ricercatori e stanziate risorse per 96,5 milioni nel 2021 e 111,5 milioni a partire dal 2022. Inoltre, dal 2022 la progressione di carriera sarà assicurata attraverso un concorso pubblico riservato ai ricercatori a tempo indeterminato con una spesa annua di 15 milioni.

Misura 7
TIPO DI MISURA: Implementato

Le risorse di emergenza saranno assegnate alle Università e agli istituti AFAM (50 milioni nel 2020), per realizzare piattaforme digitali per l'insegnamento a distanza (circa 85 milioni nel 2020) e per le attività di pulizia straordinaria delle scuole (circa 44 milioni nel 2020).

Misura 8
TIPO DI MISURA: Implementato

Le risorse per il funzionamento e l’affidamento degli incarichi di insegnamento nell’ambito degli AFAM sono incrementate per iniziative in favore di studenti con disabilità e con disturbo specifico di apprendimento (DSA). Gli AFAM potranno attribuire incarichi di insegnamento annuali rinnovabili, previo espletamento di procedure pubbliche. Inoltre, le spese sostenute, anche nell'interesse dei familiari fiscalmente a carico, per lo studio e la pratica della musica saranno detraibili al 19 per cento per un importo non superiore a 1.000 euro per i contribuenti con reddito complessivo non superiore a 36.000 euro.

Misura 9
TIPO DI MISURA: Implementato

Misure per assicurare la continuità dell'attività didattica a sostegno delle Università, degli AFAM, nonché degli istituti di ricerca. Proroga dei termini per la sessione di esame finale per conseguire il diploma accademico 2018-2019 e per tutte le procedure correlate fino al 15 giugno 2020.

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Misura 10
TIPO DI MISURA: Implementato

Finanziamenti per l'istruzione terziaria; in termini assoluti, i fondi strutturali per le università pubbliche ammontavano a 6,9 miliardi nel 2013 e attualmente a 7,4 miliardi. Le principali iniziative finanziate dagli ulteriori 500 milioni sono le seguenti: “Dipartimenti di Eccellenza”: si tratta di uno stanziamento di 271 milioni all'anno (1355 milioni nel periodo 2018-2022) a 180 dipartimenti selezionati in base alla qualità della loro ricerca e alla coerenza e fattibilità dei loro progetti di sviluppo strategico. “Piani straordinari” per l'assunzione di ricercatori R2: questi piani, che integrano le ordinarie iniziative di reclutamento delle università, mirano ad aumentare il numero di giovani ricercatori attivi nelle università pubbliche. Il piano più recente, varato nel 2019, ha stanziato 30 milioni per il 2019 e 88,6 milioni a partire dal 2020 per l'assunzione di 1.511 ricercatori R2. Sostegno finanziario alle proposte di progetti delle università pubbliche per nuovi investimenti infrastrutturali: un totale di 400 milioni per 15 anni sono stati destinati al Fondo ministeriale per gli ammodernamenti infrastrutturali a partire dal 2019 (questi fondi sono stati estinti nel 2009).

Misura 11
TIPO DI MISURA: Implementato

Programma “rientro dei cervelli” per ricercatori/professori provenienti dall'estero e operanti presso le università italiane per l'insegnamento o la ricerca per almeno tre anni.

Misura 12
TIPO DI MISURA: Implementato

Stanziati nel 2019 8,5 milioni per l'assunzione di nuovo personale accademico attraverso l'iniziativa “Chiamate dirette”, oltre a 5,5 milioni per il programma “Rita Levi Montalcini”.

Misura 13
TIPO DI MISURA: Implementato

Incrementate le risorse per i fondi per i programmi spaziali per partecipare ai partenariati europei e internazionali. Contemporaneamente, viene aumentato il fondo ordinario per le università (FFO), nonché il fondo per gli edifici universitari e quello per gli investimenti nella ricerca scientifica e tecnologica (FIRST). In particolare, nel 2021 sono stanziati 5 milioni, 15 milioni nel 2022 e 25 nel 2023.

Misura 14	TIPO DI MISURA: Implementato Borse di studio universitarie. Il fondo supplementare del governo centrale è aumentato di 31 milioni.
Misura 15
TIPO DI MISURA: Implementato

Le procedure di concorso generale relative ai corsi di formazione (corso-concorso) per l'assunzione di insegnanti sono sostituite da una procedura di concorso basata su titoli ed esami e organizzata su base regionale. I dirigenti scolastici parteciperanno anche alle attività di formazione iniziale.

Misura 16
TIPO DI MISURA: Implementato

Stanziate risorse per 23,4 milioni di contributi annuali alle scuole paritarie che includono studenti disabili per 12,5 milioni nel 2020, 97 milioni nel 2020, 200 milioni nel 2021 e 300 nel 2022.

Misura 17	TIPO DI MISURA: Implementato Gli insegnanti restano per cinque anni nella stessa scuola in cui sono assegnati per la prima volta.
Misura 18	TIPO DI MISURA: Implementato Aumento del numero degli insegnanti di sostegno di 1.090 unità. Anche il personale degli insegnanti dell'asilo è aumentato di 390 unità per rafforzare l'offerta educativa.
Misura 19
TIPO DI MISURA: Implementato

Piano educativo individuale (PEI): stabilite con decreto ministeriale le procedure da seguire per l'elaborazione e l'aggiornamento del PEI, nonché per la messa a disposizione degli insegnanti della scuola a domicilio.

Misura 20
TIPO DI MISURA: Implementato

Stanziate risorse da destinare al “Fondo unico nazionale per la retribuzione di posizione e di risultato” dei dirigenti scolastici, per aumentare la retribuzione di posizione di parte variabile e quella di risultato. Si incrementano le risorse destinate alla formazione dei docenti, al fine di potenziare la qualificazione in materia di inclusione scolastica. Si incrementano, inoltre, di 2 milioni per il 2020 le risorse destinate all'innovazione digitale nella didattica.

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Misura 21
TIPO DI MISURA: Implementato

Decreto ministeriale a sostegno dell'inclusione degli studenti disabili: è stato adottato il D.L. n. 92/2019 “Disposizioni relative alle procedure di specializzazione per gli insegnanti di sostegno previste dal D.L. n. 249/2010 e successive modificazioni”, al fine di elaborare misure per l'attivazione di un nuovo ciclo di formazione attiva per gli insegnanti di sostegno.

Misura 22
TIPO DI MISURA: Implementato

Centri provinciali per l'istruzione degli adulti (CPIA): La CPIA (decreto presidenziale n. 263/12 e decreto MIUR del 12 marzo 2015) costituiscono istituzioni autonome di istruzione.

Misura 23
TIPO DI MISURA: Implementato

Rafforzamento del Piano Nazionale della Scuola Digitale: 120 insegnanti specializzati in innovazione ICT ed educazione digitale saranno assunti per promuovere la diffusione sul territorio delle nuove metodologie e per lo sviluppo di nuove opportunità di insegnamento.

Misura 24
TIPO DI MISURA: Implementato

Assunzioni per l’istruzione primaria e secondaria: approvato un decreto-legge per l'avvio di una procedura straordinaria per la formazione iniziale e l’abilitazione dei docenti. Allo stesso tempo, è in corso una procedura ordinaria per l'assunzione di insegnanti della scuola primaria e secondaria superiore per 24.000 insegnanti con contratto a tempo indeterminato. A questo proposito, la procedura prende in considerazione i periodi di insegnamento con contratti a tempo determinato. Inoltre, è prevista la possibilità di ottenere l'autorizzazione all'esercizio della professione, anche se l’immissione in ruolo dalle graduatorie di merito non è disponibile.

Misura 25
TIPO DI MISURA: Implementato

Pubblicato un concorso straordinario per l'assunzione permanente del personale docente per l'infanzia e le scuole elementari per insegnanti ordinari e di sostegno, prevedendo anche l'avvio di un prossimo concorso ordinario.

Misura 26
TIPO DI MISURA: Implementato

Il MIUR ha lanciato il Progetto ITS-4.0, che ha coinvolto nel 2019 un totale di 72 istituti e più di 1.170 studenti. Ci si è avvalsi anche della cooperazione di 130 partner privati per 106 progetti di innovazione tecnologica e della cooperazione dell’Università Cà Foscari di Venezia.
Nel 2018 gli ITS hanno potuto istituire nuovi corsi, in collaborazione con le imprese e nell’ambito del programma “Impresa 4.0”. L’attività è proseguita nel 2019 nel rispetto delle linee guida europee sullo sviluppo economico e sul rilancio della produttività.
Infine, è stata rivista l’organizzazione delle strutture e dei percorsi di formazione ogni due anni a partire dal 2020. Una quota del “Fondo per l’istruzione e formazione tecnica superiore” viene destinata per il 2020 alla realizzazione di sedi e laboratori per lo svolgimento di attività 4.0.

Misura 27
TIPO DI MISURA: Adottato

Stanziati 10 milioni provenienti dal “Fondo per finanziare gli investimenti e lo sviluppo delle infrastrutture del paese” e destinati alla ristrutturazione degli edifici scolastici nel 2023. Per quanto riguarda il periodo 2020-2023, i compiti di pianificazione esecutiva saranno assegnati mediante appalti diretti conformemente al codice degli appalti pubblici e mediante la regola del “silenzio-assenso”.

Misura 28
TIPO DI MISURA: Adottato

Per quanto riguarda il periodo 2020-2024, sono state stanziate risorse per garantire il finanziamento continuo dei programmi spaziali nazionali in cooperazione con l'Agenzia spaziale europea.

Osservazioni
Situazione attuale

CSR.2019.3
CSR 3.1: Porre l'accento sulla politica economica connessa agli investimenti in materia di ricerca e innovazione e sulla qualità delle infrastrutture, tenendo conto delle disparità regionali.

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Misure
Misura 1
TIPO DI MISURA: Implementato

Con l'iniziativa denominata “Dipartimenti di Eccellenza” è previsto uno stanziamento di 271 milioni all'anno (1.355 milioni per il periodo 2018-2022) a 180 dipartimenti universitari, selezionati in base alla qualità della loro ricerca. Inoltre per aumentare il numero di giovani ricercatori attivi nelle università pubbliche sono previsti dei ‘Piani straordinari’ per l'assunzione di ricercatori R2. (Cfr. CSR n. 2)

Misura 2
TIPO DI MISURA: Implementato

Applicazione di un'imposta di immatricolazione ipotecaria e catastale pari a 200 euro per il trasferimento di immobili a società di costruzione o ristrutturazione di edifici che attuano, tra l'altro, misure di efficientamento energetico.

Misura 3
TIPO DI MISURA: Implementato

Approvato  il  programma  per  l’efficientamento  energetico  degli  edifici  della  pubblica amministrazione con risorse per 97 milioni (oltre alle risorse già stanziate) per il finanziamento di 56 progetti.

Misura 4
TIPO DI MISURA: Implementato

Decreto “FER1”, per sostenere la produzione di energia da fonti rinnovabili e raggiungere l'obiettivo dell'UE al 2030, come definito nel Piano Integrato per l'Energia e il Clima (PNIEC). Si prevedono incentivi per l'installazione di impianti fotovoltaici, eolici, idroelettrici e di pulizia a gas.  L'attuazione del decreto consentirà  la  realizzazione di  impianti con  una  potenza complessiva di 8.000 MW, con un guadagno di produzione da fonti rinnovabili di circa 12 miliardi di KWh e l'attivazione dell'investimento di 10 miliardi.

Misura 5
TIPO DI MISURA: Implementato

È attualmente in fase di elaborazione un nuovo piano triennale per la ricerca sui sistemi elettrici, che spazia dalla governance del sistema alla R&S e alla diffusione delle tecnologie rinnovabili, della trasmissione elettrica e dell'uso finale, che interessa tutte le dimensioni del PNEC. Sarà finanziato mediante un fondo basato sul prelievo sulle tariffe dell'energia elettrica.

Misura 6
TIPO DI MISURA: Implementato

Mobilità verde: per l'acquisto di veicoli nuovi, le amministrazioni pubbliche devono acquistare o noleggiare veicoli elettrici o ibridi per almeno il 50 per cento delle loro esigenze.

Misura 7
TIPO DI MISURA: Implementato

Il PNIEC individua gli obiettivi relativi alla crescita delle fonti energetiche rinnovabili (30 per cento sui consumi finali), al miglioramento dell'efficienza energetica (-43 per cento rispetto al trend di evoluzione) e alla riduzione delle emissioni di gas a effetto serra, sia nei settori ETS che non ETS (rispettivamente -56 per cento e -34 per cento rispetto al 2005). Il PNIEC prevede inoltre importanti azioni compensative, come un piano di azioni infrastrutturali nella produzione flessibile di energia da gas, investimenti nelle reti elettriche e investimenti in sistemi di stoccaggio dell'energia. Il piano sarà presentato alla Commissione europea entro dicembre 2019.

Misura 8
TIPO DI MISURA: Implementato

Nell'ambito della strategia Green New Deal, è stata approvata la legge “Clima” (proteggere la qualità dell'aria) per: i) l'istituzione di un “buono per la mobilità” nelle zone oggetto di infrazione dell'UE per un importo di 500/1,500 euro per l'acquisto di abbonamenti ai trasporti pubblici o di biciclette dopo la demolizione di autovetture/automotori fino alla classe Euro 3; ii) l'istituzione di un fondo per la costruzione o la ristrutturazione di corsie di autobus per i trasporti pubblici; iii) contributi ai comuni nelle zone oggetto di infrazione dell'UE per i programmi di trasporto scolastico per gli asili nido mediante autobus ibridi o elettrici; iv) finanziamento di un programma sperimentale di rimboschimento; v) istituzione di un fondo per sostenere la creazione di ‘angolo verde’ (ad esempio per la vendita sfusa di alimenti di consumo e bevande o detergenti).

Misura 9	TIPO DI MISURA: Implementato Contributi aggiuntivi ai comuni pari a 150 milioni nel triennio 2022-2024 e semplificazioni normative relative alla sicurezza degli edifici e dei terreni.
Misura 10	TIPO DI MISURA: Implementato Incrementate le risorse per i lavori di manutenzione sulla rete stradale delle province e delle città metropolitane di 3,4 miliardi.

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Misura 11
TIPO DI MISURA: Implementato

L'ambito operativo dell'FRI, il fondo rotativo a sostegno delle imprese e degli investimenti nella ricerca, sarà esteso al finanziamento di programmi di investimento e operazioni in tema di decarbonizzazione  dell'economia,  economia  circolare,  rigenerazione  urbana,  turismo sostenibile, adattamento e mitigazione dei rischi derivanti dal cambiamento climatico.

Misura 12
TIPO DI MISURA: Implementato

Transizione 4.0: credito d'imposta per investimenti in beni strumentali. La misura è volta a sostenere e incentivare le imprese che investono in nuovi beni di investimento materiali e immateriali, funzionali alla trasformazione tecnologica e digitale dei processi produttivi destinati agli impianti produttivi ubicati in Italia.

Misura 13
TIPO DI MISURA: Implementato

Transizione 4.0: crediti d'imposta  per stimolare la spesa privata in  ricerca, sviluppo e innovazione tecnologica per sostenere la competitività delle imprese e incoraggiare i processi di transizione digitale nell'economia circolare e la sostenibilità ambientale.

Misura 14
TIPO DI MISURA: Implementato

Transizione 4.0: il credito d'imposta “Formazione 4.0” sarà prorogato per tutto il 2020. La misura è volta a stimolare gli investimenti delle imprese nella formazione del personale su temi legati alle tecnologie, rilevanti per la trasformazione tecnologica e digitale delle imprese.

Misura 15
TIPO DI MISURA: Implementato

È stato adottato un decreto legislativo sulla cybersicurezza nazionale: istituzione di un meccanismo per garantire appalti più sicuri per gli enti all'interno del perimetro stabilito dalla legge che intendono aggiudicare gli appalti di beni e servizi ICT.

Misura 16
TIPO DI MISURA: Implementato

Il “Programma di sostegno al 5G per le tecnologie emergenti” è stato adottato nel giugno 2019, suddiviso in due assi: Asse I — Casa della tecnologia emergente: dotazione di 40 milioni; Asse II — Progetti di ricerca e sviluppo a sostegno della trasformazione tecnologica delle PMI e delle start up innovative, con risorse pari a 5 milioni.

Misura 17
TIPO DI MISURA: Implementato

Con delibera CIPE n. 61, sono stati assegnati 45 milioni a progetti di sperimentazione, ricerca applicata e trasferimento tecnologico, anche in collaborazione con gli enti locali e regionali, relativi a tecnologie emergenti quali Blockchain, intelligenza artificiale, Internet of Things relativi allo sviluppo delle reti di prossima generazione.

Misura 18
TIPO DI MISURA: Implementato

Il Fondo per la crescita sostenibile è stato aumentato di 150 milioni per sostenere progetti di R&S nei settori di applicazione della strategia nazionale di specializzazione intelligente.

Misura 19
TIPO DI MISURA: Implementato

Riduzione della tassazione IRPEF per persone che trasferiscono la loro residenza nel Mezzogiorno nei comuni con una popolazione fino a 20.000 abitanti. A partire dal 1º gennaio 2019, i redditi “stranieri” possono essere soggetti a un'imposta sostitutiva del 7 per cento per i primi 5 periodi d'imposta.

Misura 20	TIPO DI MISURA: Implementato Istituzione del Fondo “Cresci al Sud”, gestito da INVITALIA a sostegno della competitività e della crescita dimensionale delle PMI nelle regioni meridionali.
Misura 21
TIPO DI MISURA: Implementato

Credito d'imposta nel Sud a sostegno delle fusioni di imprese in base alle quali le attività fiscali differite (DTA) delle imprese derivanti da tali fusioni possono essere convertite in crediti d'imposta (pagando un contributo annuo pari all'1,5 per cento della differenza tra DTA e imposte pagate).

Misura 22
TIPO DI MISURA: Implementato

Modificate le procedure per definire e verificare l'applicazione della ‘regola di assegnazione del 34 per cento’ della spesa in conto capitale da parte delle amministrazioni pubbliche centrali per gli investimenti nelle regioni meridionali.

Misura 23	TIPO DI MISURA: Implementato Crediti d'imposta per l'acquisto di nuovi beni d'investimento per impianti di produzione situati al Sud.

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Misura 24
TIPO DI MISURA: Implementato

Piano straordinario per la promozione del Made in Italy e l'Attrazione degli Investimenti. La tutela del Made in Italy coprirà anche la promozione del turismo e dell'industria culturale nonché del settore agricolo e agroalimentare, anche attraverso il Piano Strategico per il Turismo 20172022.

Misura 25
TIPO DI MISURA: Implementato

Semplificazione del processo di ammissione delle garanzie sui prestiti alle medie imprese (Mid-cap) per investimenti in attività materiali o per operazioni effettuate attraverso piattaforme di prestito sociale e di crowdfunding.

Misura 26
TIPO DI MISURA: Implementato

Procedure semplificate per le PMI e le reti di imprese per richiedere gli incentivi previsti per la riconversione e la riqualificazione degli impianti per investimenti strategici ad alta tecnologia con un forte impatto occupazionale nei territori.

Misura 27
TIPO DI MISURA: Implementato

Completato il processo volto a rendere operativo il Fondo nazionale per l'innovazione (FNI). Il fondo fungerà da fondo di fondi attraverso investimenti diretti nelle start up e nelle PMI innovative.

Misura 28	TIPO DI MISURA: Implementato Reintroduzione a partire dal 2019 dello strumento di bilancio denominato “Sostegno alla crescita economica” (ACE- Aiuto alla crescita economica).
Misura 29
TIPO DI MISURA: Implementato

L'ISMEA può concedere garanzie gratuite alle imprese agricole che desiderano richiedere finanziamenti  per iniziative di sviluppo tecnologico innovativo, comprese quelle relative all'agricoltura di precisione o alla tracciabilità dei prodotti attraverso la Blockchain.

Misura 30	TIPO DI MISURA: Implementato Estensione del credito d'imposta per la “Formazione 4.0” entro un massimo di 300.000 euro all'anno (per le grandi imprese il massimale è di 200.000 euro all'anno).
Misura 31
TIPO DI MISURA: Implementato

Rifinanziamento per gli anni 2020-2025 della legge “Nuova Sabatini” per l'accesso al credito delle PMI e delle start up e imprese innovative, per l'acquisto di attrezzature per uso produttivo nonché hardware, software e tecnologie digitali. I nuovi fondi ammontano a 105 milioni per il 2020, a 97 milioni all'anno per il periodo 2021-2024 e a 47 milioni per il 2025. Il 25 per cento delle risorse è destinato alle microimprese e alle PMI per acquistare, anche con leasing finanziario, beni strumentali a basso impatto ambientale. Gli investimenti realizzati da micro e piccole imprese in Abruzzo, Basilicata, Calabria, Campania, Molise, Puglia, Sardegna e Sicilia avranno un contributo statale del 100 per cento entro un limite complessivo di 60 milioni.

Misura 32	TIPO DI MISURA: Implementato Aumento delle deduzioni IRPEF e IRES per gli investimenti effettuati in start up e PMI innovative.
Misura 33	TIPO DI MISURA: Implementato Estensione al 2020 del superammortamento per gli investimenti in beni strumentali fino a 2,5 milioni. Ulteriore proroga per il 2020 dell'iperammortamento.
Misura 34
TIPO DI MISURA: Implementato

Buono PMI: servizi di consulenza rivolti ai processi di trasformazione tecnologica e digitale nell'ambito del Piano Nazionale “Impresa 4.0”. A partire dal 27 settembre 2019 fino al 25 ottobre 2019, i dirigenti e le società di consulenza qualificati possono presentare domanda al MISE per il proprio inserimento nell'elenco tramite procedura informatizzata. La domanda di accesso alle sovvenzioni da parte delle imprese è stata completata dal 7 novembre 2019 al 26 novembre 2019.

Misura 35
TIPO DI MISURA: Implementato

Risorse aggiuntive, per un totale di 12,9 milioni per ciascuno degli anni 2019 e 2020 stanziate per investimenti da parte delle imprese di autotrasporto al fine di aumentare la sicurezza del trasporto su strada e ridurre gli effetti che alterano il clima derivanti dal trasporto merci.

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Misura 36
TIPO DI MISURA: Implementato

Piano “Proteggi l'Italia” contro il dissesto idrogeologico, mobilitando 6,5 miliardi con le prime risorse pari a 315 milioni, già stanziati con il Piano “Piano Stralcio” per finanziare 263 interventi definiti urgenti e non rinviabili.

Misura 37
TIPO DI MISURA: Implementato

La legge di bilancio per il 2020 estende al 31 dicembre 2020 le deduzioni per le misure di efficienza energetica — ecobonus — (65 per cento entro limiti di spesa diversi a seconda della misura adottata distribuita in 10 quote annuali), ristrutturazione edilizia (50 per cento fino ad un massimo di 96.000 euro per unità distribuita in 10 quote annuali), ristrutturazione delle facciate  degli  edifici  (90  per cento  Bonus  facciate),  acquisto  di  mobili  e  di  grandi elettrodomestici con classe energetica da utilizzare negli immobili oggetto di ristrutturazione (50 per cento fino a 10.000 euro distribuiti in 10 quote annue).

Misura 38	TIPO DI MISURA: Implementato Creazione di un fondo di investimento per progetti infrastrutturali nelle isole minori.
Misura 39	TIPO DI MISURA: Implementato Proroga al 2020 del credito d'imposta per investimenti nei territori colpiti da eventi sismici del 2016.
Misura 40	TIPO DI MISURA: Implementato Introduzione di un credito d'imposta per gli investimenti nelle zone economiche speciali (ZES).
Misura 41
TIPO DI MISURA: Implementato

Piano “Rinascita urbana”, un piano pluriennale innovativo per la qualità degli alloggi al fine di combattere il degrado degli edifici, la mancanza di servizi e migliorare la sicurezza urbana. A tal fine è stato istituito un Fondo specifico con una dotazione complessiva di 853,8 milioni per il periodo 2020-2033.

Misura 42	TIPO DI MISURA: Implementato Risorse alle province per la manutenzione straordinaria di strade e scuole e per l'efficienza energetica per un totale di circa 6,1 miliardi nel periodo 2020-2034.
Misura 43	TIPO DI MISURA: Implementato Stanziati 2,8 miliardi a favore dei comuni per finanziare la pianificazione definitiva ed esecutiva delle infrastrutture dal 2020 al 2034.
Misura 44	TIPO DI MISURA: Implementato 500 milioni all'anno dal 2020 al 2024 assegnati ai comuni per l'efficienza energetica e lo sviluppo locale sostenibile.
Misura 45	TIPO DI MISURA: Implementato Risorse per 2,4 miliardi nel periodo 2023-2034 assegnate alle regioni per investimenti pubblici.
Misura 46
TIPO DI MISURA: Implementato

Stanziati 9.1 miliardi nel periodo 2021-2034 destinati a progetti di rigenerazione urbana e di efficienza energetica, alloggi sociali, sicurezza idrogeologica e prevenzione dei rischi sismici.

Misura 47
TIPO DI MISURA: Implementato

Istituzione di un Fondo con una dotazione complessiva di 22,3 miliardi per rilanciare la programmazione pluriennale degli investimenti pubblici da parte delle amministrazioni centrali nel periodo 2020-2034. Le risorse saranno utilizzate per progetti di investimento volti a stimolare gli investimenti pubblici, promuovere l'innovazione, la sostenibilità ambientale, ridurre il divario tra il Sud e il Nord e rafforzare le infrastrutture fisiche, immateriali e sociali. Assegnate risorse alle amministrazioni locali.

Misura 48
TIPO DI MISURA: Implementato

Revisione delle norme contenute nel codice degli appalti pubblici al fine di adottare un nuovo codice unico. Revisione dell'Atto unico sul settore edilizio al fine di razionalizzare le norme e incoraggiare la rigenerazione urbana e la riduzione del consumo di terreni. Attuazione del decreto-legge “Sblocca Cantieri”.

Misura 49
TIPO DI MISURA: Adottato

Con l'obiettivo di colmare le lacune regionali in termini di dotazione infrastrutturale migliorando l'efficienza energetica dei trasporti pubblici, la legge di bilancio per il 2022 assegna fondi alla società di gestione della rete — RFI (Rete Ferroviaria Italiana) per rendere la linea ferroviaria adriatica adeguata all’alta velocità. In questo modo la linea adriatica sarà inclusa nella rete centrale TEN-T.

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Misura 50
TIPO DI MISURA: Adottato

Il progetto di legge “SalvaMare” — per la protezione del mare — è all'esame del Senato. Esso mira a sostenere il recupero dei rifiuti in mare (principalmente plastica) e l'economia circolare. Per quanto riguarda l'economia circolare, le iniziative riguardano: i) campagna ‘senza plastica’; ii) sistema alternativo di rintracciamento dei rifiuti rispetto al SISTRI, al fine di semplificare l'obbligo e la digitalizzazione; iii) accordo sulla “fine dei rifiuti”, per dare impulso all'economia circolare e sostenere le imprese italiane leader nella tecnologia verde, che accoppiano la riduzione del riciclaggio e dello smaltimento dei rifiuti con la creazione di posti di lavoro. A livello nazionale è stato creato un quadro di monitoraggio per l'economia circolare, in aggiunta a quello proposto dalla Commissione europea.

Misura 51	TIPO DI MISURA: Adottato Programma nazionale di controllo dell'inquinamento atmosferico (PNCIA) volto a ridurre le emissioni nazionali di determinati inquinanti atmosferici.
Misura 52	TIPO DI MISURA: Adottato Sovvenzioni ai comuni per investimenti in progetti di riqualificazione urbana per un totale di 8,5 miliardi nel periodo 2021-2034.
Misura 53
TIPO DI MISURA: Adottato

Istituzione del Fondo per lo sviluppo delle reti ciclabili urbane, con una dotazione di 50 milioni per ciascuno degli anni 2022, 2023 e 2024. Disposizioni ulteriormente rafforzate dalla legge n. 126/2020.

Misura 54
TIPO DI MISURA: Adottato

Istituito il fondo per rafforzare la R&S realizzato dalle università e dai centri di ricerca (pubblici e privati), con una dotazione di 25 milioni per il 2020, di 200 milioni per il 2021 e di 300 milioni all'anno a partire dal 2022. L'Agenzia nazionale per la ricerca (ANR) sarà creata per gestire il Fondo, sotto la vigilanza della Presidenza del Consiglio dei Ministri e del MIUR.

Misura 55
TIPO DI MISURA: Adottato

Rafforzamento delle zone economiche speciali (ZES) attraverso il piano ZES per gli investimenti di grandi dimensioni, incoraggiando la creazione di imprese con programmi di investimento specifici. Il piano dispone di un bilancio di 50 milioni per il 2019, 150 per il 2020 e 100 milioni per il 2021.

Misura 56
TIPO DI MISURA: Adottato

Disegno di legge “CantierAmbiente” per la valorizzazione e l'accelerazione degli interventi di mitigazione contro il dissesto idrogeologico e per la conservazione del territorio.

Misura 57
TIPO DI MISURA: Adottato

Green and Innovation Deal per la mobilitazione di investimenti pubblici e privati connessi agli obiettivi della sostenibilità ambientale e sociale, dell'innovazione e dell'economia circolare. Il fondo, concepito per creare un effetto leva, ha un bilancio di 470 milioni per il 2020, 930 milioni per il 2021 e 1,42 miliardi per ciascuno degli anni 2022 e 2023, per un totale di 4,24 miliardi. Una parte di questi fondi — non meno di 150 milioni per ciascuno degli anni dal 2020 al 2022 — sarà destinata a misure volte a ridurre le emissioni di gas a effetto serra, a promuovere l'economia circolare, a ridurre l'inquinamento e il suo impatto sulla produttività delle imprese e la loro esposizione al rischio derivante da fattori legati alle questioni ambientali, sociali e di governance e alla salute. Questi fondi saranno coordinati con i fondi europei NGEU che operano negli stessi settori. Riorganizzazione della legislazione ambientale, promozione dell'economia verde e dell'economia circolare.

Misura 58	TIPO DI MISURA: Adottato Istituzione di un fondo con una dotazione complessiva di 2,5 miliardi nel periodo 2021-2034 per la ristrutturazione o la costruzione di edifici di scuole materne.
Misura 59
TIPO DI MISURA: Adottato

Istituzione del Fondo per lo sviluppo sostenibile e infrastrutturale: 400 milioni all'anno sono assegnati per il periodo 2025-2034 ai comuni per la ristrutturazione degli edifici, il dissesto idrogeologico, le strade, il patrimonio culturale e l'ambiente.

Osservazioni
Situazione attuale

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CSR 3.2: Migliorare l'efficienza della pubblica amministrazione, in particolare investendo nelle competenze dei dipendenti pubblici, accelerando la digitalizzazione e aumentando l'efficienza e la qualità dei servizi pubblici locali.

Misure
Misura 1
TIPO DI MISURA: Implementato

Nell'ambito del PON — Programma Operativo Nazionale sulla Governance e la Capacità Istituzionale 2014-2020, è avviato il progetto “CReIAMO PA” — competenza e rete per l'integrazione ambientale e il miglioramento dell'organizzazione della pubblica amministrazione. Il progetto mira a migliorare la capacità amministrativa, a livello centrale e regionale, in materia di sostenibilità ambientale. L'attività è iniziata nel 2017 e la conclusione è prevista per il 30/6/2023.

Misura 2
TIPO DI MISURA: Implementato

Patto per la salute 2019-2021: modernizzazione dei piani di risanamento; miglioramento della governance sanitaria, anche attraverso il monitoraggio e l'aggiornamento dei LEA; politiche per l’adeguamento del personale ai servizi offerti. Revisione del sistema di ripartizione dei costi per superare le distorsioni introdotte dal superticket.

Misura 3
TIPO DI MISURA: Implementato

Per quanto riguarda le attività informatiche per la pubblica amministrazione (decreto fiscale 2019), SOGEI sarà in grado di offrire servizi informatici, attraverso accordi speciali, al Consiglio di Stato, al Procuratore di Stato, al Comando Generale del Corpo Portuale, a INVIMIT SGR e alla società  per  la  gestione  della  piattaforma  tecnologica  di  pagamenti  alle  pubbliche amministrazioni (pagoPA).

Misura 4
TIPO DI MISURA: Implementato

Per migliorare la digitalizzazione della PA, a settembre 2019 è stato nominato il Ministro per l'Innovazione Tecnologica e la digitalizzazione con i seguenti compiti: i) promuovere l'inclusione digitale per i cittadini, le imprese e il settore pubblico; ii) promuovere un ecosistema culturale, normativo ed economico sostenibile;  iii) promuovere la creazione di un'imprenditorialità
innovativa, l'attrazione delle imprese straniere e la contaminazione tra attività imprenditoriali, ricerca e sperimentazione.

Misura 5
TIPO DI MISURA: Implementato

Misure volte a migliorare l'efficienza della PA al fine di prevenire l'assenteismo e garantire assunzioni mirate, agevolando il ricambio generazionale e migliorando la digitalizzazione della pubblica amministrazione.

Misura 6	TIPO DI MISURA: Adottato Disegno di legge per promuovere l'autonomia differenziata delle regioni.
Misura 7
TIPO DI MISURA: Adottato

Disegno di legge che delega il Governo all'adozione di uno o più decreti legislativi per il miglioramento dell'efficienza della PA. La delega riguarda la riforma del lavoro nella pubblica amministrazione,  l'accesso all'occupazione pubblica,  il merito e la  remunerazione e la riorganizzazione della disciplina gestionale.

Osservazioni
Situazione attuale

CSR 3.3: Affrontare le restrizioni alla concorrenza, in particolare nel settore del commercio al dettaglio e dei servizi alle imprese, anche mediante una nuova legge annuale sulla concorrenza.

Misure
Misura 1
TIPO DI MISURA: Soppresso

Decreto-legge che modifica le norme sostanziali e procedurali relative ai poteri speciali (Golden Power) nelle imprese che operano nei settori della difesa e della sicurezza nazionale, nonché per le attività di rilevanza strategica nei settori dell'energia, dei trasporti e delle comunicazioni.

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Misura 2	TIPO DI MISURA: Implementato Attuazione della riforma delle autorità del sistema portuale che fornisce strumenti di coordinamento operativo tra tali autorità.
Misura 3
TIPO DI MISURA: Implementato

Definizione dei diritti aeroportuali per gli aeroporti soggetti a contratti speciali (contratti di programma in deroga) secondo i modelli tariffari adottati dall'Autorità dei trasporti.

Misura 4
TIPO DI MISURA: Adottato

Nel novembre 2021 il Consiglio dei ministri ha approvato il disegno di legge annuale per il mercato e la concorrenza 2021, come annunciato anche nel PNRR. Il disegno di legge interviene nei seguenti settori: servizi pubblici locali, energia, trasporti, rifiuti, il contesto imprenditoriale, sorveglianza del mercato. Esso mira a: promuovere lo sviluppo della concorrenza, anche al fine di garantire l'accesso ai mercati delle imprese più piccole; eliminare gli ostacoli normativi all'apertura del mercato; garantire la protezione dei consumatori.

Misura 5
TIPO DI MISURA: Adottato

Aggiornamento del piano aeroportuale nazionale. Il Ministro delle Infrastrutture e della Mobilità Sostenibili (MIMS) ha conferito a ENAC il mandato di procedere all'aggiornamento e alla revisione critica del precedente Piano pubblicato nel 2015. Nel dicembre 2021 è stata conclusa la procedura di gara per la selezione di consulenti che supporteranno ENAC nell'aggiornamento e nella revisione critica del Piano e nello svolgimento della procedura di Valutazione Ambientale Strategica (VAS).

Misura 6
TIPO DI MISURA: Adottato

Iniziative legislative per la tutela e la  promozione della concorrenza,  la  revisione delle concessioni pubbliche (in  particolare per il sistema delle concessioni autostradali) e il rafforzamento delle autorità di regolamentazione. Con il D.L. n. 34/2020 le revisioni sono state rinviate.

Misura 7
TIPO DI MISURA: Adottato

Operatività delle misure settoriali previste dal diritto della concorrenza del 2017: la fine dei prezzi regolamentati nel settore dell'energia elettrica è stata rinviata a gennaio 2021 per le PMI e a gennaio 2022 per le famiglie con il decreto legislativo n. 162/2019 “Milleproroghe”.

Osservazioni
Situazione attuale

CSR.2019.4
CSR 4.1: Ridurre la durata dei processi civili in tutti i gradi di giudizio applicando e razionalizzando le norme procedurali, comprese quelle in esame dal legislatore e con particolare attenzione ai regimi di insolvenza.

Misure
Misura 1
TIPO DI MISURA: Implementato

Nel luglio 2019 il Parlamento ha approvato il disegno di legge denominato ‘codice rosso’ contenente disposizioni sulla protezione delle vittime di violenza domestica e di genere.

Misura 2
TIPO DI MISURA: Implementato

Riforma  dell'organizzazione  giudiziaria:  assegnazione  flessibile  dei  magistrati  a  livello distrettuale, anche per affrontare situazioni di gestione critica degli uffici giudiziari. Misure introdotte con le leggi di bilancio per il 2019 e per il 2020.

Misura 3
TIPO DI MISURA: Implementato

Il nuovo codice della crisi d’impresa e dell'insolvenza è stato adottato lo scorso gennaio. Alcune misure sono attualmente in fase di studio per chiarire il contenuto di talune disposizioni, correggere alcuni errori di battitura e apportare alcune modifiche volte a coordinare meglio le norme sui vari istituti introdotte dal codice. Entrerà in vigore nel settembre 2021.

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Misura 4
TIPO DI MISURA: Adottato

Riforma del sistema giudiziario e delle norme sull'ammissibilità e il ricollocamento del personale dei magistrati, nonché disposizioni direttamente applicabili sull'istituzione e il funzionamento del Consiglio superiore della magistratura e sulla flessibilità del personale giudiziario. Tali misure sono state combinate nel progetto di legge di riforma del Consiglio superiore della magistratura presentato nel settembre 2020 (AC 2681).

Misura 6
TIPO DI MISURA: Adottato

Nel dicembre 2019 il Presidente del Consiglio ha approvato la legge che consente di riformare il processo civile, che mira a semplificare il processo sia in prima istanza che in appello, attraverso la riduzione dei riti e la loro semplificazione. È attualmente all'esame del Senato.

Osservazioni
Situazione attuale

CSR 4.2: Migliorare l'efficacia della lotta contro la corruzione riformando le norme procedurali al fine di ridurre la durata dei processi penali.

Misure
Misura 1	TIPO DI MISURA: Implementato Riforma dello statuto di prescrizione da gennaio 2020.
Misura 2
TIPO DI MISURA: Implementato

Gli strumenti di giustizia penale sono estesi per combattere i fenomeni di evasione delle imposte dirette e dell'IVA aumentando le sanzioni e riducendo le soglie di sanzione attualmente in vigore per i reati di false o omesse dichiarazioni, false fatturazioni, occultamento o distruzione di documenti contabili. In caso di condanna, viene introdotta anche la confisca dei beni posseduti dalla persona condannata per un valore sproporzionato rispetto al suo reddito (confisca estesa).

Misura 3	TIPO DI MISURA: Implementato La legge di bilancio per il 2020 introduce alcune norme per assumere ulteriori giudici rispetto a quelli previsti e dirigenti carcerari nel 2020.
Osservazioni
Situazione attuale

CSR.2019.5
CSR 5.1: Promuovere la ristrutturazione dei bilanci delle banche, in particolare per le banche di piccole e medie dimensioni, migliorando l'efficienza e la qualità delle attività, proseguendo la riduzione dei crediti deteriorati e diversificando i finanziamenti.

Misure
Misura 1	TIPO DI MISURA: Implementato Il Fondo per il risarcimento del risparmio (FIR) per i risparmiatori colpiti da fallimenti è operativo.
Misura 2	TIPO DI MISURA: Implementato È in fase di definizione il processo di riforma del settore del credito cooperativo, con la costituzione dei due gruppi diretti da ICCREA e Cassa Centrale Banca.
Misura 3
TIPO DI MISURA: Implementato

Il fondo di gestione della società di investimento è operativo. Nel Fondo saranno inizialmente incanalati 2 miliardi di prestiti immobiliari semi non performanti, con la possibilità di estenderne il funzionamento fino a 3-4 miliardi.

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Misura 4	TIPO DI MISURA: Implementato Stabilite norme per facilitare le operazioni di trasferimento di probabili inadempimenti (UTP) e per ampliare le modalità di intervento delle società di cartolarizzazione.
Misura 5
TIPO DI MISURA: Implementato

Confermata la garanzia statale sulla cartolarizzazione dei crediti deteriorati (GACS). Si stima che la nuova GACS potrebbe comportare un importo lordo di prestiti deteriorati cartolarizzati pari a circa 10 miliardi e che l'importo delle pertinenti tranche garantite dal GACS potrebbe essere compreso tra 2 e 3 miliardi.

Misura 6	TIPO DI MISURA: Adottato Il nuovo codice della crisi aziendale e dell'insolvenza è stato adottato lo scorso gennaio. (Cfr. CSR n. 4)
Osservazioni
Situazione attuale

CSR 5.2: Migliorare i finanziamenti non bancari per le piccole imprese innovative.

Misure
Misura 1	TIPO DI MISURA: Implementato Il Fondo nazionale per l'innovazione (FNI) per gli investimenti diretti nelle start up e nelle PMI innovative è operativo. (Cfr. RSP n. 3)
Misura 2	TIPO DI MISURA: Implementato Istituito il Fondo “Cresci al Sud” per sostenere la competitività e la crescita dimensionale delle PMI. (Cfr. RSP n. 3)
Misura 3	TIPO DI MISURA: Implementato La nuova misura Sabatini sarà rifinanziata. (Cfr. RSP n. 3)
Misura 4	TIPO DI MISURA: Implementato Il credito d'imposta per le imprese che acquistano beni strumentali nelle regioni meridionali sarà prorogato per tutto il 2020.
Misura 5
TIPO DI MISURA: Implementato

La piattaforma Legality rating, attiva da ottobre 2019 (ma introdotta nel 2012), rende più facile per le aziende accedere al credito bancario. In questo modo le aziende possono chiedere un rating di legalità semplicemente compilando un modulo on line.

Misura 6
TIPO DI MISURA: Implementato

È stata istituita una sezione speciale del Fondo di garanzia per le PMI per la concessione di garanzie, a titolo oneroso, che copre i finanziamenti concessi alle imprese con un massimo di 500 dipendenti.

Misura 7	TIPO DI MISURA: Implementato Semplificazioni per l'utilizzo del Fondo di garanzia a copertura dei finanziamenti concessi alle medie imprese e alla Small Mid Cup per gli investimenti in beni materiali.
Misura 8
TIPO DI MISURA: Adottato

Il sostegno al credito e il coordinamento saranno potenziati con strumenti finanziari a sostegno delle esportazioni, del capitale proprio e delle garanzie, anche attraverso Cassa Depositi e Prestiti.

Osservazioni
Situazione attuale

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TAVOLA 2: LE MISURE INTRAPRESE IN ATTUAZIONE DEL PNRR
CSR	Misura	Tappa	Obiettivo iniziale	Stato di avanzamento
CSR 2019 5.2 CSR 2020 3.3 CSR 2021 1.3	Competitività e resilienza delle filiere produttive	Entrata in vigore di un decreto per la politica di investimento dei Contratti di Sviluppo	I Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.7 CSR 2022 3.4	Semplificazione legislazione e potenziamento governance per attuazione investimenti in infrastrutture di approvvigionamento idrico	Entrata in vigore della semplificazione legislazione per gli interventi nelle infrastrutture idriche primarie e la sicurezza dell'approvvigionamento idrico	I Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 2.1	Digitalizzazione dei parchi nazionali	Entrata in vigore della semplificazione amministrativa e sviluppo di servizi digitali per i visitatori dei parchi nazionali e delle aree marine protette	I Trimestre 2022	Completato
CSR 2019 2.2 CSR 2020 2.1 CSR 2022 2.1	Investimenti in progetti di rigenerazione urbana, volti a ridurre le situazioni di emarginazione e degrado sociale
Aggiudicazione di tutti gli appalti pubblici per investimenti nella rigenerazione urbana per ridurre le situazioni di emarginazione e degrado sociale, con progetti in linea con gli obiettivi RRF, incluso il principio DNSH
			I Trimestre 2022	Completato
CSR 2019 2.1 CSR 2020 2.1 CSR 2022 1.1	Piani Integrati Urbani - Superamento degli insediamenti abusivi per combattere lo sfruttamento dei lavoratori in agricoltura	Decreto ministeriale per la mappatura degli insediamenti abusivi approvata dal “Tavolo di contrasto allo sfruttamento lavorativo in agricoltura” e adozione del DM di assegnazione delle risorse	I Trimestre 2022	Completato
CSR 2019 2.2 CSR 2020 2. CSR 20 _____ 22 1.1	Programma innovativo della qualità dell’abitare	Firmati accordi per riqualificare e aumentare l'edilizia sociale da parte di regioni e province autonome (inclusi comuni e/o le città metropolitane nei territori)	I Trimestre 2022	Completato
CSR 2019 2.2 CSR 2020 2.1 CSR 2022 1.1	Housing First (innanzitutto la casa) e stazioni di posta	Piano operativo per i progetti per assegnazione di alloggio e stazioni di posta che definisce i requisiti dei progetti da presentare e pubblicazione dell'invito a presentare proposte	I Trimestre 2022	Completato

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2 Fonte: RGS – Piattaforma ReGiS. Per la tabella sono state inserite tutte le M&T programmate e conseguite nel 2022.

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TAVOLA 2 (SEGUE): LE MISURE INTRAPRESE IN ATTUAZIONE DEL PNRR
CSR	Misura	Tappa	Obiettivo iniziale	Stato di avanzamento
CSR 2019 1.3 CSR 2021 1.4 CSR 2022 1.4	Riforma dell'amministrazione fiscale
Entrata in vigore di atti di diritto primario e derivato e delle disposizioni regolamentari e completamento delle procedure amministrative per incoraggiare il rispetto degli obblighi fiscali (tax compliance) e migliorare gli audit e i controlli
			II Trimestre 2022	Completato
CSR 2019 1.1 CSR 2020 1.1 CSR 2021 1.3 CSR 2022 1.3	Riforma del quadro di revisione della spesa pubblica (spending review)	Adozione di obiettivi di risparmio per le spending review relative agli anni 20232025	II Trimestre 2022	Completato
CSR 2019 4.1 CSR 2020 4.1	Procedure di assunzione nei tribunali amministrativi	Avvio delle procedure di assunzione per i tribunali amministrativi	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 4.2 CSR 2021 1.1 CSR 2022 2.1	Riforma della pubblica amministrazione	Entrata in vigore della legislazione attuativa per la riforma del pubblico impiego	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.2 CSR 2021 1.3 CSR 2022 1.3	Riforma del quadro legislativo in materia di appalti pubblici	Entrata in vigore del Codice riveduto degli appalti pubblici (D.lgs. n. 50/2016)	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.8 CSR 2021 1.3 CSR 2022 1.3	Connessioni internet veloci (banda ultra- larga e 5G)	Aggiudicazione di tutti gli appalti pubblici per progetti di connessione più veloce	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 3.5	Migliorare l'efficienza energetica nel cinema, nei teatri e nei musei	Entrata in vigore del decreto del Ministero della Cultura per l'assegnazione delle risorse per migliorare l'efficienza energetica nei luoghi della cultura	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 1.1 CSR 2021 1.1 CSR 2022 1.3	Attrattività dei borghi	Entrata in vigore del decreto del Ministero della Cultura per l'assegnazione delle risorse destinate all'attrattività dei borghi	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 1.1 CSR 2021 1.1 CSR 2022 1.3	Tutela e valorizzazione dell'architettura e del paesaggio rurale	Entrata in vigore del decreto del Ministero della Cultura per l'assegnazione delle risorse per la tutela e valorizzazione dell'architettura e del paesaggio rurale	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 1.1 CSR 2021 1.1 CSR 2022 1.3	Programmi per valorizzare l'identità di luoghi: parchi e giardini storici	Entrata in vigore del decreto del Ministero della Cultura per l'assegnazione delle risorse per progetti per valorizzare l'identità dei luoghi: parchi e giardini storici	II Trimestre 2022	Completato

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CSR	Misura	Tappa	Obiettivo iniziale	Stato di avanzamento
CSR 2019 3.1 CSR 2020 1.1 CSR 2021 1.1 CSR 2022 1.3	Sicurezza sismica nei luoghi di culto, restauro del patrimonio culturale del Fondo Edifici di Culto (FEC) e siti di ricovero per le opere d’arte (Recovery Art)
Entrata in vigore del decreto del Ministero della Cultura per l'assegnazione delle risorse per la sicurezza sismica nei luoghi di culto e il restauro del patrimonio culturale - Fondo Edifici di Culto (FEC)
			II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 1.1 CSR 2021 1.1 CSR 2022 1.3	Caput Mundi - Next Generation EU per grandi eventi turistici	Firma dell'accordo per ciascuno dei sei progetti tra Ministero del Turismo e beneficiari/enti attuatori	II Trimestre 2022	Completato
CSR 2020 3.7 CSR 2021 1.3 CSR 2022 3.5	Strategia nazionale per l’economia circolare	Entrata in vigore del decreto ministeriale per l'adozione della strategia nazionale per l'economia circolare	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 2.1	Cultura e consapevolezza su temi e sfide ambientali	Avvio della piattaforma web e accordi con gli autori	II Trimestre 2022	Completato
CSR 2020 3.7 CSR 2021 1.3 CSR 2022 3.5	Programma nazionale per la gestione dei rifiuti	Entrata in vigore del decreto ministeriale per il programma nazionale di gestione dei rifiuti	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 4.2 CSR 2021 1.1 CSR 2022 1.3	Supporto tecnico alle autorità locali	Approvazione dell'accordo per lo sviluppo del piano d'azione per la creazione di capacità a sostegno degli enti locali	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 3.4	Ricerca e sviluppo sull'idrogeno	Aggiudicazione di tutti i contratti di ricerca e sviluppo a progetti di ricerca sull'idrogeno	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2022 3.4	Misure volte a promuovere la competitività dell'idrogeno	Entrata in vigore degli incentivi fiscali	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 3.4	Rinnovabili e batterie	Entrata in vigore di un decreto ministeriale	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 3.4	Supporto a start up e venture capital attivi nella transizione ecologica	Firma dell'accordo finanziario	II Trimestre 2022	Completato

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TAVOLA 2 (SEGUE): LE MISURE INTRAPRESE IN ATTUAZIONE DEL PNRR
CSR	Misura	Tappa	Obiettivo iniziale	Stato di avanzamento
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 3.4	Idrogeno	Produzione di elettrolizzatori	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.7 CSR 2022 3.4	Semplificazione e accelerazione delle procedure per la realizzazione di interventi per l’efficientamento energetico	Semplificazione e accelerazione delle procedure per gli interventi di efficientamento energetico	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.7 CSR 2022 3.4	Semplificazione e accelerazione delle procedure per l'attuazione degli interventi contro il dissesto idrogeologico	Entrata in vigore della semplificazione del quadro giuridico per una migliore gestione dei rischi idrologici	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.7 CSR 2022 3.4	Misure per garantire la piena capacità gestionale per i servizi idrici integrati	Entrata in vigore del nuovo quadro giuridico relativo agli scopi irrigui	II Trimestre 2022	Completato
CSR 2019 2.4 CSR 2020 2.4 CSR 2022 2.1	Reclutamento dei docenti	Entrata in vigore della riforma della carriera degli insegnanti	II Trimestre 2022	Completato
CSR 2019 2.4 CSR 2020 2.4 CSR 2022 2.1	Scuola 4.0 - scuole innovative, nuove aule didattiche e laboratori	Adozione del piano Scuola 4.0 al fine di favorire la transizione digitale del sistema scolastico italiano	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3	IPCEI	Entrata in vigore dell'atto nazionale che assegna i finanziamenti necessari a sostenere i progetti partecipanti	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.5 CSR 2021 1.3 CSR 2022 1.3	Fondo per la realizzazione di un sistema integrato di infrastrutture di ricerca e innovazione	Aggiudicazione degli appalti per i progetti riguardanti un sistema integrato di infrastrutture di ricerca e innovazione	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.5 CSR 2021 1.3 CSR 2022 1.3	Creazione e rafforzamento di "ecosistemi dell'innovazione per la sostenibilità", creazione di “leader territoriali di R&S"	Aggiudicazione di appalti per progetti riguardanti gli ecosistemi dell'innovazione	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.5 CSR 2021 1.3 CSR 2022 1.3	Potenziamento strutture di ricerca e creazione di "campioni nazionali di R&S" su alcune Key Enabling Technologies	Aggiudicazione di appalti per progetti riguardanti campioni nazionali di R&S sulle Key Enabling Technologies	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.1 CSR 2021 1.3 CSR 2022 1.3	Finanziamento di start up	Firma dell'accordo fra il governo italiano e il partner esecutivo Cassa Depositi e Prestiti (CDP) che istituisce lo strumento finanziario	II Trimestre 2022	Completato

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CSR	Misura	Tappa	Obiettivo iniziale	Stato di avanzamento
CSR 2019 3.1 CSR 2020 3.1 CSR 2021 1.3 CSR 2022 1.3	Attuazione di misure di sostegno alla R&S per promuovere la semplificazione e la mobilità	Entrata in vigore dei decreti ministeriali sulla semplificazione e la mobilità nella R&S collegati al fondo di finanziamento ordinario	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 1.2 CSR 2021 1.4 CSR 2022 1.1
Revisione e aggiornamento dell'assetto regolamentare degli Istituti di ricovero e cura a carattere scientifico (IRCCS) e delle politiche di ricerca del Ministero della Salute, con l'obiettivo di rafforzare il rapporto fra ricerca, innovazione e cure sanitarie.
		Entrata in vigore del diritto derivato (decreto ministeriale) che prevede la riforma dell'organizzazione dell'assistenza sanitaria	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 1.2 CSR 2021 1.4 CSR 2022 2.1	Rafforzamento dell'assistenza sanitaria intermedia e delle sue strutture (Ospedali di Comunità)	Approvazione di un contratto istituzionale di sviluppo	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 1.2 CSR 2021 1.4 CSR 2022 2.1	Case della Comunità e presa in carico della persona	Approvazione di un contratto istituzionale di sviluppo	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 1.2 CSR 2021 1.4 CSR 2022 2.1	Casa come primo luogo di cura e telemedicina	Approvazione delle linee guida contenenti il modello digitale per l'attuazione dell'assistenza domiciliare	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 1.2 CSR 2021 1.4 CSR 2022 2.1	Casa come primo luogo di cura e telemedicina	Contratto istituzionale di sviluppo approvato dal Ministero della Salute	II Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 1.2 CSR 2021 1.4 CSR 2022 2.	Ammodernamento del parco tecnologico e digitale ospedaliero	Approvazione del Contratto Istituzionale di Sviluppo	II Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 1.2	Isole verdi	Entrata in vigore del decreto ministeriale	III Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.4 CSR 2021 1.3 CSR 2022 1.2	Green communities	Aggiudicazione di (tutti gli) appalti pubblici per la selezione delle Green communities	III Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 3.7 CSR 2021 1.3 CSR 2022 1.2	Misure per garantire la piena capacità gestionale per i servizi idrici integrati	Entrata in vigore della riforma volta a garantire la piena capacità gestionale per i servizi idrici integrati	III Trimestre 2022	Completato

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TAVOLA 2 (SEGUE): LE MISURE INTRAPRESE IN ATTUAZIONE DEL PNRR
CSR	Misura	Tappa	Obiettivo iniziale	Stato di avanzamento
CSR 2019 3.1 CSR 2020 3.3 CSR 2021 1.3 CSR 2022 2.1	Piani Urbani Integrati – Fondo deli Fondi della BEI	Approvazione della strategia di investimento del Fondo da parte del MEF	III Trimestre 2022	Completato
CSR 2019 3.2 CSR 2020 4.2 CSR 2022 2.1	Supporto alla trasformazione	Entrata in vigore del processo di creazione del Team per la Trasformazione e della NewCo	IV Trimestre 2022	Completato
CSR 2019 1.1 CSR 2020 1.1 CSR 2021 1.3 CSR 2022 1.3	Riforma del quadro di revisione della spesa pubblica (spending review)	Adozione di una relazione sull'efficacia delle pratiche utilizzate da amministrazioni selezionate per valutare l'elaborazione e l'attuazione di piani di risparmio.	IV Trimestre 2022	Completato
CSR 2019 1.3 CSR 2021 1.4 CSR 2022 1.4	Riforma dell'amministrazione fiscale	Numero più elevato di "lettere di conformità"	IV Trimestre 2022	Completato
CSR 2019 1.3 CSR 2021 1.4 CSR 2022 1.4	Riforma dell'amministrazione fiscale	Ridurre il numero di "lettere di conformità" che rappresentano falsi positivi	IV Trimestre 2022	Completato
CSR 2019 1.3 CSR 2021 1.4 CSR 2022 1.4	Riforma dell'amministrazione fiscale	Aumentare il gettito fiscale generato dalle "lettere di conformità"	IV Trimestre 2022	Completato
CSR 2019 3.1 CSR 2020 1.1 CSR 2021 1.3 CSR 2022 2.1	Digitalizzazione dell'Istituto Nazionale per la Previdenza Sociale (INPS) e dell'istituto nazionale per l'assicurazione contro gli Infortuni sul Lavoro (INAIL)	INPS - Servizi/contenuti del portale “One click by design” T1	IV Trimestre 2022	Completato

MINISTERO DELL’ECONOMIA E DELLE FINANZE	87

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3: ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI3
TAVOLA 3: ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
1. Istruzione, formazione e apprendimento permanente
1.  Rafforzamento modello duale
2.  Incremento risorse Fondo Nuove Competenze
3.  Programma Garanzia Occupabilità dei Lavoratori (GOL)
4.  Riforma degli Ammortizzatori sociali – misure di formazione professionale per i lavoratori in Cassa Integrazione Guadagni Straordinaria (CIGS)
5.  Sviluppo del sistema di formazione professionale terziaria
6.  Borse di studio per studenti in difficoltà economiche
7.  Credito d’imposta formazione

1.  Il Piano Nuove Competenze stanzia 600 milioni di euro per il rafforzamento del modello di apprendimento duale. Ciò per rendere il sistema educativo e formativo più sinergico con il mercato del lavoro e favorire l'occupabilità dei giovani attraverso l'acquisizione di nuove competenze in linea con la transizione ecologica e digitale. Entro il 2025 il numero di persone che avrà partecipato ad attività di formazione nell'ambito del sistema duale e avrà ottenuto la relativa certificazione dovrà passare dai 39 mila attuali a 174 mila.
2.  Con il Fondo Nuove Competenze per la riqualificazione e l'aggiornamento dei lavoratori nel 2021 sono stati coinvolti in attività formative più di 375 mila lavoratori. Le risorse per il 2022 sono di 1 miliardo di euro, per il 2023, sono state aumentate di 180 milioni di euro e la scadenza dei termini prorogata al 27 marzo, sia per la stipula degli accordi collettivi di rimodulazione dell’orario di lavoro sia per la presentazione delle domande. Il decreto-legge “Milleproroghe” ha infatti esteso al 2023 la possibilità per il Fondo nuove competenze di finanziare accordi di rimodulazione dell’orario di lavoro per realizzare percorsi formativi.
3.  Al 31 dicembre 2022, i beneficiari del programma GOL presi in carico dai centri per l’impiego sono 709 mila, (quasi il doppio rispetto al target del PNRR nel 2022). La metà dei beneficiari è inserita nel percorso di reinserimento lavorativo delle persone più vicine al mercato del lavoro. Il resto si distribuisce tra i percorsi di aggiornamento o riqualificazione delle competenze. La quota di coloro che necessitano percorsi complessi di lavoro e inclusione è pari al 3,6 per cento. Le donne rappresentano oltre la metà dei presi in carico (56 per cento), i giovani sono pari al 26,4 per cento, le persone con oltre 55 anni sono il 18,1 per cento, gli stranieri sono il 14,1 per cento. Al momento dell’ingresso nel programma il 43,1 per cento delle persone risulta disoccupato da 6 mesi e oltre, e il 35,6 per cento da 12 mesi e oltre. La platea è rappresentata prioritariamente da persone in cerca di occupazione soggette alla cosiddetta condizionalità: il 55,8 per cento dei soggetti ha fatto domanda di Naspi o DisColl, il 24,4 per cento sono beneficiari di reddito di cittadinanza e di questi il 3,8 per cento sono anche beneficiari di NASPI o DisColl. Il restante 19,8 per cento rientra in altre categorie di disoccupati non soggetti a condizionalità.
4.  Introdotto il vincolo della partecipazione a processi di aggiornamento e riqualificazione a carattere formativo per beneficiare del trattamento di integrazione salariale straordinaria.

___
3 Fonte: Ministero del Lavoro e delle Politiche Sociali.

88	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
1. Istruzione, formazione e apprendimento permanente
1.  Rafforzamento modello duale
2.  Incremento risorse Fondo Nuove Competenze
3.  Programma Garanzia Occupabilità dei Lavoratori (GOL)
4.  Riforma degli Ammortizzatori sociali – misure di formazione professionale per i lavoratori in Cassa Integrazione Guadagni Straordinaria (CIGS)
5.  Sviluppo del sistema di formazione professionale terziaria
6.  Borse di studio per studenti in difficoltà economiche
7.  Credito d’imposta formazione

5.  Con la Legge 15 luglio 2022, n. 99 è stato istituito il Sistema terziario di istruzione tecnologica superiore, di cui sono parte integrante gli Istituti tecnici superiori (ITS), che assumono la denominazione di Istituti tecnologici superiori (ITS Academy). La finalità della riforma è di promuovere l’occupazione, in particolare giovanile, e di rafforzare le condizioni per lo sviluppo di un’economia ad alta intensità di conoscenza, per la competitività e per la resilienza, a partire dal riconoscimento delle esigenze di innovazione e sviluppo del sistema di istruzione e ricerca, in coerenza con i parametri europei.
6.  Nel 2022 è stato introdotto un aumento medio del valore delle borse di studio di 700 euro per un totale di 4 mila per studente. Verrà incrementata la quota di universitari con una borsa, che ora è del 12 per cento, e del 25 per cento nella UE. Nel caso delle 300 mila borse di studio fornite nell'ambito del programma GOL, almeno il 75 per cento dei beneficiari saranno donne, disoccupati, persone con disabilità e persone sotto i 30 anni.
7.  Il credito di imposta formazione è parte del pacchetto ‘Impresa 4.0’. La misura prevede il riconoscimento di un credito di imposta nella misura fino al 70 per cento delle spese per attività formative volte all'acquisizione o al consolidamento delle competenze nelle tecnologie abilitanti necessarie a realizzare il paradigma 4.0.

2. Parità di genere
1.  Sgravi contributivi per l’assunzione di donne svantaggiate
2.  Sgravi contributivi per donne lavoratrici al rientro dalla maternità
3.  Incremento del Fondo per la Parità Salariale
4.  PNRR – Incremento dell’offerta di posti negli asili nido
5.  PNRR – Incremento dell’offerta di tempo pieno nelle scuole
6.  PNRR- Sistema di certificazione della Parità di Genere
7.  Fondo Impresa Donna

1.  La legge di bilancio per il 2023 estende alle nuove assunzioni di donne lavoratrici svantaggiate, effettuate nel corso del 2023, l’esonero contributivo totale già previsto per le assunzioni delle medesime donne effettuate nel biennio 2021-2022. L’esonero è riconosciuto nella misura del 100 per cento dei contributi previdenziali dovuti dal datore di lavoro e nel limite massimo di importo pari a 8.000 euro su base annua per la durata di dodici mesi in caso di contratto a tempo determinato e di 18 mesi in caso di assunzioni o trasformazioni a tempo indeterminato.
2.  La legge di bilancio per il 2022 ha ridotto del 50 per cento i contributi previdenziali a carico delle lavoratrici madri dipendenti del settore privato. Tale riduzione opera per un periodo massimo di un anno a decorrere dalla data del rientro al lavoro dopo la fruizione del congedo obbligatorio di maternità ed avrà quindi effetto anche per il 2023.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	89

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
2. Parità di genere
1.  Sgravi contributivi per l’assunzione di donne svantaggiate
2.  Sgravi contributivi per donne lavoratrici al rientro dalla maternità
3.  Incremento del Fondo per la Parità Salariale
4.  PNRR – Incremento dell’offerta di posti negli asili nido
5.  PNRR – Incremento dell’offerta di tempo pieno nelle scuole
6.  PNRR- Sistema di certificazione della Parità di Genere
7.  Fondo Impresa Donna

3.  La legge di bilancio per il 2022 ha incrementato di 50 milioni di euro a decorrere dal 2023 la dotazione del Fondo per il sostegno alla parità salariale di genere ed estende le finalità dello stesso, prevedendo che sia destinato anche alla copertura finanziaria di interventi volti al sostegno della partecipazione delle donne al mercato del lavoro.
4-5 Nel PNRR sono previsti investimenti per 4,6 miliardi di euro per espandere l'offerta di assistenza all'infanzia al fine di facilitare la conciliazione vita-lavoro per i genitori contribuendo all’aumento dell’occupazione femminile. L'obiettivo è di aumentare i posti disponibili negli asili e nelle scuole materne di almeno 260 mila posti per superare gli obiettivi di Barcellona in relazione all'offerta di assistenza all'infanzia. È previsto anche un investimento aggiuntivo di 1 miliardo di euro per aumentare di almeno mille unità il numero di scuole che offrono l'istruzione a tempo pieno. L’obiettivo è raggiungere un livello del 33 per cento su base locale del numero dei posti nei servizi educativi per l’infanzia per i bambini compresi nella fascia di età da 3 a 36 mesi entro l’anno 2027, considerando anche il servizio privato.
6.  L’introduzione di un Sistema di certificazione della parità di genere rientra nella Missione 5 “Inclusione e Coesione”, Componente 1 “Politiche attive del lavoro e sostegno all’occupazione” del PNRR e mira a promuovere una maggiore inclusione delle donne nel mercato del lavoro: strumento essenziale per migliorare la coesione sociale e territoriale, nonché di fondamentale importanza per la crescita economica del nostro Paese. Introdotto dal PNRR e disciplinato dalla L n. 162/2021 (legge Gribaudo) e dalla lL n. 234/2021 (legge di bilancio per il 2022), il Sistema di certificazione della parità di genere ha inoltre l’obiettivo di assicurare una maggiore qualità del lavoro femminile, promuovendo la trasparenza sui processi lavorativi nelle imprese, riducendo il “gender pay gap” (“divario retributivo di genere’ che indica la differenza tra il salario annuale medio percepito dalle donne e quello percepito dagli uomini), aumentando le opportunità di crescita in azienda e tutelando la maternità.
7.  Il PNRR istituisce il Fondo Impresa Donna che dovrà garantire il finanziamento di iniziative imprenditoriali attraverso strumenti già esistenti come NITO (Nuove Imprese a Tasso Zero) e si rivolge alle ragazze che vogliono fare impresa e il progetto “Smart&Smart” per le start up altamente innovative.

90	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
3. Pari Opportunità
1.  Assegno Unico Universale per i Figli (AUUF)
2.  Legge delega per la disabilità
3.  Borse di studio per studenti in difficoltà economiche
4.  Fondo per il contrasto della povertà educativa minorile
5.  Innalzamento della retribuzione dei congedi parentali

1.  L’assegno spetta a tutti i nuclei familiari, (indipendentemente dalla condizione lavorativa dei genitori) purché abbiano figli a carico, a partire dal settimo mese di gravidanza fino al diciottesimo anno di età, estendibile anche fino al compimento dei 21 anni (al ricorrere di determinate condizioni) e senza limiti di età̀ per i figli disabili. L’importo mensile spazia da un massimo di 175 euro a figlio per chi ha l’ISEE inferiore a 15 mila euro a un minimo di 50 euro a figlio per tutte le famiglie con ISEE pari o sopra i 40 mila euro oppure che non presentano l’ISEE. Secondi i dati INPS al 21 febbraio 2022, erano state presentate 2.280.705 domande di assegno unico per un totale di 3.801.040 figli. Va segnalato che un’analisi combinata degli effetti della revisione dell’Irpef e dell’introduzione dell’Assegno unico universale ha mostrato un significativo effetto redistributivo. L’analisi delle due riforme è stata attuata dal Dipartimento delle Finanze con il modello TAXBEN-DF, calcolando i principali indicatori di disuguaglianza. I risultati mostrano che l’effetto redistributivo complessivo è positivo: l’indice di Gini del reddito disponibile familiare diminuisce dell’1,65 per cento, indicando una rilevante diminuzione della disuguaglianza del reddito disponibile per le famiglie italiane; l’indice di redistribuzione Reynold-Smolensky mostra un miglioramento significativo, con una variazione positiva pari all’8,41 per cento. La riduzione dell’incidenza dell’imposta (9,43 per cento in termini di aliquota media effettiva) è più che compensata da un aumento significativo nella progressività della riforma (+21,60 per cento dell’indice di progressività di Kakwani). Con la legge di bilancio per il 2023 si introduce, con decorrenza dal 1° gennaio 2023, è stato introdotto un incremento dell'assegno pari al 50 percento per ciascun figlio di età inferiore ad un anno, oppure di età inferiore a tre anni nel caso in cui l'ISEE del nucleo familiare sia inferiore o pari a 40.000 euro e nel nucleo medesimo vi siano almeno tre figli. Inoltre, con il medesimo provvedimento si eleva da 100 a 150 euro mensili la maggiorazione prevista per i nuclei familiari con quattro o più figli a carico.
2.  La riforma prevede il rafforzamento e la qualificazione dell'offerta di servizi sociali la promozione dei progetti di vita indipendente e la promozione delle unità di valutazione multidimensionale sui territori, in grado di definire progetti individuali e personalizzati. La legge delega è stata approvata nel 2022 e fa parte del PNRR.
3.  Si prevede un aumento medio del valore delle borse di studio di 700 euro per un totale di 4 mila per studente. Verrà incrementata la quota di universitari con una borsa, che ora è del 12 per cento, e del 25 per cento nella UE. Nel caso delle 300 mila borse di studio fornite nell'ambito del programma GOL, almeno il 75 per cento dei beneficiari saranno donne, disoccupati, persone con disabilità e persone sotto i 30 anni.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	91

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
3. Pari Opportunità
1.  Assegno Unico Universale per i Figli (AUUF)
2.  Legge delega per la disabilità
3.  Borse di studio per studenti in difficoltà economiche
4.  Fondo per il contrasto della povertà educativa minorile
5.  Innalzamento della retribuzione dei congedi parentali

4.  Viene prorogato il credito d’imposta al 75 per cento dei contributi versati dalle fondazioni banca- rie a sostegno di progetti finanziati a valere sul Fondo sperimentale per il contrasto della povertà educativa minorile.
5.  La legge di bilancio per il 2023 ha innalzato di 60 giorni il numero di congedi facoltativi di maternità e di paternità retribuiti all'80 per cento del salario normale. 4. Viene prorogato il credito d’imposta al 75 per cento dei contributi versati dalle fondazioni bancarie a sostegno di progetti finanziati a valere sul Fondo sperimentale per il contrasto della povertà educativa minorile.

4. Sostegno attivo all’impiego
1.  Programma GOL
2.  Riforma Ammortizzatori Sociali – registrazione dei lavoratori in CIGS al programma GOL
3.  Piano Nazionale di Rafforzamento dei Servizi Pubblici per l’Impiego
4.  Revisione Reddito di Cittadinanza
5.  Incentivi all’occupazione per le categorie svantaggiate
6.  Decontribuzione Sud

1-2-3Il Programma GOL intende offrire percorsi personalizzati di accompagnamento al lavoro e/o formazione a una platea di soggetti costituita prioritariamente da beneficiari di ammortizzatori sociali (NASPI, Dis-Coll), nonché del Reddito di cittadinanza. Al programma accederanno, a valere sulle risorse del Programma nazionale Giovani, donne e lavoro, cofinanziato dal Fse+, giovani Neet, donne inattive e altre categorie fragili. Nell’ambito del PNRR sono definiti i seguenti obiettivi: (1) almeno 3 milioni di beneficiari di GOL entro il 2025, di cui almeno il 75 per cento dovranno essere donne, disoccupati di lunga durata, persone con disabilità, giovani under 30, lavoratori over 55; (2) almeno 800 mila beneficiari coinvolti in attività di formazione, di cui 300 mila per il rafforzamento delle competenze digitali; (3) almeno l’80 per cento dei Centri per l’Impiego (CPI) in ogni dovrà rispettare gli standard definiti quali livelli essenziali entro il 2025; (4) almeno 250 CPI dovranno completare entro il 2022 il 50 per cento delle attività previste nel Piano regionale di rafforzamento; (5) almeno 500 CPI devono completare tutte le attività previste nel Piano regionale entro il 2025; (6) un aumento di almeno 135 mila ragazzi che partecipano al Sistema Duale entro il 2025. Al 31 dicembre 2022, i beneficiari del programma GOL presi in carico dai centri per l’impiego ammontavano a 709mila, valore quasi doppio rispetto al target fissato per il Pnrr nel 2022. La metà dei beneficiari è inserita nel percorso di reinserimento lavorativo delle persone più vicine al mercato del lavoro. Il resto si distribuisce tra i percorsi di aggiornamento o riqualificazione delle competenze. La quota di coloro che necessitano percorsi complessi di lavoro e inclusione è pari al 3,6 per cento. Le donne rappresentano oltre la metà dei presi in carico (56 per cento), i giovani sono pari al 26,4 per cento, le persone con oltre 55 anni sono il 18,1 per cento, gli stranieri sono il 14,1 per cento.

92	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
4. Sostegno attivo all’impiego
1.  Programma GOL
2.  Riforma Ammortizzatori Sociali – registrazione dei lavoratori in CIGS al programma GOL
3.  Piano Nazionale di Rafforzamento dei Servizi Pubblici per l’Impiego
4.  Revisione Reddito di Cittadinanza
5.  Incentivi all’occupazione per le categorie svantaggiate
6.  Decontribuzione Sud

1-2-3Al momento dell’ingresso nel programma il 43,1 per cento delle persone risulta disoccupato da 6 mesi e oltre, e il 35,6 per cento da 12 mesi e oltre. La platea è rappresentata prioritariamente da persone in cerca di occupazione soggette alla cosiddetta condizionalità: il 55,8 per cento dei presi in carico ha fatto domanda di Naspi o Dis-Coll, il 24,4 per cento sono beneficiari di reddito di cittadinanza e di questi il 3,8 per cento sono anche beneficiari di Naspi o Dis-Coll. Il restante 19,8 per cento rientra in altre categorie di disoccupati non soggetti a condizionalità.
4.  Nelle more di una riforma dello strumento di lotta alla povertà, la legge di bilancio per il 2023 si muove nella prospettiva di fornire maggiore tutela ai nuclei familiari più fragili e vulnerabili e promuovere l’inclusione attiva nel mercato del lavoro dei percettori occupabili, attraverso il potenziamento dei percorsi di politica attiva, la rigida applicazione dei criteri di condizionalità, una riduzione della tassazione implicita connessa alla percezione di redditi da lavoro di natura occasionale o temporanea.
5.  La legge di bilancio per il 2023 prevede l'esonero totale (nel limite di 8.000 euro) per le assunzioni a tempo indeterminato e le trasformazioni dei contratti a tempo determinato in contratti a tempo indeterminato, tra il 1° gennaio e il 31 dicembre 2023, di beneficiari del Reddito di Cittadinanza. Analoga agevolazione è prevista per le assunzioni a tempo indeterminato e le trasformazioni dei contratti a tempo determinato in contratti a tempo indeterminato, tra il 1° gennaio e il 31 dicembre 2023, di donne svantaggiate e giovani.
6.  Ai datori di lavoro del settore privato con sede nelle regioni del Mezzogiorno, ad esclusione di quelli operanti nel settore finanziario, è riconosciuta una riduzione della contribuzione previdenziale dovuta per i lavoratori alle dipendenze nella misura del 30 per cento fino al 31 dicembre del 2025, del 20 per cento per il 2026-2027, del 10 per cento per gli anni 2028-2029.

5. Occupazione sicura e versatile
1.  Piano Nuove Competenze
2.  Fondo Nuove Competenze
3.  Riforma degli Ammortizzatori Sociali
4.  Incentivi all’assunzione di lavoratori in CIGS
5.  PNRR – Piano nazionale per il contrasto al lavoro sommerso
6.  Lavoro agile per i lavoratori fragili

1.  Piano Nuove Competenze stanzia 600 milioni di euro destinati rafforzamento del modello di apprendimento duale. Questo investimento intende rendere il sistema educativo e formativo più sinergico con il mercato del lavoro così da favorire l'occupabilità dei giovani attraverso l'acquisizione di nuove competenze che siano anche in linea con la transizione ecologica e digitale. Entro il 2025 il numero di persone che avrà partecipato ad attività di formazione nell'ambito del sistema duale e avrà ottenuto la relativa certificazione dovrà passare dai 39 mila attuali a 174 mila.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	93

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
5. Occupazione sicura e versatile
1.  Piano Nuove Competenze
2.  Fondo Nuove Competenze
3.  Riforma degli Ammortizzatori Sociali
4.  Incentivi all’assunzione di lavoratori in CIGS
5.  PNRR – Piano nazionale per il contrasto al lavoro sommerso
6.  Lavoro agile per i lavoratori fragili

2.  Attraverso il Fondo Nuove Competenze per la riqualificazione e l'aggiornamento dei lavoratori nel 2021 sono stati coinvolti in attività formative più di 375 mila lavoratori. La dotazione per il 2022 è pari a 1 miliardo di euro.
3.  La riforma degli ammortizzatori sociali garantisce nuove o maggiori protezioni sociali a 12,4 milioni di persone, compresi i lavoratori da remoto e quelli coinvolti nella formazione duale.
5.  Il Piano adottato nel 2022 comprende una serie di azioni, in parte già avviate, che mediante il coinvolgimento di vari attori rilevanti secondo un approccio interistituzionale, punterà a contrastare il ricorso al lavoro sommerso. Sarà quindi riprodotto l’approccio già utilizzato per il settore agricolo che ha portato all’adozione del “Piano triennale di contrasto allo sfruttamento lavorativo in agricoltura e al caporalato” (2020-2022) ampliandolo ad altri settori economici.
6.  Esteso fino al 31 marzo 2023 il diritto al lavoro agile per i lavoratori dipendenti pubblici e privati cosiddetti fragili. Il datore di lavoro assicura lo svolgimento della prestazione lavorativa in modalità agile anche attraverso l'adibizione a diversa mansione compresa nella medesima categoria o area di inquadramento, come definite dai contratti collettivi di lavoro vigenti, senza alcuna decurtazione della retribuzione. Resta ferma l'applicazione delle disposizioni dei contratti collettivi nazionali di lavoro, ove più favorevoli.

6. Salari	1. Riforma dell’IRPEF 2. Assegno Unico Universale per i Figli (AUUF) 3. Riduzione della tassazione sui premi di produttività 4. Retribuzione dei congedi parentali 5. Equo compenso
1.  Con la legge di bilancio per il 2022, è stata introdotta una riforma rivolta a rimuovere gli effetti distorsivi sull’offerta di lavoro associati all’andamento irregolare delle aliquote marginali effettive, ridurre la pressione fiscale per un’ampia platea di contribuenti e concentrare i benefici sui redditi medi, superando gli effetti distorsivi dovuti al salto dell’aliquota marginale legale dal 27 per cento al 38 per cento. Va segnalato che un’analisi combinata degli effetti della revisione dell’Irpef e dell’introduzione dell’Assegno unico universale ha mostrato un significativo effetto redistributivo. L’analisi delle due riforme è stata attuata dal Dipartimento delle Finanze con il modello TAXBEN-DF, calcolando i principali indicatori di disuguaglianza. I risultati mostrano che l’effetto redistributivo complessivo è positivo: l’indice di Gini del reddito disponibile familiare diminuisce dell’1,65 per cento, indicando una rilevante diminuzione della disuguaglianza del reddito disponibile per le famiglie italiane; l’indice di redistribuzione Reynold-Smolensky mostra un miglioramento significativo, con una variazione positiva pari all’8,41 per cento. La riduzione dell’incidenza dell’imposta (9,43 per cento in termini di aliquota media effettiva) è più che compensata da un aumento significativo nella progressività della riforma (+21,60 per cento dell’indice di progressività di Kakwani).

94	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
6. Salari	1. Riforma dell’IRPEF 2. Assegno Unico Universale per i Figli (AUUF) 3. Riduzione della tassazione sui premi di produttività 4. Retribuzione dei congedi parentali 5. Equo compenso
1.  A luglio del 2022 è stato introdotto un taglio dei contributi previdenziali a carico dei lavoratori per i rapporti di lavoro dipendente ad eccezione di quelli di lavoro domestico di ulteriori 1,2 punti per i redditi inferiori a 35 mila euro. La legge di bilancio per il 2023 ha incrementato il taglio del cuneo fiscale fino al 3 per cento per i redditi inferiori o pari a 25.000.
2.  L’assegno spetta a tutti i nuclei familiari, (indipendentemente dalla condizione lavorativa dei genitori) purché abbiano figli a carico, a partire dal settimo mese di gravidanza fino al diciottesimo anno di età, estendibile anche fino al compimento dei 21 anni (al ricorrere di determinate condizioni) e senza limiti di età̀ per i figli disabili. L’importo mensile spazia da un massimo di 175 euro a figlio per chi ha l’ISEE inferiore a 15 mila euro a un minimo di 50 euro a figlio per tutte le famiglie con ISEE pari o sopra i 40 mila euro oppure che non presentano l’ISEE. Nel 2022, sono state presentate 6.186.405 domande per un numero di figli beneficiari pari a 9.428.978. La legge di bilancio per il 2023, con decorrenza dal 1° gennaio 2023, incrementa il valora dell'assegno per il 50 percento per ciascun figlio di età inferiore ad un anno, oppure di età inferiore a tre anni nel caso in cui l'ISEE del nucleo familiare sia inferiore o pari a 40.000 euro e nel nucleo medesimo vi siano almeno tre figli. Inoltre, con il medesimo provvedimento si eleva da 100 a 150 euro mensili la maggiorazione prevista per i nuclei familiari con quattro o più figli a carico.
3.  La legge di bilancio per il 2023 riduce dal 10 al 5 per cento l’aliquota dell’imposta sostitutiva sulle somme erogate sotto forma di premi di risultato o di partecipazione agli utili d’impresa ai lavoratori dipendenti del settore privato.
4.  La legge di bilancio per il 2023 ha innalzato di 60 giorni il numero di congedi facoltativi di maternità e di paternità retribuiti all'80 per cento del salario normale.
5.  Il testo adottato dal Parlamento in materia di equo compenso intende assicurare una tutela ai lavoratori autonomi in presenza di clausole vessatorie e remunerazioni non dignitose.

7. Informazioni sulle condizioni di lavoro e sulla protezione in caso di licenziamento	1. Decreto trasparenza
1.  In attuazione della Direttiva (UE) 2019/1152 del Parlamento europeo e del Consiglio del 20 giugno 2019, relativa alle condizioni di lavoro trasparenti e prevedibili, il d.lgs. 27 giugno 2022, n. 104 (Decreto Trasparenza) ha introdotto disposizioni che disciplinano le informazioni sul rapporto di lavoro, le prescrizioni minime relative alle condizioni di lavoro, nonché una serie di ulteriori misure a tutela dei lavoratori, aggiornando le prescrizioni già previste nell’ordinamento italiano dal d.lgs. 26 maggio 1997.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	95

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
7. Informazioni sulle condizioni di lavoro e sulla protezione in caso di licenziamento	1. Decreto trasparenza
1.  Tra le principali novità, il d.lgs. n. 104/2022 stabilisce quali debbano essere le informazioni minime formalizzate nel contratto di lavoro e le modalità di comunicazione al lavoratore mediante consegna di copia del contratto o della comunicazione di instaurazione del rapporto. Prevede, altresì, quali debbano essere le prescrizioni minime relative alle condizioni di lavoro in materia di: periodo di prova, cumulo di impieghi, prevedibilità minima del lavoro, possibilità per il lavoratore con un'anzianità di almeno sei mesi di richiedere il riconoscimento di una forma di lavoro con condizioni più prevedibili, sicure e stabili e la garanzia che la formazione obbligatoria sia gratuita e considerata orario di lavoro. Sono introdotte anche misure di tutela in favore del lavoratore. Nello specifico, il decreto prevede la facoltà per il lavoratore di promuovere le procedure di conciliazione previste dal Codice di Procedura Civile o dalle camere arbitrali.

8. Dialogo Sociale e coinvolgimento dei lavoratori
1.  Protocollo Nazionale sul Lavoro Agile nel settore privato
2.  Incentivazione contrattazione collettiva decentrata
3.  Decontribuzione per le misure di conciliazione dei tempi di vita e lavoro dei dipendenti

1.  Su impulso del Ministro del Lavoro, nel dicembre 2021 ventisei organizzazioni sindacali datoriali e dei lavoratori hanno sottoscritto il "Protocollo Nazionale sul Lavoro Agile nel settore privato". In Europa, l'accordo, è il secondo provvedimento che disciplina lo smart working. L'accordo si sviluppa lungo sette punti chiave: adesione volontaria; accordo individuale; disconnessione; luogo e strumenti di lavoro; salute, sicurezza, infortuni e malattie professionali; parità di trattamento, pari opportunità, lavoratori fragili e disabili; formazione.
2.  La legge di bilancio per il 2016 ha introdotto nel sistema italiano una disciplina tributaria specifica per la promozione del welfare aziendale e l'incentivazione della contrattazione collettiva decentrata. Alle somme e ai benefit corrisposti per incrementi di produttività o sotto forma di partecipazione agli utili dell'impresa viene infatti applicata una aliquota agevolata dell'IRPEF. Con la legge di bilancio per il 2023 tale aliquota è stata portata dal 10 per cento al 5 per cento, fermi restando i limiti reddituali dei lavoratori interessati (entro 80 mila euro) e l’imponibile ammesso al beneficio (fino a 4 mila euro).
3.  Ai datori di lavoro che sottoscrivono contratti aziendali per promuovere misure di conciliazione per i dipendenti, migliorative rispetto alle previsioni di legge o del CCNL di riferimento viene riconosciuto uno sgravio non superiore al 5 per cento dei contributi dovuti.

96	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
9. Conciliazione vita-lavoro
1.  Assegno Unico Universale per i Figli (AUUF)
2.  Estensione dell’indennità di maternità per le lavoratrici autonome
3.  Estensione del congedo di paternità
4.  PNRR – Incremento dell’offerta di posti negli asili nido
5.  PNRR – Incremento dell’offerta di tempo pieno nelle scuole
6.  Decontribuzione per le misure di conciliazione dei tempi di vita e lavoro dei dipendenti

1.  L’assegno spetta a tutti i nuclei familiari, (indipendentemente dalla condizione lavorativa dei genitori) purché abbiano figli a carico, a partire dal settimo mese di gravidanza fino al diciottesimo anno di età, estendibile anche fino al compimento dei 21 anni (al ricorrere di determinate condizioni) e senza limiti di età̀ per i figli disabili. L’importo mensile spazia da un massimo di 175 euro a figlio per chi ha l’ISEE inferiore a 15 mila euro a un minimo di 50 euro a figlio per tutte le famiglie con ISEE pari o sopra i 40 mila euro oppure che non presentano l’ISEE. Nel 2022, sono state presentate 6.186.405 domande per un numero di figli beneficiari pari a 9.428.978. La legge di bilancio per il 2023, con decorrenza dal 1° gennaio 2023, incrementa il valora dell’assegno per il 50 percento per ciascun figlio di età inferiore ad un anno, oppure di età inferiore a tre anni nel caso in cui l’ISEE del nucleo familiare sia inferiore o pari a 40.000 euro e nel nucleo medesimo vi siano almeno tre figli. Inoltre, con il medesimo provvedimento si eleva da 100 a 150 euro mensili la maggiorazione prevista per i nuclei familiari con quattro o più figli a carico.
2.  Dal 2022 viene riconosciuto alle lavoratrici iscritte alla gestione separata non iscritte ad altre forme obbligatorie, alle lavoratrici autonome e alle imprenditrici agricole, nonché alle libere professioniste iscritte ad un ente che gestisce forme obbligatorie di previdenza l’indennità di maternità per ulteriori tre mesi a seguire dalla fine del periodo di maternità, a condizione che le lavoratrici stesse abbiano dichiarato un reddito inferiore a 8.145 euro nell’anno precedente l’inizio del periodo di maternità.
3.  La legge di bilancio per il 2022 ha reso strutturale il congedo di paternità obbligatorio confermandone la durata di 10 giorni.
4-5. Nel PNRR sono previsti investimenti per 4,6 miliardi di euro per espandere l’offerta di assistenza all’infanzia al fine di facilitare la conciliazione vita- lavoro per i genitori contribuendo all’aumento dell’occupazione femminile. L’obiettivo è di aumentare i posti disponibili negli asili e nelle scuole materne di almeno 260 mila posti per superare gli obiettivi di Barcellona in relazione all’offerta di assistenza all’infanzia. È previsto anche un investimento aggiuntivo di 1 miliardo di euro per aumentare di almeno mille unità il numero di scuole che offrono l’istruzione a tempo pieno. L’obiettivo è raggiungere un livello del 33 per cento su base locale del numero dei posti nei servizi educativi per l’infanzia per i bambini compresi nella fascia di età da 3 a 36 mesi entro l’anno 2027, considerando anche il servizio privato.
6.  Ai datori di lavoro che sottoscrivono contratti aziendali per promuovere misure di conciliazione per i dipendenti, migliorative rispetto alle previsioni di legge o del CCNL di riferimento viene riconosciuto uno sgravio non superiore al 5 per cento dei contributi dovuti.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	97

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
10. Ambiente di lavoro salutare, sicuro e adeguato e protezione dei dati personali	1. PNRR – Piano Nazionale per il contrasto al lavoro sommerso 2. Codice in materia di dati personali
1.  Il Piano adottato nel 2022 comprende una serie di azioni, in parte già avviate, che mediante il coinvolgimento di vari attori rilevanti secondo un approccio interistituzionale, punterà a contrastare il ricorso al lavoro sommerso. Sarà quindi riprodotto l’approccio già utilizzato per il settore agricolo che ha portato all’adozione del “Piano triennale di contrasto allo sfruttamento lavorativo in agricoltura e al caporalato” (2020-2022) ampliandolo ad altri settori economici.
2-3. Il d.lgs. 30 giugno 2003, n. 196 e le successive modificazioni garantiscono il pieno rispetto delle prescrizioni previste dal regolamento UE n. 2016/679.

11. Assistenza all’infanzia e sostegno ai minori	1. Assegno Unico Universale per i Figli (AUUF) 2. PNRR – Incremento dell’offerta di posti negli asili nido 3. PNRR – Incremento dell’offerta di tempo pieno nelle scuole
1.  L’assegno spetta a tutti i nuclei familiari, (indipendentemente dalla condizione lavorativa dei genitori) purché abbiano figli a carico, a partire dal settimo mese di gravidanza fino al diciottesimo anno di età, estendibile anche fino al compimento dei 21 anni (al ricorrere di determinate condizioni) e senza limiti di età̀ per i figli disabili. L’importo mensile spazia da un massimo di 175 euro a figlio per chi ha l’ISEE inferiore a 15 mila euro a un minimo di 50 euro a figlio per tutte le famiglie con ISEE pari o sopra i 40 mila euro oppure che non presentano l’ISEE. Nel 2022, sono state presentate 6.186.405 domande per un numero di figli beneficiari pari a 9.428.978. La legge di bilancio per il 2023, con decorrenza dal 1° gennaio 2023, incrementa il valora dell’assegno per il 50 percento per ciascun figlio di età inferiore ad un anno, oppure di età inferiore a tre anni nel caso in cui l’ISEE del nucleo familiare sia inferiore o pari a 40.000 euro e nel nucleo medesimo vi siano almeno tre figli. Inoltre, con il medesimo provvedimento si eleva da 100 a 150 euro mensili la maggiorazione prevista per i nuclei familiari con quattro o più figli a carico.
2-3. Nel PNRR sono previsti investimenti per 4,6 miliardi di euro per espandere l’offerta di assistenza all’infanzia al fine di facilitare la conciliazione vita- lavoro per i genitori contribuendo all’aumento dell’occupazione femminile. L’obiettivo è di aumentare i posti disponibili negli asili e nelle scuole materne di almeno 260 mila posti per superare gli obiettivi di Barcellona in relazione all’offerta di assistenza all’infanzia. È previsto anche un investimento aggiuntivo di 1 miliardo di euro per aumentare di almeno mille unità il numero di scuole che offrono l’istruzione a tempo pieno. L’obiettivo è raggiungere un livello del 33 per cento su base locale del numero dei posti nei servizi educativi per l’infanzia per i bambini compresi nella fascia di età da 3 a 36 mesi entro l’anno 2027, considerando anche il servizio privato.

98	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
12. Protezione Sociale	1. Riforma degli Ammortizzatori Sociali
1.  La riforma degli ammortizzatori sociali introdotta nel 2022 garantisce nuove o maggiori protezioni sociali a 12,4 milioni di persone, compresi i lavoratori da remoto e quelli coinvolti nella formazione duale.

13. Indennità di disoccupazione	1. Riforma degli Ammortizzatori Sociali – revisione requisiti per la NASPI e potenziamento DIS-COLL
1.  La riforma degli ammortizzatori sociali prevede due linee di intervento: l’alleggerimento dei requisiti soggettivi – rendendo meno rigidi i requisiti di accesso alla Naspi e allargandola ad altre categorie – e il potenziamento del sussidio economico, con un trattamento di maggior favore per quei lavoratori che in ragione dell’età hanno maggiore difficoltà a reinserirsi nel mercato del lavoro. Si potenzia anche l’indennità di disoccupazione per i lavoratori coordinati e continuativi (Dis-Coll).

14. Reddito minimo	1. Revisione Reddito di Cittadinanza 2. Riforma IRPEF 3. Assegno Unico Universale per i Figli (AUUF)
1.  Nelle more di una riforma dello strumento di lotta alla povertà, la legge di bilancio per il 2023 si muove nella prospettiva di fornire maggiore tutela ai nuclei fami- liari più fragili e vulnerabili e promuovere l’inclusione attiva nel mercato del lavoro dei percettori occupabili, attraverso il potenziamento dei percorsi di politica at- tiva, la rigida applicazione dei criteri di condizionalità, una riduzione della tassazione implicita connessa alla percezione di redditi da lavoro di natura occasionale o temporanea.
2-3. Grazie alla combinazione di due importanti riforme entrate in vigore nel 2022, ovvero la riforma dell’Irpef e quella dell’assegno unico e universale per le famiglie con figli sotto i 21 anni di età, si prevede un aumento del reddito annuo fino a oltre 1900 aggiuntivi per i nu- clei familiari più svantaggiati, con una incidenza del 11,6 per cento sul reddito lordo.

15. Reddito e pensioni di anzianità	1. APE sociale	1. L’APE sociale consente a particolari categorie di lavoratori svantaggiati di accedere ad una indennità fino al conseguimento dei requisiti pensionistici.
16. Assistenza sanitaria	1. Piano Operativo Nazionale Salute 2. PNRR – Missione Salute
1.  Il Piano indica quattro priorità di intervento: 1) contrasto della povertà sanitaria, per migliorare l’accesso ai servizi sanitari e sociosanitari da parte delle persone vulnerabili, anche con l’erogazione gratuita di farmaci di fascia C e dispositivi medici extra- livelli essenziali di assistenza (LEA); 2) salute mentale; 3) maggiore copertura degli screening oncologici; 4) salute di genere, per l’identificazione di percorsi integrati di assistenza attenti alle differenze di genere.
2.  Il PNRR ha dedicato una intera ‘Missione’ al settore sanitario (con circa 20,23 miliardi a disposizione nel periodo 2021-2026), concentrandosi in particolare su due aspetti prioritari: reti di prossimità, strutture intermedie e telemedicina per l’assistenza sanitaria territoriale; innovazione, ricerca e digitalizzazione del servizio sanitario nazionale. Gli investimenti previsti entro il 2026 andranno a potenziare i servizi assistenziali territoriali consentendo un’effettiva esigibilità dei LEA da parte di tutti gli assistiti.

MINISTERO DELL’ECONOMIA E DELLE FINANZE	99

DOCUMENTO DI ECONOMIA E FINANZA - SEZ. III PROGRAMMA NAZIONALE DI RIFORMA

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
16. Assistenza sanitaria	1. Piano Operativo Nazionale Salute 2. PNRR – Missione Salute
1.  L’obiettivo è di superare la frammentazione e il divario strutturale tra i diversi sistemi sanitari regionali e riuscire così a raggiungere il 10 per cento degli assisiti ultrasessantacinquenni tramite assistenza domiciliare integrata in ogni Regione.

17. Inclusione delle persone con disabilità	1. Programma GOL 2. Legge delega per la disabilità
1.  Il programma GOL prevede uno specifico programma di intervento per le persone disabili in cerca di lavoro. Nel caso delle 300 mila borse di studio fornite nell'ambito del programma, almeno il 75 per cento dei beneficiari saranno donne, disoccupati, persone con disabilità e persone sotto i 30 anni.
2.  La legge delega per la disabilità prevede il rafforzamento e la qualificazione dell'offerta di servizi sociali, la semplificazione dell'accesso ai servizi sociosanitari, la revisione delle procedure per l'accertamento delle disabilità, la promozione dei progetti di vita indipendente e la promozione delle unità di valutazione multidimensionale sui territori, in grado di definire progetti individuali e personalizzati. Verrà finanziata a partire dalle risorse del nuovo Fondo disabilità e non autosufficienza creato con la legge di bilancio per il 2020 (800 milioni complessivamente per il triennio 2021-2023. La legge delega è stata approvata nel 2022 e fa parte del PNRR.

18. Assistenza a lungo termine	1. DDL Anziani
1.  Il Ddl “Anziani” prevede misure volte all'invecchiamento attivo, alla promozione dell'autonomia e alla prevenzione delle fragilità, anche attraverso la revisione dell'assistenza domiciliare e il riconoscimento delle cure palliative. La disposizione prevede, in via sperimentale e progressiva, l'introduzione di una prestazione universale graduata, in sostituzione dell'indennità di accompagnamento: le persone anziane non autosufficienti potranno scegliere se riceverla come erogazione in denaro o sotto forma di servizi alla persona.

19. Housing e assistenza per i senzatetto	1. Fondo Garanzia Prima Casa 2. Piano per gli interventi e i servizi sociali di contrasto alla povertà (2021-2023) 3. Contrasto al disagio abitativo
1.  Il Fondo garantisce agevolazioni per l’acquisto della prima casa per soggetti che non abbiano compiuto trentasei anni di età, aventi un ISEE non superiore a 40.000 euro annui.
2.  Il secondo Piano per gli interventi e i servizi sociali di contrasto alla povertà (2021-2023) prevede interventi e servizi in favore di persone in condizione di povertà estrema e senza dimora per 20 milioni di euro.
3.  Il PNNR prevede un intervento per il superamento degli insediamenti abusivi in agricoltura. La nascita e lo sviluppo di insediamenti informali, in alcuni casi veri e propri ghetti, creano un terreno fertile per l’infiltrazione di gruppi criminali che hanno reso ancor più vulnerabili le condizioni dei lavoratori e delle lavoratrici che vi dimorano. La linea di intervento si articola in un’azione volta alla pianificazione e attuazione di soluzioni alloggiative dignitose per i lavoratori del settore agricolo in alternativa agli insediamenti spontanei e agli altri alloggi degradanti.

100	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 3 (SEGUE): ATTUAZIONE DEL PILASTRO EUROPEO DEI DIRITTI SOCIALI: DESCRIZIONE DELLE PRINCIPALI MISURE E LORO IMPATTO STIMATO
Pilastro	Elenco delle principali misure	Impatto stimato delle misure (qualitative e/o quantitativo)
20. Accesso ai servizi essenziali
1.  Borse di studio per gli studenti in difficoltà economiche
2.  Piano per gli interventi e i servizi sociali di contrasto alla povertà (2021-2023)
3.  Credito d’imposta al 75 per cento dei contributi versati dalle fondazioni bancarie a sostegno di progetti finanziati a valere sul Fondo sperimentale per il contrasto della povertà educativa minorile.

1.  Si prevede un aumento medio del valore delle borse di studio di 700 euro per un totale di 4 mila per studente. Verrà incrementata la quota di universitari con una borsa, che ora è del 12 per cento, e del 25 per cento nella Ue. Nel caso delle 300 mila borse di studio fornite nell'ambito del programma GOL, almeno il 75 per cento dei beneficiari saranno donne, disoccupati, persone con disabilità e persone sotto i 30 anni.
2.  Il 28 luglio 2021 è stato approvato il secondo Piano per gli interventi e i servizi sociali di contrasto alla povertà (2021-2023), nell'ambito del nuovo Piano Nazionale degli Interventi e dei Servizi Sociali, che contiene al suo interno anche il Piano sociale nazionale 2021-2023. Il Piano stabilisce gli utilizzi del Fondo nazionale Povertà, ripartito agli ambiti territoriali (associazioni di Comuni) per il rafforzamento dei servizi di contrasto alla povertà. Le risorse afferenti al Fondo Povertà sono pari complessivamente a 619 milioni di euro annui, tenuto conto delle risorse destinate agli ambiti territoriali (AT) per il contributo relativo al potenziamento del servizio sociale professionale (180 milioni). Le risorse sono destinate alle seguenti finalità: a)servizi per la presa in carico e il sostegno delle famiglie beneficiarie del Reddito di cittadinanza, che costituiscono livelli essenziali delle prestazioni sociali (414 milioni); b) interventi e servizi in favore di persone in condizione di povertà estrema e senza dimora (20 milioni); c)interventi sperimentali per i giovani che, al compimento della maggiore età, vivano fuori dalla famiglia di origine sulla base di un provvedimento dell’autorità giudiziaria, al fine di prevenire condizioni di povertà e permettere di completare il percorso di crescita verso l’autonomia (5 milioni). Il Piano orienta anche l’utilizzo in maniera integrata delle risorse afferenti al PNRR e ai fondi europei.
3.  Viene prorogato al 2024 il credito d’imposta al 75 per cento dei contributi versati dalle fondazioni bancarie a sostegno di progetti finanziati a valere sul Fondo sperimentale per il contrasto della povertà educativa minorile.

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TAVOLA 4: PRINCIPALI MISURE ADOTTATE IN ATTUAZIONE DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE (OSS)4
TAVOLA 4: PRINCIPALI MISURE ADOTTATE IN ATTUAZIONE DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE (OSS)
OSS	Misure adottate per raggiungere l'obiettivo	IImpatto stimato delle misure*
Obiettivo 1 – Sconfiggere la povertà
Misure di sostegno al reddito contro il caro bollette (ad es. concessione di indennità una tantum per i lavoratori e i pensionati, annullamento degli oneri di sistema del settore elettrico e riduzione di quelli del settore del gas, introduzione di un bonus per gli abbonamenti al trasporto pubblico e di buoni carburanti per i lavoratori privati)

Riordino di alcune misure di sostegno alla povertà e all’inclusione lavorativa come il RdC e l’Assegno Unico Universale che è stato stabilizzato incrementandone l’importo
Obiettivo 2 - Sconfiggere la fame	Interventi fiscali a favore delle imprese del settore agricolo e misure di sostegno all’imprenditoria giovanile in agricoltura
Sperimentazione del reddito alimentare
Misure per il sostegno alle attività sportive
Introduzione della carta risparmio
Istituzione di un fondo per la tutela della biodiversità di interesse agricolo e alimentare
Interventi per lo sviluppo dell’agrivoltaico, del Parco agrisolare, della logistica agroalimentare e della meccanizzazione di sistema
Obiettivo 3 –Salute e benessere	Riorganizzazione e potenziamento della medicina territoriale, diffusione della telemedicina e digitalizzazione dei sistemi sanitari
Estensione dei contributi ai policlinici universitari
Adeguamento del livello di finanziamento del SSN
Potenziamento del personale del SSN
Obiettivo 4 – Istruzione di qualità
Numerosi interventi previsti nel PNRR e già avviati (riorganizzazione del sistema scolastico, formazione del personale, procedure di reclutamento e di progressione di carriera, nuovo sistema di orientamento, riordino degli istituti tecnici e professionali, sviluppo della formazione professionale terziaria con il potenziamento degli Istituti Tecnologici Superiori - ITS Academy)

Nel complesso, le misure contenute nel PNRR riconducibili al settore dell’istruzione e della ricerca avranno un impatto di lungo periodo significativo sulla crescita: il livello del PIL risulterebbe più alto del 3 per cento rispetto allo scenario di base, con un corrispondente aumento dei consumi privati e, in misura più contenuta, degli investimenti (Cfr. Appendice I).

Istituzione di un fondo per la valorizzazione del personale scolastico
Rifinanziamento del fondo per la copertura dei fabbisogni alloggiativi degli studenti universitari fuori sede
Istituzione del Fondo per l’housing universitario
Rafforzamento dei dottorati e della ricerca universitaria
Obiettivo 5 – Parità di genere	Potenziamento dei servizi educativi per l’infanzia
Rafforzamento degli sgravi contributivi per le assunzioni di donne in particolari condizioni
Incremento dei congedi parentali
Misure a favore delle donne vittime di violenza come il finanziamento del Fondo per il reddito di libertà per le donne vittime di violenza

___
4 La tabella non è esaustiva di tutte le misure adottate dal Governo in relazione agli OSS. Per un maggiore dettaglio si rimanda al Capitolo III del PNR e alle Tabelle estratte da Cesar e Phenix e pubblicate in questa Appendice.

102	MINISTERO DELL’ECONOMIA E DELLE FINANZE

APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

TAVOLA 4 (SEGUE): PRINCIPALI MISURE ADOTTATE IN ATTUAZIONE DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE (OSS)
OSS	Misure adottate per raggiungere l'obiettivo	IImpatto stimato delle misure*
Segue: Obiettivo 5 – Parità di genere	Aumento delle risorse destinate al Piano strategico nazionale sulla violenza maschile contro le donne 2021- 2023
Disegno di legge recante deleghe in materia di politiche in favore delle persone anziane
Codice di Autodisciplina per le Imprese responsabili verso la maternità
Attuazione della Strategia nazionale per la parità di genere 2021-2026
Obiettivo 8 – Lavoro dignitoso e crescita economica
Piano Nazionale Nuove Competenze nel quale rientrano il programma GOL, il Programma di investimento nel Sistema Duale e il Fondo Nuove Competenze e gli investimenti per il rafforzamento dei Servizi Pubblici per l’Impiego

L’insieme delle misure contenute nel PNRR riconducibili alle politiche attive del mercato del lavoro e della formazione (tra cui il Programma GOL, l’adozione del Piano Nuove Competenze, gli interventi per l'imprenditoria femminile e quelli relativi ad asili nido e scuole dell'infanzia) avrà un impatto rilevante sul PIL già nel 2026, mentre nel lungo periodo il PIL risulterebbe del 3,5 per cento più alto rispetto allo scenario di base (Cfr. Appendice I).

Piano nazionale per il contrasto al lavoro sommerso
Riforma del processo civile, del processo penale e della PA e adozione della legge delega di riforma fiscale
Le misure contenute nel PNRR relative alla riforma del sistema giudiziario potrebbero determinare un aumento del livello del PIL nel lungo periodo pari allo 0,7 per cento rispetto allo scenario di base. Per quanto riguarda, invece, la Riforma della PA, questa potrebbe indurre un aumento del PIL nel lungo periodo pari al 2,3 per cento, con un simile aumento in termini percentuali di consumi e investimenti (Cfr. Appendice I).

Obiettivo 9 – Infrastrutture, innovazione e industrializzazione equa	Interventi previsti nel PNRR in termini di transizione digitale come l’adozione della Strategia nazionale per la Banda Ultra Larga – Verso la Gigabit Society
Il PNRR e la strategia ‘Italia digitale 2026’ contengono importanti misure di rafforzamento delle difese cyber dell’Italia. Tra le misure adottate rientra l’istituzione della nuova Agenzia per la cybersicurezza nazionale

	Istituzione del Fondo per la realizzazione di un sistema integrato di infrastrutture di ricerca e innovazione e investimento sugli IPCEI (Importanti Progetti di Interesse Comune Europeo)	(Cfr. Obiettivo 4)
	Dottorati innovativi e incentivi per l’assunzione dei ricercatori da parte delle imprese	(Cfr. Obiettivo 4)
Rifinanziamento delle case delle tecnologie emergenti
Rafforzamento dell’infrastruttura ferroviaria con investimenti per la realizzazione di nuove linee AV e alta capacità e per il potenziamento e l’elettrificazione delle linee esistenti
Rafforzamento dell’infrastruttura ferroviaria con investimenti per la realizzazione di nuove linee AV e alta capacità e per il potenziamento e l’elettrificazione delle linee esistenti

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TAVOLA 4 (SEGUE): PRINCIPALI MISURE ADOTTATE IN ATTUAZIONE DEGLI OBIETTIVI DI SVILUPPO SOSTENIBILE (OSS)
OSS	Misure adottate per raggiungere l'obiettivo	IImpatto stimato delle misure*
Segue: Obiettivo 9 – Infrastrutture, innovazione e industrializzazione equa	Sviluppo di 7.500 stazioni di ricarica rapida per veicoli elettrici in superstrade e di oltre 13.000 nelle città
Obiettivo 10 – Ridurre le disuguaglianze	Interventi contro il caro bollette
Incremento delle borse di studio per gli studenti universitari e AFAM
Legge delega per la riforma fiscale
Obiettivo 15 – La vita sulla terra	Attuazione della Strategia nazionale per l’economia circolare e approvazione del Programma Nazionale di Gestione dei Rifiuti (PNGR)
Entrata in vigore della Legge europea sul clima che stabilisce l'obiettivo vincolante della neutralità climatica nell'Unione entro il 2050
Istituzione del Fondo per il contrasto al consumo di suolo
Obiettivo 17 – Partnership per gli obiettivi	Interventi previsti nel PNRR in termini di transizione digitale come l’adozione della Strategia nazionale per la Banda Ultra Larga – Verso la Gigabit Society
Istituzione del Fondo per la realizzazione di un sistema integrato di infrastrutture di ricerca e innovazione
	Dottorati innovativi	(Cfr. Obiettivo 4)
Rifinanziamento delle case delle tecnologie emergenti
	Riforma del processo civile, del processo penale e della PA e adozione della legge delega di riforma fiscale	(Cfr. Obiettivo 8)

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APPENDICE AL PROGRAMMA NAZIONALE DI RIFORMA 2023

MINISTERO DELL’ECONOMIA E DELLE FINANZE	105

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